     As filed with the Securities and Exchange Commission on January 31, 1997
                                                     REGISTRATION NO. 333-6459

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 2
                                       TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            -----------------------



                         INLAND REAL ESTATE CORPORATION
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)
                            -----------------------


                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS  60521
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)



                            -----------------------




                              ROBERT H. BAUM, ESQ.
                         INLAND REAL ESTATE CORPORATION
                             2901 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS  60521
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)



                            -----------------------



                                WITH A COPY TO:
                            MICHAEL J. CHOATE, ESQ.
                            SHEFSKY & FROELICH LTD.
                           444 NORTH MICHIGAN AVENUE
                                   SUITE 2500
                            CHICAGO, ILLINOIS  60611


                            -----------------------

                         INLAND REAL ESTATE CORPORATION
                             CROSS REFERENCE SHEET
                   Pursuant to Item 501(b) of Regulation S-K



                                  Heading in Prospectus as may be updated in
      Item Number and Caption     Supplement Nos. 1 through 10
      -----------------------     ------------------------------------------

1.    Forepart of Registration    Post-Effective Amendment No. 2 to
      Statement and Outside       Registration Statement Cover Page and
      Front Cover Page of         Prospectus Cover Page
      Prospectus

2.    Inside Front and Outside    Inside Front Cover Page of Prospectus;
      Back Cover Pages of         Outside Back Cover Page of Prospectus
      Prospectus

3.    Summary Information, Risk   Prospectus Cover Page; Prospectus Summary;
      Factors and Ratio of        Compensation Table; Risk Factors; Conflicts
      Earnings to Fixed Charges   of Interest; Plan of Distribution

4.    Determination of Offering   Not Applicable
      Price


5.    Dilution                    Not Applicable


6.    Selling Security Holders    Not Applicable

7.    Plan of Distribution        Cover Page; Prospectus Summary; Plan of
                                  Distribution; Investment, Reinvestment and
                                  Share Repurchase Programs

8.    Use of Proceeds             Estimated Use of Proceeds of Offering

9.    Selected Financial Data     Not Applicable

10.   Management's Discussion     Capitalization; Management's Discussion and
      and Analysis of Financial   Analysis of the Financial Condition of the
      Condition and Results of    Company
      Operations

11.   General Information as to   Prospectus Summary; Prior Performance of the
      Registrant                  Company's Affiliates; Management; Summary of
                                  the Organizational Documents; Prior
                                  Performance Tables

12.   Policy with Respect to      Risk Factors; Conflicts of Interest;
      Certain Activities          Investment Objectives and Policies; Real
                                  Property Investments; Summary of the
                                  Organizational Documents; Reports to
                                  Stockholders

13.   Investment Policies of      Risk Factors; Conflicts of Interest;
      Registrant                  Investment Objectives and Policies; Real
                                  Property Investments; Summary of the
                                  Organizational Documents

                                   Heading in Prospectus as may be updated in
      Item Number and Caption      Supplement Nos. 1 through 10
      -----------------------      ------------------------------------------


14.   Description of Real Estate   Investment Objectives and Policies; Real
                                   Property Investments

15.   Operating Data               Prior Performance of the Company's
                                   Affiliates; Prior Performance Tables

16.   Tax Treatment of             Risk Factors; Federal Income Tax
      Registrant and Its           Considerations; ERISA Considerations
      Security Holders

17.   Market Price of and          Risk Factors
      Distributions on the
      Registrant's Common Equity
      and Related Stockholder
      Matters

18.   Description of               Description of Securities
      Registrant's Securities

19.   Legal Proceedings            Not Applicable

20.   Security Ownership of        Capitalization
      Certain Beneficial Owners
      and Management

21.   Directors and Executive      Management
      Officers


22.   Executive Compensation       Compensation Table; Management

23.   Certain Relationships and    Conflicts of Interest; Management;
      Related Transactions         Investment Objectives and Policies; Real
                                   Property Investments

24.   Selection, Management and    Prospectus Summary; Investment Objectives
      Custody of Registrant's      and Policies; Real Property Investments
      Investments

25.   Policies with Respect to     Conflicts of Interest; Investment
      Certain Transactions         Objectives and Policies; Summary of the
                                   Organizational Documents

26.   Limitations of Liability     Fiduciary Responsibility of Directors and
                                   the Advisor; Indemnification

27.   Financial Statements and     Financial Statements
      Information

                                     Heading in Prospectus as may be updated in
      Item Number and Caption        Supplement Nos. 1 through 10
      -----------------------        ------------------------------------------

28.   Interests of Named             Not Applicable
      Experts and Counsel


29.   Disclosure of Commission       Fiduciary Responsibility of Directors and
      Position on Indemnification    the Advisor; Indemnification; Plan of
      for Securities Act             Distribution
      Liabilities

                         Inland Real Estate Corporation
                               Sticker Supplement



     Supplement No. 10 to the Company's Prospectus supersedes each of the previous supplements filed by the Company and discloses information regarding recently completed and contemplated acquisitions by the Company, updates certain information in sections of the Prospectus headed "Risk Factors", "Estimated Use of Proceeds of Offering", "Management", "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Plan of Distribution". In addition, this Supplement No. 10 also supplements the financial statements included in the Prospectus. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

     The Company commenced the "best efforts" offering on July 24, 1996, and as of January 29, 1997, the Company had accepted subscriptions for 3,712,425 shares ($33,597,450 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee). Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer-manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of January 29, 1997, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totaling $3,423,969. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services.

                               SUPPLEMENT NO. 10
                             DATED JANUARY 31, 1997
                     TO THE PROSPECTUS DATED JULY 24, 1996
                       OF INLAND REAL ESTATE CORPORATION


     This Supplement No. 10 is provided for the purpose of supplementing the Prospectus dated July 24, 1996 of Inland Real Estate Corporation (the "Company"), as previously supplemented by Supplement No. 9 dated January 17, 1997, Supplement No. 8 dated January 7, 1997 (Supplement No. 8 was erroneously labeled and actually was the seventh supplement to the Prospectus), Supplement No. 6 dated November 27, 1996 and Supplement No. 5 dated November 1, 1996 (which superseded Supplements No. 1-4). This Supplement No. 10 supersedes each of these supplements and discloses information regarding recently completed and contemplated acquisitions by the Company, updates certain information in sections of the Prospectus headed "Risk Factors", "Estimated Use of Proceeds of Offering", "Management", "Investment Objectives and Policies", "Real Property Investments", "Management's Discussion and Analysis of Financial Condition of the Company" and "Plan of Distribution." This Supplement No. 10 also supplements the financial statements included in the Prospectus unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.


              RISK FACTORS/ESTIMATED USE OF PROCEEDS OF OFFERING

     Investors are advised that the Offering is not conditioned upon the Company raising a minimum amount of proceeds. Therefore, the Company may not raise proceeds sufficient to apply to any use other than the payment of organization and offering expenses associated with the Offering. Up to 12.61% of the amount invested by any purchaser will be used by the Company to fund various expenses associated with the Offering and a working capital reserve. As a result, the Company estimates that only 87.39% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. In addition, although the Company anticipates that the total Public Offering Expenses will total approximately 11.11% of the Gross Offering Proceeds, investors are advised that these expenses may total up to 15% of Public Offering Expenses.


                                  MANAGEMENT

     Effective August 16, 1996, Cynthia M. Hassett resigned as Secretary, Treasurer and Chief Financial Officer. The Company's board of directors appointed Kelly Tucek to fill each of the vacancies created by Ms. Hassett's resignation. Ms. Tucek joined The Inland Group, Inc. in 1989 and is also an Assistant Vice President of IREIC. Ms. Tucek is responsible for the Investment Accounting Department, which includes overseeing the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining The Inland Group, Inc., Ms. Tucek was on the audit staff of Coopers & Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

                      INVESTMENT OBJECTIVES AND POLICIES

DISTRIBUTIONS

     The Company's Board has approved an increase in Distributions payable to stockholders, beginning with the first distribution in the fourth quarter 1996, from the current level of $0.80 per Share to $0.83 per Share on an annualized basis, equivalent to 8.3% per annum on weighted average Shares.




                           REAL PROPERTY INVESTMENTS


SALEM SQUARE SHOPPING CENTER, COUNTRYSIDE, ILLINOIS

     On August 2, 1996, the Company acquired Salem Square Shopping Center ("Salem Square") from Salem Square Ltd., an Illinois limited partnership and American National Bank & Trust of Chicago, not individually but as trustee under Trust No. 57190, an unaffiliated third party, for approximately $6.2 million which was funded entirely out of the Company's cash and cash equivalents. The purchase price was approximately $55 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the
Company's board.   Salem Square was built in two phases in 1961 and 1985 and
consists of a single-story commercial multi-tenant retail facility aggregating 112,310 rentable square feet.

     In evaluating Salem Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a study conducted by Mid-America Real Estate Corporation, the population within a five mile radius of Salem Square is 240,000, with an average household income in excess of $62,000 per year, higher than the national average. Further, although 75% of the rentable square feet at Salem Square is leased to two discount clothing retailers, the Company's management believes that the current rental rates for these two tenants are below prevailing market rates, and that if one or both of these tenants vacated their leased space before the end of the respective lease term, the space could be released at rates higher than the current rental rates. The Company did not consider any other factors materially relevant to the decision to acquire the property. The Company did consider other factors such as traffic patterns in the area.

     The Company anticipates making approximately $140,000 in repairs and improvements to Salem Square over the next few years, including painting, parking lot repair, landscaping, and tuckpointing. A substantial portion of this cost will be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Salem Square expressed as a percentage of total gross leasable area for each of the last five calendar years and the average effective annual base rent per square foot for each of the last five calendar years.


                Year Ending       Occupancy            Effective Annual Rental
                December 31,        Rate                  Per Square Foot
                ------------      ---------            -----------------------
                  1991              100%                       $5.95
                  1992              100                         5.95
                  1993              100                         6.09
                  1994              100                         6.09
                  1995              100                         6.40

     As of January 1, 1997, Salem Square was 97% leased. Tenants leasing more than 10% of the total square footage are Marshalls, which leases 29,827 square feet, and T.J. Maxx, which leases 63,535 square feet. Marshalls and T.J. Maxx both are retailers of clothing for men, women and children, and home furnishings.

     The lease with Marshalls requires Marshalls to pay base rent equal to $4.75 per square foot per annum payable monthly until January 31, 2002. The lease also grants Marshalls two options to renew the lease for separate four year terms. If the first option is exercised, Marshalls will be required to pay a base rent equal to $5.35 per square foot per annum payable monthly from February 1, 2002 through January 31, 2006. If the second option is exercised, Marshalls will be required to pay a base rent equal to $5.85 per square foot per annum payable monthly from February 1, 2006 through January 31, 2010. The lease also requires Marshalls to pay percentage rent equal to 1% of gross sales in excess of the annual fixed minimum rent (currently $141,678) plus Marshalls' portion of real estate taxes paid on the property aggregating approximately $71,900 in 1995. In 1995, 1% of gross sales did not exceed the annual fixed minimum rent; therefore, no percentage rent was payable by Marshalls.

     The lease with T.J. Maxx requires T.J. Maxx to pay base rent equal to $5.75 per square foot per annum payable monthly until November 30, 2004. The lease also grants three options to renew the lease for separate five year terms. If T.J. Maxx exercises one or more of these options, the base rent per square foot per annum will be: $5.82 (for the period from December 1, 2004 through November 30, 2009); $6.30 (for the period from December 1, 2009 through November 20, 2014); and $6.79 (for the period from December 1, 2014 through November 30, 2019). The lease also requires the payment of percentage rent annually based on 1% of adjusted gross sales in excess of the annual fixed minimum rent (currently $413,526). In 1995, 1% of gross sales did not exceed the annual fixed minimum rent; therefore, no percentage rent was payable by T.J. Maxx.

     For federal income tax purposes, the Company's depreciable basis in Salem Square will be approximately $4,500,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $275,883. The real estate taxes payable were calculated by multiplying Salem Square's assessed value by an equalizer of 2.1243 and a tax rate of 7.391%.

     At January 1, 1997, a total of 108,568 square feet were leased to five tenants at Salem Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                           Square Foot      Lease      Renewal     Current Annual   Percentage    Rent per
   Lessee                    Leased          Ends       Options        Rent            Rent      Square Foot
  --------                -----------     ---------    -------       -------        --------    -----------
  Trak Auto                  6,000         01/31/00     1/5 yr.    $ 66,000           None         $11.00
  Famous Footwear            5,500         08/31/99     None         59,510           None          10.82
  Dress Barn                 3,706         06/30/98     1/5 yr.      50,031           None          13.50
  Marshalls                  29,827        01/30/02     2/4 yr.     141,678           None           4.75
  T.J. Maxx                  63,535        11/30/04     3/5 yr.     413,526           None           5.75


                         Number of        Approx. GLA of     Annual Base                             Average Base Rent Per
  Year Ending            Leases         Expiring Leases      Rent of         Total Annual Base       Square Foot Under
  December 31,           Expiring        (square feet)      Expiring Leases       Rent (1)             Expiring Leases
  ------------           --------       ----------------    ---------------  ------------------      ---------------------
  1996                      none             none                 none              $682,542                  none
  1997                      none             none                 none               682,542                  none
  1998                      1                3,706              $50,028              682,542                $13.50
  1999                      1                5,500               59,510              632,514                 10.82
  2000                      1                6,000               66,000              573,004                 11.00
  2001                      none             none                 none               507,004                  none
  2002                      1                29,827             141,678              507,004                  4.75
  2003                      none             none                 none               365,326                  none
  2004                      1                63,535             365,326              365,326                  5.75
  2005                      none             none                 none                  none                  none


                Percent of Total       Percent of Annual
                  Building GLA           Base Rent
  Year Ending    Represented by        Represented by
  December 31,    Expiring Leases      Expiring Lease
  ------------    ---------------      --------------
  1996               none                   -
  1997               none                   -
  1998               3.33                 7.33
  1999               4.90                 9.41
  2000               5.34                11.52
  2001               none                   -
  2002              26.56                27.94
  2003               none                   -
  2004              56.57               100.00
  2005               none                   -


(1) No assumptions were made regarding the releasing of expired leases.
It is the opinion of the Company's management that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Salem Square property, as of July 15, 1996, of $6,260,000. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.

HAWTHORN VILLAGE COMMONS, VERNON HILLS, ILLINOIS

     On August 15, 1996, the Company acquired Hawthorn Village Commons ("Hawthorn Village") from LaSalle National Trust, N.A., successor to LaSalle National Bank, as Trustee under Trust Agreement known as Trust 106520 and Endowment and Foundation Realty, Ltd. - JMB I, an unaffiliated third party, for approximately $8.4 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of approximately $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 8% per annum. A majority of the Company's board, including a majority of the Independent Directors, has approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan using the proceeds of a loan (the "Mortgage Loan") in the amount of $3,955,000 from LaSalle National Bank, an unaffiliated lender. The Company has paid a 1% origination fee to the lender of the Mortgage Loan. The Mortgage Loan has a term of five years and, prior to the maturity date, requires payments of interest only, at an annual rate of 7.85%.

     The purchase price for Hawthorn Village was approximately $85 per square foot, which the Company concluded was fair and reasonable and within the range
of values indicated in an appraisal received by the Company.   Hawthorn Village
was built in 1978 and remodeled in 1993 and consists of two single-story buildings comprising a multi-tenant neighborhood retail facility aggregating 98,686 rentable square feet.

     In evaluating Hawthorn Village as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, traffic patterns and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a study conducted by Urban Decision Systems, Inc. and dated November 21, 1995, the population within a five mile radius of Hawthorn Village is 109,597, with an average household income in excess of $98,472 per year, higher than the national average. Walgreens, which occupies in excess of 10% of the rentable square feet at Hawthorn Village, has the right to cancel its lease with one year's notice on
(i) December 31, 1997 (requiring the payment of a $60,000 fee) and (ii) December 31, 2000 (requiring no fee). The Company's management believes that if Walgreens cancels its lease, the space may be re-leased at a rate equal to or greater than the current rental rate. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company anticipates making approximately $196,000 in repairs and improvements to Hawthorn Village over the next eighteen months, including painting, parking lot repair, landscaping, and roof repairs. A substantial portion of this cost will be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Hawthorn Village expressed as a percentage of total gross leasable area for each of the last five calendar years and the average effective annual base rent per square foot for each of the last five calendar years.




               Year Ending      Occupancy      Effective Annual Rental
               December 31,       Rate            Per Square Foot
               ------------     ---------      ------------------------
                  1991             96%                $7.73
                  1992             98%                 7.97
                  1993             98%                 8.49
                  1994            100%                 8.96
                  1995            100%                 9.10

     As of January 1, 1997, Hawthorn Village was 97% leased. Tenants leasing more than 10% of the total square footage are Dominick's, a grocery store, which leases 46,984 square feet, and Walgreens, a drug store, which leases 11,974 square feet.

     The lease with Dominick's requires Dominick's to pay a base rent equal to $4.73 per square foot per annum, payable monthly until February 2003. The lease also grants Dominick's one option to renew the lease for a five year term. If the option is exercised, Dominick's will be required to pay a base rent equal to $4.73 per square foot per annum payable monthly from March 20, 2003 through March 19, 2008. The lease also requires Dominick's to pay percentage rent annually based on 1% of sales in excess of: (i) the annual minimum fixed rent (currently $222,234); minus (ii) 50% of real estate taxes and common area maintenance expenses allocated to the leased property. In 1995, net percentage rent was $43,744.

     The lease with Walgreens requires Walgreens to pay base rent of $7.02 per square foot per annum payable monthly until May 31, 1999 and $6.02 per square foot per annum payable monthly from June 1, 1999 to December 31, 2005. The lease also requires Walgreens to pay percentage rent annually equal to the sum of: (i) 3% of gross sales, excluding liquor, up to $2.4 million; plus (ii) 2% on gross sales, excluding liquor, exceeding $2.4 million; plus (iii) 1.5% on gross sales of liquor, adjusted by annual minimum rent. In 1995, net percentage rent was $29,314.

     For federal income tax purposes, the Company's depreciable basis in Hawthorn Village will be approximately $5,830,500. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $194,441. The real estate taxes payable were calculated by multiplying Hawthorn Village's assessed value at a tax rate of 8.035% .

     At January 1, 1997, a total of 95,835 square feet was leased to 21 tenants at Hawthorn Village. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.



                         Square
                         Feet       Lease     Renewal    Current      Rent per
       Lessee            Leased     Ends      Options  Annual Rent  Square Foot
       ------            ------     ------    -------  -----------  -----------

Dominick's               46,984     02/2003   1/5 yr.    $228,641     $ 4.87
Formally Yours            1,609     08/1998     None       28,962      18.00
One Hour Photo              668     06/1998   1/5 yr.      12,645      18.93
Baskin Robins               895     04/1997   1/2 yr.      20,585      23.00
Great Frame Up            1,455     07/1999     None       21,825      15.00
Hair Depot                1,950     12/1998     None       31,200      16.00
Mailboxes Etc.            1,486     10/1998   1/3 yr.      26,748      18.00
Annie's Bookstop          1,033     11/1996   1/2 yr.      12,913      12.50
Village Dental Clinic     1,463     12/1998     None       21,945      15.00
Tasty Thai                1,802     01/1999   1/5 yr.      25,228      14.00
Pearle Vision Center      2,957     12/1998   1/5 yr.      65,054      22.00
Petal Peddlers            1,486     06/1998     None       20,804      14.00
Majestic Dry Cleaning     1,757     12/1998   1/5 yr.      25,459      14.49
El Famous Burrito         1,685     11/1998     None       30,364      18.02
Zanie's Comedy            6,046     10/1997   2/5 yr.      66,506      11.00
Walgreens                11,974     12/2005     None       83,938       7.02
Big Apple Bagels          2,000     09/2005   2/5 yr.      33,980      16.99
Caldwell Banker           3,631     05/1998   1/3 yr.      54,465      15.00
Bo-Bo's Gyros             1,410     04/2000   1/5 yr.      21,150      15.00
Daily Herald              1,800     03/1997     None       26,100      14.50
Starbuck's Coffee         1,744     02/2007     None       36,624      21.00



                                                                                   Percent of
                                                                       Average        Total       Percent of
                                                                      Base Rent     Building      Annual Base
                          Approx. GLA      Annual                     Per Square       GLA           Rent
              Number of   of Expiring    Base Rent                    Foot Under   Represented    Represented
Year Ending    Leases       Leases      of Expiring    Total Annual    Expiring    by Expiring    by Expiring
December 31,  Expiring   (square feet)    Leases       Base Rent (1)    Leases       Leases         Leases
------------  ---------  -------------  -----------   --------------  ---------    -----------    -------------
   1996          2          2,436        $ 27,682       $901,099      $11.36          2.47         3.07
   1997          3          8,741         113,191        874,949       12.95          8.86        12.94
   1998         10         18,692         316,741        763,145       16.95         18.94        41.50
   1999          2          3,257          48,392        448,954       14.86          3.30        10.78
   2000          1          1,410          21,150        401,937       15.00          1.43         5.26
   2001        none          none            none        385,638        none          none         none
   2002        none          none            none        389,272        none          none         none
   2003          1         46,984         222,234        389,272        4.73         47.61        57.09
   2004        none          none            none        167,326        none          none         none
   2005          2         13,974         123,438        168,782        8.83         14.16        73.13

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Hawthorn Village upon reaching stabilized occupancy as of July 15, 1996, of $8,560,000. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.


SIX CORNERS PLAZA, CHICAGO, ILLINOIS

     On October 18, 1996, the Company acquired a Neighborhood Retail Center located at 3920 North Cicero Avenue in Chicago, Illinois known as Six Corners Plaza ("Six Corners") from MBL Life Assurance Corporation, an unaffiliated third party, for approximately $6.0 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $74 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Six Corners was built in 1966 and consists of a two-story building aggregating 80,650 rentable square feet. As of January 1, 1997, Six Corners was 94% leased. Tenants leasing more than 10% of the total square footage are Bally's Chicago Health & Tennis Club ("Bally's"), which leases 45,803 square feet, or approximately 57% of the rentable square feet, and Illinois Masonic, which leases 15,338 square feet, or approximately 19% of the rentable square feet. Bally's is a fitness and exercise center, and Illinois Masonic is a medical center.

     In evaluating Six Corners as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a March 1996 study conducted by Mid-America Real Estate Corporation which was based on 1990 census updates and projections, the population within a three-mile radius of Six Corners is 412,159, with an estimated average household income in excess of $45,400 per year, higher than the national average. Although 76% of the rentable square feet at Six Corners is leased to two tenants, the Company's management believes the superior demographics of the area surrounding the center, including high population density, relatively high income and high vehicular traffic volume near the center, meet the site evaluation criteria of many retailers. Therefore, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Six Corners over the next few years. A substantial portion of any such cost would be paid by the tenants. The table below sets forth certain information regarding occupancy and rental rates for the year ended December 31, 1995. Information for prior years is not available to the Company.



                     Occupancy Rate
   Year Ending      as of December 31     Effective Annual Rental
   December 31,       of Each Year            Per Square Foot
   ------------     -----------------     -----------------------

      1995                96%                   $12.06

     The lease with Bally's requires Bally's to pay base rent equal to $10.68 per square foot per annum payable monthly until July 31, 2010. The lease also grants Bally's two options to renew the lease for separate five year terms. If the first option is exercised, Bally's will be required to pay a base rent of $12.67 per square foot per annum payable monthly from August 1, 2010. Thereafter, the price will increase 3% per year throughout both option periods.

     For federal income tax purposes, the Company's depreciable basis in Six Corners will be approximately $4,590,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $295,708. The real estate taxes payable were calculated by multiplying Six Corners' assessed value by an equalizer of 2.1243 and a tax rate of 9.345%.

     At January 1, 1997, a total of 75,825 square feet were leased to eight tenants at Six Corners. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.



                         Square Foot             Renewal    Current    Percentage    Rent per
                           Leased    Lease Ends  Options   Annual Rent   Rent       Square Foot
                           ------    ----------  -------   -----------   ----       -----------
Bally's Chicago
Health Club                45,803      7/2010   2/5year     $489,176     None          $10.68

Illinois Masonic (1)       13,988      3/1999      None     $251,784     None          $18.00

Illinois Masonic
Optometry Space (1)         1,350      3/1999      None     $ 24,300     None          $18.00

One Hour Photo              1,001      2/1997      None     $ 17,017     None          $17.00

Weight Watchers             2,844      8/1998   1/5year     $ 46,926     None          $16.50

Payless Shoe Store          2,538      9/2002      None     $ 44,451     None          $17.55

Video Update                6,975      9/2000      None     $ 69,750     None          $10.00

Supercuts                   1,326      1/2005      None     $ 21,852     None          $16.48

Vacant                      4,825        None      None         None     None            None

(1) Both spaces are leased to Illinois Masonic.



                                               Approx. GLA of
    Year Ending          Number of Leases      Expiring Leases     Annual Base Rent of     Total Annual Base
    December 31,            Expiring            (square feet)        Expiring Leases          Rent (1)
    ------------            --------            -------------        ---------------          --------
        1996                  none                  none                  none                $989,496
        1997                   1                   1,001                $17,017                966,416
        1998                   1                   2,844                 48,348                984,915
        1999                   2                  15,338                276,084                950,270
        2000                   1                   6,975                 69,750                689,172
        2001                  none                  none                  none                 632,975
        2002                   1                   2,538                 47,080                648,856
        2003                  none                  none                  none                 614,465
        2004                  none                  none                  none                 629,470
        2005                   1                   1,326                 27,619                644,127

                      Average Base Rent     Percent of Total      Percent of Annual
                       Per Square Foot        Building GLA           Base Rent
    Year Ending        Under Expiring        Represented by        Represented by
    December 31,           Leases            Expiring Leases       Expiring Leases
    ------------           ------            ---------------       ---------------
        1996                none                none                   none
        1997               $17.00                  1.24                 1.72
        1998                17.00                  3.53                 4.90
        1999                18.00                 19.02                29.05
        2000                10.00                  8.65                10.12
        2001                none                none                   none
        2002                18.55                  3.15                 7.26
        2003                none                none                   none
        2004                none                none                   none
        2005                20.83                  1.64                 4.29

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for Six Corners, as of September 30, 1996, of $6.2 million. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.

SPRING HILL FASHION CORNER, WEST DUNDEE, ILLINOIS

     On November 13, 1996, the Company acquired a Neighborhood Retail Center located at 830-890 West Main Street, West Dundee, Illinois known as Spring Hill Fashion Corner ("Spring Hill") from JMB/Spring Hill Associates, an unaffiliated third party, for approximately $9.2 million. The purchase price was funded using cash and cash equivalents, including the proceeds of monies previously drawn against the Company's line of credit provided by LaSalle Bank on September 30, 1996. The purchase price was approximately $73.48 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Spring Hill was built in 1985 and consists of a one-story building aggregating 125,198 rentable square feet. As of January 1, 1997, Spring Hill was 95% leased. In evaluating Spring Hill as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. According to a 1996 study conducted by Richard Ellis, the population within a five mile radius of Spring Hill is 111,500, with an estimated average household income in excess of $54,500 per year, higher than the national average. Although 44% of the rentable square feet at Spring Hill is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Spring Hill over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Spring Hill expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot. Information for prior years is not available to the Company since the property is being acquired through a foreclosure proceeding.



                       Occupancy Rate
 Year Ending         as of December 31   Effective Annual Rental
 December 31,          of Each Year          Per Square Foot
 ------------        -----------------   -----------------------
    1995                    75%                    $8.92

     Tenants leasing more than 10% of the total square footage are Michael's, which leases 30,000 square feet, or approximately 24% of the rentable square feet, and T. J. Maxx, which leases 25,161 square feet, or approximately 20% of the rentable square feet. Michael's is a national chain of craft stores, and
T. J. Maxx is a discount clothing chain. The lease with Michael's requires Michael's to pay base rent equal to $7.00 per square foot per annum payable monthly until January 31, 2001, and $7.50 per square foot per annum payable monthly from February 1, 2001 until January 31, 2006. The Michael's lease contains no option to renew. The lease with T. J. Maxx requires T. J. Maxx to pay base rent equal to $6.50 per square foot per annum payable monthly until January 31, 2001. The lease with T. J. Maxx also grants T. J. Maxx one option to renew the lease for a five-year term. If this option is exercised, T .J. Maxx will be required to pay a base rent of $6.50 per square foot per annum payable monthly from February 1, 2001 until January 31, 2006.

     For federal income tax purposes, the Company's depreciable basis in Spring Hill will be approximately $7,406,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $123,314.60. The real estate taxes payable were calculated by multiplying Spring Hill's assessed value by an equalizer of 1.00 and a tax rate of 6.2199%.

     At January 1, 1997, a total of 119,198 square feet were leased to 18 tenants at Spring Hill. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.





                                                                                             Current
   Lessee                       Square Feet         Lease                 Renewal            Annual                Rent per
   ------                         Leased             Ends                 Options             Rent                Square Foot
                                ----------          -----                 -------            -------              -----------
Pier 1 Imports                     8,487           03/2002                  none            $110,331                $13.00
Travel Agents Int'l                2,000           09/1999                  none              21,500                 10.75
China Palace                       5,000           07/2003                1/5 yr.             62,500                 12.50
Wild Bird Unltd.                   2,000           12/2000                  none              26,120                 13.06
Let's Learn                        4,000           12/2000                  none              39,960                  9.99
Michael's                         30,000           01/2006                  none             210,000                  7.00
Fantastic Sam's                      900           06/2000                  none              22,500                 25.00
Jenny Craig                        3,600           09/1998                1/5 yr.             41,400                 11.50
Sizes Unltd.                       4,000           01/2001                  none              56,000                 14.00
Sally Beauty Supply                2,000           03/1998                1/5 yr.             30,000                 15.00
Music Go Round                     3,000           09/2001                1/5 yr.             37,500                 12.50
Once Upon a Child                  4,000           02/2001                1/5 yr.             38,000                  9.50
T. J. Maxx                        25,161           01/2001                1/5 yr.            163,546                  6.50
Play It Again Sports               3,500           02/2000                  none              36,750                 10.50
Funcoland                          2,000           05/1997                  none              24,000                 12.00
Cosmetic Center                    6,000           01/2003                2/5 yr.             60,000                 10.00
Celebration Center                 8,125           10/2004                  none              89,700                 11.04
Famous Footwear                    5,425           09/2000                  none              59,675                 11.00
Vacant                             6,000              none                  none                none                  none



                                                                                                       Percent of
                                                                                           Average      Total          Percent of
                                                                                          Base Rent    Building       Annual Base
                       Number of          Approx. GLA     Annual Base                    Per Square      GLA              Rent
    Year Ending         Leases            of Expiring       Rent of                      Foot Under   Represented    Represented by
    December 31,       Expiring             Leases         Expiring     Total Annual      Expiring    by Expiring       Expiring
    ------------       --------           (square feet)     Leases      Base Rent (1)      Leases        Leases          Leases
                                          -------------   ----------    -------------   -----------   -----------    -------------
        1996            none                 none           none        $1,129,786         none         none           none
        1997             1                   2,000        $24,000        1,139,920         $12.00         1.60%          2.11%
        1998             2                   5,600         71,400        1,150,809          12.75         4.47           6.20
        1999             1                   2,000         21,500        1,093,874          10.75         1.60           1.97
        2000             5                  15,825        206,988        1,086,035          13.08        12.64          19.06
        2001             4                  36,161        301,546          899,123           8.34        28.88          33.54
        2002             1                   8,487        126,244          601,744          14.87         6.78          20.98
        2003             2                  11,000        153,000          475,500          13.91         8.79          32.18
        2004             1                   8,125         97,500          322,500          12.00         6.49          30.23
        2005            none                 none           none           225,000         none         none           none
        2006             1                  30,000        225,000          225,000           7.50        23.96         100.00

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Spring Hill property, as of November 15, 1996, of not less than $9,380,000 million. Appraisals are estimates of value and should not, however, be relied on as a measure of true worth or realizable value.

GRAND & HUNT CLUB OUTLOT CENTER, GURNEE, ILLINOIS

     On December 24, 1996, the Company acquired a Neighborhood Retail Center located at Grand Avenue and Hunt Club Road in Gurnee, Illinois known as Grand & Hunt Club Outlot Center ("Hunt Club") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $3.6 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $169.26 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Hunt Club was built in 1996 and consists of a one-story building aggregating 21,222 rentable square feet. As of January 1, 1997, Hunt Club was 100% leased. In evaluating Hunt Club as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Hunt Club is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Hunt Club over the next few years because the facility was completed in 1996. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Hunt Club expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                         Occupancy Rate          Effective Annual Rental
                              as of                 Per Square Foot
                         January 1, 1997         -----------------------
                         ---------------
                              100%                        $18.61

     Tenants leasing more than 10% of the total square footage are Super Crown Books, which leases 16,722 square feet, or approximately 78.8% of the rentable square feet, and Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,500 square feet, or approximately 21.2% of the rentable square feet. Super Crown Books is a national chain of discount book stores and Jewelry 3 is a jewelry store chain. The lease with Super Crown Books requires Super Crown Books to pay base rent equal to $16.75 per square foot per annum payable monthly from January 1, 1997 until February 28, 2002 and $17.75 per square foot per annum payable monthly from March 1, 2002 until February 28, 2007. The Super Crown Books lease contains no option to renew. The lease with Jewelry 3 requires Jewelry 3 to pay base rent equal to $25.50 per square foot per annum payable monthly until December 31, 2001 and $29.32 per square foot per annum payable monthly from January 1, 2002 until December 31, 2006. The Jewelry 3 lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Hunt Club will be approximately $2,600,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) is not available since Hunt Club was completed in 1996. Prior to the completion of Hunt Club in 1996, the property was vacant land. The Company believes that any tax information relating to the vacant land would not be useful to investors.

     At January 1, 1997, a total of 21,222 square feet were leased to two tenants at Hunt Club. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                                             Current
                            Square Feet      Lease         Renewal           Annual         Rent per
    Lessee                     Leased        Ends          Option             Rent        Square Foot
    ------                  ------------     -----         --------         -------       -----------
Super Crown Books              16,722       02/2007         None            $280,094         $16.75
Jewelry 3                       4,500       12/2006         None             114,750          25.50


                                                                                                         Percent of
                                                                                         Average           Total        Percent of
                                                                                        Base Rent         Building     Annual Base
                                   Approx. GLA      Annual Base                        Per Square           GLA           Rent
                    Number of       of Expiring        Rent of                         Foot Under       Represented   Represented by
 Year Ending        Leases            Leases          Expiring        Total Annual      Expiring        by Expiring    Expiring
 December 31,       Expiring       (square feet)       Leases         Base Rent (1)      Leases           Leases        Leases
 ------------      ---------       -------------     ---------        -------------   -----------       -----------   -------------
  1997-2001           none              none            none            $394,844          none             none          none
     2002             none              none            none             408,779          none             none          none
  2003-2005           none              none            none             428,756          none             none          none
     2006              1               4,500          $131,940           428,756         $29.32            21.2%        30.77%

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.


     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Hunt Club property, as of December 17, 1996, of $3,610,000 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

THE QUARRY OUTLOT, HODGKINS, ILLINOIS

     On December 24, 1996, the Company acquired a Neighborhood Retail Center located at La Grange Road and Joliet Road in Hodgkins, Illinois known as The Quarry Outlot ("The Quarry") from Butler Real Estate, Inc., an unaffiliated third party, for approximately $1.8 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $186.53 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     The Quarry was built in 1996 and consists of a one-story building aggregating 9,650 rentable square feet. As of January 1, 1997, The Quarry was 100% leased. In evaluating The Quarry as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at The Quarry is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to The Quarry over the next few years because the facility was completed in 1996. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at The Quarry expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                                Occupancy Rate
                                    as of             Effective Annual Rental
                                January 1, 1997          Per Square Foot
                                ---------------       -----------------------
                                     100%                    $20.88

     Tenants leasing more than 10% of the total square footage are Helzberg's Diamond Shops d/b/a Jewelry 3 ("Jewelry 3"), which leases 4,700 square feet, or approximately 48.7% of the rentable square feet, Casual Male Big and Tall ("Casual Male"), which leases 3,150 square feet, or approximately 32.6% of the rentable square feet, and Dunkin Donuts/ Baskin Robbins, which leases 1,800 square feet, or approximately 18.7% of the rentable square feet. Jewelry 3 is a jewelry store chain, Casual Male is a retailer of clothing for men, and Dunkin Donuts/ Baskin Robbins is a national chain of retail stores selling donuts and ice cream. The lease with Jewelry 3 requires Jewelry 3 to pay base rent equal to $24.00 per square foot per annum payable monthly until December 31, 2001 and $26.35 per square foot per annum payable monthly from January 1, 2002 until December 31, 2006. The Jewelry 3 lease contains no option to renew. The lease with Casual Male requires Casual Male to pay base rent equal to $15.00 per square foot per annum payable monthly until August 31, 1999, $16.00 per square foot per annum payable monthly from September 1, 1999 until August 31, 2003, $17.00 per square foot per annum payable monthly from September 1, 2003 until August 31, 2006 and $18.70 per square foot per annum payable monthly from September 1, 2006 until December 31, 2006. The Casual Male lease contains no option to renew. The lease with Dunkin Donuts/ Baskin Robbins requires Dunkin Donuts/ Baskin Robbins to pay base rent equal to $23.00 per square foot per annum payable monthly until October 31, 2001 and $25.30 per square foot per annum payable monthly from November 1, 2001 until October 31, 2006. The Dunkin Donut/ Baskin Robbins lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in The Quarry will be approximately $1,275,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Information regarding real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is generally available) is not available since The Quarry was completed in 1996. Prior to the completion of The Quarry in 1996, the property was vacant land. The Company believes that any tax information relating to the vacant land would not be useful to investors.

     At January 1, 1997, a total of 9,650 square feet were leased to three tenants at The Quarry. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                                                        Curent
                     Square Feet       Lease          Renewal         Annual           Rent Per
  Lessee               Leased          Ends           Options          Rent           Square Foot
  ------             -----------       -----          -------         -------         -----------
Jewelry 3               4,700         12/2006            None         $112,800          $24.00

Casual Male             3,150         12/2006            None           47,250           15.00

Dunkin Donuts/
Baskin Robbins          1,800         10/2006            None           41,400           23.00



                                                                                                         Percent of
                                                                                         Average           Total        Percent of
                                                                                        Base Rent         Building     Annual Base
                                   Approx. GLA        Annual Base                        Per Square         GLA           Rent
                    Number of       of Expiring        Rent of                         Foot Under       Represented   Represented by
     Year Ending      Leases            Leases        Expiring        Total Annual      Expiring        by Expiring     Expiring
     December 31,    Expiring       (square feet)      Leases         Base Rent (1)      Leases           Leases         Leases
    ------------    ---------       -------------     ---------      -------------    -----------      -----------   -------------
        1997          none             none            none            $201,450          none              none            none
        1998          none             none            none             201,450          none              none            none
        1999          none             none            none             202,500          none              none            none
        2000          none             none            none             204,600          none              none            none
        2001          none             none            none             205,290          none              none            none
        2002          none             none            none             219,785          none              none            none
        2003          none             none            none             220,835          none              none            none
        2004          none             none            none             222,935          none              none            none
        2005          none             none            none             222,935          none              none            none
        2006           3              9,650          $224,720           224,720         $23.29             100%            100%

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for The Quarry property, as of December 9, 1996, of $1,850,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

CRESTWOOD PLAZA SHOPPING CENTER, CRESTWOOD, ILLINOIS

     On December 27, 1996, the Company acquired a Neighborhood Retail Center located at 13335 South Cicero Avenue in Crestwood, Illinois known as Crestwood Plaza Shopping Center ("Crestwood Plaza") from Inland Property Sales, Inc., an affiliated third party, for approximately $1.81 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $90.24 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Crestwood Plaza was built in 1992 and consists of a one-story building aggregating 20,044 rentable square feet. As of December 27, 1996, Crestwood Plaza was 100% leased. In evaluating Crestwood Plaza as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. Although 100% of the rentable square feet at Crestwood Plaza is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Crestwood Plaza over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Crestwood Plaza expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                          Occupancy Rate
         Year Ending     as of December 31       Effective Annual Rental
         December 31,     of Each Year              Per Square Foot
         ------------    -----------------       ----------------------
            1996            100%                        $10.13
            1995            100%                        $10.13
            1994            100%                        $10.13
            1993            100%                        $10.13
            1992            100%                        $10.13

     Tenants leasing more than 10% of the total square footage are Entenmann's Inc., which leases 13,644 square feet, or approximately 68% of the rentable square feet, and Pet Supplies Plus, which leases 6,400 square feet, or approximately 32% of the rentable square feet. Entenmann's is a national retailer of baked goods, and Pet Supplies Plus is a national retail pet supply chain. The lease with Entenmann's requires Entenmann's to pay base rent equal to $9.25 per square foot per annum payable monthly until October 31, 2002. The Entenmann's lease contains no option to renew. The lease with Pet Supplies Plus requires Pet Supplies Plus to pay base rent equal to $12.00 per square foot per annum payable monthly until January 31, 1998. The lease with Pet Supplies Plus also grants Pet Supplies Plus one option to renew the lease for a five-year term. If this option is exercised, Pet Supplies Plus will be required to pay a base rent of $12.99 per square foot per annum payable monthly from February 1, 1998 until January 31, 2003.

     For federal income tax purposes, the Company's depreciable basis in Crestwood Plaza will be approximately $1,480,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $51,494. The real estate taxes payable were calculated by multiplying Crestwood Plaza's assessed value by an equalizer of 2.1243 and a tax rate of 9.316%.

     At December 27, 1996, a total of 20,044 square feet were leased to two tenants at Crestwood Plaza. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

                                                                         Current
                      Square Feet           Lease          Renewal       Annual                 Rent per
   Lessee               Leased              Ends           Options        Rent                Square Foot
   ------             -----------           -----          -------       -------              -----------
Entenmann's Inc.         13,644            10/2002          None        $126,207                 $9.25

Pet Supplies Plus         6,400            01/1998          1/5 yr.       76,800                 12.00




                                                                                                        Percent of
                                                                                       Average           Total        Percent of
                                                                                      Base Rent         Building     Annual Base
                                  Approx. GLA        Annual Base                       Per Square         GLA           Rent
                    Number of      of Expiring        Rent of                        Foot Under       Represented   Represented by
     Year Ending      Leases           Leases        Expiring       Total Annual      Expiring        by Expiring     Expiring
     December 31,    Expiring      (square feet)      Leases        Base Rent (1)      Leases           Leases         Leases
    ------------    ---------      -------------     ---------     -------------    -----------      -----------   -------------
        1997          none            none              none          $203,007          none            none            none
        1998           1             6,400           $76,800           203,007         $12.00           32%            37.83%
     1999-2001        none            none              none           126,207          none            none            none
        2002           1            13,644           126,207           126,207          9.25            68%              100%


(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Crestwood Plaza property, as of December 17, 1996, of not less than $1,850,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

PARK ST. CLAIR PLAZA, SCHAUMBURG, ILLINOIS

     On December 31, 1996, the Company acquired a Neighborhood Retail Center located at the corner of Higgins and Meacham Roads in Schaumburg, Illinois known as Park St. Clair Plaza ("Park St. Clair") from KHF Land Partnership, an unaffiliated third party, for approximately $1.525 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $128.59 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Park St. Clair was built in 1994 and consists of a one-story building aggregating 11,859 rentable square feet. As of December 31, 1996, Park St. Clair was 100% leased. In evaluating Park St. Clair as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is
located within a vibrant economic area.   Although 100% of the rentable square
feet at Park St. Clair is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Park St. Clair over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Park St. Clair expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                            Occupancy Rate
         Year Ending      as of December 31    Effective Annual Rental
         December 31,       of Each Year          Per Square Foot
         ------------     ------------------   -----------------------
           1996               100%                  $15.06
           1995                35%                  $ 5.70
           1994                35%                  $ 5.65

     Tenants leasing more than 10% of the total square footage are Hallmark Cards ("Hallmark"), which leases 7,669 square feet, or approximately 65% of the rentable square feet, and Ameritech Mobile Comm ("Ameritech"), which leases 4,190 square feet, or approximately 35% of the rentable square feet. Hallmark is a national retailer of greeting cards, and Ameritech is a mobile telecommunications provider. The lease with Hallmark requires Hallmark to pay base rent equal to $14.00 per square foot per annum payable monthly until November 30, 2001. The lease with Hallmark also grants Hallmark one option to renew the lease for a five-year term. If this option is exercised, Hallmark will be required to pay a base rent of $19.00 per square foot per annum payable monthly from December 1, 2001 until November 30, 2006. The lease with Ameritech requires Ameritech to pay base rent equal to $17.00 per square foot per annum payable monthly until September 30, 1997, $17.50 per square foot per annum payable monthly until September 30, 1998 and $18.00 per square foot per annum payable monthly until September 30, 1999. The lease with Ameritech also grants Ameritech one option to renew the lease for a five-year term. If this option is exercised, Ameritech will be required to pay a base rent of $18.00 per square foot per annum payable monthly from October 1, 1998 until September 30, 2004.

     For federal income tax purposes, the Company's depreciable basis in Park St. Clair will be approximately $1,220,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $38,938. The real estate taxes payable were calculated by multiplying Park St. Clair's assessed value by an equalizer of 2.1243 and a tax rate of 8.967%.

     At December 31, 1996, a total of 11,859 square feet were leased to two tenants at Park St. Clair. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                                                           Current
                                 Square Feet            Lease             Renewal           Annual              Rent per
  Lessee                           Leased               Ends              Options            Rent              Square Foot
  ------                         -----------           ------             --------         --------           -----------
Hallmark Cards                    7,669               11/2001              1/5 yr.        $107,366              $14.00
Ameritech Mobile                  4,190               09/1999              1/5 yr.          71,230               17.00
Comm





                                                                                                         Percent of
                                                                                         Average           Total        Percent of
                                                                                        Base Rent         Building     Annual Base
                                   Approx. GLA        Annual Base                        Per Square         GLA           Rent
                    Number of       of Expiring        Rent of                         Foot Under       Represented   Represented by
     Year Ending      Leases            Leases        Expiring        Total Annual      Expiring        by Expiring     Expiring
     December 31,    Expiring       (square feet)      Leases         Base Rent (1)      Leases           Leases         Leases
    ------------    ---------       -------------     ---------      -------------    -----------      -----------   -------------
        1997           none            none              none          $179,120          none             none            none
        1998           none            none              none           181,215          none             none            none
        1999            1             4,190            $75,420          195,568        $18.00            35.3%           38.56%
        2000           none            none              none           122,704          none             none            none
        2001            1             7,669            145,711          145,711         19.00            64.7%            100%

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Park St. Clair property, as of December 31, 1996, of not less than $1.6 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

               LANSING SQUARE SHOPPING CENTER, LANSING, ILLINOIS

     On December 31, 1996, the Company acquired a Neighborhood Retail Center located at Torrence Avenue and Interstate 80/94 in Lansing, Illinois known as Lansing Square Shopping Center ("Lansing Square") from Lansing Square RPF II Limited Partnership, an unaffiliated third party, for approximately $16.3 million. The purchase price was funded using cash and cash equivalents as well as the proceeds of a series of loans from LaSalle Bank. The proceeds of the loans from LaSalle Bank (the "LaSalle Loans") totaling $12,850,000, were received on December 30, 1996. The LaSalle Loans are secured by properties the Company previously acquired. Of the total of $12,850,000, approximately $8,000,000 was used in the acquisition of Lansing Square. The LaSalle Loans require the payment of interest only at a rate of 7.6%, fixed for five years and then variable for an additional two years. The purchase price for Lansing Square was approximately $69.80 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Lansing Square was built in 1991 and consists of three one-story buildings aggregating 233,508 rentable square feet. As of December 31, 1996, Lansing Square was 90.3% leased. In evaluating Lansing Square as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.5% of the rentable square feet at Lansing Square is leased to three tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Lansing Square over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Lansing Square expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                          Occupancy Rate
         Year Ending     as of December 31    Effective Annual Rental
         December 31,      of Each Year           Per Square Foot
         ------------    -----------------    -----------------------
             1995               76.0%                   $5.81

             1994               75.0                     7.28

             1993               92.0                     7.38

             1992               90.8                     7.26

     Tenants leasing more than 10% of the total square footage are Sams Club, which leases 107,927 square feet, or approximately 46% of the rentable square feet, Baby Superstore, which leases 43,596 square feet, or approximately 19% of the rentable square feet, and Office Max, which leases 24,700 square feet, or approximately 11% of the rentable square feet. Sams Club is a national warehouse club, Baby Superstore is a national retailer of merchandise for infants and children and Office Max is a national office supply chain. The lease with Sams Club requires Sams Club to pay base rent equal to $7.31 per square foot per annum payable monthly until November 30, 2011. The Sams Club lease contains no option to renew. The lease with Baby Superstore requires Baby Superstore to pay base rent equal to $6.50 per square foot per annum payable monthly until October 31, 2000 and $7.00 per square foot per annum payable monthly until December 31, 2001. The Baby Superstore lease contains no
option to renew.   The lease with Office Max requires Office Max to pay base
rent equal to $7.25 per square foot per annum payable monthly until April 30, 1997, $7.75 per square foot per annum payable monthly until April 30, 2002 and $8.25 per square foot per annum payable monthly until January 31, 2008. The Office Max lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Lansing Square will be approximately $13,000,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $1,252,577. The real estate taxes payable were calculated by multiplying Lansing Square's assessed value by an equalizer of 2.1243 and a tax rate of 11.494%.

     At December 31, 1996, a total of 210,810 square feet were leased to eighteen tenants at Lansing Square. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.



                                                                         Current
                       Square Feet        Lease          Renewal          Annual           Rent per
      Lessee             Leased            Ends          Options           Rent          Square Foot
      ------           -----------       --------        -------         ---------       -----------
Sam's Club                107,927         11/2011          None           $788,946          $7.31
Office Max                 24,700         01/2008          None            179,075           7.25
Baby Superstore            43,596         01/2006          None            283,374           6.50
Furniture Max               8,000         07/2002          None            116,000          14.50
Blockbuster                 6,275         12/2001          None            100,400          16.00
Ameritech                   3,600         06/2000          None             59,328          16.48
Wolf Camera                 1,200         06/2002         1/5 yr.           23,376          19.48
Norwest Financial           1,500         01/1999         1/5 yr.           19,500          13.00
Racers Row                  1,500         09/2000          None             23,250          15.50
Cost Cutters                  900         11/2001          None             14,751          16.39
Papa Johns                  1,200         01/2007          None             16,800          14.00
Great American Bagels       2,400         10/2000          None             34,800          14.50
Sterling Vision             1,200         05/1999          None             18,000          15.00
Pappy's Gyros               1,200         08/1997         1/5 yr.           19,200          16.00
Dunkin Donuts               1,112         04/2002          None             21,128          19.00
Little Minds                1,200         09/2001          None             17,400          14.50
Discus CD's                 1,200         06/1999         1/3 yr.           18,000          15.00
Pet Store                   2,100         12/2006          None             29,400          14.00
Vacant                     22,698           none           none               none           none


                                                                                              Percent of
                                                                                  Average        Total       Percent of
                                    Approx.                                      Base Rent     Building      Annual Base
                                    GLA of       Annual Base                    Per Square        GLA            Rent
                      Number       Expiring        Rent of           Total      Foot Under    Represented    Represented
    Year Ending     of Leases       Leases        Expiring        Annual Base    Expiring     by Expiring    by Expiring
    December 31,     Expiring    (square feet)     Leases            Rent1        Leases         Leases         Leases
    ------------   -----------   -------------   -----------      -----------    ---------    ------------   -----------
        1997            1            1,200         $19,200         $1,794,141      $16.00         .51%          1.07%
        1998           none           none            none          1,783,586        none         none           none
        1999            3            3,900          59,250          1,793,960       15.19         1.67           3.30
        2000            3            7,500         127,663          1,746,430       17.02         3.21           7.31
        2001            3            8,375         151,265          1,654,491       18.06         3.59           9.14
        2002            3           10,312         169,720          1,511,946       16.46         4.42          11.23
        2003           none           none            none          1,346,893        none         none           none
        2004           none           none            none          1,349,043        none         none           none
        2005           none           none            none          1,349,593        none         none           none
        2006            2           45,696         337,722          1,349,643        7.39        19.57          25.02

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Lansing Square property, as of January 1, 1997, of $16.3 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

THE SUMMIT OF PARK RIDGE, PARK RIDGE, ILLINOIS

     On December 31, 1996, the Company acquired a Neighborhood Retail Center located at 100-150 Euclid Avenue in Park Ridge, Illinois known as The Summit of Park Ridge ("The Summit") from WHPX-S Real Estate Limited Partnership, an unaffiliated third party, for approximately $3.2 million. The purchase price was funded using cash and cash equivalents. The purchase price was approximately $96.25 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     The Summit was built in 1986 and consists of a one-story building aggregating 33,248 rentable square feet. As of December 31, 1996, The Summit was 89% leased. In evaluating The Summit as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located within a vibrant economic area. The Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to The Summit over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     Tenants leasing more than 10% of the total square footage are Giappo's Pizza, which leases 3,683 square feet, or approximately 11% of the rentable square feet, and Le Peep Restaurant ("Le Peep"), which leases 3,621 square feet, or approximately 11% of the rentable square feet. The lease with Giappo's Pizza requires Giappo's Pizza to pay base rent equal to $12.00 per square foot per annum payable monthly until July 31, 1997, $13.00 per square foot per annum payable monthly until July 31, 1998, $14.00 per square foot per annum payable monthly until July 31, 2000, $15.00 per square foot per annum payable monthly until July 31, 2004 and $16.00 per square foot per month payable monthly until July 31, 2007. The Giappo's Pizza lease contains no option to renew. The lease with Le Peep requires Le Peep to pay base rent equal to $15.50 per square foot per annum payable monthly until December 31, 1998 and $17.00 per square foot per annum payable monthly until December 31, 2002. The lease with Le Peep also grants Le Peep one option to renew the lease for a seven-year term. If this option is exercised, Le Peep will be required to pay a base rent of $19.00 per square foot per annum payable monthly from January 1, 2003 until December 31, 2009.

     For federal income tax purposes, the Company's depreciable basis in The Summit will be approximately $2,500,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $171,743. The real estate taxes payable were calculated by multiplying The Summit's assessed value by an equalizer of 2.1243 and a tax rate of 9.016%.

     At December 31, 1996, a total of 31,800 square feet were leased to fourteen tenants at The Summit. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                          Square                                       Current       Rent
                           Feet         Lease           Renewal        Annual     per Square
        Lessee            Leased         Ends           Options         Rent         Foot
        ------            ------        ------          -------        -------    ----------
Le Peep Restaurant        3,621         12/2002          1/7 yr.       $56,126     $15.50
Siam Thai Restaurant      2,454         06/2000          1/4 yr.        43,482      17.72
Big Apple Bagels          1,124         10/2003           None          14,612      13.00
Sav-A-Lot                 2,414         01/1999           None          25,554      11.00
Giappo's Pizza            3,683         07/2007           None          29,464       8.00
Fashion Media             2,142         08/2004           None          29,988      14.00
Purple Bear                 788         02/1997           None           6,682       8.48
Spoke & Ski               2,020        Month to           None          20,200      10.00
                                         Month
Success Lab of Park
Ridge                     2,142         12/1997          1/5 yr.        28,917      13.50
H&R Block                 2,142         04/2001          1/5 yr.        22,063      10.30
Heavenly Pet Center       2,000         09/1997          1/2 yr.        18,000       9.00
Hay Caramba!              2,888         02/2006         1/11 yr.        31,479      10.90
Yahav & Silvers DDS       1,446         10/2000          1/5 yr.        18,798      13.00
Baker's Daughter            788         10/2001           None           7,092       9.00
Vacant                    3,596           none            none            none       none



                                                                                      Percent of
                                                                        Average         Total          Percent of
                                                                       Base Rent       Building        Annual Base
                           Approx. GLA    Annual Base                  Per Square        GLA              Rent
              Number of     of Expiring     Rent of                    Foot Under     Represented    Represented by
Year Ending    Leases        Leases        Expiring     Total Annual    Expiring      by Expiring       Expiring
December 31,  Expiring    (square feet)     Leases      Base Rent (1)    Leases         Leases           Leases
------------  ---------   -------------   ----------    -------------  ----------    ------------    --------------
   1997          3           4,930         $53,599       $353,457        $10.81         14.83%           15.16%
   1998         none          none            none        305,544          none          none             none
   1999          1           2,414          26,554        316,317         11.00          7.26             8.39
   2000          2           3,900          65,175        295,835         16.71          11.73           22.03
   2001          2           2,930          33,124        234,614         11.31          8.81            14.11
   2002          1           3,621          61,557        203,648         17.00          10.89           30.23
   2003          1           1,124          15,736        144,963         14.00          3.38            10.86
   2004          1           2,142          34,272        132,206         16.00          6.44            25.92
   2005         none          none            none        100,804          none          none             none
   2006          1           2,338          41,876        100,804         14.50          8.69            41.54

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for The

Summit property, as of December 17, 1996, of not less than $3,250,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

MAPLE PARK PLACE SHOPPING CENTER, BOLINGBROOK, ILLINOIS

     On January 9, 1997, the Company acquired a Neighborhood Retail Center located at Naperville and Boughton Roads in Bolingbrook, Illinois known as Maple Park Place Shopping Center ("Maple Park") from KBS Retail Limited Partnership, a Delaware limited partnership, an unaffiliated third party, for approximately $15.3 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of approximately $8.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. A majority of the Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The purchase price for Maple Park was approximately $69.52 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Maple Park was built in 1992, with expansions made in 1994, and consists of a one-story building aggregating 220,095 rentable square feet. As of January 9, 1997, Maple Park was 100% leased. In evaluating Maple Park as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 75.3% of the rentable square feet at Maple Park is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Maple Park over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Maple Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

                    Occupancy Rate
Year Ending        as of December 31        Effective Annual Rental
December 31,         of Each Year              Per Square Foot
------------       -----------------        -----------------------
    1996                 100%                      $7.58
    1995                  94                        8.15

     Tenants leasing more than 10% of the total square footage are Kmart, which leases 109,033 square feet, or approximately 49.5% of the rentable square feet and Eagle Foods, which leases 56,706 square feet, or approximately 25.8% of the rentable square feet. Kmart is a national discount retailer of household goods and clothing and Eagle Foods is a national grocery store chain. The lease with Kmart requires Kmart to pay base rent equal to $5.40 per square foot per annum payable monthly until January 31, 2020. The Kmart lease contains no option to renew. The lease with Eagle Foods requires Eagle Foods to pay base rent equal to $10.16 per square foot per annum payable monthly until October 31, 2002 and $10.41 per square foot per annum payable monthly until August 31, 2017. The Eagle Foods lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Maple Park will be approximately $12,205,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $358,415. The real estate taxes payable were calculated by multiplying Maple Park's assessed value by an equalizer of 1.00 and a tax rate of 8.0013%.

     At January 9, 1997, a total of 220,095 square feet were leased to twenty tenants at Maple Park. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                             Current      Rent per
                           Square Feet    Lease    Renewal    Annual       Square
     Lessee                  Leased       Ends     Options     Rent         Foot
     ------                -----------   ------    -------   -------      --------
Forrestor Vision             1,400      02/1997     1/5 yr.  $ 22,400     $16.00
Jamaica Me Crazy             1,400      04/1999       none     19,600      14.00
One Hour Cleaners            1,400      03/1997     1/5 yr.    23,800      17.00
Cellular One                 1,610      03/1998     1/5 yr.    20,930      13.00
Fantastic Sams               1,190      02/2002     2/5 yr.    19,040      16.00
Pet Club                     2,730       1/1997       none     30,712      11.25
Joann's Hallmark             5,070      10/2000     1/4 yr.    55,770      11.00
Sonia Video                  4,124      10/1997       none     43,302      10.50
GNC                          1,600      10/1999     1/5 yr.    25,600      16.00
Dentist                      1,600      09/2005     2/5 yr.    30,912      19.32
Gold Gym                    13,200      04/2006       none    105,600       8.00
Associates Financial         3,200      10/1999     1/5 yr.    41,600      13.00
Inbound Sports               4,012      08/1999     1/5 yr.    60,180      15.00
Mail Boxes                   1,200      12/1999     1/5 yr.    19,200      16.00
Prudential Properties        3,600      08/1999     1/5 yr.    46,800      13.00
Once Upon a Child            2,400      03/2000     1/5 yr.    33,600      14.00
Brueggers Bagels             2,295      01/2005       none     36,720      16.00
Prairie Paint, J.C. Licht    2,325      11/1998     1/3 yr.    37,200      16.00
Eagle Foods                 56,706      08/2017       none    576,133      10.16
Kmart                      109,033      01/2020       none    588,778       5.40



                                                   Approx. GLA of
     Year Ending          Number of Leases         Expiring Leases          Annual Base Rent of       Total Annual Base
     December 31,             Expiring              (square feet)              Expiring Leases              Rent(1)
     ------------             --------              -------------              ---------------              -------
        1997                    4                     9,654                      $120,214                 $1,809,262
        1998                    2                     3,935                        58,130                  1,728,492
        1999                    6                    15,012                       217,386                  1,676,871
        2000                    2                     7,470                        96,705                  1,462,096
        2001                   none                    none                          none                  1,363,455
        2002                    1                     1,190                        22,015                  1,368,279
        2003                   none                    none                          none                  1,358,219
        2004                   none                    none                          none                  1,359,610
        2005                    2                     3,895                        74,923                  1,359,610
        2006                    1                    13,200                       105,600                  1,284,687


                           Average Base Rent      Percent of Total        Percent of Annual
                            Per Square Foot         Building GLA            Base Rent
     Year Ending            Under Expiring         Represented by          Represented by
     December 31,               Leases            Expiring Leases         Expiring Leases
     ------------               ------            ---------------         ---------------
        1997                    $12.45                  4.39%                  6.53%
        1998                     14.77                  1.80                   3.36
        1999                     14.48                  6.82                  12.96
        2000                     12.95                  3.39                   6.61
        2001                    none                    none                   none
        2002                     18.50                  0.50                   1.61
        2003                    none                    none                   none
        2004                    none                    none                   none
        2005                     19.24                  1.77                   5.51
        2006                      8.00                  6.00                   8.22

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Maple Park property, as of December 10, 1996, of not less than $15.3 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

AURORA COMMONS SHOPPING CENTER, AURORA, ILLINOIS

     On January 24, 1997, the Company acquired a Neighborhood Retail Center located at Route 31 and Indian Trail Road in Aurora, Illinois known as Aurora Commons Shopping Center ("Aurora Commons") from Aurora Commons Limited Partnership and Northpoint Two Limited Partnership, unaffiliated third parties, for approximately $11.5 million. The purchase price was funded using cash and cash equivalents as well as by issuing a note assuming the existing first mortgage (the "Mortgage") granted in favor of the John Hancock Life Insurance Company, which has a remaining principal balance of approximately $9.58 million. The Mortgage requires the payment of interest only at a rate of 9.0% per annum until the maturity date of October 31, 2001 and is cross defaulted with a separate mortgage on the Southpoint Shopping Center located in Arlington Heights, Illinois, which was simultaneously acquired by an Affiliate of the Advisor. The purchase price for Aurora Commons was approximately $90.19 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors. The Directors, including all of the Independent Directors, have approved this acquisition.

     Aurora Commons was built in 1988 and consists of a one-story building aggregating 127,510 rentable square feet. As of January 24, 1997, Aurora Commons was 100% leased. In evaluating Aurora Commons as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 51% of the rentable square feet at Aurora Commons is leased to one tenant, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Aurora Commons over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Aurora Commons expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.


                Occupancy Rate
 Year Ending   as of December 31    Effective Annual Rental
 December 31,    of Each Year           Per Square Foot
 ------------    ------------           ---------------
    1996             98%                       $ 9.12
    1995             98                          9.11
    1994             96                          8.86
    1993             97                          8.05
    1992             99                          8.64

     The sole tenant leasing more than 10% of the total square footage is Jewel/Osco, which leases 64,965 square feet, or approximately 51% of the rentable square feet. Jewel/Osco is a regional grocery/ pharmacy chain. The lease with Jewel/Osco requires Jewel/Osco to pay base rent equal to $6.00 per square foot per annum payable monthly until August 31, 2009. The Jewel/Osco lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Aurora Commons will be approximately $10,040,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $274,807. The real estate taxes payable were calculated by multiplying Aurora Commons' equalized value by a tax rate of 7.9302%.

     At January 24, 1997, a total of 127,510 square feet were leased to twenty-four tenants at Aurora Commons. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.




                                                                                     Current                Rent per
                          Square Feet            Lease              Renewal          Annual                  Square
Lessee                       Leased              Ends               Options           Rent                    Foot
-------                   -----------            -----              -------          ------                 --------

Colortyme                     2,396              10/1999            none             $34,740                  14.50
H&R Block                     1,954              12/1999            none              31,948                  16.35
Thang Ngo Restaurant          1,954              12/2000            none              23,937                  12.25
Sally Beauty Supply           1,954              11/1999           1/5 yr.            31,264                  16.00
Fashions $10                  1,954              10/1998            none              28,333                  14.50
Modern Times                  1,667              12/1999            none              24,338                  14.60
Hair Cuttery                  1,498              02/2002            none              28,462                  19.00
Interim Personnel             1,005              10/1999            none              15,849                  15.77
Hollywood Nails               1,039              05/1997            none              18,183                  17.50
Payless Shoes                 2,553              05/1997            none              40,695                  15.94
Norwest Financial             1,593              10/1999           1/2 yr.            23,497                  14.75
Sizes Unlimited               7,051               4/2007            none              70,510                  10.00
Dots                          3,455               1/1999           1/5 yr.            43,188                  12.50
Aurora Travel                   666               1/1998            none              16,250                  24.40
Trak Auto                     5,931               1/2000           1/5 yr.            62,276                  10.50
Famous Footwear               6,647              10/2001          1/10 yr.            59,823                   9.00
Dollar Bills                  3,873               1/2001            none              46,476                  12.00
Jewel/Osco                   64,965              08/2009            none             389,790                   6.00
Cigarettes Cheaper            1,023              02/1999           1/3 yr.            17,391                  17.00
One-hour Photo                  865              06/1998            none              13,606                  15.73
Red Wing Shoes                1,106              12/1999           1/3 yr.            15,484                  14.00
Royal Jewelers                1,388              11/1999           1/3 yr.            26,372                  19.00
Blockbuster Video             7,890              11/1999           1/5 yr.           108,488                  13.75
Boston Market                 3,083              05/1997          1/10 yr.            33,790                  10.96


                                                  Approx. GLA of
    Year Ending           Number of Leases       Expiring Leases       Annual Base Rent of         Total Annual Base
    December 31,             Expiring             (square feet)          Expiring Leases                 Rent(1)
    ------------             --------             -------------          ---------------                 -------
        1997                    3                         6,675                 $94,929               $1,209,099
        1998                    3                         3,485                  59,249                1,125,863
        1999                    11                       25,431                 358,406                1,075,883
        2000                    2                         7,885                  89,241                  695,871
        2001                    2                        10,520                 114,045                  609,858
        2002                    1                         1,498                  28,462                  495,813
        2003                   none                    none                    none                      472,052
        2004                   none                    none                    none                      474,402
        2005                   none                    none                    none                      474,402
        2006                   none                    none                    none                      474,402

                Average Base Rent       Percent of Total       Percent of Annual
                 Per Square Foot         Building GLA             Base Rent
    Year Ending  Under Expiring         Represented by          Represented by
    December 31,    Leases              Expiring Leases         Expiring Leases
    ------------    ------              ---------------         ---------------
        1997        $14.22                   5.23%                  7.85%
        1998         17.00                   2.73                   5.26
        1999         14.09                  19.94                   3.33
        2000         11.32                   6.18                  12.82
        2001         10.84                   8.25                  18.70
        2002         19.00                   1.17                   5.74
        2003          none                   none                   none
        2004          none                   none                   none
        2005          none                   none                   none
        2006          none                   none                   none

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Aurora Commons property, as of January 1, 1997, of $11.6 million. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

LINCOLN PARK PLACE SHOPPING CENTER, CHICAGO, ILLINOIS

     On January 24, 1997, the Company acquired a Neighborhood Retail Center located at 666-670 West Diversey Parkway in Chicago, Illinois known as Lincoln Park Place Shopping Center ("Lincoln Park") from Clark & Diversey Limited Partnership, an unaffiliated third party, for approximately $2.1 million. The Company funded the purchase using: (i) the proceeds of a short-term loan maturing February 3, 1997 in the amount of approximately $2.0 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"); and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum. A majority of the Company's board, including a majority of the Independent Directors, have approved the terms and conditions of the Short-Term Loan. The Company repaid the Short-Term Loan on January 25, 1997 using the proceeds of two loans (the "Mortgage Loans") totaling $12,840,000 from an unaffiliated lender. The Company paid a 1.25% fee in connection with these Mortgage Loans. The Mortgage Loans have a term of seven years and, prior to the maturity date, require payments of interest only, at a rate of 7.8% per year, fixed for the first five years with interest for the remaining two years payable at an annual rate equal to the prime rate plus 0.5%. The purchase price for Lincoln Park was approximately $172.26 per square foot, which the Company concluded was fair and reasonable and within the range of values indicated in an appraisal received by the Company and presented to the Company's board of directors.

     Lincoln Park was built in 1990 consists of a one-story building aggregating 10,678 rentable square feet. As of January 24, 1997, Lincoln Park was 100% leased. In evaluating Lincoln Park as a potential acquisition, the Company considered a variety of factors including location, demographics, tenant mix, price per square foot, existing rental rates compared to market rates, and the occupancy of the center. The Company believes that the center is located in a vibrant economic area. Although 100% of the rentable square feet at Lincoln Park is leased to two tenants, the Company's management believes that retenanting of any space which is vacated in the future should be accomplished relatively quickly and at rental rates comparable to those currently paid by the tenants at the facility. The Company did not consider any other factors materially relevant to the decision to acquire the property.

     The Company does not anticipate making any significant repairs and improvements to Lincoln Park over the next few years. Nevertheless, a substantial portion of any such cost would be paid by the tenants.

     The table below sets forth certain information with respect to the occupancy rate at Lincoln Park expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.



                 Occupancy Rate
  Year Ending  as of December 31      Effective Annual Rental
  December 31,   of Each Year            Per Square Foot
  ------------   ------------            ---------------
    1996            100%                      $21.37
    1995            100%                       15.77
    1994             69%                       17.13
    1993            100%                       22.38
    1992             69%                       19.15

     Tenants leasing more than 10% of the total square footage are Lechter's Housewares ("Lechter's"), which leases 6,375 square feet, or approximately 59.7% of the rentable square feet and Nordic Trak, which leases 4,303 square feet, or approximately 40.3% of the rentable square feet. Nordic Trak is a manufacturer and retailer of exercise equipment. The lease with Lechter's requires Lechter's to pay base rent equal to $22.00 per square foot per annum payable monthly until March 31, 2001. The lease with Lechter's also grants Lechter's two options to renew the lease for five-year terms. If the first option is exercised, Lechter's will be required to pay a base rent of $25.00 per square foot per annum payable monthly from April 1, 2001 until March 31, 2006. If the second option is exercised, Lechter's will be required to pay a base rent of $29.00 per square foot per annum payable monthly from April 1, 2006 until March 31, 2011. The lease with Nordic Trak requires Nordic Trak to pay base rent equal to $22.00 per square foot per annum payable monthly until October 31, 1997 and $23.00 per square foot per annum payable monthly until October 31, 1999. The Nordic Trak lease contains no option to renew.

     For federal income tax purposes, the Company's depreciable basis in Lincoln Park will be approximately $1,280,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are depreciated based upon estimated useful lives of 40 years.

     Real estate taxes payable in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) were $82,674. The real estate taxes payable were calculated by multiplying Lincoln Park's assessed value by an equalizer of 2.1243 and a tax rate of 9.755%.

     At January 24, 1997, a total of 10,678 square feet were leased to two tenants at Lincoln Park. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                                                                      Current
                         Square Feet           Lease                   Renewal        Annual       Rent per
   Lessee                  Leased               Ends                   Options         Rent       Square Foot
   ------                  ------               ----                   -------         ----       -----------
Nordic Track                4,303              10/1999                  none         $94,666         $22.00
Lechter's                   6,375              03/2001                  2/5          140,250         $22.00

                                                  Approx. GLA of
    Year Ending           Number of Leases       Expiring Leases       Annual Base Rent of         Total Annual Base
    December 31,             Expiring             (square feet)          Expiring Leases                 Rent(1)
    ------------             --------             -------------          ---------------                 -------
        1997                   none                    none                    none                    $235,633
        1998                   none                    none                    none                     239,219
        1999                    1                     4,303                 $98,969                     239,219
        2000                   none                    none                    none                     140,250
        2001                    1                     6,375                 140,250                     140,250


                 Average Base Rent       Percent of Total       Percent of Annual
                  Per Square Foot         Building GLA             Base Rent
    Year Ending   Under Expiring         Represented by          Represented by
    December 31,     Leases              Expiring Leases         Expiring Leases
    ------------     ------              ---------------         ---------------
        1997          none                    none                     none
        1998          none                    none                     none
        1999          $23.00                 40.3%                    41.4%
        2000          none                   none                     none
        2001           22.00                 59.7%                   100.0%

(1) No assumptions were made regarding the releasing of expired leases. It is the opinion of the Company's management that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers which reported a fair market value for the Lincoln Park property, as of January 17, 1997, of $2,120,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

OAK FOREST COMMONS, OAK FOREST, ILLINOIS

     The Company anticipates entering into a letter agreement to purchase a Neighborhood Retail Center located at the northeast corner of 159th Street and Central Avenue in Oak Forest, Illinois known as Oak Forest Commons ("Oak Forest"). Under the anticipated terms of the acquisition, the Company would purchase Oak Forest from T-L Oak Forest Commons, Inc., an unaffiliated third party, for approximately $11.84 million. When a definitive agreement is finalized and executed, the Company anticipates making an initial deposit on the purchase of approximately 10% of the purchase price using cash and cash equivalents. The Company anticipates that the remainder of the purchase price will be payable in stages as the property is redeveloped and the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement. The Company anticipates that redevelopment of the property will be completed, the balance of the purchase price will be paid, and title to the property will be transferred, within one year after a definitive agreement is signed. Execution of a definitive agreement is subject to completion of business and legal due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Oak Forest. There can be no assurance that the Company will complete the acquisition of Oak Forest.

     Oak Forest is anticipated to be completed within one year after a definitive purchase agreement is signed, and is expected to consist of a one-story building comprising a multi-tenant community retail facility aggregating approximately 106,200 rentable square feet. The center is expected to be anchored by a Dominick's "Fresh Store," which is expected to lease approximately 70,000 square feet.

DOWNERS GROVE PLAZA, DOWNERS GROVE, ILLINOIS

     The Company anticipates entering into a letter agreement to purchase a Neighborhood Retail Center located at the northwest corner of Ogden Avenue and Williams Street in Downers Grove, Illinois known as Downers Grove Plaza ("Downers Grove"). Under the anticipated terms of the acquisition, the Company would purchase Downers Grove from T-L Downers Grove Plaza, Inc., an unaffiliated third party, for approximately $16.65 million. When a definitive agreement is finalized and executed, the Company anticipates making an initial deposit on the purchase of approximately 10% of the purchase price using cash and cash equivalents. The Company anticipates that the remainder of the purchase price will be payable in stages as the property is redeveloped and the anticipated main tenant, Dominick's Finer Foods, Inc., begins paying rent under a lease agreement. The Company anticipates that redevelopment of the property will be completed, the balance of the purchase price will be paid, and title to the property will be transferred, within one year after a definitive agreement is signed. Execution of a definitive agreement is subject to completion of business and legal due diligence, which the Advisor is undertaking on behalf of the Company, and receipt of a final environmental report indicating no environmental concerns on the property. No acquisition fees will be payable in connection with the acquisition of Downers Grove. There can be no assurance that the Company will complete the acquisition of Downers Grove.

      Downers Grove is anticipated to be completed within one year after a definitive purchase agreement is signed, and is expected to consist of a one-story building comprising a multi-tenant community retail facility aggregating approximately 102,385 rentable square feet. The center is expected to be anchored by a Dominick's "Fresh Store," which is expected to lease approximately 72,000 square feet.


                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

Certain statements in this "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this Supplement No. 10 constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, limitations on the area in which the Company may acquire properties; risks associated with borrowings secured by the Company's properties; competition for tenants and customers; federal, state or local regulations; adverse changes in general economic or local conditions; competition for property acquisitions with third parties that have greater financial resources than the Company; inability of lessees to meet financial obligations; uninsured losses; risks of failing to qualify as a REIT; and potential conflicts of interest between the Company and its affiliates including the Advisor.

As of December 31, 1994, subscriptions for a total of 189,938.145 Shares had been received resulting in $1,899,381 in gross offering proceeds, which includes $200,000 received from the Advisor for 20,000 Shares. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995 when the subscriptions were accepted and Shares issued by the Company. As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, resulting in Gross Offering Proceeds of $50,000,000, thereby completing the initial Offering. On July 24, 1996, the Company commenced a follow-on Offering of 10,000,000 shares plus an additional 1,000,000 shares available for distribution through the DRP. As of September 30, 1996, the Company had received subscriptions for a total of 931,147 Shares of the follow-on Offering, resulting in $9,311,472 in Gross Offering Proceeds. In addition, the Company has received $968,320 in Gross Offering Proceeds from 106,997 Shares purchased through the DRP. As of September 30, 1996, the Company has repurchased 6,318 Shares from Stockholders for an aggregate price of $57,179 through the Shares Repurchase Program.

The Company's capital needs and resources are expected to undergo changes as a result of the completion of the initial public offering of Shares, the commencement of the follow-on Offering and the acquisition of properties. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures, and the annual distribution required to maintain REIT status under the Code.

Management of the Company monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the year ended December 31, 1995, the Company qualified as a REIT.

As of September 30, 1996, the Company had acquired thirteen properties utilizing approximately $33,100,000 of cash and cash equivalents. Cash and cash equivalents consists of cash and short-term investments. Cash and cash equivalents at September 30, 1996 and December 31, 1995 were $19,250,977 and $738,931, respectively. This increase was due to the additional sales proceeds raised and $12,820,000 in loan proceeds from financing the properties. Partially offsetting the increase in cash and cash equivalents was the purchase of seven additional properties in 1996 and the payment of Offering costs.

The Company intends to use cash and cash equivalents to purchase additional properties, to pay distributions and to pay offering costs. To the extent that these sources are insufficient to meet the Company's short and long-term liquidity requirements the Company may rely on financing of one or more of the properties.

The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution of 8% per annum on weighted average shares. Commencing with the fourth quarter of 1996, the Company intends to pay monthly distributions of 8.3% per annum on weighted average shares. Distributions declared for the nine months ended September 30, 1996 were $2,232,004, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions cannot be determined at this time and will be calculated at year end.

Cash Flows From Operating Activities

Net cash provided by operating activities increased by approximately $1,862,181 for the nine months ended September 30, 1996 to $2,389,287 from $527,106 for the same period in 1995. This increase is due primarily to an increase in net income for the nine months ended September 30, 1996, as compared to the net income for the nine months ended September 30, 1995. This increase in net income is due to the purchase of additional properties. As of September 30, 1996, the Company had acquired thirteen properties, as compared to five properties as of September 30, 1995. This increase is also due to $305,054 of rental income received under master lease agreements for the nine months ended September 30, 1996, as compared to no rental income received under master lease agreements for the nine months ended September 30, 1995.

Cash Flows From Investing Activities

During the nine months ended September 30, 1996, the Company utilized $26,729,537 in investing activities for the purchase of seven properties, as compared to the $5,286,038 utilized in the nine months ended September 30, 1995 for the purchase of five properties.

Cash Flows From Financing Activities

For the nine months ended September 30, 1996, the Company generated $43,020,331 of cash flows from financing activities as compared to $5,413,372 of cash flows generated from financing activities for the nine months ended September 30, 1995. This increase is due primarily to the increase in proceeds raised from the Offering of $40,246,259 for the nine months ended September 30, 1996, as compared to $13,012,136 of Offering proceeds raised for the nine months ended September 30, 1995. This increase is partially offset by an increase in the cash used for the payment of Offering costs for the nine months ended September 30, 1996. The increase is also partially offset by an increase in the amount of distributions paid for the nine months ended September 30, 1996 of $1,989,199 as compared to the distributions paid for the nine months ended September 30, 1995 of $188,958. In the third quarter of 1996, the Company placed financing on seven of the Company's properties and received $12,633,172 in loan proceeds, net of loan costs.

The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. As of September 30, 1996, organizational and offering costs did not exceed this limitation.

The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders until such time as a market for the Shares develops:

The Distribution Reinvestment Program allows Stockholders who purchase Shares pursuant to the Offering to automatically reinvest distributions by purchasing additional Shares from the Company. Such purchases will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee and will be sold at a price of $9.05 per Share. As of September 30, 1996, the Company had received $968,320 through the DRP and had repurchased 6,318 Shares from Stockholders for an aggregate price of $57,179, pursuant to the terms of the Share Repurchase Program. The remaining $911,141 is available to the Company for investment in additional properties, maintenance of existing properties or the repurchase of additional Shares pursuant to the terms of the Share Repurchase Program.

The Share Repurchase Program will, subject to certain restrictions, provide existing Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share. Shares purchased by the Company will not be available for resale. As of September 30, 1996, the Company has repurchased 6,318 Shares.

Results of Operations

As of September 30, 1996, subscriptions for a total of 6,038,144 Shares were received from the public resulting in $60,279,792 in Gross Offering Proceeds, which includes the Advisor's capital contribution of $200,000. As of September 30, 1996, the Company has repurchased 6,318 Shares from Stockholders for an aggregate price of $57,179 through the Share Repurchase Program.

Funds from operations ("FFO") means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and other non-cash items. FFO and funds available for distribution for the nine months ended September 30, 1996 and 1995 are calculated as follows:


                                                       1996          1995
                                                       ----          ----
     Net income................................... $ 1,332,939       157,039
     Depreciation.................................     561,983        33,909
                                                   ------------  ------------
       Funds from operations(1)...................   1,894,922       190,948

     Deferred rent receivable (2).................     (63,007)       (3,656)
     Rental income received under
      Master lease agreements (3).................     305,054          -
                                                   ------------  ------------
     Funds available for distribution............. $ 2,136,969       187,292
                                                   ============  ============



 (1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. FFO as reported by the Company may not be comparable to other similarly titled measures of other real estate companies.

 (2) Reference is made to Note (5) of the Notes to Financial Statements of the Company.

 (3) As part of the purchase of some of the properties, the Company will receive rent under master lease agreements on some of the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. For the nine months ended September 30, 1996, the Company has recorded $305,054 of such payments. Reference is made to Note (5) of the Notes to Financial Statements of the Company.

Total income for the three and nine months ended September 30, 1996 and 1995 was $3,706,605 and $803,508, respectively. This increase was due to the purchase of additional properties. As of September 30, 1996, the Company had acquired thirteen properties, as compared to five properties as of September 30, 1995. The purchase of additional properties also resulted in increases in property operating expenses to Affiliates and non-affiliates and depreciation expense.

The decrease in mortgage interest expense to Affiliates for the three and nine months ended September 30, 1996, as compared to the three and nine months ended September 30, 1995, is due to the payoff of the acquisition financing. The Company continues to have a mortgage in the principal amount of $741,467, which bears interest at 7.655%, collateralized by the Walgreens, Decatur property payable to an Affiliate.

The increase in mortgage interest to non-affiliates for the three and nine months ended September 30, 1996, as compared to the three and nine months ended September 30, 1995, is due to the mortgage which was assumed as part of the purchase of Regency Point. During the third quarter of 1996, the Company obtained $12,820,000 of financing from an unaffiliated lender, on seven properties previously acquired.

For the nine months ended September 30, 1995, the Company had not paid an annual distribution equal to or greater than the 8% Current Return, and accordingly, no advisor asset management fee was accrued. For the nine months ended September 30, 1996, the Company has paid an annual distribution equal to the 8% Current Return and therefore has accrued the advisor asset management fee.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%.

Interest income is the result of cash and cash equivalents being invested in short-term investments until a property is purchased.

The increases in professional services to Affiliates and non-affiliates and general and administrative expenses to Affiliates and non-affiliates for the three and nine months ended September 30, 1996, as compared to the three and nine months ended September 30, 1995, is due to the Company entering the operational stage.

The following is a list of approximate physical occupancy levels for the Company's investment properties as of the end of each quarter during 1995 and 1996. N/A indicates the property was not owned by the Company at the end of the quarter.


                                    1995                        1996
                           -----------------------     -----------------------
                            at    at    at    at        at    at    at    at
      Properties           03/31 06/30 09/30 12/31     03/31 06/30 09/30 12/31
                           ----- ----- ----- -----     ----- ----- ----- -----
Walgreens                   100%  100%  100%  100%      100%  100%  100%
  Decatur, Illinois

Eagle Crest                 100%  100%  100%  100%      100%  100%  100%
  Naperville, Illinois

Montgomery-Goodyear         N/A   N/A   100%  100%      100%  100%  100%
  Montgomery, Illinois

Hartford/Naperville Plaza   N/A   N/A    48%   90%      100%  100%  100%
  Naperville, Illinois

Nantucket Square            N/A   N/A    92%   81%       81%   81%   94% *
  Schaumburg, Illinois

Antioch Plaza               N/A   N/A   N/A    33%       49%   49%   49% *
  Antioch, Illinois

Mundelein Plaza             N/A   N/A   N/A   N/A       N/A   100%  100%
  Mundelein, IL

Regency Point               N/A   N/A   N/A   N/A       N/A    97%   97%
  Lockport, IL

Prospect Heights            N/A   N/A   N/A   N/A       N/A    78%  100%
  Prospect Heights, IL

Montgomery-Sears            N/A   N/A   N/A   N/A       N/A    85%   85% *
  Montgomery, IL

Zany Brainy                 N/A   N/A   N/A   N/A       N/A   N/A   100%
  Wheaton, IL

Salem Square                N/A   N/A   N/A   N/A       N/A   N/A    97% *
  Countryside, IL

Hawthorn Village            N/A   N/A   N/A   N/A       N/A   N/A    99%
  Vernon Hills, IL


  * As part of the purchase of these properties the Company receives rent under master lease agreements on the space which was vacant at the time of the purchase, resulting in 100% economical occupancy at September 30, 1996 for Nantucket Square and Antioch Plaza and 98% economic occupancy for Salem Square. See footnote (5) to the Company's financial statement.

As of September 30, 1996 two leases totaling 3,447 square feet were executed at Antioch Plaza. Tenants are expected to begin occupancy in the fourth quarter 1996.

Subsequent Events

On October 18,1996, the Company acquired the Six Corners Plaza Shopping Center from an unaffiliated third party for a purchase price of $6,000,000 on an all cash basis.

On November 13, 1996, the Company acquired the Spring Hill Fashion Corner from an unaffiliated third party for a purchase price of approximately $9,200,000 on an all cash basis.

On the behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                             PLAN OF DISTRIBUTION

      The Company commenced the "best efforts" Offering on July 24, 1996, and as of January 29, 1997, the Company had accepted subscriptions for 3,712,425 shares ($33,597,450 net of Selling Commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee).

      Inland Securities Corporation, an Affiliate of the Advisor, serves as dealer manager of the Offering and is entitled to receive selling commissions and certain other amounts. As of January 29, 1997, Inland Securities Corporation was entitled to receive commissions, the Marketing Contribution and the Due Diligence Expense Allowance Fee totaling $3,423,969. An Affiliate of the Advisor is also entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid Property Management Fees of $229,307 for the year ended December 31, 1996 and $46,791 for the year ended December 31, 1995. The Advisor may also receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. As of December 31, 1996, the Company had incurred and paid $238,108 of such fees. As of December 31, 1995, the Company had not incurred or paid any such fees.

     Investors are advised that for sales made to individuals residing in the State of Minnesota, warrants will be issued only to Inland Securities Corporation. No one else may receive warrants as commissions for sales. This provision does not apply to sales outside of Minnesota.

                         INDEX TO FINANCIAL STATEMENTS



                                                                                          PAGE
                                                                                          ----
INLAND REAL ESTATE CORPORATION
      Balance Sheets at September 30, 1996 and December 31, 1995 (unaudited) ............  F-1

      Statements of Operations for the three and nine months ended September 30, 1996 and 1995 (unaudited) ..............................................................  F-3

      Statements of Stockholders' Equity at September 30, 1996 and December 31, 1995 ....  F-4

      Statements of Cash Flows for the nine months ended September 30, 1996 and
      1995 (unaudited) ..................................................................  F-5

      Notes to Financial Statements September 30, 1996 (unaudited) ......................  F-7

      Pro Forma Balance Sheet at December 31, 1995 (unaudited) ..........................  F-18

      Notes to Pro Forma Balance Sheet at December 31, 1995 (unaudited) .................  F-20

      Pro Forma Statement of Operations for the year ended
      December 31, 1995 (unaudited) .....................................................  F-29

      Notes to Pro Forma Statement of Operations for the year
      ended December 31, 1995 (unaudited) ...............................................  F-31

      Pro Forma Balance Sheet at September 30, 1996 (unaudited) .........................  F-49

      Notes to Pro Forma Balance Sheet at September 30, 1996 (unaudited) ................  F-51

      Pro Forma Statement of Operations for the nine months ended
      September 30, 1996 (unaudited) ....................................................  F-58

      Notes to Pro Forma Statement of Operations for the nine months ended September 30, 1996 (unaudited) ..............................................  F-60

SALEM SQUARE SHOPPING CENTER

      Independent Auditors' Report ......................................................  F-65

      Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Salem Square ..............................  F-66

      Notes to the Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Salem Square ..............................  F-67


HAWTHORNE VILLAGE COMMONS

      Independent Auditors' Report .....................................................  F-69

      Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Hawthorn Village Commons .................  F-70

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Hawthorn Village Commons .................  F-71

SIX CORNERS PLAZA

      Independent Auditors' Report .....................................................  F-73

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended June 30, 1996 of Six Corners Plaza ....................................  F-74

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended June 30, 1996 of Six Corners Plaza ............................  F-75

SPRING HILL FASHION CENTER

      Independent Auditors' Report .....................................................  F-77

      Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Spring Hill Fashion Center ...............  F-78

      Notes to the Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Spring Hill Fashion Center ...............  F-79

CRESTWOOD PLAZA SHOPPING CENTER

      Independent Auditors' Report .....................................................  F-81

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended October 31, 1996 of Crestwood Plaza Shopping Center ...................  F-82

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended October 31, 1996 of Crestwood Plaza Shopping Center ...........  F-83

PARK ST. CLAIR PLAZA

      Independent Auditors' Report .....................................................  F-85

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1995 of Park St. Clair Plaza .............................  F-86


      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Park St. Clair Plaza ................  F-87

LANSING SQUARE SHOPPING CENTER

      Independent Auditors' Report ................................................  F-89

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1995 of Lansing Square Shopping Center ..............  F-90

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1995 of Lansing Square Shopping Center ......  F-91

THE SUMMIT OF PARK RIDGE

      Independent Auditors' Report ................................................  F-93

      Historical Summary of Gross Income and Direct Operating
      Expenses for the period February 1, 1996 to November 30, 1996 of The Summit of Park Ridge .................................................  F-94

      Notes to Historical Summary of Gross Income and Direct
      Operating Expenses for the period February 1, 1996 to
      November 30, 1996 of The Summit of Park Ridge ...............................  F-95

MAPLE PARK PLACE SHOPPING CENTER

      Independent Auditors' Report ................................................  F-97

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Maple Park Place Shopping Center ............  F-98

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Maple Park Place Shopping Center ....  F-99

AURORA COMMONS SHOPPING CENTER

      Independent Auditors' Report ................................................  F-101

      Historical Summary of Gross Income and Direct Operating Expenses for the
      year ended December 31, 1996 of Aurora Commons Shopping Center ..............  F-102

      Notes to Historical Summary of Gross Income and Direct Operating Expenses
      for the year ended December 31, 1996 of Aurora Commons Shopping Center ......  F-103


LINCOLN PARK PLACE SHOPPING CENTER



 Independent Auditors' Report .................................................  F-105

 Historical Summary of Gross Income and Direct Operating Expenses for the
 year ended December 31, 1996 of Lincoln Park Place Shopping Center ...........  F-106

 Notes to Historical Summary of Gross Income and Direct Operating Expenses
 for the year ended December 31, 1996 of Lincoln Park Place Shopping Center ...  F-107


                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets

                   September 30, 1996 and December 31, 1995
                                  (unaudited)


                                    Assets
                                    ------

                                                       1996          1995
                                                       ----          ----
Investment properties (Notes 1, 4 and 5):
  Land............................................ $14,695,748     5,437,948
  Building and improvements.......................  36,782,378    12,074,484
                                                   ------------  ------------
                                                    51,478,126    17,512,432
  Less accumulated depreciation...................     731,877       169,894
                                                   ------------  ------------
  Net investment properties.......................  50,746,249    17,342,538

Cash and cash equivalents including amounts
  held by property manager (Note 1)...............  19,250,977       738,931
Restricted funds..................................        -          150,000
Accounts and rents receivable (Note 5)............   1,087,810       333,823
Deposits and other assets.........................     236,854       158,123
Deferred organization costs (net of accumulated
  amortization of $4,119 at September 30, 1996)
  (Note 1)........................................      23,343        27,462
Loan fees.........................................     186,828          -
                                                   ------------  ------------
    Total assets.................................. $71,532,061    18,750,877
                                                   ============  ============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                   September 30, 1996 and December 31, 1995
                                  (unaudited)

                     Liabilities and Stockholders' Equity
                     ------------------------------------

                                                       1996          1995
                                                       ----          ----
Liabilities:
  Accounts payable................................ $   105,062         6,875
  Accrued offering costs to Affiliates............     646,121       222,353
  Accrued offering costs to non-affiliates........      89,235         6,444
  Accrued interest payable to Affiliates..........        -            5,242
  Accrued real estate taxes.......................     981,687       374,180
  Distributions payable (Note 7)..................     372,337       129,532
  Security deposits...............................     112,374        54,483
  Note payable to Affiliate (Note 6)..............        -          360,000
  Mortgages payable (Note 6)......................  18,003,626       750,727
  Unearned income.................................      62,650        39,846
  Other liabilities...............................      28,852       178,852
  Due to Affiliates (Note 2)......................     244,040         7,277
                                                   ------------  ------------
    Total liabilities.............................  20,645,984     2,135,811
                                                   ------------  ------------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 6,038,144 and 6,031,826 issued
    and outstanding at September 30, 1996, and
    2,003,073 and 2,000,073 Shares issued and
    outstanding at December 31, 1995,
    respectively..................................      59,824        19,996
  Additional paid-in capital (net of offering
    costs of $8,197,358 at September 30, 1996, of
    which $6,282,497 was paid to Affiliates)......  51,965,431    16,835,183
  Accumulated distributions in excess of
    net income....................................  (1,139,178)     (240,113)
                                                   ------------  ------------
    Total stockholders' equity....................  50,886,077    16,615,066
                                                   ------------  ------------
Total liabilities and stockholders' equity........ $71,532,061    18,750,877
                                                   ============  ============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                           Statements of Operations

        For the three and nine months ended September 30, 1996 and 1995
                                  (unaudited)

                                        Three months          Nine months
                                           ended                 ended
                                        September 30,        September 30,
                                        -------------        -------------
                                        1996      1995       1996       1995
                                        ----      ----       ----       ----
Income:
  Rental income (Notes 1 and 5).... $1,258,317    216,155  2,578,953   469,568
  Additional rental income.........    396,095    222,234    785,719   260,193
  Interest income..................     87,474     42,167    212,063    73,747
  Other income.....................     12,064       -        64,870      -
                                    ---------- ---------- ---------- ----------
                                     1,753,950    480,556  3,641,605   803,508
                                    ---------- ---------- ---------- ----------
Expenses:
  Professional services to
    Affiliates.....................      5,780       -        16,434      -
  Professional services to
    non-affiliates.................      4,723       -        40,951     1,615
  General and administrative
    expenses to Affiliates.........     (9,319)      -        42,116      -
  General and administrative
    expenses to non-affiliates.....     15,424        263     21,418     1,084
  Advisor asset management fee.....    116,809       -       242,341      -
  Property operating expenses
    to Affiliates..................     67,501      9,463    139,597    21,917
  Property operating expenses
    to non-affiliates..............    560,438    243,067  1,007,064   297,946
  Mortgage interest to Affiliates..     20,670     36,815     49,993    82,992
  Mortgage interest to
    non-affiliates.................     82,335       -       160,139    17,340
  Depreciation.....................    284,483     33,909    561,983    82,262
  Amortization.....................      1,373       -         4,119      -
  Acquisition costs expensed.......      5,361       -        22,511       315
                                    ---------- ---------- ---------- ----------
                                     1,155,578    323,517  2,308,666   505,471
                                    ---------- ---------- ---------- ----------
    Net income..................... $  598,372    157,039  1,332,939   298,037
                                    ========== ========== ========== ==========

Net income per weighted average
  common stock shares outstanding
  (5,166,900 and 1,065,503 for the
  three months ended September 30,
  1996 and 1995, respectively and
  3,688,310 and 707,779 for the
  nine months ended September 30,
  1996 and 1995, respectively)..... $      .11        .15        .36       .42
                                    ========== ========== ========== ==========

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                   September 30, 1996 and December 31, 1995
                                  (unaudited)

                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income   Total
                             ----------- ----------- ----------- ------------

Balance January 1, 1995..... $      200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)..............      19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------- ----------- ----------- ------------
Balance December 31, 1995...     19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -      1,332,939    1,332,939

Distributions declared
  ($.60 per weighted average
  common stock shares
  outstanding)..............       -           -     (2,232,004)  (2,232,004)

Proceeds from Offering (net
  of Offering costs of
  $5,076,183)...............     39,861  35,166,172        -      35,206,033

Repurchases of Shares.......        (33)    (35,924)       -         (35,957)
                             ----------- ----------- ----------- ------------
Balance September 30, 1996.. $   59,824  51,965,431  (1,139,178)  50,886,077
                             =========== =========== =========== ============


                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows

             For the nine months ended September 30, 1996 and 1995
                                  (unaudited)

                                                        1996          1995
                                                        ----          ----
Cash flows from operating activities:
  Net income...................................... $ 1,332,939        298,037
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation..................................     561,983         82,262
    Amortization..................................       4,119           -
    Deferred rent receivable......................     (63,007)        (3,656)
    Rental income under master lease..............     305,054         66,990
    Changes in assets and liabilities:
      Accounts and rents receivable...............    (690,980)      (232,992)
      Other assets................................     (78,731)      (198,848)
      Accounts payable............................      98,187         69,942
      Accrued interest payable....................      (5,242)        27,186
      Accrued real estate taxes...................     607,507        368,202
      Security deposits...........................      57,891         49,983
      Unearned income.............................      22,804           -
      Due to Affiliates...........................     236,763           -
                                                   ------------  -------------
Net cash provided by operating activities.........   2,389,287        527,106
                                                   ------------  -------------
Cash flows from investing activities:
  Additions to investment properties..............    (168,035)          -
  Purchase of investment properties............... (26,729,537)    (5,286,038)
                                                   ------------  -------------
Net cash used in investing activities............. (26,897,572)    (5,286,038)
                                                   ------------  -------------
Cash flows from financing activities:
  Repayment of loan from Advisor..................        -          (193,300)
  Proceeds from offering..........................  40,246,259     13,012,136
  Payments of offering costs......................  (4,569,624)    (1,762,295)
  Loan proceeds...................................  12,820,000           -
  Loan fees.......................................    (186,828)          -
  Distributions paid..............................  (1,989,199)      (188,958)
  Repayment of note from Affiliate................    (360,000)          -
  Principal payments of debt......................  (2,940,277)    (5,454,211)
                                                   ------------  -------------
Net cash provided by financing activities.........  43,020,331      5,413,372
                                                   ------------  -------------
Net increase in cash and cash equivalents.........  18,512,046        654,440

Cash and cash equivalents at beginning of period..     738,931         10,934
                                                   ------------  -------------
Cash and cash equivalents at end of period........ $19,250,977        665,374
                                                   ============  =============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

             For the nine months ended September 30, 1996 and 1995
                                  (unaudited)


Supplemental schedule of noncash investing and financing activities:

                                                       1996          1995
                                                       ----          ----
Purchase of investment property................... $(34,102,713)  (15,843,643)
Assumption of debt................................    4,473,176     4,595,178
Note payable......................................    2,900,000     5,962,427
                                                   ------------- -------------
                                                   $(26,729,537)   (5,286,038)
                                                   ============= =============


Distributions payable............................. $    372,337       214,852
                                                   ============= =============


Cash paid for interest............................ $    243,326       107,454
                                                   ============= =============

                See accompanying notes to financial statements.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements

                              September 30, 1996
                                  (unaudited)


Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1995, which are included in the Company's 1995 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report.

(1) Organization and Basis of Accounting

Inland Real Estate Corporation (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On October 14, 1994, the Company commenced an initial public offering (the "Offering") of 5,000,000 shares of common stock (the "Shares") at a price of $10 per Share and the issuance of 1,000,000 Shares at a price of $9.05 per Share for distribution pursuant to the Company's distribution reinvestment program (the "DRP"). Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995. Offering proceeds were released from escrow on January 3, 1995 when subscriptions were accepted and Shares issued by the Company. Subscribers received their pro rata share of interest income earned on their subscriptions while in escrow. As of July 24, 1996, the Company had received subscriptions for a total of 5,000,000 Shares, resulting in Gross Offering Proceeds of $50,000,000, thereby completing [Be initial Offering. On July 24, 1996, the Company commenced a follow-on Offering of 10,000,000 shares plus an additional 1,000,000 shares available for distribution through the DRP. As of September 30, 1996, the Company had received subscriptions for a total of 931,147 Shares of the follow-on Offering, resulting in $9,311,472 in Gross Offering Proceeds. In addition, the Company has received $968,320 in Gross Offering Proceeds from 106,997 Shares purchased through the DRP. As of September 30, 1996, the Company has repurchased 6,318 Shares from Stockholders for an aggregate price of $57,179 through the Shares Repurchase Program.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally is not subject to federal income tax to the extent it distributes 95% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value. Included in cash and cash equivalents is $655,905 held by the Company's affiliated property manager which is unrestricted and held in the Company's name.

Deferred organization costs are amortized over a 60-month period.

Offering costs were offset against the Stockholders' equity accounts once the Shares sold exceeded the Minimum Offering and Gross Offering Proceeds were released from escrow. Offering costs consist principally of printing, selling and registration costs.

The investment properties are carried at the lower of aggregate cost or net realizable value. Periodically, the Company will review its real estate portfolio and if investment properties suffer an impairment in value which is deemed to be other than temporary, the investment in properties would be reduced to the net realizable value of the properties. As of September 30, 1996, there have been no such impairments. Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rate associated with the mortgages payable approximates the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgages payable approximates their fair value.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)


The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relative short maturity of these instruments.

In the opinion of management, the financial statements contain all the adjustments necessary, which are of a normal recurring nature, to present fairly the financial position and results of operations for the periods presented herein. Results of interim periods are not necessarily indicative of the results to be expected for the year.


(2) Transactions with Affiliates

As of September 30, 1996, the Company had incurred $8,197,358 of organization and offering costs. Pursuant to the terms of the Offering, the Advisor is required to pay organization and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of Gross Offering Proceeds. As of September 30, 1996, organizational and offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering and to the administration of the Company. Such costs to Affiliates incurred relating to the Offering were $645,669 and $409,858 as of September 30, 1996 and December 31, 1995, respectively, of which $8,339 and $120,269 were unpaid as of September 30, 1996 and December 31, 1995, respectively. In addition, an Affiliate of the Advisor serves as dealer manager of the Offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the Offering. Such amounts incurred were $5,636,828 and $1,719,406 as of September 30, 1996 and December 31, 1995, respectively, of which $637,782 and $102,084 were unpaid as of September 30, 1996 and December 31, 1995, respectively. As of September 30, 1996, approximately $4,955,000 of these commissions has been reallowed to soliciting broker/dealers.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)


The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the administration of the Company. Such costs are included in professional services to Affiliates, general and administrative expenses to Affiliates and acquisition costs expensed of which $1,699 remained unpaid at September 30, 1996.

As of September 30, 1996, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. As of September 30, 1996, the Company has incurred $242,341 of such fees, all of which remains unpaid at September 30, 1996. (Defined terms in this paragraph have the same definitions from the prospectus dated July 24, 1996.)

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid property management fees of $139,597 and $21,917 for the nine months ended September 30, 1996 and 1995, respectively, all of which has been paid.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)

(3) Commitments and Contingencies

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 14, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Share grant are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. No options have been exercised.

In addition to sales commissions, certain Soliciting Dealers may receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999; or (ii) the closing date of an offering of the Shares by the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

On the behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)

(4) Investment Properties
                                          Initial Cost (A)
                                     -------------------------
                                                                   Net
                                                   Buildings   Adjustments
                              Date                    and           to
                              Acq        Land    improvements   Basis (B)
                             ------- ----------- ------------- -----------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330   1,130,723         -

  Zany Brainy
    Wheaton, IL.............  07/96      838,000   1,625,202         -

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618   2,938,352         -

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000     834,659      (12,692)

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000   3,427,961       (7,847)

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000   2,354,583      (47,276)

  Antioch Plaza
    Antioch, IL.............  12/95      268,000   1,488,122     (110,198)

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,803,000   3,857,560      (17,682)

  Regency Point
    Lockport, IL............  04/96    1,000,000   4,720,800      (16,709)

  Prospect Heights
    Prospect Heights, IL....  06/96      494,300   1,683,755      (11,989)

  Montgomery-Sears
    Montgomery, IL..........  06/96      768,000   2,666,646      (10,817)
                                     ----------- ------------  -----------
    Subtotal                         $10,341,248  26,728,363     (235,210)

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)

(4) Investment Properties (continued)

                               Gross amount at which carried
                                      at end of period
                             ---------------------------------------

                                 Land       Buildings
                                  and          and
                             improvements improvements     Total
                             ---------------------------------------
Single-user Retail
------------------
  Walgreens/Decatur
    Decatur, IL.............      78,330    1,130,723    1,209,053

  Zany Brainy
    Wheaton, IL.............     838,000    1,625,202    2,463,202

Neighborhood Retail Centers
---------------------------
  Eagle Crest Shopping Center
    Naperville, IL..........   1,878,618    2,938,352    4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........     315,000     821,967     1,136,967

  Hartford/Naperville Plaza
    Naperville, IL..........     990,000    3,420,114    4,410,114

  Nantucket Square
    Schaumburg, IL..........   1,908,000    2,307,307    4,215,307

  Antioch Plaza
    Antioch, IL.............     268,000    1,377,924    1,645,924

  Mundelein Plaza
    Mundelein, IL...........   1,803,000    3,839,878    5,642,878

  Regency Point
    Lockport, IL............   1,000,000    4,704,091    5,704,091

  Prospect Heights
    Prospect Heights, IL....     494,300    1,671,766    2,166,066

  Montgomery-Sears
    Montgomery, IL..........     768,000    2,655,829    3,423,829
                             ------------ ------------ ------------
    Subtotal                  10,341,248   26,493,153   36,834,401

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)

(4) Investment Properties (continued)
                                          Initial Cost (A)
                                     -------------------------
                                                                   Net
                                                   Buildings   Adjustments
                              Date                    and           to
                               Acq       Land    improvements   Basis (B)
                             ------- ----------- ------------  -----------
  Subtotal                           $10,341,248  26,728,363     (235,210)

Neighborhood Retail Centers
---------------------------
  Salem Square
    Countryside, IL.........  08/96    1,735,000   4,446,874       (1,725)

  Hawthorn Village
    Vernon Hills, IL........  08/96    2,619,500   5,844,076         -
                                     ----------- ------------  -----------
                                     $14,695,748  37,019,313     (236,935)
                                     =========== ============  ===========

(4) Investment Properties (continued)
                               Gross amount at which carried
                                      at end of period
                             ---------------------------------------
                                 Land       Buildings
                                  and          and
                             improvements improvements     Total
                             ------------ ------------ -------------
  Subtotal                    10,341,248   26,493,153   36,834,401

Neighborhood Retail Centers
---------------------------
  Salem Square
    Countryside, IL.........   1,735,000    4,445,149    6,180,149

  Hawthorn Village
    Vernon Hills, IL........   2,619,500    5,844,076    8,463,576
                             ------------ ------------ ------------
                              14,695,748   36,782,378   51,478,126
                             ============ ============ ============


(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of several purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of September 30, 1996, the cumulative amount of such payments was $438,070. (Note 5)

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)

(5) Operating Leases

Master Lease Agreements

As part of the purchases of several of the properties, the Company will receive rent under master lease agreements on some of the spaces currently vacant for periods ranging from one to two years or until the spaces are leased and tenants begin paying rent. Generally Accepted Accounting Principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income.

                                                              Master Lease
                                    Square Feet                 Payments
                                     Covered by               Received for
                          Master    Master Lease               Nine Months
                          Lease        as of       Rate per      Ended
       Property           Expires   Sept 30,1996 Square Foot  Sept 30,1996
----------------------- ----------- ------------ ------------ ------------
Montgomery-Goodyear        09/96        3,010    $   4.03 (A) $    9,090
Hartford/Naperville        09/96        2,200       15.00         59,043
Nantucket Square           09/96        4,500(B)    15.00         69,518
Antioch Plaza              06/97       11,810       12.00        108,481
Mundelein Plaza            12/97        1,686       14.90         17,682
Regency Point              04/97        3,115       14.00         16,709
Prospect Heights           08/96         -            -           11,989
Montgomery-Sears           06/98        3,600       12.00
                                        1,500       10.20         10,817
Salem Square               07/97        3,742        5.53          1,725
                                                              -----------
                                                              $  305,054
                                                              ===========


  (A) The seller has master leased this space for $12.00 per square foot, which was the rental rate required under the prior lease. Rent collected from the current tenant is credited against the master lease.

  (B) The Company also received a credit at closing for rent abatement agreements under current leases.

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)


Certain tenant leases contain provisions providing for stepped rent increases. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include $63,007 and $3,656 for the nine months ended September 30, 1996 and 1995, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $75,420 and $12,413 in related accounts receivable as of September 30, 1996 and December 31, 1995, respectively. These amounts will be collected over the terms of the related leases as scheduled rent payments are made.


(6) Mortgages Payable and Note Payable to Affiliates

Mortgages payable and note payable to Affiliates consist of the following at September 30, 1996 and December 31, 1995:

                                                        1996          1995
                                                        ----          ----
7.655% first mortgage secured by Walgreens,
  Decatur, Illinois, monthly principal and
  interest payments of $5,689, with the
  remaining balance due May 2004.................. $   741,467       750,727

First mortgage secured by Regency Point with a
  floating interest rate of 180 basis points over
  the 30-day LIBOR rate, which rate adjusts
  monthly, amortizing over 25 years with remaining
  balance due August 2000.........................   4,442,159          -

7.85% first mortgage secured by Eagle Crest,
  Naperville, IL, monthly interest only payments
  of $15,373, with the balance due October 2003...   2,350,000          -

7.85% first mortgage secured by Nantucket Square,
  Schaumburg, IL, monthly interest only payments
  of $14,392, with the balance due October 2003...   2,200,000          -

7.85% first mortgage secured by Antioch Plaza,
  Antioch, IL, monthly interest only payments
  of $5,724, with the balance due October 2003....     875,000          -

7.85% first mortgage secured by Mundelein Plaza,
  Mundelein, IL, monthly interest only payments
  of $18,382, with the balance due October 2003...   2,810,000          -

                        INLAND REAL ESTATE CORPORATION
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                              September 30, 1996
                                  (unaudited)


                                                        1996           1995
                                                        ----           ----
7.85% first mortgage secured by Montgomery-Goodyear,
  Montgomery, IL, monthly interest only payments
  of $4,121, with the balance due October 2003.... $   630,000          -

7.85% first mortgage secured by Montgomery-Sears,
  Montgomery, IL, monthly interest only payments
  of $10,761, with the balance due August 2003....   1,645,000          -

7.85% first mortgage secured by Hartford/Naperville
  Plaza, Naperville, IL, monthly interest only
  payments of $15,111, with the balance due August
  2003............................................   2,310,000          -
                                                   ------------  ------------
Mortgages payable................................. $18,003,626       750,727
                                                   ============  ============

9.5% promissory note payable to Inland
  Real Estate Investment Corporation, paid
  in full on January 9, 1996...................... $      -          360,000
                                                   ------------  ------------
Note payable to Affiliate......................... $      -          360,000
                                                   ============  ============


(7) Subsequent Events

During October 1996, the Company paid distributions of $372,337 to the Stockholders of record at September 30, 1996 on a weighted average basis for the month.

On October 18, 1996, the Company acquired the Six Corners Plaza Shopping Center from an unaffiliated third party for a purchase price of $6,000,000 on an all cash basis.

On November 13, 1996, the Company acquired the Spring Hill Fashion Corner from an unaffiliated third party for a purchase price of approximately $9,200,000 on an all cash basis.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners Plaza, Spring Hill Fashion Corner, Grand and Hunt Club, The Quarry Outlot, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center and Lincoln Park Place Shopping Center as though these transactions occurred December 31, 1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                   December 31, 1995
                                      (unaudited)


                                                             December 31,
                               December 31,                      1995
                                   1995        Pro Forma      Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- -------------- -------------
Assets
------
Net investment in
  properties.................. $ 17,342,538   106,308,990    123,651,528
Cash and cash equivalents.....      738,931          -           738,931
Restricted cash...............      150,000          -           150,000
Accounts and rents
  receivable..................      333,823     2,289,458      2,623,281
Other assets..................      185,585       164,751        350,336
                               ------------- -------------  -------------
Total assets.................. $ 18,750,877   108,763,199    127,514,076
                               ============= =============  =============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $    288,037         7,500        295,537
Accrued real estate taxes.....      374,180     2,994,923      3,369,103
Distributions payable (C).....      129,532          -           129,532
Security deposits.............       54,483       240,059        294,542
Mortgage payable..............      750,727    36,413,089     37,163,816
Notes payable to Affiliate....      360,000          -           360,000
Other liabilities.............      178,852          -           178,852
                               ------------- -------------  -------------
Total liabilities.............    2,135,811    39,655,571     41,791,382
                               ------------- -------------  -------------
Common Stock..................       19,996        80,360        100,356
Additional paid in capital
  (net of Offering costs).....   16,835,183    69,027,268     85,862,451
Accumulated distributions in
  excess of net income........     (240,113)         -          (240,113)
                               ------------- -------------  -------------
Total Stockholders' equity....   16,615,066    69,107,628     85,722,694
                               ------------- -------------  -------------
Total liabilities and
  Stockholders' equity........ $ 18,750,877   108,763,199    127,514,076
                               ============= =============  =============


                  See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on December 31, 1995.The terms are described in the notes that follow.

                                     Pro Forma Adjustments
                     ---------------------------------------------------

                      Mundelein      Regency     Prospect    Montgomery-
                        Plaza         Point       Heights       Sears
                     ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........ $ 5,658,230    5,700,000    2,165,000    3,419,000
Accounts and rent
  receivable........      84,375       16,867       38,771       27,842
Other assets........        -            -            -            -
                     ------------ ------------ ------------ ------------
Total assets........ $ 5,742,605    5,716,867    2,203,771    3,446,842
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $     7,500         -            -            -
Accrued real estate
  taxes.............      89,010       16,867       63,517       32,655
Security deposits...      15,000       28,621        8,600         -
Mortgage payable....        -       4,473,200         -            -
                     ------------ ------------ ------------ ------------
Total liabilities...     111,510    4,518,688       72,117       32,655
                     ------------ ------------ ------------ ------------
Common Stock(D).....       6,548        1,393        2,479        3,970
Additional paid in
  capital (net of
  Offering costs)(D)   5,624,547    1,196,786    2,129,175    3,410,217
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   5,631,095    1,198,179    2,131,654    3,414,187
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 5,742,605    5,716,867    2,203,771    3,446,842
                     ============ ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued

                               Pro Forma Adjustments
                     ---------------------------------------------------
                                                 Hawthorn
                         Zany         Salem       Village        Six
                        Brainy       Square       Commons      Corners
                     ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........ $ 2,455,000    6,173,850    8,450,000    6,000,000
Accounts and rent
  receivable........        -         270,729      194,400       65,293
Other assets........        -            -          39,550         -
                     ------------ ------------ ------------ ------------
Total assets........ $ 2,455,000    6,444,579    8,683,950    6,065,293
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            -            -
Accrued real estate
  taxes.............        -         270,729      194,400      217,643
Security deposits...        -            -            -          15,542
Mortgage payable....        -            -       2,900,000         -
                     ------------ ------------ ------------ ------------
Total liabilities...        -         270,729    3,094,400      233,185
                     ------------ ------------ ------------ ------------
Common Stock(D).....       2,855        7,179        6,499        6,781
Additional paid in
  capital (net of
  Offering costs)(D)   2,452,145    6,166,671    5,583,051    5,825,327
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   2,455,000    6,173,850    5,589,550    5,832,108
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 2,455,000    6,444,579    8,683,950    6,065,293
                     ============ ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued


                           Pro Forma Adjustments
                     ---------------------------------------------------

                        Spring     Grand and
                         Hill      Hunt Club      Quarry      Crestwood
                     ------------ ------------ ------------ ------------
Assets
------
Net investment in
  properties........ $ 9,200,000    3,592,000    1,800,000    1,808,760
Accounts and rent
  receivable........      95,470         -            -          51,494
Other assets........        -            -            -            -
                     ------------ ------------ ------------ ------------
Total assets........ $ 9,295,470    3,592,000    1,800,000    1,860,254
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            -            -
Accrued real estate
  taxes.............     123,315         -            -          51,494
Security deposits...      40,155         -            -          12,800
Mortgage payable....        -            -            -       1,303,303
                     ------------ ------------ ------------ ------------
Total liabilities...     163,470         -            -       1,367,597
                     ------------ ------------ ------------ ------------
Common Stock(D).....      10,619        4,177        2,093          573
Additional paid in
  capital (net of
  Offering costs)(D)   9,121,381    3,587,823    1,797,907      492,084
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   9,132,000    3,592,000    1,800,000      492,657
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 9,295,470    3,592,000    1,800,000    1,860,254
                     ============ ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued


                                    Pro Forma Adjustments
                     ----------------------------------------------------
                        Park        Lansing      Summit of      Maple
                      St. Claire    Square      Park Ridge    Park Place
                     ------------ ------------ ------------ -------------
Assets
------
Net investment in
  properties........ $ 1,525,000   16,300,000    3,200,000   15,262,150
Accounts and rent
  receivable........      26,391      825,340      162,643      173,777
Other assets........        -          80,000         -          20,000
                     ------------ ------------ ------------ ------------
Total assets........ $ 1,551,391   17,205,340    3,362,643   15,455,927
                     ============ ============ ============ ============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            -            -
Accrued real estate
  taxes.............      38,938    1,252,577      203,304      180,856
Security deposits...        -          28,918       34,469       31,624
Mortgage payable....        -       8,000,000         -       8,000,000
                     ------------ ------------ ------------ ------------
Total liabilities...      38,938    9,281,495      237,773    8,212,480
                     ------------ ------------ ------------ ------------
Common Stock(D).....       1,759        9,214        3,634        8,423
Additional paid in
  capital (net of
  Offering costs)(D)   1,510,694    7,914,631    3,121,236    7,235,024
                     ------------ ------------ ------------ ------------
Total Stockholders'
  equity............   1,512,453    7,923,845    3,124,870    7,243,447
                     ------------ ------------ ------------ ------------
Total liabilities
  and Stockholders'
  equity............ $ 1,551,391   17,205,340    3,362,643   15,455,927
                     ============ ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(B)  Continued


                             Pro Forma Adjustments
                     ---------------------------------------
                                                   Total
                       Aurora       Lincoln      Pro Forma
                       Commons     Park Place    Adjustment
                     ------------ ------------ -------------
Assets
------
Net investment in
  properties........ $11,500,000    2,100,000   106,308,990
Accounts and rent
  receivable........     174,066       82,000     2,289,458
Other assets........        -          25,201       164,751
                     ------------ ------------ -------------
Total assets........ $11,674,066    2,207,201   108,763,199
                     ============ ============ =============


Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and
  accrued expenses.. $      -            -            7,500
Accrued real estate
  taxes.............     177,618       82,000     2,994,923
Security deposits...      24,330         -          240,059
Mortgage payable....   9,720,476    2,016,110    36,413,089
                     ------------ ------------ -------------
Total liabilities...   9,922,424    2,098,110    39,655,571
                     ------------ ------------ ------------
Common Stock(D).....       2,037          127        80,360
Additional paid in
  capital (net of
  Offering costs)(D)   1,749,605      108,964    69,027,268
                     ------------ ------------ -------------
Total Stockholders'
  equity............   1,751,642      109,091    69,107,628
                     ------------ ------------ -------------
Total liabilities
  and Stockholders'
  equity............ $11,674,066    2,207,201   108,763,199
                     ============ ============ =============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with cash and cash equivalents.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Zany Brainy, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from cash and cash equivalents.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Salem Square, Countryside, Illinois

    On August 2, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $6,173,850, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

    On August 15, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $8,450,000.

    The Company funded the purchase using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan.

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $6,000,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

    On  November  13,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $9,200,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Grand and Hunt Club Outlot Center, Gurnee, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,592,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of the Quarry Outlot, Hodgkins, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $1,800,000 on an all cash basis, funded from cash and cash equivalents.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Crestwood Plaza Shopping Center, Crestwood, Illinois

    On December 27, 1996, the Company acquired this property from an affiliated party, Inland Property Sales, for the purchase price of $1,808,760. As part of the acquisition, the Company assumed the existing first mortgage loan of 1,303,303 with the balance funded with cash and cash equivalents.

    Acquisition of Park St. Claire Plaza, Schaumburg, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $1,525,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Lansing Square Shopping Center, Lansing, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $16,300,000.

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payment of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.

    Acquisition of The Summit of Park Ridge, Park Ridge, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,200,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Maple Park Place Shopping Center, Bolingbrook, Illinois

    On January 9, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $15,262,150.

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    On  January  24,  1997,  the   Company   acquired  this  property  from  an
    unaffiliated third party for the purchase price of $11,500,000.

    As part of the acquisition, the Company assumed the existing mortgage loan maturing December 31, 2001, with the balance funded with cash and cash equivalents. The assumed loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    On  January  24,  1997,  the   Company   acquired  this  property  from  an
    unaffiliated third party for the purchase price of $2,100,000.

    The Company funded the purchase using the proceeds of a short-term loan maturing February 3, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $80,360,000, net of additional Offering costs of $11,252,372 are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                     For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, Salem Square, Hawthorn Village Commons, Six Corners Plaza, Spring Hill Fashion Corner, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center and Lincoln Park Place Shopping Center as though these transactions occurred on January 1, 1995. Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store were constructed in 1995 and acquired shortly after construction was completed and as such, the unaudited Pro Forma Statement of Operations of the Company is presented to effect these acquisitions as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. Grand and Hunt Club and the Quarry Outlot were constructed in 1996, as such, no operations are presented on the unaudited Pro Forma Statement of Operations for 1995. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                         Inland Real Estate Corporation
                        Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                   Pro Forma Adjustments
                              -----------------------------------
                                        Acquisitions
                       1995
                   Historical    1995        1996        1997        1995
                      (A)         (B)         (C)         (D)      Pro Forma
                   ---------- ----------- ----------- ----------- ------------
Rental
  income.......... $  869,485    585,614   7,163,124   3,217,369   11,835,592
Additional
  rental income...    228,024    162,536   2,663,228     918,113    3,971,901
Interest
  income (E)......     82,913       -           -           -          82,913
                   ---------- ----------- ----------- ----------- ------------
  Total income....  1,180,422    748,150   9,826,352   4,135,482   15,890,406
                   ---------- ----------- ----------- ----------- ------------
Professional
  services and
  general and
  administrative       23,132       -           -           -          23,132
Property operating
  expenses........    326,721    275,218   4,232,681   1,063,211    5,897,831
Interest expense..    164,161    429,997   1,191,900   1,784,433    3,570,491
Depreciation (F)..    169,894    111,767   1,779,708     781,738    2,843,107
Amortization (H)..       -          -         11,429       6,457       17,886
                   ---------- ----------- ----------- ----------- ------------
Total expenses....    683,908    816,982   7,215,718   3,635,839   12,352,447
                   ---------- ----------- ----------- ----------- ------------
  Net income(loss) $  496,514    (68,832)  2,610,634     499,643    3,537,959
                   ========== =========== =========== =========== ============


Weighted average
  common stock shares
  outstanding (G).    943,156                                       8,979,156
                   ==========                                     ============


Net income per weighted
  average common stock
  outstanding (G). $      .53                                             .39
                   ==========                                     ============

         See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                     For the year ended December 31, 1995
                                  (unaudited)


(A) The  1995  Historical  column   represents   the  historical  statement  of
    operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for the year ended December 31, 1995 are as though the acquisitions were acquired the earlier of January 1, 1995 or date that operations commenced.

                                  Pro Forma Adjustments
                   ---------------------------------------------------
                                                            Hartford
                                              Montgomery-   Naperville
                    Walgreens   Eagle Crest    Goodyear       Plaza
                   -----------  -----------  ------------  -----------
Rental
  income.......... $   10,651       95,232       101,359       15,077
Additional
  Rental income...       -           2,218        19,203          662
                   -----------  -----------  ------------  -----------
  Total income....     10,651       97,450       120,562       15,739
                   -----------  -----------  ------------  -----------
Property operating
  expenses........        533       17,376        47,758        3,436
Interest expense..      4,840       77,170        46,325       13,625
Depreciation (F)..      3,141       16,324        20,682        8,867
                   -----------  -----------  ------------  -----------
Total expenses....      8,514      110,870       114,765       25,928
                   -----------  -----------  ------------  -----------
  Net income(loss) $    2,137      (13,420)        5,797      (10,189)
                   ===========  ===========  ============  ===========

                                                Total
                    Nantucket      Antioch       1995
                      Square        Plaza      Pro Forma
                   -----------  -----------  ------------
Rental
  income.......... $  340,545       22,750      585,614
Additional
  Rental income...    140,453         -         162,536
                   -----------  -----------  -----------
  Total income....    480,998       22,750      748,150
                   -----------  -----------  -----------
Property operating
  expenses........    205,903          212      275,218
Interest expense..    267,137       20,900      429,997
Depreciation (F)..     57,357        5,396      111,767
                   -----------  -----------  -----------
Total expenses....    530,397       26,508      816,982
                   -----------  -----------  -----------
  Net income(loss) $  (49,399)      (3,758)     (68,832)
                   ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Walgreens/Decatur, Decatur, Illinois

     In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

     As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Montgomery-Goodyear, Montgomery, Illinois

     As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Hartford/Naperville Plaza, Naperville, Illinois

     In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

     Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

     As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Antioch Plaza, Antioch, Illinois

     This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

     As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                 (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions are as though they were acquired the earlier of January 1, 1995 or date that operations commenced.


                                     Pro Forma Adjustments
                   -----------------------------------------------------------

                    Mundelein    Regency    Prospect   Montgomery-     Zany
                      Plaza       Point      Heights      Sears       Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental
  income.......... $  639,124     541,085     164,152     327,610      28,643
Additional
  Rental income...     66,669      63,294     116,175      76,182       5,030
                   ----------- ----------- ----------- ----------- -----------
  Total income....    705,793     604,379     280,327     403,792      33,673
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    141,482      71,615     180,819     102,067       5,502
Interest expense..       -        351,900        -           -           -
Depreciation (F)..    128,233     162,500      46,900      83,200       4,422
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    269,715     586,015     227,719     185,267       9,924
                   ----------- ----------- ----------- ----------- -----------
  Net income...... $  436,078      18,364      52,608     218,525      23,749
                   =========== =========== =========== =========== ===========

                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental
  income.......... $  717,522     970,313     685,443   1,117,082     203,007
Additional
  Rental income...    387,179     353,145     164,345     290,755      66,739
                   ----------- ----------- ----------- ----------- -----------
  Total income....  1,104,701   1,323,458     849,788   1,407,837     269,746
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    435,021     407,404     584,070     366,360      73,358
Interest expense..       -        232,000        -           -           -
Depreciation (F)..    150,000     194,467     153,000     246,866      49,439
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    585,021     833,871     737,070     613,226     122,797
                   ----------- ----------- ----------- ----------- -----------
  Net income...... $  519,680     489,587     112,718     794,611     146,949
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)



                               Pro Forma Adjustments
                   -----------------------------------------------
                                                         Total
                      Park       Lansing    Summit of    1995
                   St. Claire     Square    Park Ridge  Pro Forma
                   ----------- ----------- ----------- -----------
Rental
  income.......... $   70,928   1,406,317     291,898   7,163,124
Additional
  Rental income...     28,960     825,340     219,415   2,663,228
                   ----------- ----------- ----------- -----------
  Total income....     99,888   2,231,657     511,313   9,826,352
                   ----------- ----------- ----------- -----------
Property operating
  expenses........     82,601   1,508,113     274,269   4,232,681
Interest expense..       -        608,000        -      1,191,900
Depreciation (F)..     40,681     434,667      85,333   1,779,708
Amortization (H)..       -         11,429        -         11,429
                   ----------- ----------- ----------- -----------
Total expenses....    123,282   2,562,209     359,602   7,215,718
                   ----------- ----------- ----------- -----------
  Net income(loss) $  (23,394)   (330,552)    151,711   2,610,634
                   =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Mundelein Plaza, Mundelein, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                 Mundelein Plaza
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  639,124         -         639,124
     Additional rental income.........     66,669         -          66,669
                                       -----------  -----------  -----------
     Total income.....................    705,793         -         705,793
                                       -----------  -----------  -----------
     Property operating expenses......    141,482         -         141,482
     Interest expense.................       -            -            -
     Depreciation (F).................       -         128,233      128,233
                                       -----------  -----------  -----------
     Total expenses...................    141,482      128,233      269,715
                                       -----------  -----------  -----------
     Net income....................... $  564,311     (128,233)     436,078
                                       ===========  ===========  ===========


     Acquisition of Regency Point, Lockport, Illinois

     As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

     The related interest rate swap agreement  was terminated on April 18, 1996
     resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
     does not give effect to the termination of this agreement.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                   Regency Point
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  541,085         -         541,085
     Additional rental income.........     63,294         -          63,294
                                       -----------  -----------  -----------
     Total income.....................    604,379         -         604,379
                                       -----------  -----------  -----------
     Property operating expenses......     71,615         -          71,615
     Interest expense.................       -         351,900      351,900
     Depreciation (F).................       -         162,500      162,500
                                       -----------  -----------  -----------
     Total expenses...................     71,615      514,400      586,015
                                       -----------  -----------  -----------
     Net income....................... $  532,764     (514,400)      18,364
                                       ===========  ===========  ===========


     Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                                  Prospect Heights
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  164,152         -         164,152
     Additional rental income.........    116,175         -         116,175
                                       -----------  -----------  -----------
     Total income.....................    280,327         -         280,327
                                       -----------  -----------  -----------
     Property operating expenses......    180,819         -         180,819
     Interest expense.................       -            -            -
     Depreciation (F).................       -          46,900       46,900
                                       -----------  -----------  -----------
     Total expenses...................    180,819       46,900      227,719
                                       -----------  -----------  -----------
     Net income....................... $   99,508      (46,900)      52,608
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Montgomery-Sears, Montgomery, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                Montgomery-Sears
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  327,610         -         327,610
     Additional rental income.........     76,182         -          76,182
                                       -----------  -----------  -----------
     Total income.....................    403,792         -         403,792
                                       -----------  -----------  -----------
     Property operating expenses......    102,067         -         102,067
     Interest expense.................       -            -            -
     Depreciation (F).................       -          83,200       83,200
                                       -----------  -----------  -----------
     Total expenses...................    102,067       83,200      185,267
                                       -----------  -----------  -----------
     Net income....................... $  301,725      (83,200)     218,525
                                       ===========  ===========  ===========


     Acquisition of Zany Brainy, Wheaton, Illinois

     This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Salem Square, Countryside, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Salem Square
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  717,522         -         717,522
     Additional rental income.........    387,179         -         387,179
                                       -----------  -----------  -----------
     Total income.....................  1,104,701         -       1,104,701
                                       -----------  -----------  -----------
     Property operating expenses......    435,021         -         435,021
     Interest expense.................       -            -            -
     Depreciation (F).................       -         150,000      150,000
                                       -----------  -----------  -----------
     Total expenses...................    435,021      150,000      585,021
                                       -----------  -----------  -----------
     Net income....................... $  669,680     (150,000)     519,680
                                       ===========  ===========  ===========

     Acquisition of Hawthorn Village Commons, Vernon Hills, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                             Hawthorn Village Commons
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  970,313         -         970,313
     Additional rental income.........    353,145         -         353,145
                                       -----------  -----------  -----------
     Total income.....................  1,323,458         -       1,323,458
                                       -----------  -----------  -----------
     Property operating expenses......    407,404         -         407,404
     Interest expense.................       -         232,000      232,000
     Depreciation (F).................       -         194,467      194,467
                                       -----------  -----------  -----------
     Total expenses...................    407,404      426,467      833,871
                                       -----------  -----------  -----------
     Net income....................... $  916,054     (426,467)     489,587
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)

     The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 8% per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan.

     Acquisition of Six Corners, Chicago, Illinois

     This pro forma adjustment reflects the purchase of Six Corners as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and
     Direct Operating Expenses for the year ended June 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the seller.

                                                     Six Corners
                                       -------------------------------------
                                       Year Ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  685,443         -         685,443
     Additional rental income.........    164,345         -         164,345
                                       -----------  -----------  -----------
     Total income.....................    849,788         -         849,788
                                       -----------  -----------  -----------
     Property operating expenses......    584,070         -         584,070
     Interest expense.................       -            -            -
     Depreciation (F).................       -         153,000      153,000
                                       -----------  -----------  -----------
     Total expenses...................    584,070      153,000      737,070
                                       -----------  -----------  -----------
     Net income....................... $  265,718     (153,000)     112,718
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                            Spring Hill Fashion Center
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments    Total
                                       -----------  -----------  -----------
     Rental income.................... $1,117,082         -       1,117,082
     Additional rental income.........    290,755         -         290,755
                                       -----------  -----------  -----------
     Total income.....................  1,407,837         -       1,407,837
                                       -----------  -----------  -----------
     Property operating expenses......    366,360         -         366,360
     Interest expense.................       -            -            -
     Depreciation (F).................       -         246,866      246,866
                                       -----------  -----------  -----------
     Total expenses...................    366,360      246,866      613,226
                                       -----------  -----------  -----------
     Net income....................... $1,041,477     (246,866)     794,611
                                       ===========  ===========  ===========

     Acquisition of Crestwood Plaza Shopping Center, Crestwood, Illinois

     This pro forma adjustment reflects the purchase of Crestwood Plaza Shopping Center as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and Direct Operating Expenses for the year ended October 31, 1996 prepared in accordance with Rule 3-14 of Regulations S-X and information provided by the seller.

     The mortgage loan assumed at the time of purchase was originally funded January 1996, and accordingly, no pro forma adjustment has been made for interest expense for the year ended December 31, 1995.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


                                                    Crestwood
                                       -------------------------------------
                                        Year ended
                                       December 31,  Pro Forma
                                           1995     Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  203,007         -         203,007
     Additional rental income.........     66,739         -          66,739
                                       -----------  -----------  -----------
     Total income.....................    269,746         -         269,746
                                       -----------  -----------  -----------
     Property operating expenses......     73,358         -          73,358
     Interest expense.................       -            -            -
     Depreciation (F).................       -          49,439       49,439
                                       -----------  -----------  -----------
     Total expenses...................     73,358       49,439      122,797
                                       -----------  -----------  -----------
     Net income....................... $  196,388      (49,439)     146,949
                                       ===========  ===========  ===========


     Acquisition of Park St. Claire Plaza, Schaumburg, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                               Park St. Claire
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $   70,928         -          70,928
     Additional rental income.........     28,960         -          28,960
                                       -----------  -----------  -----------
     Total income.....................     99,888         -          99,888
                                       -----------  -----------  -----------
     Property operating expenses......     82,601         -          82,601
     Interest expense.................       -            -            -
     Depreciation (F).................       -          40,681       40,681
                                       -----------  -----------  -----------
     Total expenses...................     82,601       40,681      123,282
                                       -----------  -----------  -----------
     Net income....................... $   17,287      (40,681)     (23,394)
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Lansing Square Shopping Plaza, Lansing Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                                  Lansing Square
                                       -------------------------------------
                                          *As        Pro Forma
                                         Reported   Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $ 1,406,317        -       1,406,317
     Additional rental income.........     825,340        -         825,340
                                       -----------  -----------  -----------
     Total income.....................   2,231,657        -       2,231,657
                                       -----------  -----------  -----------
     Property operating expenses......   1,508,113        -       1,508,113
     Interest expense.................       -         608,000      608,000
     Depreciation (F).................       -         434,667      434,667
     Amortization (H).................       -          11,429       11,429
                                       -----------  -----------  -----------
     Total expenses...................   1,508,113   1,054,096    2,562,209
                                       -----------  -----------  -----------
     Net income....................... $   723,544  (1,054,096)    (330,552)
                                       ===========  ===========  ===========

     The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loan has a term of seven years and, prior to the maturity date, requires payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Summit of Park Ridge, Park Ridge, Illinois

     This pro forma adjustment reflects the purchase of Summit of Park Ridge as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on the Historical Summary of Gross Income and Direct Operating Expenses for the ten months ended November 30, 1996 prepared in accordance with Rule 3-14 of Regulation S-X and information provided by the Seller.


                                               Summit of Park Ridge
                                       -------------------------------------
                                        Year ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $  291,898         -         291,898
     Additional rental income.........    219,415         -         219,415
                                       -----------  -----------  -----------
     Total income.....................    511,313         -         511,313
                                       -----------  -----------  -----------
     Property operating expenses......    274,269         -         274,269
     Interest expense.................       -            -            -
     Depreciation (F).................       -          85,333       85,333
                                       -----------  -----------  -----------
     Total expenses...................    274,269       85,333      359,602
                                       -----------  -----------  -----------
     Net income....................... $  237,044      (85,333)     151,711
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)

(D) Total pro forma adjustments for 1997 acquisitions are as though they were acquired the earlier of January 1, 1995 or date that operations commenced.



                                Pro Forma Adjustments
                   -----------------------------------------------
                                                         Total
                      Maple      Aurora      Lincoln     1995
                   Park Place    Commons    Park Place  Pro Forma
                   ----------- ----------- ----------- -----------
Rental
  income.......... $1,667,944   1,314,509     234,916   3,217,369
Additional
  Rental income...    336,441     479,804     101,868     918,113
                   ----------- ----------- ----------- -----------
  Total income....  2,004,385   1,794,313     336,784   4,135,482
                   ----------- ----------- ----------- -----------
Property operating
  expenses........    427,078     523,694     112,439   1,063,211
Interest expense..    720,000     882,983     181,450   1,784,433
Depreciation (F)..    404,905     334,573      42,260     781,738
Amortization (H)..      2,857        -          3,600       6,457
                   ----------- ----------- ----------- -----------
Total expenses....  1,554,840   1,741,250     339,749   3,635,839
                   ----------- ----------- ----------- -----------
  Net income(loss) $  449,545      53,063      (2,965)    499,643
                   =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Maple Park Shopping Center, Bolingbrook, Illinois

     This pro forma adjustment reflects the purchase of Maple Park Place Shopping Center as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on information provided by the Seller.

     The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

                                               Maple Park Place
                                       -------------------------------------
                                        Year ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
     Rental income.................... $1,667,944         -       1,667,944
     Additional rental income.........    336,441         -         336,441
                                       -----------  -----------  -----------
     Total income.....................  2,004,385         -       2,004,385
                                       -----------  -----------  -----------
     Property operating expenses......    427,078         -         427,078
     Interest expense.................       -         720,000      720,000
     Depreciation (F).................       -         404,905      404,905
     Amortization (H).................       -           2,857        2,857
                                       -----------  -----------  -----------
     Total expenses...................    427,078    1,127,762    1,554,840
                                       -----------  -----------  -----------
     Net income....................... $1,577,307   (1,127,762)     449,545
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)


    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    This pro forma adjustment reflects the purchase of Aurora Commons Shopping Center as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on information provided by the Seller.

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan, with the balance funded with cash and cash equivalents. The assumed loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

                                                 Aurora Commons
                                       -------------------------------------
                                        Year Ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $1,314,509         -       1,314,509
    Additional rental income.........     479,804         -         479,804
                                       -----------  -----------  -----------
    Total income.....................   1,794,313         -       1,794,313
                                       -----------  -----------  -----------
    Property operating expenses......     620,883      (97,189)     523,694
    Interest expense.................        -         882,983      882,983
    Depreciation (F).................        -         334,573      334,573
                                       -----------  -----------  -----------
    Total expenses...................     620,883    1,120,367    1,741,250
                                       -----------  -----------  -----------
    Net income.......................  $1,173,430   (1,120,367)      53,063
                                       ===========  ===========  ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                     For the year ended December 31, 1995
                                  (unaudited)

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). the Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

    This pro forma adjustment reflects the purchase of Lincoln Park Place Shopping Center as if the Company had acquired the property as of January 1, 1995. The year ended December 31, 1995 is based on information provided by the Seller.

                                               Lincoln Park Place
                                       -------------------------------------
                                        Year ended
                                       December 31,  Pro Forma
                                          1995      Adjustments     Total
                                       -----------  -----------  -----------
    Rental income....................  $  234,916         -         234,916
    Additional rental income.........     101,868         -         101,868
                                       -----------  -----------  -----------
    Total income.....................     336,784         -         336,784
                                       -----------  -----------  -----------
    Property operating expenses......     112,439         -         112,439
    Interest expense.................        -         181,450      181,450
    Depreciation (F).................        -          42,260       42,260
    Amortization (H)..................       -           3,600        3,600
                                       -----------  -----------  -----------
    Total expenses...................     112,439      227,310      339,749
                                       -----------  -----------  -----------
    Net income.......................  $  224,345     (227,310)      (2,965)
                                       ===========  ===========  ===========

(E) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(F) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(G) The pro forma weighted average common stock shares for the year ended December 31, 1995 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(H) Loan fees are amortized over the term of the related loan.

                        Inland Real Estate Corporation
                            Pro Forma Balance Sheet
                              September 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect the acquisition of the Six Corners Plaza, Spring Hill Fashion Corner, Grand and Hunt Club, The Quarry Outlot, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center and Lincoln Park Place Shopping Center as though these transactions occurred September 30, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the September 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                            Inland Real Estate Corporation
                                Pro Forma Balance Sheet
                                  September 30, 1996
                                      (unaudited)


                                                             September 30,
                               September 30,                   1996
                                   1996        Pro Forma     Pro Forma
                               Historical(A) Adjustments(B) Balance Sheet
                               ------------- ------------- --------------
Assets
------
Net investment in
  properties.................. $ 50,746,249    72,287,910   123,034,159
Cash and cash equivalents.....   19,250,977          -       19,250,977
Accounts and rents
  receivable..................    1,087,810     1,812,230     2,900,040
Other assets..................      447,025       125,201       572,226
                               ------------- ------------- -------------
Total assets.................. $ 71,532,061    74,225,341   145,757,402
                               ============= ============= =============

Liabilities and Stockholders' Equity
------------------------------------
Accounts payable and accrued
  expenses.................... $    840,418          -          840,418
Accrued real estate taxes.....      981,687     2,019,166     3,000,853
Distributions payable (C).....      372,337          -          372,337
Security deposits.............      112,374       205,438       317,812
Mortgages payable.............   18,003,626    30,579,050    48,582,676
Unearned income...............       62,650          -           62,650
Other liabilities.............       28,852          -           28,852
Due to Affiliates.............      244,040          -          244,040
                               ------------- ------------- -------------
Total liabilities.............   20,645,984    32,803,654    53,449,638
                               ------------- ------------- -------------
Common Stock..................       59,824        48,164       107,988
Additional paid in capital
  (net of Offering costs).....   51,965,431    41,373,523    93,338,954
Accumulated distributions in
  excess of net income........   (1,139,178)         -       (1,139,178)
                               ------------- ------------- -------------
Total Stockholders' equity....   50,886,077    41,421,687    92,307,764
                               ------------- ------------- -------------
Total liabilities and
  Stockholders' equity........ $ 71,532,061    74,225,341   145,757,402
                               ============= ============= =============

                  See accompanying notes to pro forma balance sheet.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)

(A) The September 30, 1996 Historical column represents the historical balance sheet as presented in the September 30, 1996 10-Q as filed with the SEC.

(B) The following pro forma adjustment relates to the acquisition of the subject properties as though they were acquired on September 30, 1996. The terms are described in the notes that follow.

                                Pro Forma Adjustments
                        --------------------------------------
                            Six         Spring      Grand and
                          Corners        Hill       Hunt Club
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 6,000,000    9,200,000    3,592,000
Accounts and rents
  receivable...........     306,203       91,576         -
                        ------------ ------------ ------------
Total assets........... $ 6,306,203    9,291,576    3,592,000
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $   336,487       97,421         -
Security deposits......      15,542       40,155         -
Mortgages payable......        -            -            -
                        ------------ ------------ ------------
Total liabilities......     352,029      137,576         -
                        ------------ ------------ ------------
Common Stock (D)....... $     6,923       10,644        4,177
Additional paid in capital
  (net of Offering
  Costs)(D)............   5,947,251    9,143,356    3,587,823
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   5,954,174    9,154,000    3,592,000
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 6,306,203    9,291,576    3,592,000
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)

(B) Continued

                                Pro Forma Adjustments
                        --------------------------------------
                                                      Park
                           Quarry     Crestwood    St. Claire
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $ 1,800,000    1,808,760    1,525,000
Accounts and rents
  receivable...........        -          53,639       23,627
                        ------------ ------------ ------------
Total assets........... $ 1,800,000    1,862,399    1,548,627
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $      -          53,639       47,785
Security deposits......        -          12,800         -
Mortgages payable......        -       1,303,303         -
                        ------------ ------------ ------------
Total liabilities......        -       1,369,742       47,785
                        ------------ ------------ ------------
Common Stock (D)....... $     2,093          573        1,745
Additional paid in capital
  (net of Offering
  Costs)(D)............   1,797,907      492,084    1,499,097
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   1,800,000      492,657    1,500,842
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $ 1,800,000    1,862,399    1,548,627
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)

(B) Continued

                                Pro Forma Adjustments
                        --------------------------------------
                           Lansing    Summit of    Maple Park
                           Square     Park Ridge      Place
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $16,300,000    3,200,000   15,262,150
Accounts and rents
  receivable...........     868,035      134,486      142,108
Other assets...........      80,000         -          20,000
                        ------------ ------------ ------------
Total assets........... $17,248,035    3,334,486   15,424,258
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $   986,404      160,102      142,108
Security deposits......      28,918       34,469       49,224
Mortgages payable......   8,000,000         -       8,000,000
                        ------------ ------------ ------------
Total liabilities......   9,015,322      194,571    8,191,332
                        ------------ ------------ ------------
Common Stock (D)....... $     9,573        3,651        8,410
Additional paid in capital
  (net of Offering
  Costs)(D)............   8,223,140    3,136,264    7,224,516
                        ------------ ------------ ------------
Total Stockholders'
  equity...............   8,232,713    3,139,915    7,232,926
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $17,248,035    3,334,486   15,424,258
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)

(B) Continued

                                Pro Forma Adjustments
                        --------------------------------------
                                                     Total
                           Aurora     Lincoln      Pro Forma
                           Commons    Park Place  Adjustments
                        ------------ ------------ ------------
Assets
------
Net investment in
  properties........... $11,500,000    2,100,000   72,287,910
Accounts and rents
  receivable...........     130,550       62,006    1,812,230
Other assets...........        -          25,201      125,201
                        ------------ ------------ ------------
Total assets........... $11,630,550    2,187,207   74,225,341
                        ============ ============ ============

Liabilities and Stockholders' Equity
------------------------------------
Accrued real estate
  taxes................ $   133,214       62,006    2,019,166
Security deposits......      24,330         -         205,438
Mortgages payable......  11,259,637    2,016,110   30,579,050
                        ------------ ------------ ------------
Total liabilities......  11,417,181    2,078,116   32,803,654
                        ------------ ------------ ------------
Common Stock (D)....... $       248          127       48,164
Additional paid in capital
  (net of Offering
  Costs)(D)............     213,121      108,964   41,373,523
                        ------------ ------------ ------------
Total Stockholders'
  equity...............     213,369      109,091   41,421,687
                        ------------ ------------ ------------
Total liabilities and
  Stockholders' equity. $11,630,550    2,187,207   74,225,341
                        ============ ============ ============

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)

    Acquisition of Six Corners, Chicago, Illinois

    On  October  18,  1996,  the   Company   acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $6,000,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Spring Hill Fashion Center, West Dundee, Illinois

    On  November  13,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated  third  party   for   the   purchase  price  of  approximately
    $9,200,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Grand and Hunt Club Outlot Center, Gurnee, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,592,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of The Quarry Outlot, Hodgkins, Illinois

    On  December  24,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $1,800,000 on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Crestwood Plaza Shopping Center, Crestwood, Illinois

    On December 27, 1996, the Company acquired this property from an affiliated party, Inland Property Sales, for the purchase price of $1,808,760. As part of the acquisition, the Company assumed the existing first mortgage loan of $1,303,303 with the balance funded with cash and cash equivalents.

    Acquisition of Park St. Claire Plaza, Schaumburg, Illinois

    On  December  31,  1996,  the   Company   acquired  the  property  from  an
    unaffiliated third party for the purchase price of $1,525,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Lansing Square Shopping Center, Lansing, Illinois

    On December 31, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $16,300,000. The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payment of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)

    Acquisition of The Summit of Park Ridge, Park Ridge, Illinois

    On  December  31,  1996,  the   Company  acquired  this  property  from  an
    unaffiliated third party for the purchase price of $3,200,000, on an all cash basis, funded from cash and cash equivalents.

    Acquisition of Maple Park Place Shopping Center, Bolingbrook, Illinois

    On January 9, 1997, the Company acquired this property from an unaffiliated third party for the purchase price of $15,262,150.

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Acquisition of Aurora Commons Shopping Center, Aurora, Illinois

    On  January  24,  1997,  the   Company   acquired  this  property  from  an
    unaffiliated third party for the purchase price of $11,500,000.

    As part of the acquisition, the Company assumed the existing mortgage loan maturing December 31, 2001, with the balance funded with cash and cash equivalents. The assumed loan bears interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Acquisition of Lincoln Park Place Shopping Center, Chicago, Illinois

    On  January  24,  1997,  the   Company   acquired  this  property  from  an
    unaffiliated third party for the purchase price of $2,100,000.

    The Company funded the purchase using the proceeds of a short-term loan maturing February 3, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

                        Inland Real Estate Corporation
                       Notes to Pro Forma Balance Sheet
                                  (continued)
                              September 30, 1996
                                  (unaudited)


(C) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(D) Additional Offering Proceeds of $48,164,000, net of additional Offering costs of $6,742,313 are reflected as received as of September 30, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                 For the nine months ended September 30, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center, the Zany Brainy store, Salem Square, Hawthorn Village Commons, Six Corners Plaza, Spring Hill Fashion Corner, Crestwood Plaza Shopping Center, Park St. Claire, Lansing Square Shopping Center, Summit of Park Ridge, Maple Park Place Shopping Center, Aurora Commons Shopping Center and Lincoln Park Place Shopping Center as of January 1, 1996. Grand and Hunt Club and the Quarry Outlot were constructed in 1996. Operations had not commenced as of September 30, 1996, and as such, no operations are presented on the unaudited Pro Forma Statement of Operations for September 30, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the September 30, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                        Inland Real Estate Corporation
                       Pro Forma Statement of Operations
                 For the nine months ended September 30, 1996
                                 (unaudited)



                                 1996          Total
                              Historical     Pro Forma         1996
                                  (A)       Adjustments(B)    Pro Forma
                             -------------  --------------  ------------
Rental income............... $  2,578,953       7,652,888    10,231,841
Additional rental income....      785,719       3,366,476     4,152,195
Interest income (C).........      212,063            -          212,063
Other income................       64,870            -           64,870
                             -------------  --------------  ------------
  Total income..............    3,641,605      11,019,364    14,660,969
                             -------------  --------------  ------------
Professional services and
  general and
  administrative fees.......      120,919            -          120,919
Advisor asset management
  fee.......................      242,341         699,379       941,720
Property operating expenses.    1,146,661       3,990,379     5,137,040
Interest expense............      210,132       2,061,594     2,271,726
Depreciation (D)............      561,983       2,105,490     2,667,473
Amortization................        4,119          13,415        17,534
Acquisition costs expensed..       22,511            -           22,511
                             -------------  --------------  ------------
Total expenses..............    2,308,666       8,870,257    11,178,923
                             -------------  --------------  ------------
  Net income................ $  1,332,939       2,149,107     3,482,046
                             =============  ==============  ============


Weighted average
  common stock shares
  outstanding (E)...........    3,688,310                     8,504,710
                             =============                  ============


Net income per weighted
  average common stock
  outstanding (E)........... $        .36                           .41
                             =============                  ============

         See accompanying notes to pro forma statement of operations.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                 For the nine months ended September 30, 1996
                                  (unaudited)

(A) The  1996  Historical  column   represents   the  historical  statement  of
    operations of the Company for the nine months ended September 30, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments for the nine months ended September 30, 1996 are as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for the following:

    Regency Point

    In the purchase of Regency Point the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement. The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.

    Hawthorn Village Commons

    The Company funded the purchase of Hawthorn Village Commons using: (i) the proceeds of a short-term loan maturing August 23, 1996 in the amount of $2.9 million from Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of eight percent per annum. A majority of the Company's board, including a majority of the Independent Directors has approved the terms and conditions of the Short-Term Loan.

    Crestwood Plaza Shopping Center

    As part of the December 27, 1996 purchase of Crestwood Plaza, the Company assumed the existing first mortgage loan of $1,330,253.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                 For the nine months ended September 30, 1996
                                  (unaudited)


    Lansing Square Shopping Center

    The Company funded the purchase using: (i) the proceeds of five long-term loans totaling $12,850,000 from LaSalle Bank of which approximately
    $8,000,000 was used to purchase this property and (ii) cash and cash equivalents. The Company paid a one point fee in connection with these long-term loans. The loans have a term of seven years and, prior to the maturity date, require payments of interest only, at 7.6%, fixed for five years with the remaining two years at prime plus 1/2%.

    Maple Park Place Shopping Center

    The Company funded the purchase using (i) the proceeds of a short-term loan maturing April 7, 1997 in the amount of $8 million from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the company (the "Short-Term Loan"), and (ii) cash and cash equivalents. The Short-Term Loan bears interest at a rate of 9.0% per annum and requires a loan fee of 1/4%.

    Aurora Commons Shopping Center, Aurora, Illinois

    As part of the acquisition of Aurora Commons Shopping Center, the Company assumed the existing mortgage loan maturing December 31, 2001, with the
    balance funded with cash  and  cash  equivalents.    The assumed loan bears
    interest at a rate of 9% per annum with monthly payments of principal and interest on the first day of each month.

    Lincoln Park Place Shopping Center

    The Company funded the purchase of Lincoln Park Place Shopping Center using the proceeds of a short-term loan maturing February 7, 1997 in the amount of $2,016,110 from Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Company (the "Short-Term Loan"). the Company did not pay any fees in connection with the Short-Term Loan, which bears interest at a rate of 9% per annum.

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                 For the nine months ended September 30, 1996
                                  (unaudited)



                    Mundelein    Regency    Prospect   Montgomery-    Zany
                      Plaza       Point     Heights       Sears      Brainy
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  163,381     139,271      89,105     163,700     137,489
Additional rental
  income..........     32,975      16,034      83,593      57,012      24,144
Interest income...       -           -           -           -           -
                   ----------- ----------- ----------- ----------- -----------
Total income......    196,356     155,305     172,698     220,712     161,633
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Total expenses....     53,986      19,046      91,364      66,944      30,331
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  142,370     136,259      81,334     153,768     131,302
                   =========== =========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                 For the nine months ended September 30, 1996
                                  (unaudited)


                                 Hawthorn
                      Salem      Village       Six        Spring
                      Square     Commons     Corners       Hill     Crestwood
                   ----------- ----------- ----------- ----------- -----------
Rental income..... $  422,146     548,667     749,262     808,264     152,255
Additional rental
  income..........    260,832     270,570     490,551     200,033      51,986
                   ----------- ----------- ----------- ----------- -----------
Total income......    682,978     819,237   1,239,813   1,008,297     204,241
                   ----------- ----------- ----------- ----------- -----------
Property operating
  expenses........    270,756     293,132     607,048     257,627      58,837
                   ----------- ----------- ----------- ----------- -----------
Total expenses....    270,756     293,132     607,048     257,627      58,837
                   ----------- ----------- ----------- ----------- -----------
Net income........ $  412,222     526,105     632,765     750,670     145,404
                   =========== =========== =========== =========== ===========


                       Park       Lansing     Park      Maple Park    Aurora
                    St. Claire    Square      Ridge       Place       Commons
                   ------------ ---------- ----------- ----------- -----------
Rental income..... $    71,317  1,568,672     259,024   1,315,337     888,811
Additional rental
  income..........      37,148    998,368     179,194     274,903     310,727
                   ------------ ---------- ----------- ----------- -----------
Total income......     108,465  2,567,040     438,218   1,590,240   1,199,538
                   ------------ ---------- ----------- ----------- -----------
Property operating
  expenses........      77,540  1,132,906     224,982     326,774     392,771
                   ------------ ---------- ----------- ----------- -----------
Total expenses....      77,540  1,132,906     224,982     326,774     392,771
                   ------------ ---------- ----------- ----------- -----------
Net income........ $    30,925  1,434,134     213,236   1,263,466     806,767
                   ============ ========== =========== =========== ===========

                        Inland Real Estate Corporation
                  Notes to Pro Forma Statement of Operations
                                  (continued)
                 For the nine months ended September 30, 1996
                                  (unaudited)


                     Lincoln     Pro Forma
                    Park Place  Adjustments    Total
                   ------------ ----------- ------------
Rental income..... $   176,187        -       7,652,888
Additional rental
  income..........      78,406        -       3,366,476
                   ------------ ----------- ------------
Total income......     254,593        -      11,019,364
                   ------------ ----------- ------------
Advisor asset
  management fee..        -        699,379      699,379
Property operating
  expenses........     86,335         -       3,990,379
Interest expense..        -      2,061,594    2,061,594
Depreciation (D)..        -      2,105,490    2,105,490
Amortization (F)..        -         13,415       13,415
                   ------------ ----------- ------------
Total expenses....     86,335    4,879,878    8,870,257
                   ------------ ----------- ------------
Net income........ $  168,258   (4,879,878)   2,149,107
                   ============ =========== ============


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the nine months ended September 30, 1996 was calculated by estimating the additional shares sold to purchase each of the Company's properties on a weighted average basis.

(F) Loan fees are amortized over the term of the related loan.

                         Independent Auditors' Report


The Board of Directors
Inland Monthly Income Fund III, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Salem Square Shopping Center for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc., as described in note 2. It is not intended to be a complete presentation of the Salem Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
June 25, 1996

                         Salem Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1995


Gross income:
  Base rental income.............................. $  717,522
  Operating expense and real estate
    tax recoveries................................    387,179
                                                   -----------
  Total Gross Income..............................  1,104,701
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    280,500
  Management fees.................................     48,724
  Operating expenses..............................     74,989
  Utilities.......................................      3,843
  Insurance.......................................     26,965
                                                   -----------
  Total direct operating expenses.................    435,021
                                                   -----------
Excess of gross over direct operating expenses.... $  669,680
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                         Salem Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


1.  Business

    Salem Square Shopping Center (Salem Square) is located in Countryside, Illinois. It consists of approximately 112,310 square feet of gross leasable area and was 97% occupied at December 31, 1995. Salem Square is owned by Salem Square, Ltd. who has signed a sale and purchase agreement for the sale of Salem Square to Inland Monthly Income Fund III, Inc., an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Salem Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3.  Gross Income

    Salem Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Salem Square is reimbursed for certain common area, real estate, and insurance costs. Operating expense and real estate tax recoveries reflected on the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. No such contingent rent was due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $3,779 for the year ended December 31, 1995.

                         Salem Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                Year          Amount
                                ----          ------
                                1996        $   706.000
                                1997            683,000
                                1998            658,000
                                1999            596,000
                                2000            507,000
                              Thereafter      1,554,000
                                            ------------
                                            $ 5,410,000
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Salem Square. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Salem Square is involved in litigation over several matters related to its operations. Legal fees of approximately $14,800 for the year ended
    December 31, 1995 related to such matters have been included in the Historical Summary.

    Salem Square has not received its final real estate tax bill for 1995. Real estate tax expense is estimated based upon bills for 1994. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Salem Square is managed by The Cloverleaf Group, Inc., for a fee of 4.25% of gross revenues, as defined, plus annual administrative fees of $3,000. Subsequent to the sale of Salem Square (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Monthly Income Fund III, Inc.:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Hawthorn Village Commons for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc., as described in note 2. It is not intended to be a complete presentation of the Hawthorn Village Commons' revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                        KPMG Peat Marwick LLP


Chicago, Illinois
July 17, 1996

                           Hawthorn Village Commons
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


Gross income:
  Base rental income.............................. $  925,681
  Percentage rent                                      44,632
  Operating expense and real estate
    tax recoveries................................    353,145
                                                   -----------
  Total Gross Income..............................  1,323,458
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    199,441
  Management fees.................................     28,031
  Operating expenses..............................    140,088
  Utilities.......................................     27,303
  Insurance.......................................     12,541
                                                   -----------
  Total direct operating expenses.................    407,404
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  916,054
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                           Hawthorn Village Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


1.  Business

    Hawthorn Village Commons is located in Vernon Hills, Illinois. It consists of approximately 98,686 square feet of gross leasable area and was 100% occupied at December 31, 1995. Hawthorn Village Commons is owned by Endowment and Foundation Realty, Ltd. - JMB I (Seller) who has signed a sale and purchase agreement for the sale of Hawthorn Village Commons to Inland Monthly Income Fund III, Inc., an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Hawthorn Village Commons' revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3.  Gross Income

    Hawthorn Village Commons leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Hawthorn Village Commons is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected on the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. For the year ended December 31, 1995, contingent rent of $44,633 was recorded in the Historical Summary. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $28,109 for the year ended December 31, 1995.

                           Hawthorn Village Commons
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996        $   862,474
                                1997            794,377
                                1998            664,415
                                1999            402,675
                                2000            366,599
                              Thereafter      1,050,783
                                            ------------
                                            $ 4,141,323
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Hawthorn Village Commons. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Hawthorn Village Commons is managed by Urban Retail Properties Co., for a fee of 3.0% of gross revenues, as defined. Subsequent to the sale of Hawthorn Village Commons (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Six Corners Plaza for the year ended June 30, 1996. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of the Six Corners Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended June 30, 1996, in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP


Chicago, Illinois
September 19, 1996

                               Six Corners Plaza
       Historical Summary of Gross Income and Direct Operating Expenses
                       For the year ended June 30, 1996


Gross income:
  Base rental income.............................. $  981,164
  Operating expense and real estate
    tax recoveries................................    423,143
                                                   -----------
  Total Gross Income..............................  1,404,307
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    307,977
  Management fees.................................     63,159
  Operating expenses..............................    120,536
  Utilities.......................................    180,752
  Insurance.......................................     27,142
                                                   -----------
  Total direct operating expenses.................    699,566
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  704,741
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                               Six Corners Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                           Year ended June 30, 1996


1.  Business

    Six Corners Plaza is located in the northwest section of Chicago, Illinois. It consists of approximately 83,605 square feet of gross leasable area and was 91% occupied at June 30, 1996. Six Corners Plaza is owned by MBL Life Assurance Corporation (Seller) who has signed a sale and purchase agreement for the sale of Six Corners Plaza to Inland Real Estate Corporation, an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Six Corners Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3.  Gross Income

    Six Corners Plaza leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Six Corners Plaza is reimbursed for certain common area, real estate, and insurance costs. Operating expense and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $91,052 for the year ended June 30, 1996.

                               Six Corners Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                           Year ended June 30, 1996


    Minimum rents to be received from tenants under operating leases in effect at June 30, 1996 are approximately as follows:

                                Year          Amount
                                ----          ------
                                1997        $   960,765
                                1998            912,028
                                1999            886,665
                                2000            757,660
                                2001            708,399
                              Thereafter      5,472,167
                                            ------------
                                            $ 9,697,684
                                            ============

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Six Corners Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Six Corners Plaza is managed by Benj. E. Sherman & Sons, Inc. for a fee of 5.0% of gross revenues, as defined. Subsequent to the sale of Six Corners Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Spring Hill Fashion Corner for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of the Spring Hill Fashion Corner's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                        KPMG Peat Marwick LLP

Chicago, Illinois
October 31, 1996

                          Spring Hill Fashion Corner
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


Gross income:
  Base rental income.............................. $1,117,082
  Operating expense and real estate
    tax recoveries................................    290,755
                                                   -----------
  Total Gross Income..............................  1,407,837
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    133,455
  Management fees.................................     51,210
  Operating expenses..............................    125,468
  Utilities.......................................     27,974
  Insurance.......................................     20,045
  Bad debts expense...............................      8,208
                                                   -----------
  Total direct operating expenses.................    366,360
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $1,041,477
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                          Spring Hill Fashion Corner
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


1.  Business

    Spring Hill Fashion Corner is located in West Dundee, Illinois. It consists of approximately 125,000 square feet of gross leasable area and was 75% occupied at December 31, 1995. Spring Hill Fashion Corner is owned by JMB Mortgage Partners Ltd. I, II and III (Seller) who has signed a sale and purchase agreement for the sale of Spring Hill Fashion Corner to Inland Real Estate Corporation, an unaffiliated third party.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Spring Hill Fashion Corner's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

3.  Gross Income

    Spring Hill Fashion Corner leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Spring Hill Fashion Corner is reimbursed for certain common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases contain options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $34,437 for the year ended December 31, 1995.

                          Spring Hill Fashion Corner
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


    Minimum rents to be received from tenants under operating leases are approximately as follows:

                                Year          Amount
                                ----          ------
                                1996        $ 1,128,310
                                1997          1,133,295
                                1998          1,084,898
                                1999          1,052,788
                                2000            925,329
                              Thereafter      1,901,462
                                            ------------
                                            $ 7,226,082
                                            ============

5.  Subsequent Event

    In November 1996, a current tenant of Spring Hill Fashion Corner executed a lease extension and amendment agreement which extended its lease term for an additional five years.

4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Spring Hill Fashion Corner. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Spring Hill Fashion Corner is managed by Urban Retail Properties Co., for a fee of 4.0% of gross revenues, as defined. Subsequent to the sale of Spring Hill Fashion Corner (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Crestwood Plaza Shopping Center for the year ended October 31, 1996. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Crestwood Plaza Shopping Center revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended October 31, 1996, in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick LLP

Chicago, Illinois
November 21, 1996

                        Crestwood Plaza Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended October 31, 1996


Gross income:
  Base rental income.............................. $  203,007
  Operating expense and real estate
    tax recoveries................................     68,884
                                                   -----------
  Total Gross Income..............................    271,891
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     53,639
  Operating expenses..............................     12,729
  Management fees.................................      9,135
  Insurance.......................................      2,516
                                                   -----------
  Total direct operating expenses.................     78,019
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  193,872
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                        Crestwood Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended October 31, 1996


1.  Business

    Crestwood Plaza Shopping Center (Crestwood Plaza) is located in Crestwood, Illinois. It consists of approximately 20,044 square feet of gross leasable area and was 100% occupied at October 31, 1996. Crestwood Plaza is owned by Inland Property Sales, Inc. (IPS or Seller) who has signed a sale and purchase agreement for the sale of Crestwood Plaza to Inland Real Estate Corporation, an affiliate of the Seller.

    Crestwood Plaza was purchased by IPS on September 14, 1995 and as such, the Historical Summary has been presented for a one year period beginning November 1, 1995. Financial information for periods prior to the acquisition of Crestwood Plaza by IPS is not available and, as such, has not been presented.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Crestwood Plaza's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Crestwood Plaza leases retail space under lease agreements with two tenants. Both leases include provisions under which Crestwood Plaza is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed.

    Crestwood Plaza's lease terms do not contain short-term rent abatements or escalating rents and, as such, rentals are reported as income over the lease term as they become receivable under the provisions of the leases.

                        Crestwood Plaza Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                          Year ended October 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at October 31, 1996, are as follows:

                                 Year         Amount

                                1997        $  203,007
                                1998           145,407
                                1999           126,207
                                2000           126,207
                                2001           126,207
                                Thereafter     120,948
                                            -----------
                                            $  847,948
                                            ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Crestwood Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Crestwood Plaza has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Park St. Claire is managed by Inland Commercial Property Management, Inc., an affiliate of IPS, for a fee of 4.5% of gross revenues, as defined. Subsequent to the sale of Crestwood Plaza (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Park St. Claire Plaza for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Park St. Claire Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Park St. Claire Plaza for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                          KPMG Peat Marwick LLP

Chicago, Illinois
December 20, 1996

                             Park St. Claire Plaza
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


Gross income:
  Base rental income.............................. $   70,928
  Operating expense and real estate
    tax recoveries................................     28,960
                                                   -----------
  Total Gross Income..............................     99,888
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................     38,938
  Operating expenses..............................     26,793
  Utilities.......................................      8,816
  Management fees.................................      7,200
  Insurance.......................................        854
                                                   -----------
  Total direct operating expenses.................     82,601
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $   17,287
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                             Park St. Claire Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


1.  Business

    Park St. Claire Plaza (Park St. Claire) is located in Schaumburg, Illinois. It consists of approximately 11,859 square feet of gross leasable area and was approximately 35% leased and occupied at December 31, 1995. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Park St. Claire from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Park St. Claire's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Park St. Claire to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Park St. Claire leases retail space under a lease agreement with Ameritech Mobile Communications through October 1999, it current tenant, and accounts for this lease as an operating lease. The lease includes provisions under which Park St. Claire is reimbursed for common area, real estate, and insurance costs.

    Base rentals are reported as income over the lease term as they become receivable under the lease provisions. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $5,707 for the year ended December 31, 1995.

                             Park St. Claire Plaza
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


    Minimum rents to be received from Park St. Claire's tenant is as follows:

                                 Year         Amount

                                1996        $   69,557
                                1997            71,652
                                1998            73,747
                                1999            60,214
                                            -----------
                                            $  275,170
                                            ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Park St. Claire. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Park St. Claire's real estate tax assessment includes assessments for other land parcels owned by the Seller. Real estate tax expense related to Park St. Claire has been allocated using the 1995 real estate tax bill and an estimate of Park St. Claire's assessment determined using Park St. Claire's square footage relative to the other land parcels.

    Park St. Claire is managed pursuant to the terms of a management agreement and a verbal fee arrangement equal to $7,200 per annum. Subsequent to the sale of Park St. Claire (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Lansing Square Shopping Center for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Lansing Square Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Lansing Square Shopping Center for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                                          KPMG Peat Marwick LLP

Chicago, Illinois
December 26, 1996

                        Lansing Square Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


Gross income:
  Base rental income.............................. $1,406,317
  Operating expense and real estate
    tax recoveries................................    825,340
                                                   -----------
  Total Gross Income..............................  2,231,657
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................  1,252,577
  Operating expenses..............................    136,926
  Management fees.................................     70,762
  Utilities.......................................     32,577
  Insurance.......................................     15,271
                                                   -----------
  Total direct operating expenses.................  1,508,113
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  723,544
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                        Lansing Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


1.  Business

    Lansing Square Shopping Center (Lansing Square) is located in Lansing, Illinois. It consists of approximately 225,000 square feet of gross leasable area and was 89% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Lansing Square from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Lansing Square's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Lansing Square to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Lansing Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Lansing Square is reimbursed for common area, real estate, and insurance costs. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $118,381 for the year ended December 31, 1995.

                        Lansing Square Shopping Center
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1995


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are as follows:

                                 Year         Amount

                                1996        $ 1,569,439
                                1997          1,726,992
                                1998          1,718,316
                                1999          1,692,791
                                2000          1,650,292
                              Thereafter     11,266,674
                                            ------------
                                            $19,624,504
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Lansing Square. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Lansing Square is managed by an affiliate of the Seller for an annual fee equal to 3.85% of gross receipts plus reimbursement of certain overhead costs, all as defined. Subsequent to the sale of Lansing Square (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of The Summit of Park Ridge for the period February 1, 1996 to November 30, 1996. This Historical Summary is the responsibility of the management of Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of The Summit of Park Ridge's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of The Summit of Park Ridge for the period February 1, 1996 to November 30, 1996, in conformity with generally accepted accounting principles.

                                                          KPMG Peat Marwick LLP

Chicago, Illinois
December 6, 1996

                           The Summit of Park Ridge
       Historical Summary of Gross Income and Direct Operating Expenses
                 Period February 1, 1996 to November 30, 1996


Gross income:
  Base rental income.............................. $  370,283
  Operating expense and real estate
    tax recoveries................................    246,342
                                                   -----------
  Total Gross Income..............................    616,625
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    177,891
  Operating expenses..............................     40,753
  Management fees.................................     20,000
  Utilities.......................................     13,806
  Insurance.......................................      4,578
                                                   -----------
  Total direct operating expenses.................    257,028
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $  359,597
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                           The Summit of Park Ridge
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                 Period February 1, 1996 to November 30, 1996


1.  Business

    The Summit of Park Ridge (Summit) is located in Park Ridge, Illinois. It consists of approximately 33,000 square feet of gross leasable area and was 87% occupied at November 30, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Summit from an unaffiliated third party (Seller).

    Summit of Park Ridge was purchased by Archon Group L.P. on February 1, 1996 and is expected to be sold to Inland Real Estate Corporation in December 1996. As such, the Historical Summary has been presented for the period from February 1, 1996 to November 30, 1996. Financial information for periods prior to the acquisition of Summit by Archon Group L.P. is not available and, as such, has not been presented.

2.  Basis of Presentation

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Summit's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Summit to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Summit leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which Summit is reimbursed for common area, real estate, and insurance costs. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $35,141 for the period February 1, 1996 to November 30, 1996.

    During the period from February 1, 1996 to November 30, 1996, $16,500 of lease termination income has been included as a component of gross income in the Historical Summary.

                           The Summit of Park Ridge
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                 Period February 1, 1996 to November 30, 1996


    Minimum rents to be received from tenants under operating leases for each year ending November 30, are as follows:

                                 Year         Amount

                                1997        $  374,979
                                1998           358,308
                                1999           336,178
                                2000           330,135
                                2001           259,528
                              Thereafter       228,012
                                            -----------
                                            $1,887,140
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Summit. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Summit has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon 1995 bills. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Summit is managed by Draper and Kramer, for an annual fee to the greater of 3.5% of gross revenues, as defined, or $24,000. Subsequent to the sale of Summit (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                         Independent Auditors' Report


The Board of Directors
Inland Real Estate Corporation:


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Maple Park Place for the year ended December 31, 1996. This Historical Summary is the responsibility of the management of the Inland Real Estate Corporation. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation, as described in note 2. It is not intended to be a complete presentation of Maple Park Place's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Maple Park Place for the year ending December 31, 1996, in conformity with generally accepted accounting principles.

                                                        KPMG Peat Marwick LLP

Chicago, Illinois
January 8, 1997

                               Maple Park Place
       Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


Gross income:
  Base rental income.............................. $1,844,314
  Operating expense and real estate
    tax recoveries................................    405,223
  Other income....................................        641
                                                   -----------
  Total Gross Income..............................  2,250,178
                                                   -----------
Direct operating expenses:
  Real estate taxes...............................    189,477
  Operating expenses..............................    104,640
  Management fees.................................     77,853
  Utilities.......................................     49,355
  Insurance.......................................     23,065
                                                   -----------
  Total direct operating expenses.................    444,390
                                                   -----------
Excess of gross income over direct
  operating expenses.............................. $1,805,788
                                                   ===========

See accompanying notes to historical summary of gross income and direct operating expenses.

                               Maple Park Place
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


1.  Business

    Maple Park Place (Maple Park) is located in Bolingbrook, Illinois. It consists of approximately 220,000 square feet of gross leasable area and was 100% leased and occupied at December 31, 1996. Inland Real Estate Corporation has signed a sale and purchase agreement for the purchase of Maple Park from an unaffiliated third party (Seller).

2.  Basis of Presentation

    The Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Maple Park's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of Maple Park to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

3.  Gross Income

    Maple Park leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Maple Park is reimbursed for common area, real estate, and insurance costs. In addition, Maple Park collects common area and insurance costs from a tenant of the parcel located adjacent to Maple Park. Operating expenses and real estate tax recoveries reflected in the Historical Summary include amounts for 1996 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $43,819 for the year ended December 31, 1996.

                               Maple Park Place
   Notes to Historical Summary of Gross Income and Direct Operating Expenses
                         Year ended December 31, 1996


    Minimum rents to be received from tenants under operating leases in effect at December 31, 1996 are as follows:

                                 Year         Amount

                                1997        $ 1,773,056
                                1998          1,741,306
                                1999          1,682,846
                                2000          1,500,349
                                2001          1,434,626
                              Thereafter     20,758,807
                                            ------------
                                            $28,890,990
                                            ============


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Maple Park. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

    Maple Park has not received its final real estate tax bill for 1996. Real estate tax expense is estimated based upon bills for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary.

    Maple Park is managed pursuant to the terms of a management agreement for an annual fee of 3.75% of rental income (as defined), less a deduction of $10,000 for unleased space during the year, plus a fixed amount of $20,000 for the salary of the property manager. Subsequent to the sale of Maple Park (note 1), the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                                                   Independent Auditors' Report


Board of Directors
Inland Real Estate Corporation
Oak Brook, Illinois


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Aurora Commons Partnership (An Illinois Limited Partnership) D/B/A Aurora Commons Shopping Center as of December 31, 1996. This Historical Summary is the responsibility of the management of the partnership. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement and Form S-11 of Inland Real Estate Corporation as described in the notes. It is not intended to be a complete presentation of Aurora Commons Partnership D/B/A Aurora Commons Shopping Center's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 3 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


Warady & Davis LLP
January 22, 1997

1

                          Aurora Commons Partnership
                     D/B/A Aurora Commons Shopping Center
       Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1996


  REVENUES
    Minimum Rent.................................. $ 1,145,656
    Percentage Rent...............................     195,792
                                                   ------------
                                                     1,341,448

  Tenant Reimbursements
    Real Estate Taxes.............................     275,310
    Common Area...................................     224,494
    Other.........................................      34,443
                                                   ------------
     Total Tenant Reimbursements..................     534,247
                                                   ------------
       Gross Revenues.............................   1,875,695

Costs and Other (Income) Expenses
  Common Area Expenses............................     209,951
  General Expenses................................      49,224
  Management Fees.................................     111,480
  Real Estate Taxes and Contesting Fees...........     288,550
                                                   ------------
    Total Direct Operating Expenses...............     659,205
                                                   ------------
Excess of Gross Revenue over
  Direct Operating Expenses....................... $ 1,216,490
                                                   ============

See accompanying notes.

2

                          Aurora Commons Partnership
                     D/B/A Aurora Commons Shopping Center
                         Notes to Financial Statements


Partnership Activity

The Partnership was established to construct, develop and operate a shopping center located in Aurora, Illinois. The Center has a total gross leasable area of approximately 227,000 square feet on 18 acres of which approximately 124,500 square feet was owned by the Partnership and was approximately 98% occupied at December 31, 1996. On January 24, 1997, the Partnership was sold to Inland Real Estate Corporation, an unaffiliated third party.

Note 1 - Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Partnership's Historical Summary. The Historical Summary and notes are representations of management who is responsible for their integrity and objectivity.

Basis of Preparation

The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Aurora Commons Partnership's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

Note 2 - Leasing Arrangements

The Partnership leases shopping center space to tenants under noncancelable operating leases requiring fixed and contingent rentals based on sales in excess of stipulated minimum levels. Real estate taxes and tenant share of various other expenses are included in tenant reimbursements in the accompanying Historical Summary.

The following is a schedule of future minimum rentals under these leases at December 31, 1996 not including renewal option increases or any re-leasings:

     Year Ending December 31,
              1997................................ $ 1,147,010
              1998................................   1,038,804
              1999................................     916,509
              2000................................     664,033
              2001................................     554,041
     Subsequent to 2001...........................   3,416,591
                                                   ------------
     Aggregate Future Minimum Rentals............. $ 7,736,988
                                                   ============

3

                          Aurora Commons Partnership
                     D/B/A Aurora Commons Shopping Center
                         Notes to Financial Statements

Note 2 - Leasing Arrangements (Continued)

Base rentals are reported as income over the lease term as they become receivables under the provision of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $9,606 for the year ended December 31, 1996.

Note 3 - Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Aurora Commons Partnership. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

The Partnership has not received its final real estate tax bill for 1996. Real estate tax expense is based on 1995 tax bills. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary. Tenant reimbursements for real estate taxes, common area and other expenses are based on estimated expenses to be recovered. The difference between this estimate and the final reconciled recoveries is not expected to have a material impact on the Historical Summary.

Note 4 - Related Party Transactions

A Company under the control of Joseph J. Freed has provided management services to the Partnership. Management fees of $111,480 for the year ended December 31, 1996 have been included in the Historical Summary.

Subsequent to the sale of Aurora Commons, as noted above, the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

4
                                                Independent Auditors' Report


Board of Directors
Inland Real Estate Corporation
Oak Brook, Illinois


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of Clark & Diversey Property Limited Partnership (An Illinois Limited Partnership) D/B/A Lincoln Park Place as of December 31, 1996. This Historical Summary is the responsibility of the management of the partnership. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement and Form S-11 of
Inland Real Estate Corporation as described in the notes.   It is not intended
to be a complete presentation of Clark & Diversey Property Limited Partnership D/B/A Lincoln Park Place's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses as described in Note 3 for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



Warady & Davis LLP
January 24, 1997

5

                 Clark & Diversey Property Limited Partnership
                           D/B/A Lincoln Park Place
       Historical Summary of Gross Income and Direct Operating Expenses
                     For the year ended December 31, 1996


  REVENUES
    Minimum Rent.................................. $  228,218

  Tenant Reimbursements
    Real Estate Taxes.............................    105,000
    Common Area...................................      3,475
    Other.........................................      3,522
                                                   ------------
     Total Tenant Reimbursements..................    111,997
                                                   ------------
       Gross Revenues.............................    340,215

Costs and Other (Income) Expenses
  Common Area Expenses............................      3,253
  General Expenses................................      4,746
  Management Fees.................................     17,177
  Real Estate Taxes and Contesting Fees...........    105,000
                                                   ------------
    Total Direct Operating Expenses...............    130,176
                                                   ------------
Excess of Gross Revenue over
  Direct Operating Expenses....................... $  210,039
                                                   ============

See accompanying notes.

6

                 Clark & Diversey Property Limited Partnership
                           D/B/A Lincoln Park Place
                         Notes to Financial Statements


Partnership Activity

The Partnership operates 10,678 square feet of street front retail space located in Chicago, Illinois. The center is 100% occupied and draws customers from the surrounding Chicagoland area. On January 24, 1997 the Partnership was sold to Inland Real Estate Corporation, an unaffiliated third party.

Note 1 - Summary of Significant Accounting Policies

This summary of significant accounting policies is presented to assist in understanding the Partnership's Historical Summary. The Historical Summary and notes are representations of management who is responsible for their integrity and objectivity.

Basis of Preparation

The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Real Estate Corporation and is not intended to be a complete presentation of Clark & Diversey Property Limited Partnership's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period.

Note 2 - Leasing Arrangements

The Partnership leases shopping center space to tenants under noncancelable operating leases requiring fixed and contingent rentals based on sales in excess of stipulated minimum levels. Real estate taxes and tenant share of various other expenses are included in tenant reimbursements in the accompanying Historical Summary.

The following is a schedule of future minimum rentals under these leases at December 31, 1996 not including renewal option increases or any re-leasings:

     Year Ending December 31
              1997................................ $   235,633
              1998................................     239,219
              1999................................     222,724
              2000................................     140,250
              2001................................      35,063
     Subsequent to 2001...........................        -
                                                   ------------
     Aggregate Future Minimum Rentals............. $   872,889
                                                   ============

7

                 Clark & Diversey Property Limited Partnership
                           D/B/A Lincoln Park Place
                         Notes to Financial Statements

Note 2 - Leasing Arrangements (Continued)

Base rentals are reported as income over the lease term as they become receivables under the provision of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments decreased base rental income by $1,956 for the year ended December 31, 1996.

Note 3 - Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Clark & Diversey Property Limited Partnership. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summary.

The Partnership has not received its final real estate tax bill for 1996. Real estate tax expense is based on 1996 assessed valuation. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary. Tenant reimbursements for real estate taxes, common area and other expenses are based on estimated amounts to be recovered. The difference between this estimate and the final reconciled recoveries is not expected to have a material impact on the Historical Summary.

Note 4 - Related Party Transactions

A Company under the control of Joseph J. Freed has provided management services to the Partnership. Management fees of $17,177 for the year ended December 31, 1996 have been included in the Historical Summary.

Subsequent to the sale of Clark & Diversey Property Limited Partnership, as noted above, the current management agreement will cease. Any new management agreement may cause future management fees to differ from the amounts reflected in the Historical Summary.

                                                                      PROSPECTUS




                         INLAND REAL ESTATE CORPORATION

$10.00 PER SHARE                           MINIMUM INITIAL PURCHASE - 300 SHARES
                                            (100 SHARES FOR TAX-EXEMPT ENTITIES)

         Inland Real Estate Corporation f/k/a Inland Monthly Income Fund III, Inc., (the "Company"), a Maryland corporation, is an infinite-life real estate investment trust (a "REIT"), formed in 1994 to invest in Neighborhood Retail Centers located primarily within a 150-mile radius of its headquarters in Oak Brook, Illinois as well as single-user retail properties located throughout the United States. As of the date of this Prospectus, the Company owns 11 properties, including nine Neighborhood Retail Centers and two single-user retail properties. The Company intends to use the Net Proceeds of this Offering (after funding of appropriate working capital reserves) to acquire additional properties. See "Investment Objectives and Policies" and "Real Property Investments."

         Of the 11,375,000 shares of the Company's common stock, $.01 par value per share (the "Shares") offered by means of this Prospectus, 10,000,000 Shares are being offered on a "best efforts" basis (the "Offering"); 1,000,000 Shares are available only to Stockholders who are participating in the Company's Distribution Reinvestment Program (the "DRP"); and 375,000 Shares may be issued upon the exercise of warrants granted to the Dealer Manager. In addition, 375,000 warrants are being offered by means of this Prospectus. See "Description of Securities - - Soliciting Dealer Warrants." The Company's day-to-day operations will be managed by Inland Real Estate Advisory Services, Inc. (the "Advisor"). Capitalized terms used in this Prospectus and not defined in the text are defined in the "Glossary."

         AN INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 16. THESE RISKS INCLUDE:

    - There is currently no public trading market for the Shares and therefore the offering price of the Shares may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. An investment in the Shares is, therefore, suitable only for those able to make a long-term investment. (PAGE 16)


    - The Offering is not conditioned upon the Company raising a minimum amount of proceeds. Therefore, the Company may not raise proceeds sufficient to apply to any use other than payment of organization and offering expenses associated with the Offering. (PAGE 16)

    - As of the date of this Prospectus, the Company owned nine Neighborhood Retail Centers and two single-user retail properties and had approximately $11,200,000 available for acquisition of additional properties. The Company also intends to use the Net proceeds of this Offering (after funding of appropriate working capital reserves) to acquire additional properties. Although the Company intends to purchase properties, whenever possible, on an all cash basis, the Company utilized financing to acquire seven of its 11 properties. The Company has not specified any additional properties in which to invest. (PAGE 16)
    - The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. The Company will pay the Advisor and its Affiliates substantial fees for rendering such services. (PAGE 20)
    -    No person may own more than 9.8% of the Shares.  (PAGE 24)
    - Affiliates of the Advisor are engaged in similar real estate activities which subject them to various conflicts of interest in their management of the operations of the Company. Such conflicts include competition for the time and services of Affiliates of the Advisor, receipt by the Advisor and its Affiliates of compensation from the Company for their various services and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which result in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's current interests. (PAGE 19)
    - The Company has incurred indebtedness secured by certain of its properties and may incur additional indebtedness on its existing properties or properties to be acquired in the future. Defaults on such indebtedness could cause the Company to lose its investment in such properties. (PAGE 17)

    - Stockholders have no preemptive rights, and, therefore, further issuance(s) of Shares by the Company may dilute the interests of investors purchasing in this Offering. (PAGE 20)


====================================================================================================================================
                                                                                 Selling                Proceeds to
                                                    Price to Public           Commissions (1)         Company (2)(3)

Per Share                                           $          10.00          $         .70             $         9.30
Minimum Purchase 300 Shares                         $          3,000          $         210             $        2,790
Total Maximum if 11,000,000 Shares Sold(4)          $    109,050,000          $   7,000,000             $  102,050,000
====================================================================================================================================



 The date of this Prospectus is July 24, 1996.           (cover page continued)

(1) 10,000,000 of the Shares are being offered on a "best efforts" basis. The Company will pay Inland Securities Corporation, an Affiliate of the Advisor (the "Dealer Manager") selling commissions equal to up to seven percent (7%) of the Gross Offering Proceeds and will issue a warrant to purchase one Share during the Exercise Period at $12.00 per share for every 40 Shares sold (the "Soliciting Dealer Warrants"), all or a part of which compensation may be retained or reallowed to the Soliciting Dealers unless prohibited by either federal or state securities laws. See "Description of Securities - Soliciting Dealer Warrants" regarding additional terms of the Soliciting Dealer Warrants. The Dealer Manager also will receive a marketing contribution and due diligence expense allowance fee equal to 2.5% of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. Certain volume discounts may be given on orders of 25,000 Shares or more and Soliciting Dealers may, in their discretion, request that the Company pay them less than the maximum permitted compensation in respect of the sale of Shares in which event the amounts not paid as commissions will be retained by the Company.


(2) Before deducting Organization and Offering Expenses which will be charged to the Company, estimated at $5,771,500 if 11,000,000 Shares (the "Maximum Offering") are sold. If the aggregate of all Organization and Offering Expenses, including selling commissions and the marketing contribution and due diligence expense allowance fee, exceeds 15% of the Gross Offering Proceeds, the Advisor will pay such excess expenses.

(3) Participation in the DRP is limited to those investors who purchased Shares in the Prior Offering or who purchase Shares pursuant to this Offering. Participants may purchase Shares net of selling commissions and the marketing contribution and due diligence expense allowance fee ($9.05 per Share). All Shares issued pursuant to the DRP will be registered.

(4) In addition, assuming all 375,000 warrants are issued to the Dealer Manager, $300 of additional proceeds will be raised; assuming these warrants are exercised at the warrant price of $12.00, a total of $4,500,000 will be raised. No commission will be paid in connection with the issuance of the warrants or the Shares thereunder.

         The Shares included in the Offering will be sold by the Dealer Manager and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate on or before July 23, 1998. Subscription proceeds received from investors will be held in escrow by the Escrow Agent, pending release to the Company. As no minimum offering amount has been specified, subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THE COMPANY IS NOT A MUTUAL FUND OR AN INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND, THEREFORE, INVESTORS WILL NOT HAVE THE BENEFIT OF THE PROTECTIONS PROVIDED BY THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

         THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS PROHIBITED.

                                                           (end of cover page)

                               TABLE OF CONTENTS



                                                                                              Page
                                                                                              ----
PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ORGANIZATIONAL CHART  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Investment Risks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         Company Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         Risks of Real Estate Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Tax Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         ERISA Risks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25

ESTIMATED USE OF PROCEEDS OF OFFERING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

WHO MAY INVEST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
COMPENSATION TABLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         Nonsubordinated Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         Subordinated Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
CONFLICTS OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         Competition for the Time and Service of the Advisor and Affiliates . . . . . . . . . .   37
         Process for Resolution of Conflicting Opportunities  . . . . . . . . . . . . . . . . .   38
         Acquisition from Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         The Company may Purchase Properties from Persons with whom Affiliates of the
                Advisor have Prior Business Relationships . . . . . . . . . . . . . . . . . . .   38
         Property Management Services are being Rendered by an Affiliate of the Advisor . . . .   39
         Receipt of Commissions, Fees and Other Compensation by the Advisor and its
                Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Non-Arm's-Length Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         Legal Counsel for the Company and the Advisor is the Same Law Firm . . . . . . . . . .   39
         Inland Securities Corporation is Participating as Dealer Manager in the Sale of the
                Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         The Advisor may have Conflicting Fiduciary Obligations in the Event the Company
                Acquires Properties with Affiliates . . . . . . . . . . . . . . . . . . . . . .   40
FIDUCIARY RESPONSIBILITY OF DIRECTORS
AND THE ADVISOR; INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         Limitation of Liability and Indemnification  . . . . . . . . . . . . . . . . . . . . .   41
         Defenses Available . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . .   42
         Prior Investment Programs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

         Summary Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         Publicly Registered Limited Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         Private Partnerships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         Private Placement Real Estate Equity Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
         Private Placement Mortgage and Note Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         Loan Modifications and Work-Outs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Effects of Property Exchanges on Investors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
         Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

     MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         Directors and Executive Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
         Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         The Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         The Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
         The Management Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         Other Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         Independent Director Stock Option Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

     SELECTED FINANCIAL DATA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

     INVESTMENT OBJECTIVES AND POLICIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
         Types of Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         Acquisition Standards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         Description of Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         Property Acquisition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
         Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         Sale or Disposition of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         Change in Investment Objectives  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Certain Investment Limitations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Return of Uninvested Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         Additional Offerings and Exchange Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
         Other Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75

     REAL PROPERTY INVESTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         The Walgreens/Decatur Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   76
         The Eagle Crest Shopping Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78
         Montgomery-Goodyear Shopping Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         The Hartford/Naperville Plaza Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         Nantucket Square Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         Antioch Plaza  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         The Mundelein Plaza Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         Regency Point Shopping Center  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90

         Prospect Heights Plaza . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         Montgomery-Sears Shopping Center . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         The Zany Brainy Store  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95

CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96

PRINCIPAL STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS  . . . . . . . . . . . . . . . . . . . . . .   98
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99
         Subsequent Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         Inflation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         Impact of Recent Accounting Pronouncements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103

FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         Taxation of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105
         Taxation of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  111
         Other Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  114

DESCRIPTION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  116
         Soliciting Dealer Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117
         Issuance of Additional Securities and Debt Instruments . . . . . . . . . . . . . . . . . . . . . . . .  118
         Restrictions on Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  118

SUMMARY OF THE ORGANIZATIONAL DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         Certain Article and Bylaw Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         Stockholders' Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
         Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
         Stockholder Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  120
         Stockholder Lists; Inspection of Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . .  121
         Amendment of the Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121
         Dissolution or Termination of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  122
         Advance Notice of Director Nominations and New Business  . . . . . . . . . . . . . . . . . . . . . . .  122
         Restrictions on Certain Conversion Transactions and Roll-Ups . . . . . . . . . . . . . . . . . . . . .  122
         Limitation on Total Operating Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
         Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  124
         Restrictions on Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125
         Restrictions on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  125

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  127
         Escrow Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
         Advisor Capital Contribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
         Subscription Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  128
         Determination of Investor Suitability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129
         Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  129

         Volume Discounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  130
         Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  131
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132

HOW TO SUBSCRIBE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  132

SALES LITERATURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
         Distribution Reinvestment Program  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  133
         Share Repurchase Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  135

REPORTS TO STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  135

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  137

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  137

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  138

GLOSSARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  139

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-i

PRIOR PERFORMANCE TABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

DISTRIBUTION REINVESTMENT PROGRAM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

SUBSCRIPTION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  I-1

                               PROSPECTUS SUMMARY

      The following is a summary intended solely to supply pertinent facts and highlights from the material contained in the body of the Prospectus. More detailed information may be found in the remainder of the Prospectus.


THE COMPANY                 As of the date of this Prospectus, the
                            Company owns and operates nine Neighborhood
                            Retail Centers (as hereinafter defined) and two single-user retail properties. The
                            Company intends to acquire additional
                            existing Neighborhood Retail Centers which will be located primarily within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters. The Company also may acquire single-user retail properties located throughout the United States. Certain of the single-user retail properties may be acquired in sale and leaseback transactions in which creditworthy tenants enter into triple-net leases with the Company. See "Real Property
                            Investments."  As of the date of this
                            Prospectus, the Company had approximately
                            $11,200,000 available for acquisition of additional properties. See "Real Property
                            Investments."


                            The Company's primary business objective is to enhance the performance and value of its properties through management strategies designed to address the needs of an evolving retail marketplace. Key elements of the Company's strategy are:

                            Acquisitions:

                            -        Selectively acquire well-located
                                     Neighborhood Retail Centers, as well
                                     as single-user retail properties,
                                     net leased by creditworthy tenants.

                            -        Whenever possible, acquire
                                     properties on an all-cash basis,
                                     which provides the Company with a
                                     competitive advantage over potential
                                     purchasers who must secure
                                     financing.  If it is in the best
                                     interest of the Company, the Company
                                     will, in certain instances,  acquire
                                     properties subject to existing
                                     indebtedness.  The Company utilized
                                     financing to acquire seven of the 11
                                     properties owned by it as of the
                                     date of this Prospectus.  The
                                     financing for five of the properties
                                     was obtained from an Affiliate and
                                     was retired within 90 days of the
                                     date of acquisition.  See "Real
                                     Property Investments."

                                  Operations:

                                  -        Actively manage costs and minimize
                                           operating expenses by centralizing
                                           all management, leasing, marketing,
                                           financing, accounting, renovation
                                           and data processing activities.

                                  -        Improve rental income and cash flow
                                           by aggressively marketing rentable
                                           space.

                                  -        Emphasize regular maintenance and
                                           periodic renovation to meet the
                                           needs of tenants and to maximize
                                           long-term returns.

                                  -        For Neighborhood Retail Centers,
                                           maintain a diversified tenant base,
                                           consisting primarily of retail
                                           tenants providing consumer goods and
                                           services.

                                  - Subsequent to the acquisition of the properties, incur mortgage indebtedness, when favorable financing terms are available, to allow the Company to acquire additional properties and increase the Company's cash flow.

                                 The Company is a Maryland corporation which filed an election with its tax return to be treated as a real estate investment trust ("REIT") for the year ended December 31, 1995. See, generally "Federal Income Tax Considerations." The Company is located at 2901 Butterfield Road, Oak Brook, Illinois 60521 (708) 218-8000.


SHARES OUTSTANDING               5,078,509.15 Shares (including 78,509.15
BEFORE OFFERING                  Shares issued under the Company's Dividend
                                 Reinvestment Program (the "DRP") and 20,000
                                 Shares purchased by the Advisor) as of the date of this Prospectus. The Company sold
                                 5,000,000 Shares (net of 3,000 Shares
                                 repurchased by the Company as of the date of this Prospectus pursuant to the Share
                                 Repurchase Program) in a "best efforts"
                                 offering that commenced on October 14, 1994 and was completed on July 22, 1996, at a price of $10 per Share (the "Prior Offering").
                                 See "Principal Stockholders."



SHARES OUTSTANDING               After giving effect to the Offering and
POST OFFERING                    assuming the sale of the Maximum Offering, the
                                 Company will have 15,078,509.15 Shares
                                 outstanding (not taking into account issuance of Shares under the Company's DRP or Shares issuable upon exercise of the Soliciting
                                 Dealer Warrants or upon exercise of options granted under the Company's Stock Option Plan).

TERMS OF THE OFFERING  The Company is offering 11,375,000 shares of common stock, $.01 par value per share (the "Shares"), of which 10,000,000 Shares are being offered on a "best efforts" basis; 1,000,000 Shares which may be issued to Stockholders who are participating in the Company's DRP; and 375,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager. The Company is offering 10,000,000 Shares for sale on a "best efforts" basis, which means that the securities dealers participating in the Offering are under no obligation to purchase any of these Shares and, therefore, no specified amount is guaranteed to be raised. Subscribers for Shares must initially purchase a minimum of 300 Shares ($3,000), except that, a minimum of 100 Shares ($1,000) may be purchased by Tax-Exempt Entities (as defined herein). Minimum investment standards for Tax-Exempt Entities may be higher in certain states. See "Who May Invest." The Offering is being made by Inland Securities Corporation (the "Dealer Manager") and other securities dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. (the "NASD"). The Offering will terminate no later than July 23, 1998 (the "Termination Date").


                       Subscribers' funds will be forwarded to LaSalle National Bank, N.A., as escrow agent. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company. See "Plan of Distribution--General" and "--Escrow Conditions."

RISK FACTORS           Investment in the Shares involves risks which are
                       described in detail in the "Risk Factors" section of the Prospectus, which begins on page 16. The following is a summary of the risks which the Company believes are most relevant to an investment in the Shares.

                       Investment Risks:

                       - There is currently no public trading market for
                         the Shares and therefore the offering price of the Shares may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved; therefore, the Shares constitute an illiquid investment.

                  - As of the date of this Prospectus, the Company owned nine Neighborhood Retail Centers and two single- user retail properties, and had approximately $11,200,000 available for additional acquisitions. The Company has not specified any additional properties for acquisition.

                  - The Eagle Crest Shopping Center and the Walgreens/Decatur property were acquired by the Company from Inland Property Sales, Inc., an Affiliate. Acquisitions from Affiliates may be on terms less favorable to the Company than arm's-length transactions and may result in concessions as to price or otherwise which will have a negative effect on the value of the Shares. The Company will compete for the acquisition of properties with many other entities engaged in real estate investment activities, some of which have greater resources than the Company, which may result in the Company being unable to acquire certain desirable properties and have an adverse impact on Share value.

                  - Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is primarily limited to the approximate 150-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties, the amount of Distributions paid and the value of the Shares.

                  - If the Company defaults on any secured indebtedness, the lender may foreclose and the Company could lose its investment in the properties securing such loan and the value of the Shares would decrease.

                  - To satisfy certain requirements for qualification as a REIT for federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution provisions of the Code (as defined herein), more than 9.8% of the Shares. Such limitations may have an anti-takeover effect and may further limit the liquidity and value of the Shares.

                  - Although the Company has a working capital reserve of approximately $590,500 (equal to 1% of the gross offering proceeds from the Company's Prior Offering) and intends to supplement its working capital with an additional 1% of the Gross Offering Proceeds from this Offering, these amounts may be insufficient to meet the unanticipated cash needs of the Company and the Company may have to obtain financing from either affiliated or unaffiliated sources. Additional financing likely would decrease the cash available to pay Distributions.

                  - Under certain circumstances, the Company may borrow funds to maintain operations of one or more of the Company's properties or enable it to maintain its REIT status. Borrowing increases the Company's business risks since debt service increases the expenses of operations and decreases cash available to pay Distributions.

                  Company Risks:

                  - Two of the 11 properties owned by the Company as of the date of this Prospectus have been acquired from an Affiliate. Acquisitions from Affiliates may be on terms less favorable to the Company than properties acquired in arm's-length transactions and may result in concessions as to price or otherwise which could have a negative effect on the value of the Shares.

                  - Conflicts of interest between the Company and its Affiliates, such as competition for the time and services of the Advisor and its Affiliates, receipt by the Advisor and its Affiliates of compensation from the Company for their various services and the possibility that the Company may do business with entities that have pre-existing relationships with the Advisor or its Affiliates which results in a conflict between the ongoing business relationship of the Advisor or its Affiliates and the Company's current interests. Such conflicts may have an adverse effect on operations and thus, on the value of the Shares.

                  - The success of the Company will depend to a large extent on the quality of management provided by the Advisor and its Affiliates. Since January 1, 1985, Affiliates of the Advisor have sponsored 77 programs. Certain programs sponsored or managed by Affiliates of the Advisor have experienced setbacks during the course of business, including commercial tenant defaults or move-outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events have had the effect of reducing the benefits which investors in those programs would have received. The degree of impact these negative events have had on the ability of the affected programs to attain their original investment objectives varies by program. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."

                  - The Advisor and its Affiliates will receive substantial fees and payments for services rendered to the Company whether or not Stockholders receive Distributions.

                  - The Directors may authorize the issuance of shares or other securities in addition to Shares issued pursuant to this Offering, thereby resulting in dilution of the equity of the Stockholders.

                       Stockholders have no preemptive rights, and, therefore, issuances of Shares by the Company may dilute the interests of investors purchasing in this Offering.


                  - The Company's Articles, in most cases, require a vote of only a majority of the Stockholders on those matters on which Stockholders are required to vote. Therefore, all Stockholders, including those not voting with the majority, will be bound by the vote of the Stockholders owning a majority of the outstanding Shares.

                  Risks of Real Estate Ownership:

                  - All equity real estate investments are subject to some degree of general economic risks, including lease defaults, which could adversely affect income, cash available for Distributions and property value. Stockholders can expect to bear this risk in proportion to the number of Shares held.

                  - Adverse trends for the property types to be acquired by the Company or adverse economic developments in general or within the Chicago metropolitan area in particular could have an adverse effect on the Company's operations and the value of the Shares could decrease.

                  - Future violation of environmental and other governmental regulations could result in substantial expenditures by, or damages to, the Company and decrease the cash available to pay Distributions.

                  - Unanticipated renovation or remodeling costs incurred to re-lease the Company's properties could reduce the cash available to pay Distributions.

                  Tax Risks:

                       The Company's ability to qualify as a REIT involves the application of technical and highly complex provisions of the Internal Revenue Code of 1986, as amended (the "Code") to various factual matters and circumstances which are often not within the Company's control. The Company's qualification as a REIT depends upon its ability to meet, through actual operations, various tests imposed by the Code, and there can be no assurance that operating results will allow the Company to satisfy the Code requirements. In addition, the actions and transactions the Company will undertake to maintain its REIT status may not produce the highest economic profit. For example, the Company does not intend to sell any property as inventory property even if so structuring sales would produce higher profit.

                  - If the Company loses its REIT status, its Distributions will not be deductible, thereby increasing its tax liability and substantially reducing the funds available for distribution to Stockholders. Such federal income tax liability could force the Company to borrow funds, liquidate certain of its investments or take other steps which could adversely affect its operations and the value of the Shares.

                  - Shefsky Froelich & Devine Ltd. ("Counsel") has rendered its opinion that as of July 17, 1996, and, based on certain representations of the Company as described throughout the Prospectus regarding the operations of the Company, the Company has been organized in conformity with the requirements for qualifications as a REIT beginning with its taxable year ending December 31, 1995, and that its prior, current and anticipated methods of operation has enabled and will enable the Company to satisfy the REIT Requirements, and that distributions to certain qualified organizations will not produce unrelated business taxable income ("UBTI") so long as the Company is not a "Pension-Held REIT." See "Federal Income Tax Considerations" and "ERISA Considerations." The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the REIT Requirements, and Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effectiveness date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. The opinion of Counsel represents its legal judgment based on the law in effect as of the date of this Prospectus, is not binding on the Internal Revenue Service (the "Service") and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws (or the interpretation thereof) which could be applied retroactively. Stockholders could sustain a decrease in the value of their Shares if such changes occur.


                  ERISA Risks:

                       In deciding whether to purchase Shares, each fiduciary of an employee benefit plan subject to ERISA, in consultation with its advisors, should carefully consider its fiduciary responsibilities under ERISA, the prohibited transaction rules of ERISA and the Code, the UBTI consequences and the effect of the "plan asset" regulations issued by the Department of Labor. See "ERISA Considerations."

                       Should the Company be unable to effectively manage the impact of these risks, the Company's ability to meet its investment objectives will be impaired and, therefore, the benefits to the Stockholders from their investment in the Company will be reduced. See "Risk Factors" and "Prior Performance of the Company's Affiliates."

INVESTMENT OBJECTIVES  The Company's investment objectives are to:
AND POLICIES

                       - Provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income, particularly in the early years of the Company's operations, given the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital. In order for the Company to maintain its REIT status, the Company must make Distributions equal to not less than 95% of the its REIT taxable income. To the extent Distributions to Stockholders exceed taxable income, such Distributions would constitute a return of capital and would be sheltered from current taxation for taxable Stockholders. This return of capital, however, will reduce a Stockholder's tax basis in his Shares, which will result in more taxable gain upon sale or exchange of Shares than would have occurred absent a return of capital. Depreciation deductions, however, will decrease the Company's tax basis in its properties, thereby increasing the Company's taxable income when the properties are sold, thereby increasing the amount of Distributions needed to maintain compliance with the REIT Requirements. As long as the Company qualifies as a REIT, it generally will not be taxed to the extent of the Distributions it pays to Stockholders;

                       - Provide a hedge against inflation by entering into leases which provide for scheduled rent escalations or participation in the growth of tenant sales designed to provide increased Distributions and capital appreciation through increases in the value of the Company's properties; and

                       - Preserve Stockholders' capital by selectively acquiring well-located Neighborhood Retail Centers and single-user retail properties on an all-cash basis, whenever possible. If it is in the best interest of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. As of the date of this Prospectus, the Company utilized financing in connection with acquisition of seven of its 11 properties. See "Real Property Investments."

                       There can be no assurance the aforementioned objectives will be achieved.

                       To the extent possible, it will be the policy of the Company to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To implement this policy, the Company may use income earned during prior periods, or income earned subsequent to the Distribution declaration date but prior to the payment date, in order to distribute annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to implement this policy will be dependent upon the availability of Cash Flow and the applicable REIT rules. It will be the general policy of the Company, subject to the applicable REIT rules (including the Distribution requirements), to reinvest that portion of the proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties. Through September 30, 1995, the Company paid Distributions to its Stockholders on a quarterly basis. Commencing in October, 1995, the Company began, and has continued, to pay Distributions to the Stockholders on a monthly basis, with daily record and Distribution declaration dates. However, the Company reserves a right, at any time, to revert to paying Distributions on a quarterly basis. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of 8% per annum on weighted average shares.


                       It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the Company's best interests, the Company will, in certain instances, utilize borrowing to acquire properties. On properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used primarily to acquire additional properties to increase Cash Flow. The Company may also incur indebtedness to finance improvements to the properties it acquires. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values. Notwithstanding the foregoing, the maximum amount of borrowings in relation to Net Assets shall not exceed 300% of Net Assets without approval of a majority of the Stockholders. The Company does not anticipate that it will incur debt to fund Distributions to Stockholders, unless necessary to maintain its status as a REIT. See "Investment Objectives and Policies--Borrowing" and "Summary of the Organizational Documents--Restrictions on Borrowing."

                       Affiliates of the Advisor have extensive experience in the acquisition and management of properties similar to the properties contemplated to be acquired by the Company. However, there is no assurance that the Company's investment objectives will be achieved because, among other reasons, the Company has acquired only nine Neighborhood Retail Centers and two single-user retail properties as of the date of this Prospectus. The Company has not specified any additional properties. Due to competition for suitable properties, the Company may not be able to acquire other properties meeting its investment criteria. See "Risk Factors-- Investment Risks-- Partially Specified Fund," "Risk Factors--Risks of Real Estate Ownership--Competition with Others for the Acquisition of Properties," "Prior Performance of the Company's Affiliates" and "Real Property Investments."

                       Proceeds of the Offering will be used to buy properties and to pay expenses of the Offering and Acquisition Expenses, with the balance (but not less than 1% of Gross Offering Proceeds) being applied to working capital reserves. See "Estimated Use of Proceeds of the Offering."

THE ADVISOR            Inland Real Estate Advisory Services, Inc., a wholly
                       owned subsidiary of Inland Real Estate Investment
                       Corporation, a Delaware corporation ("IREIC") is the Advisor. The Advisor is an Illinois corporation with its principal place of business located at 2901 Butterfield
                       Road, Oak Brook, Illinois 60521 (708) 218-8000. IREIC, as of June 30, 1995, had an audited net worth in excess of $91,600,000, much of which is illiquid. Limited partnerships for which IREIC is a general partner own in excess of 10,500,000 square feet of commercial property in Chicago and nationwide. See "Management."

COMPENSATION TO BE     The Advisor and its Affiliates will be paid substantial
PAID TO THE ADVISOR    amounts for managing the business of the Company.  The
AND ITS AFFILIATES     most significant items of compensation are:

                       Offering Stage: Selling commissions to the Dealer Manager up to 7% of the Gross Offering Proceeds, which may be retained or reallowed to Soliciting Dealers; and a marketing contribution and due diligence expense allowance fee to the Dealer Manager equal to 2.5% of the Gross Offering Proceeds (the "Marketing Contribution and Due Diligence Expense Allowance Fee"), of which such compensation may be retained or reallowed to Soliciting Dealers. The selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fees for the year ended December 31, 1995 totalled $1,719,355, of which $102,084 was unpaid at December 31, 1995. Approximately $1,551,000 of such amount had been reallowed to Soliciting Dealers as of December 31, 1995. Soliciting Dealers also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering. Each Soliciting Dealer Warrant will entitle the holder to purchase one Share from the Company at a price of $12 during the Exercise Period.

                       See "Compensation Table" and "Description of
                       Securities--Soliciting Dealer Warrants."

                       Acquisition Stage: Reimbursement for actual out-of-pocket acquisition expenses are anticipated to be up to 0.5% of Gross Offering Proceeds. See "Compensation Table."

                       Operational Stage: An annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets is paid quarterly. An Affiliate of the Advisor will also receive a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties (90% of the fee typically charged by a third party), paid monthly. Payment of the Advisor Asset Management Fee is subordinated to the payment of Distributions in an amount equal to a non-compounded return equal to 8% per annum on Invested Capital (the "Current Return"). For the year ended December 31, 1995, the Company had not incurred or paid an Advisor Asset Management Fee. The Company incurred and paid Property Management Fees of $46,791 for the year ended December 31, 1995. See "Compensation Table" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company."

                       Liquidation Stage: A Property Disposition Fee equal to the lesser of: (i) 3% of the sale price of a property; or (ii) 50% of the commission customarily paid to third parties; and after receipt by the Stockholders of a cumulative, non-compounded 8% per annum return of Invested Capital (the "Cumulative Return") and a return of their Invested Capital, an Incentive Advisory Fee equal to 15% of the net proceeds from the sale of a property. In the event the Company's Shares are listed on a national stock exchange or included for quotation on a national market system and the Advisor is merged into the Company, the Advisor will receive Shares and the Company will no longer be obligated to pay fees to the Advisor. See "Compensation Table."

                       There may be a number of other incidental fees for services or expense reimbursement that the Advisor and its Affiliates may receive during the operational and liquidation stages of the Company. See, generally, "Compensation Table" and "Management--Other Services."


REAL PROPERTY          As of the date of this Prospectus, the Company owned nine
INVESTMENTS            Neighborhood Retail Centers and two single-user retail
                       properties. The Company utilized $31,973,000 to acquire these properties. Two of the properties are encumbered by outstanding indebtedness of approximately $5,221,000, as of the date of this Prospectus. The Company has approximately $11,200,000 available for investment in additional properties. The Company has not specified any additional properties.

                       The terms of each of the Company's acquisitions have been approved by a majority of the Directors (including a majority of the Independent Directors) as being fair and reasonable to the Company. The acquisition prices of the properties did not exceed the appraised values of the properties at the time of acquisition. Two of the properties were acquired from an Affiliate. There can be no assurance that the prices paid to the Affiliate for these properties did not exceed that which would be paid by an unaffiliated buyer. See "Risk Factors--Company Risks--Prices Paid for Properties Acquired from Affiliates may be More than Prices Paid by Non-Affiliates" and "Real Property Investments."

                       The Company may invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company can ultimately own 100% of the property, provided however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company. See "Investment Objectives and Policies--Joint Ventures."

PRIOR OFFERINGS        The Inland organization, during the past ten years, has
SUMMARY                sponsored seven public and 70 private real estate
                       programs which have raised in excess in $273,317,000. In excess of 19,500 investors have invested in these Inland-sponsored programs.

                       Two of the Inland-sponsored public programs and a majority of the private programs have investment objectives similar to those of the Company. Certain programs sponsored or managed by Affiliates of the Advisor have experienced setbacks during the course of business, including commercial tenant defaults or move-outs, unfavorable changes in the tax laws and higher than expected vacancies as apartment markets weakened. These negative events have had the effect of reducing the benefits which investors in those programs would have received. The degree of impact these negative events have had on the ability of the affected programs to attain their original investment objectives varies by program. See "Prior Performance of the Company's Affiliates" and "Prior Performance Tables."

ARTICLES OF            Investors should be particularly aware of the following
AMENDMENT AND          provisions contained in the Company's Articles of
RESTATEMENT            Incorporation, as amended and restated to date (the
                       "Articles"):

                       - Limitation on accumulation of shares: In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles place restrictions on the accumulation of Shares by a single Stockholder. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."

                       - Voting rights: Each Share is entitled to one vote and the Articles do not provide for cumulative voting. Stockholders owning a majority of the outstanding Shares have the right to: (i) amend the Articles subject to certain limitations; (ii) dissolve the Company; (iii) elect or remove the Board of Directors; and (iv) approve or disapprove the sale of all or substantially all of the assets of the Company other than in connection with a dissolution of the Company. All Stockholders will be bound by the vote of Stockholders owning a majority of the outstanding Shares, even if a Stockholder does not vote with the majority. Stockholders owning in the aggregate at least 10% of the outstanding Shares may request the Directors to call a meeting for the purpose of voting on any of the foregoing.

                       - Stockholders owning at least two-thirds of the outstanding Shares must approve certain exchange offers, mergers, consolidations or similar transactions commonly known as Roll-Ups, which affect certain Stockholder rights. Such super-majority provisions may have the effect of: (i) discouraging a change in control of the Company; (ii) deterring individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; and (iii) limiting the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares.

                       - Changes in investment objectives and policies: The Directors cannot change the investment objectives or policies of the Company unless an amendment to the Articles is made, which would require the approval of Stockholders owning a majority of the outstanding Shares.

                       - Distributions: Distributions are payable out of available cash.

                       See "Summary of the Organizational Documents" and "Description of Securities."

DISTRIBUTION           The Company provides the following programs to facilitate
REINVESTMENT           investment in the Shares and to provide limited liquidity
AND SHARE REPURCHASE   for Stockholders until such time as a market for the
PROGRAMS               Shares develops:

                    - The Distribution Reinvestment Program (the "DRP") allows Stockholders who purchase Shares pursuant either to the Prior Offering or to this Offering to automatically reinvest Distributions by purchasing additional Shares from the Company, subject to the limitations on Share ownership imposed by the Articles. Such purchases will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee and will be sold at a price of $9.05 per Share. See "Distribution Reinvestment and Share Repurchase Programs -- Distribution Reinvestment Program."

                    - The Share Repurchase Program provides, subject to certain restrictions, existing Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee). Repurchases will be on a first come, first served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares will be repurchased in any given year; and (ii) the funds available for repurchase will be limited to available proceeds received by the Company from the sale of Shares under the Distribution Reinvestment Program. Shares purchased by the Company are not available for resale. The Share Repurchase Program will be terminated by the Company upon the development of a secondary market for the Company's Shares or upon the listing of the Company's Shares on a national securities exchange or inclusion for quotation on a national market system. See "Distribution Reinvestment and Share Repurchase Programs -- Share Repurchase Program."

WHO MAY INVEST      The section of the Prospectus titled "Who May Invest"
                    describes minimum net worth and income requirements, as well as a detailed explanation of other suitability requirements which investors must meet prior to subscription. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in certain states. See "Who May Invest."

ANNUAL VALUATIONS   Stockholders that are subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount they would receive if the Company's assets were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses) and all the other funds of the Company were distributed in liquidation of the Company;
                    provided, however, the Net Asset Value of each Share will be deemed to be $10 per Share for the first three annual statements of value following termination of the Offering.
                    There can be no assurance that: (i) such value could or will actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such valuation would comply with the ERISA requirements. Should the Shares become listed on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations. See "ERISA Considerations."

GLOSSARY OF TERMS      For definitions of terms used in this Prospectus that
                       are not defined in the text, see "Glossary."

                          ORGANIZATIONAL CHART




               _________ THE INLAND GROUP, INC.____
              |                                    |
              |                                    |
        Inland Commercial                 Inland Real Estate
        Property Management Inc.          Investment Corporation
              |                               |               |
                                              |               |
              |                   Inland Real Estate       Inland Securities
       Property Management and    Advisory Services Inc.     Corporation
       Related Services                   |                        |
                            |
                                          |                        |
                            |       Organization, Advisory     Securities
                                    and Real Estate Services   Sales
                            |             |                        |

                            |             |                        |
                            Inland Real Estate Corporation
                                                                   |
                            Directors:
                                                                   |

                              Robert D. Parks                      |
                              G. Joseph Cosenza
                              Roland W. Burris - - - - - - - - - - |
                              Douglas R. Finlayson
                              Heidi N. Lawton




        Solid lines indicate ownership.  Broken lines indicate services.

                                  RISK FACTORS

          Purchase of the Shares offered hereby involves various risk factors in addition to the factors set forth elsewhere herein. Prospective purchasers should consider, among others, the following factors:

          1.      INVESTMENT RISKS


          Share Price/Limited Liquidity. The offering price of the Shares was determined by the Board in the exercise of its business judgment but may not be indicative of the price that the Shares may trade at if they were listed on an exchange or of the proceeds that a Stockholder may receive if the Company was liquidated or dissolved. Further, there is currently no public trading market for the Shares and no assurance exists that one will develop. An investor may not be able to liquidate his or her investment on favorable terms, or at all. However, by 1999, the Company anticipates that the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable requirements; and/or (ii) commence a subsequent public offering after completion of this Offering. The Company does not intend to apply for listing during the term of this Offering. See "Investment Objectives and Policies--Additional Offerings and Exchange Listing." Subject to available funds and the Company's continued qualification as a REIT, the Company may repurchase Shares from Stockholders. See "Distribution Reinvestment and Share Repurchase Programs--Share Repurchase Program."



          No Minimum Offering. The Offering is not conditioned upon the Company raising a minimum amount of proceeds and the release of subscription proceeds from the escrow is not conditioned upon the Company's selling a minimum number of Shares. As a result, the Company may not raise proceeds sufficient to apply to any use other than payment of the organization and offering expenses associated with the Offering.


          Partially Specified Fund. As of the date of this Prospectus, the Company owned nine Neighborhood Retail Centers and two single-user retail properties. Two of the properties, the Eagle Crest Shopping Center in Naperville, Illinois, and a Walgreens property in Decatur, Illinois were purchased from Inland Property Sales, Inc. ("IPS") an Affiliate. These properties were acquired with the approval of the Directors (including all of the then Independent Directors). Although this Prospectus describes the parameters the Company will use to acquire additional properties, as of the date of this Prospectus, no additional properties have been specified. Accordingly, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of the other properties to be purchased by the Company with the $11,200,000 available for investment or with the Net Proceeds of this Offering (after funding of appropriate working capital reserves). Since the Company has not yet specified additional properties, there may be a delay between the sale of the Shares and the Company's purchase of such other properties, which could result in a delay in the benefits to investors, if any, of an investment in the Company.


          The Advisor will evaluate potential additional property acquisitions and will engage in discussions with sellers for the purchase of properties for the Company. At such time during the Offering as the Advisor believes a reasonable probability exists that a property will be acquired on specified terms (i.e., upon completion of due diligence, which includes review of the title insurance commitment, appraisal and environmental analysis), the Company will issue a supplement to this Prospectus setting forth certain details concerning the proposed acquisition. Investors should be aware, however, that acquisitions at this stage require negotiation of final binding agreements and there can be no assurance that any such properties will be acquired on the same terms as described in any supplements or other disclosure prepared with respect thereto. In addition, any properties which are identified by the Company prior to the termination of the Offering may not be acquired unless sufficient Shares are sold. In the event any properties which are disclosed to Stockholders as potential acquisitions are not acquired, or any properties which the Company acquires prior to the termination of the Offering but are not retained, subsequently acquired properties may be materially different in a number of respects. In addition, investors should be aware that audited financial statements of prior operations of existing properties acquired by the Company, or of the lessees or of the property or guarantor of the underlying leases, generally will not be available until after a supplement to this Prospectus describing such acquisition has been provided to potential investors, and financial statements for recently constructed properties may not be available at all.

          Limitation on Area in which the Company May Acquire Neighborhood Retail Centers. Acquisition of Neighborhood Retail Centers (but not single-user retail properties) is limited primarily to the approximate 150-mile radius surrounding the Advisor's headquarters in Oak Brook, Illinois. Adverse economic conditions affecting that area could adversely affect the Company's ability to acquire, lease and dispose of such properties.

          Insufficient Reserves. The Company has established a working capital reserve of $590,500 (equal to 1% of the gross offering proceeds from the Prior Offering) and will supplement such working capital reserve with an additional 1% of the Gross Offering Proceeds from this Offering. However, if such amount is insufficient to meet the unanticipated cash needs of the Company, the Company may have to obtain financing from either affiliated or unaffiliated sources to service such cash needs. There is no assurance that this financing will be available or if available, will be available on terms acceptable to the Company.

          Mortgage Indebtedness and Other Borrowings May Increase the Company's Business Risks. It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interests of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. The Company may later incur or increase mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties for the purpose of increasing Cash Flow and providing further diversity. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values, however, the maximum amount of borrowings in relation to Net Assets shall, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets. Incurring mortgage indebtedness increases the risk of possible loss. If the Company defaults on its secured indebtedness, the lender may foreclose and the Company could lose its investment in the properties securing such loan. Any such foreclosure would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage, and if the outstanding balance of the debt secured by the mortgage exceeds the basis of the property to the Company, there could be taxable income upon a foreclosure. It will be the policy of the Company to seek to incur only non-recourse mortgage indebtedness, if available, meaning that the lender may look only to the property or properties securing the mortgage indebtedness for satisfaction of the indebtedness. See "Investment Objectives and Policies--Borrowing" and "Real Property Investments."

          Under certain circumstances, the Company may borrow for the purpose of maintaining the operations of the Company. Borrowing may increase the Company's business risks. Debt service increases the expense of operations since the Company will be responsible to retire the debt and pay the attendant interest which may result in decreased cash available for distributions to Stockholders. Also, lenders to the Company may require restrictions on future borrowings, distributions and operating policies. The Company may incur indebtedness if necessary to satisfy the requirement that the Company distribute at least 95% of its REIT taxable income (as defined in the Code), or otherwise as is necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes.

          Limits on Share Accumulation May Have an Anti-Takeover Effect. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of each of the Company's taxable years. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. These restrictions may: (i) discourage a change of control of the Company; (ii) deter individuals and entities from making tender offers for Shares, which offers may be attractive to Stockholders; or (iii) limit the opportunity for Stockholders to receive a premium for their Shares in the event an investor is making purchases of Shares in order to acquire a block of Shares. See "Description of Securities--Restrictions on Transfer."

          Objectives of Joint Venture Partners May Conflict with the Company's Objectives. Certain of the Company's investments may be owned by joint ventures between the Company and Affiliates of the Advisor. Investments in joint ventures which own properties may involve risks not otherwise present, including, for example, that the Company's co-venturer might become bankrupt, that such co-venturer may at any time have economic or business interests or goals which are inconsistent with the interests or goals of the Company or that such co-venturer may be in a position to take action contrary to the Company's instructions, requests, policies or objectives. Among other things, actions by such co-venturer might subject property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture or other adverse consequences. See "Investment Objectives and Policies--Joint Ventures."

          Seller Financing by Company May Delay Liquidation or Reinvestment.
The Company intends to use its best efforts to sell its properties for cash. However, the Company may sell its properties either subject to or upon the assumption of any then outstanding mortgage debt or, alternatively, may provide financing to purchasers with terms advantageous to the Company. A purchase money obligation secured by a mortgage may be taken as part payment and there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area where the property being sold is located and the then prevailing economic conditions. To the extent the Company receives promissory notes or other property in lieu of cash from sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In many cases, the Company will receive initial downpayments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Investment Objectives and Policies-- Sale or Disposition of Properties."

          Loss on Dissolution and Termination. At the date of dissolution or termination of the Company, the undistributed proceeds realized from the liquidation of assets, if any, will be distributed to

Stockholders, but only after the satisfaction of claims of creditors. Accordingly, a Stockholder's ability to recover all of his or her investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.


          Limited Experience of Management in Operation of a REIT. IREIC and its Affiliates have, during the past ten years, sponsored seven public and 70 private real estate programs which have raised in excess of $273,300,000. Two of the seven public programs, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., had investment objectives which were substantially similar to those of the Company. However, each of the seven prior public programs, including Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P., were structured as limited partnerships and not as real estate investment trusts. Additionally, the Company, which is the first IREIC-sponsored REIT, did not commence operations until January 1995. Therefore, there can be no assurance that the Company will attain its investment objectives since the Company's management, the Advisor and its Affiliates have limited experience in the management and operation of a REIT.


     2.      COMPANY RISKS

          Prices Paid for Properties Acquired from Affiliates may be More than Prices Paid by Non-Affiliates. Two properties owned by the Company, the Eagle Crest Shopping Center and the Walgreens/Decatur property, were acquired by the Company from an Affiliate. The Articles provide that the Company may not purchase any property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and that such excess is reasonable. In no event may the cost of such asset to the Company exceed its current appraised value. The Directors (including all of the then Independent Directors) approved the purchases pursuant to the standards described herein. However, there can be no assurance that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or properties which may, in the future be acquired from Affiliates, did not or would not exceed that which would be paid by an unaffiliated buyer.

          Conflicts of Interest Between the Company and its Affiliates. The Company is subject to various conflicts of interest arising out of its relationship with its Affiliates, such as competition for the time and services of Affiliates of the Advisor and acquisition of properties from Persons with whom Affiliates of the Advisor have had prior business relationships and the due diligence investigation of the Company by the Dealer Manager which cannot be considered to be an independent review of the Company and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Additionally, a substantial portion of the proceeds of the Offering will be paid to an Affiliate for managing the Company. Such proceeds of the Offering will pay expenses which include sales commissions and due diligence expense allowances to the Dealer Manager, and reimbursement to an Affiliate for costs related to organizing and offering the Shares for sale. An Advisor Asset Management Fee of not more than 1% per annum of the Average Invested Assets will be paid quarterly to the Advisor. Payment of the Advisor Asset Management Fee is subordinated to the payment of Distributions in an amount equal to the Current Return. Additionally, an Affiliate is being paid a Property Management Fee equal to not more than 4.5% of the gross revenues of each of the Company's properties on a monthly basis. The Advisor and its Affiliates will receive substantial fees and payments for services rendered to the Company irrespective of whether Stockholders receive Distributions.

          If an Affiliate breaches its fiduciary obligations to the Company, or does not resolve conflicts of interest in the manner described in the section of this Prospectus titled "Conflicts of Interest--Process for Resolution of Conflicting Opportunities," the Company may not meet its investment objectives. The agreement between the Advisor and the Company (the "Advisory Agreement") grants the Company the first opportunity to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of such property within 60 days. The Advisory Agreement also requires that any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or is about to be placed under contract by the Advisor or its Affiliates may be purchased by the Company, provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; (iii) the property meets the Company's acquisition criteria; and (iv) in the event that more than one real estate investment program sponsored by Affiliates of the Advisor has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time. The Board, at its discretion, may reject any property presented for purchase by the Advisor. In exercising this judgment, the Board will consider the property's location and size and whether the purchase of the property is consistent with the Company's investment objectives. Any property rejected by the Board for purchase by the Company may be purchased by the Advisor or its Affiliates. The Independent Directors, by a majority vote, must approve all actions by the Advisor or its Affiliates which present potential conflicts of interest with the Company. See "Compensation Table" and "Management--The Advisory Agreement."

          Dependence on the Directors and Advisor. The Board has supervisory control over virtually all aspects of the Company's operations. The success of the Company will depend to a large extent on the Board's ability to oversee, and the quality of, the management provided by the Advisor, the Management Agent, their Affiliates and employees for day-to-day operations. Therefore, the Company will be dependent, in large part, on the ability of the Advisor and its Affiliates to retain the services of each of its executive officers and key employees, however, none of such individuals has an employment agreement with the Advisor or its Affiliates. The loss of any of these individuals could have a materially adverse effect on the Company. The Company does not currently maintain key man life insurance policies on any of the individuals employed by the Advisor or its Affiliates. See "Management."

          Dilution. Stockholders have no preemptive rights, and therefore, in the event the Company: (i) commences a subsequent public offering of its Shares or of convertible debt or Preferred Shares; or (ii) issues Shares or Preferred Shares upon exercise of warrants, including the Soliciting Dealer Warrants, or to sellers of properties acquired by the Company in lieu of or in addition to cash consideration, investors purchasing Shares in this Offering who do not participate in any future stock issuance will experience dilution of their equity investment in the Company. The Soliciting Dealer Warrants issued to the Dealer Manager in connection with the Prior Offering and to be issued in connection with this Offering, as well as the Shares issuable upon exercise thereof, are being registered as part of this Offering. The Soliciting Dealer Warrants and/or convertible securities, if any, likely would be exercised or converted at a time when the Company would be able to obtain needed capital through a new offering of its securities on terms more favorable than those provided by such securities. As long as such securities remain unexercised or unconverted, the terms on which the Company could raise additional capital may be adversely affected.


          All Stockholders Bound by Vote of Majority.   The Articles, in most
cases, require a vote of only a majority of the Stockholders on those matters on which Stockholders are required to vote.

Therefore, a substantial minority of the Stockholders may be bound by the decision of the majority of the Stockholders with respect to any matters put to the Stockholders.

          Company's and Stockholders' Rights Against the Directors and the Advisor are Limited. The Directors and the Advisor are held harmless and indemnified for certain actions taken by them in good faith and without negligence or misconduct pursuant to the Articles or the Advisory Agreement, respectively. As a result, the Company and the Stockholders may have more limited rights against the Directors and the Advisor than they would otherwise have under common law and, furthermore, may be obligated to fund the defense of the Directors and the Advisor in certain cases. In particular, such persons shall not be liable to the Company and the Stockholders unless: (i) it is proved that the person actually received an improper benefit or profit in money, property or services; and (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active or deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. See "Fiduciary Responsibility of Directors and the Advisor; Indemnification."

     3.      RISKS OF REAL ESTATE OWNERSHIP

          General. All real property investments are subject to some degree of risk. Equity real estate investments may limit the ability of the Company to promptly vary its portfolio in response to changing economic, financial and investment conditions. Such investments will be subject to risks such as adverse changes in general economic conditions or local conditions which reduce the demand for the goods or services of tenants. Such investments also will be subject to other factors affecting real estate values, including: (i) possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions and other factors affecting real property; (ii) increasing labor and material costs; and (iii) the attractiveness of the property to tenants in the neighborhood.

          The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee, the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the leased premises and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the financial position of the Company. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

          Competition for Tenants and Customers. The Company could be adversely affected in the event retail centers are built in locations competitive with properties owned by the Company, causing increased competition for customer traffic and credit tenants. This could result in decreased cash flow for tenants and may require the Company to make capital improvements to its properties which it would not have otherwise made.

          Hazardous Waste, Environmental Liens and Other Governmental Regulations. Federal and state statutes impose, under certain circumstances, liability on property owners or operators for the clean-up or removal of hazardous substances found on their properties. Such statutes typically allow the government to place liens for such liabilities against affected properties, which liens will be senior in priority to other liens. In addition, there are various local, state and federal health and safety regulations under which the Company could, under certain circumstances, have responsibility for compliance and liability for fines or damages for noncompliance. For example, properties acquired by the Company likely will be subject to the Americans with Disabilities Act (the "ADA"), which generally requires that public accommodations, including restaurants and retail stores, be made accessible to disabled persons. See "--Costs Associated with Compliance with the Americans with Disabilities Act" in this Section. Under net leases, the tenant typically is responsible for compliance with the ADA and other laws and regulations or is required to indemnify the Company when the law or regulation places the burden on the landlord. However, the Company could be liable for violations of such laws and regulations to the extent the tenant does not have sufficient resources to provide such indemnification. State and federal laws in this area are constantly evolving, and the Company intends to monitor such laws and take commercially reasonable steps to protect itself from the impact thereof, including obtaining environmental audits of each property acquired. However, there can be no assurance that the Company will be protected from the impact of such laws.

          Costs Associated with Compliance with the Americans with Disabilities Act. Under the ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. These requirements became effective in 1992. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities" but generally requires that buildings be made accessible to people with disabilities. The ADA requirements could require removal of access barriers and could result in the imposition of fines by the federal government or an award of damages to private litigants. The Company will attempt to structure acquisitions of its properties so that such properties are in compliance with the ADA, at the expense of the seller, at the time of acquisition by the Company. However, there can be no assurance that the acquisitions will be structured in such a fashion.

          Potential Additional Costs in Connection with Acquiring Single-User Retail Properties. Certain of the properties or portions thereof may be designed or built primarily for a particular tenant or a specific type of use. If the Company is holding such a property upon the termination of the lease and the tenant fails to renew, or such tenant defaults on its lease obligations, the property may not be readily marketable to a new tenant without substantial capital improvements or remodeling. Such improvements might require expenditure of Company funds otherwise available for distribution or require the sale of such property at a below-market price.

          Competition with Others for the Acquisition of Properties. The Company competes in the acquisition of property with many other entities engaged in real estate investment activities, some of which have greater resources than the Company. In addition, the number of entities and the amount of funds available for investment in properties of a type suitable for investment by the Company may increase, resulting in increased competition for such investments and possible increases in the prices paid therefor.

          Reliance on Certain Tenants. The Company could be adversely affected in the event of the bankruptcy or insolvency, or a downturn in the business, of any tenant generally occupying approximately 30% or more of the gross leasable area ("GLA") of a Neighborhood Retail Center, or the tenant of any single-user property ("Anchor Tenant"), or if any Anchor Tenant does not renew its lease when it expires. In addition, lease termination by one or more Anchor Tenants could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction in the event an Anchor Tenant's lease is terminated. In such event, the Company's ability to re- lease the vacated space could be adversely affected. Similarly, the leases of certain Anchor Tenants may permit the Anchor Tenant to transfer its lease to another retailer. The transfer to a new Anchor Tenant could adversely affect customer traffic in the Neighborhood Retail Center and thereby reduce the income generated by that center and could also allow other tenants to make reduced rental payments or to terminate their leases at the center. Each of these developments could adversely affect the Company's revenues and its ability to make expected Distributions.

          Inability of Lessees to Meet Their Obligations. The Company is subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments. A default by a lessee and/or the failure of a guarantor to fulfill its obligations or other premature termination of a lease could, depending on the size of the property and the Advisor's ability to successfully find a substitute tenant, have an adverse effect on the financial position of the Company.

          Restrictions on Re-leasing Space. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell certain types of merchandise or provide certain types of services within a Neighborhood Retail Center, or will limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy occurs, these "exclusives" may limit the number and types of prospective tenants for the vacant space.

          Uninsured Losses; Unavailability of Insurance. Each lessee shall be responsible for insuring its goods and premises and lessees may also reimburse the Company for a share of the cost of acquiring comprehensive insurance for the property in which it is located, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which the Advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user, net leased properties will provide such insurance for those properties. However, there are certain types of losses (generally of a catastrophic nature, such as losses due to wars) which are either uninsurable or not economically insurable. Should such an event occur to, or cause the destruction of, a property owned by the Company, the Company could lose both its invested capital and anticipated profits from such property. See "Investment Objectives and Policies--Description of Leases."

          Risk of Recharacterization of Sale and Leaseback Transactions. In addition to the purchase of properties subject to net leases, the Company intends to enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease such property to such entity. In the event of the bankruptcy of such a lessee, a transaction structured as a sale and leaseback may be recharacterized as either a financing or as a joint venture, which may result in adverse consequences to the Company. To the extent the sale and leaseback is treated as a financing, the Company might not be considered the owner of such property and as such would have the status of a creditor with respect to the property in question.

          Potential Additional Costs in Connection with Acquiring Newly Constructed Properties. The Company intends primarily to acquire existing or newly constructed property currently in operation. Although the Company will only acquire newly constructed buildings on a turnkey basis, the builder's failure to perform may necessitate legal action by the Company to rescind its purchase of a property, to compel performance or to sue for damages. Any such legal action may result in increased costs to the Company.

          Risks Associated with Investments in Unimproved Real Property. The Board has the discretion to invest not more than 10% of the assets of the Company in unimproved real property. Investment in such real property, in addition to the risks of real estate investment in general, include the expense and delay which may be associated with re-zoning the land for a higher use or the development and environmental concerns of governmental entities and/or community groups.

     4.      TAX RISKS

          General. There are various federal income tax risks associated with an investment in the Company. Although the provisions of the Code relevant to an investment in the Company are generally described in the Section of the Prospectus titled "Federal Income Tax Considerations," each potential investor is strongly urged to consult his or her own tax advisor concerning the effects of federal income tax law on an investment in the Company and on his or her individual tax situation.

          Investors should recognize that many of the advantages and economic benefits of an investment in the Company depend upon the continued treatment of the Company as a REIT for federal income tax purposes. If the Company were no longer taxed as a REIT, the Company would pay a corporate level tax on its income which would reduce its cash available to pay Distributions and the yield from an investment in the Company. The continued treatment of the Company as a REIT is dependent on the law and regulations, which are subject to change, and on the Company's ability to continue to satisfy a variety of objective tests set forth in the Code.

          Among the various risks associated with the federal income tax aspects of the Offering of which investors should be aware are:

          Risk of Failing to Qualify as a REIT. Qualification as a REIT involves the application of certain technical and highly complex provisions of the Code to various factual matters and circumstances based on the actual operations of the Company, some of which are not within the Company's control. In particular, timing differences between the recognition of income and the receipt of cash could cause the Company to have difficulty meeting the REIT requirement of distributing 95% of taxable income. Although the Company was organized and intends to operate so as to continue to qualify as a REIT, no assurance can be given that the Company will in fact be able to so qualify. Further, the Company's desire to maintain REIT status could cause it not to acquire certain properties or undertake certain activities.

          If the Company fails to qualify as a REIT or loses its REIT status, its Distributions will not be deductible and its income will be subject to tax, which will substantially reduce the cash available to pay Distributions. In addition, such tax liability might cause the Company to borrow funds, liquidate certain of its investments or take other steps which could affect its operating results. Moreover, if the Company's REIT status is terminated because of the failure to meet a technical REIT test or it voluntarily revokes its election, the Company would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

          Limitations on Share Ownership. In order for the Company to qualify as a REIT, no more than 50% of the outstanding Shares may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To ensure that the Company will not fail to qualify as a REIT under this test, the Articles provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number or value of the issued and outstanding stock of the Company. See "Description of Securities--Restrictions on Transfer."

          Tax Liability on Reinvested Distributions. Stockholders that participate in the DRP will be deemed to have received, and will for income tax purposes be taxed on, the amount reinvested in Shares. Therefore, Stockholders (other than Tax-Exempt Entities) will have to use funds from other sources to pay their tax liability on the value of the Shares received. See "Federal Income Tax Considerations--Other Tax Considerations-- Distribution Reinvestment Program."

          Limitations on Opinion of Counsel. The opinion of Counsel is based and conditioned on various assumptions and representations made by the Company as to certain factual matters. As set forth more fully in the Section of the Prospectus titled "Federal Income Tax Considerations," Counsel has expressed its opinion based on the facts described in this Prospectus, the Articles and certain representations by the Company and the Advisor that: (i) the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation have enabled and will enable the Company to satisfy the REIT Requirements; and (ii) distributions to a Stockholder which is a Tax-Exempt Entity will not constitute UBTI under current law, unless: (a) such Stockholder has financed the acquisition of its Shares with "acquisition indebtedness" (within the meaning of the Code); or (b) a Qualified Trust (as defined herein) owns more than 10% of the Shares and the Company is a "Pension-Held REIT" (as defined herein). See, however, "Description of Securities--Restrictions on Transfer."

          The Company's qualification as a REIT will depend upon the Company's ability to meet, through actual operating results, various tests imposed by the Code. The Company's ability to maintain its REIT status will depend upon its ability (based on its actual operating results) to meet the REIT Requirements, and Counsel will not review compliance with the REIT Requirements on a continuing basis after the initial effectiveness date of the Registration Statement or issue any opinions in the future unless expressly requested to do so. Accordingly, no assurance can be given that the Company's actual operating results will allow the Company to satisfy the REIT requirements. In addition, this opinion represents Counsel's legal judgment based on the law in effect as of the initial effective date, and is not binding on the Service and could be subject to modification or withdrawal due to future changes in the law.

     5.      ERISA RISKS

          Suitability of the Company's Investments for Qualified Pension and Profit-Sharing Trusts. When considering an investment in the Company with a portion of the assets of a Qualified Plan, a fiduciary should consider: (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other applicable restrictions imposed by ERISA; and (ii) whether the investment is prudent, since there is anticipated to be only a limited market in which it can sell or otherwise dispose of the Shares. The Company has not, and will not, evaluate whether an investment in the Company is suitable for any particular plan, but, subject to the disclosure included therein, will accept such entities as Stockholders if an entity otherwise meets the suitability standards. See "ERISA Considerations."

          If the Company is considered a Pension-Held REIT, an investment in the Company may also produce UBTI which may cause a Qualified Plan holding 10% or more of the Shares to pay a tax on a portion of the income distributed to it by the Company. Whether the Company will constitute a Pension-Held REIT will depend on the concentration of ownership by one or more Qualified Plans, a factor that is not within the control of the Company. See "Federal Income Tax Considerations" and "Description of Securities--Restrictions on Transfer."

          In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Code, advisors to Qualified Plans should also consider the effect of the "Plan Asset" regulations issued by the Department of Labor. See "ERISA Considerations."

          Stockholders subject to ERISA will be provided with an annual statement of value reporting the value of each Share based upon an estimated amount (as determined by the Company) they would receive if the Company's properties were sold as of the close of the Company's fiscal year and if such proceeds (without reduction for selling expenses), together with the other funds of the Company were distributed in liquidation of the Company; provided, however, the Net Asset Value of each Share is expected to be at least $10 through the termination of this Offering. This annual valuation may be revised by the Company from time to time. There can be no assurance that: (i) such value could actually be realized by the Company or by Stockholders upon liquidation (in part because estimates of value do not necessarily indicate the price at which assets could be sold, and because no attempt will be made to estimate the expenses of selling any asset of the Company); (ii) Stockholders could realize such value if they were to attempt to sell their Shares; or (iii) such value would comply with the ERISA requirements. Should the Shares become listed for trading on a national stock exchange or included for quotation on a national market system, the Company will no longer provide such valuations.

          IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT CERTAIN OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO INVESTMENT IN THE COMPANY.

                     ESTIMATED USE OF PROCEEDS OF OFFERING

     The amounts set forth in the table below represent the Company's current estimates concerning the use of the Gross Offering Proceeds. All proceeds of the Offering are held in trust by the Company for the benefit of the Stockholders, to be used only for the purposes set forth above and will not be commingled. As of the date of this Prospectus, the Company owned 11 properties including nine Neighborhood Retail Centers and two single-user retail properties and had approximately $11,200,000 available for additional investments. The Company estimates that 87.39% of Gross Offering Proceeds will be used to acquire properties if the Maximum Offering is sold. If the Maximum Offering is sold, 9.05% of the Gross Offering Proceeds will be utilized to pay selling and due diligence expenses to unaffiliated third parties and 2.06% of the Gross Offering Proceeds will be paid to the Advisor and its Affiliates to pay for the costs of the Offering and the Marketing Contribution and Due Diligence Expense Allowance.

                               MAXIMUM OFFERING
                (INCLUDING SHARES SOLD UNDER THE DISTRIBUTION
                           REINVESTMENT PROGRAM)(1)




                                                 AMOUNT                 PERCENT
Gross Offering Proceeds:                      $ 109,050,000             100.00%
Less Expenses:
     Selling Commissions(2)                       7,000,000               6.42%


     Marketing Contribution and Due Diligence
     Expense Allowance Fee(2)                     2,500,000               2.29%


     Organization and Offering Expenses(3)        2,621,500               2.40%

     Total Public Offering Expenses              12,121,500              11.11%

Gross Amount Available for Investment            96,928,500              88.89%


Acquisition Expenses(4)(5)                          545,250               0.50%

Working Capital Reserve(6)                        1,090,500               1.00%
                                              -------------              -----

Net Cash Payments Relating to the
     Purchase of Properties                   $  95,292,750              87.39%
                                              -------------              -----




---------------------------



     (1) The amounts shown in this table represent the Company's current estimates of the uses of the Gross Offering Proceeds if the Maximum Offering Amount is sold, and, accordingly, may not accurately reflect the actual application of such proceeds.

     (2) The Company will pay the Dealer Manager selling commissions equal to up to 7% of a maximum of $100,000,000 of the Gross Offering Proceeds and one Soliciting Dealer Warrant for every 40 Shares sold, all or part of which compensation may be retained or reallowed to Soliciting Dealers. The Dealer Manager will also receive the Marketing Contribution and Due Diligence Expense Allowance Fee equal up to 2.5% of a maximum of $100,000,000 of the Gross Offering Proceeds, some portion of which may be reallowed to Soliciting Dealers. This category of expense will pay all amounts attributable to marketing and bona fide due diligence expenses. Certain volume discounts may be given on orders of 25,000 Shares or more and Soliciting Dealers may, in their discretion, request that the Company pay them less than the maximum permitted compensation in respect of the sale of Shares; however, such discounts will not affect the amount of proceeds to the Company. No selling commission will be paid on any Shares purchased by the Advisor, its Affiliates, the Dealer Manager or Soliciting Dealers. Any Shares purchased by the Advisor or its Affiliates will be for investment purposes only and not with a view toward resale. A maximum of 1,000,000 Shares purchased under the Distribution Reinvestment Program will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee and will be sold at a price of $9.05 per Share ($9,050,000 if all such Shares are sold). See "Conflicts of Interest," "Management's Discussion and Analysis of the Financial Condition and Results of Operations," "Plan of Distribution" and "Distribution Reinvestment and Share Repurchase Programs--Distribution Reinvestment Program."



     (3) These amounts are the Advisor's best estimates of the legal, accounting, printing and other offering expenses, including amounts for the reimbursement of the Advisor for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Shares and other marketing and organization expenses. The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions and the marketing contribution and due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds or all Organization and Offering Expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds. This guaranty is without recourse to or reimbursement by the Company.


     (4) The Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses in an amount estimated to be 0.5% of the Gross Offering Proceeds ($545,250, assuming the Maximum Offering, including Shares sold under the DRP). In addition, the Advisor will be reimbursed for actual out-of-pocket Acquisition Expenses equal to 0.5% of any funds borrowed by the Company to acquire properties. Such expenses with respect to borrowed funds will be payable from the proceeds of such borrowings ($272,625, assuming the Maximum Offering, including Shares sold under the DRP, are sold, and the borrowings equal 50% of the Maximum Offering). Acquisition Expenses include but are not limited to the costs and expenses incurred by the Advisor in the selection, evaluation and acquisition of, and investment in, the Company's properties, whether or not acquired or made, including, but not limited to: surveys, appraisals, title insurance and escrow fees, non-refundable option payments on properties not acquired, legal and accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses and personnel and miscellaneous expenses related to the selection and acquisition of properties.


     (5) The Advisor will not receive a fee for the acquisition of properties. However, the seller of a property may pay a real estate brokerage commission to a third party in connection with the Company's purchase of a property. Since a seller may fix the selling price of a property at an amount sufficient to cover the cost of a real estate commission, the Company, as purchaser, may indirectly pay such amount in the purchase price, which amount may be considered an acquisition fee. The Advisor will endeavor, whenever possible, to purchase properties directly from sellers, without the involvement of a real estate broker. When a property has been listed by a seller with a real estate broker, the Advisor will endeavor, whenever possible, to be allocated a portion of the real estate brokerage commission paid by the seller. All real estate brokerage commissions so allocated to the Advisor will then be remitted in their entirety to the Company by the Advisor.

     (6) The Company will add 1% of the Gross Offering Proceeds to its working capital reserve.




                                 WHO MAY INVEST



     An investment in Shares involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for Iowa where the minimum investment for IRAs will be 300 shares ($3,000) and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or
(ii) a net worth (determined with the foregoing exclusions) of $150,000. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfied any applicable suitability standards.

     In purchasing Shares, custodians or trustees of employee pension benefits plans or IRAs may be subject to the fiduciary duties employed by ERISA or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders" and "ERISA Considerations."

     Suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, an investor may transfer his Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met. Investors should carefully read the requirements in connection with resales of Shares set forth in the Subscription Agreement and under "Description of Securities--Restrictions on Transfer."

     The Soliciting Dealers Agreements between the Dealer Manager and each of the Soliciting Dealers requires such securities dealers to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable and appropriate for such person based upon information provided by the prospective purchaser regarding his financial situation and investment objectives and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the subscription agreement relating to the Shares (the "Subscription Agreement"), by tendering payment for Shares and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfies any applicable suitability standards.

     In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable and appropriate investment for the investor, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability and appropriateness of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.

                               COMPENSATION TABLE

     The arrangements as to compensation by the Company of the Advisor and Affiliates are arrangements by and among entities all of which are affiliated and, consequently, such arrangements were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the significant compensation which may be received from the Company, directly or indirectly, by the Advisor and its Affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received by the Advisor and its Affiliates for services rendered to the Company, the Advisor and its Affiliates may not recover any excess amounts for those services by reclassifying such services under a different compensation or fee category. See "Conflicts of Interest--Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates."

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation and fees payable to the Advisor and its Affiliates by the Company are not subordinated to the Current Return or Cumulative Return to the Stockholders.

UPON COMPLETION OF
OFFERING:


Selling Commissions        The Dealer Manager will    Actual amount depends
(payable to the Dealer     receive $0.70 per Share    upon the number of
Manager and Soliciting     for each Share sold and    Shares sold.  Selling
Dealers)                   a Soliciting Dealer        commissions of
                           Warrant for each 40        $3,500,000 were incurred
                           Shares sold.  The Dealer   in the Prior Offering,
                           Manager will reallow the   including $1,369,302
                           selling commissions and    incurred through
                           Soliciting Dealer          December  31, 1995.
                           Warrants to Soliciting     $7,000,000 will be paid
                           Dealers for each Share     if the Maximum Offering
                           they sell. (1)  Shares     is sold.
                           purchased under the
                           Distribution
                           Reinvestment Program
                           will be purchased net of
                           commissions.

Marketing Contribution     An amount equal to up      Actual amount depends
and Due Diligence Expense  to 2.0% of the Gross       upon the number of
Allowance Fee (payable to  Offering Proceeds, some    Shares sold. Expenses
the Dealer Manager and     portion of which may beof  $1,000,000 and
Soliciting Dealers)        reallowed to Soliciting    $250,000 were incurred
                           Dealers to pay the         in the Prior Offering
                           expenses associated        for the Marketing
                           with the Marketing         Contribution and Due
                           Contribution.  An          Diligence Expense
                           additional 0.5% of the     Allowance respectively,
                           Gross Offering Proceeds    including $252,298 and
                           may be paid to the         $97,754 incurred
                           Dealer Manager or          through December 31,
                           reallowed to the           1995.  A total of
                           Soliciting Dealers for     $2,500,000 will be paid
                           the Due Diligence          for the Marketing
                           Expense Allowance Fee.     Contribution and Due
                           Shares purchased under     Diligence Expense
                           the Distribution           Allowance if the
                           Reinvestment Program       Maximum Offering is
                           will be purchased net      sold.
                           of the Marketing
                           Contribution and Due
                           Diligence Expense
                           Allowance Fee.


TYPE OF COMPENSATION        METHOD OF COMPENSATION             ESTIMATED
                                                          MAXIMUM DOLLAR AMOUNT

Reimbursable Expenses       The Advisor or its          Reimbursable Expenses
(payable to the Advisor     Affiliates may advance      of approximately
and its Affiliates)         Organization and            $1,931,104 were
                            Offering Expenses for       incurred through July
                            the Company. It will be     22, 1996 in connection
                            reimbursed for its          with the Prior
                            actual costs incurred       Offering, including
                            in connection with the      $1,436,564 incurred
                            Offering on behalf of       through December 31,
                            the Company, including      1995 (for  Organization
                            legal and accountingand     Offering Expenses,
                            fees, registration and      but excluding selling
                            filing fees, printing       commissions and the
                            costs and selling           Marketing Contributions
                            expenses. However, if       and Due Diligence
                            the aggregate of all        Expense Allowance Fee).
                            Organization and
                            Offering Expenses,
                            including selling
                            commissions and the
                            Marketing Contribution
                            and Due Diligence
                            Expense Allowance Fee,
                            exceeds 15% of the
                            Gross Offering
                            Proceeds, or if the
                            aggregate of all
                            Organization and
                            Offering Expenses,
                            excluding such selling
                            expenses, exceeds 5.5%
                            of the Gross Offering
                            Proceeds, the Advisor
                            or its Affiliates will
                            promptly pay such
                            excess expenses and the
                            Company will have no
                            liability for such
                            expenses at any time
                            thereafter.


ACQUISITION STAGE:

Acquisition Expenses for    An amount estimated to    Acquisition Expenses of
the costs and expenses of   be up to 0.5% of the      approximately $48,856
the acquisition of          Gross Offering Proceeds   were incurred through
properties including        in connection with the    July 22, 1996 in
surveys, appraisals,        expenses attendant to a   connection with the
title insurance and         property acquisition.     Prior Offering, all of
escrow fees, legal and      (2)                       which amounts were
accounting fees and                                   incurred after December
expenses, computer use                                31, 1995.  If the
related expenses,                                     Maximum Offering is
architectural and                                     sold, Acquisition
engineering reports,                                  Expenses
environmental and                                     may not exceed
asbestos audits, travel                               $545,250;
and com


                                                              ESTIMATED
TYPE OF COMPENSATION         METHOD OF COMPENSATION      MAXIMUM DOLLAR AMOUNT


munication                                               however, the
expenses and other                                       actual amounts cannot
related expenses (payable                                be determined at the
to the Advisor and its                                   present time.  In no
Affiliates).                                             event will such amount
                                                         exceed 6% of the
                                                         purchase price of any
                                                         single property.





OPERATIONAL STAGE (3):

Property Management Fee     A Property Management        Actual amounts are
(payable to an Affiliate    Fee equal to not more        dependent upon results
of the Advisor)             than 4.5% of the gross       of operations.
                            revenues from the            Property Management
                            properties will be paid      Fees of approximately
                            monthly to Inland            $133,796 were incurred
                            Commercial Property          through July 22, 1996
                            Management, Inc., an         in connection with the
                            Affiliate of the             Prior Offering,
                            Advisor (the                 including $46,791
                            "Management Agent").         incurred through
                                                         December 31, 1995.

Compensation for Services   In addition to property      Actual amounts are
                            management, the Advisor      dependent upon results
                            and its Affiliates will      of operations and,
                            provide other                therefore, cannot be
                            property-level services      determined at the
                            to the Company, and may      present time.
                            receive compensation
                            for such services,
                            including leasing fees,
                            development fees,
                            construction management
                            fees, loan origination
                            and servicing fees,
                            property tax reduction
                            fees and risk
                            management fees.
                            However, such
                            compensation will not
                            exceed 90% of that
                            which would be paid to
                            third parties providing
                            such services and all
                            such compensation must
                            be approved by a
                            majority of the
                            Independent Directors.
                            See "Management--Other
                            Services."


                                                           ESTIMATED
TYPE OF COMPENSATION         METHOD OF COMPENSATION   MAXIMUM DOLLAR AMOUNT

Reimbursable Expenses       Certain expenses of the   Actual amounts are
(payable to the Advisor     Advisor and its           dependent upon results
and its Affiliates)         Affiliates will be        of operations;
                            reimbursed by the         approximately $56,684
                            Company. (4) (5)  (6)     was incurred through
                                                      July 22, 1996 in
                                                      connection with the
                                                      Prior Offering,
                                                      including $7,277
                                                      incurred through
                                                      December 31, 1995.

LIQUIDATION STAGE:

Property Disposition Fee   A property disposition     Actual amounts to be
(payable to the Advisor    fee, payable upon the      received depend upon the
and its Affiliates)        sale of each of the        sale price of  Company
                           Company's properties,      inproperties and,
                           an amount equal to the     therefore, cannot be
                           lesser of:  (i) 3% of      determined at the
                           the contracted for sales   present time.
                           price of the property;
                           or (ii) 50% of the
                           commission paid to third
                           parties which is
                           reasonable, customary
                           and competitive in light
                           of the size, type and
                           location of such
                           property ("Competitive
                           Real Estate
                           Commission").  The
                           amount paid, when added
                           to the sums paid to
                           unaffiliated parties,
                           shall not exceed the
                           lesser of the
                           Competitive Real Estate
                           Commission or an amount
                           equal to 6% of the
                           contracted for sales
                           price.  Payment of such
                           fees shall be made only
                           if the Advisor provides
                           a substantial amount of
                           services in connection
                           with the sale of the
                           property.  See
                           "Management--The
                           Advisory Agreement."


SUBORDINATED PAYMENTS

                                                            ESTIMATED
TYPE OF COMPENSATION        METHOD OF COMPENSATION    MAXIMUM DOLLAR AMOUNT

     The following fee payable to the Advisor and its Affiliates by the Company will be payable only after specified returns have been paid to the Stockholders as set forth below:

OPERATIONAL STAGE (3):      An Advisor Asset          Actual amounts are
Advisor Asset Management    Management Fee of not     dependent upon results
Fee (payable to the         more than 1% of the       of operations.  Advisor
Advisor)                    Average Invested          Asset Management Fees
                            Assets.  The fee will     of approximately
                            be payable quarterly in   $125,532 were incurred
                            an amount equal to 1/4    through July 22, 1996
                            of 1% of the Average      in connection with the
                            Invested Assets of the    Prior Offering, all of
                            Company, as of the last   which amounts were
                            day of the immediately    incurred after December
                            preceding quarter,        31, 1995.
                            pursuant to the
                            Advisory Agreement.
                            For any year in which
                            the Company qualifies
                            as a REIT, the Advisor
                            must reimburse the
                            Company:  (i) to the
                            extent that the Advisor
                            Asset Management Fee
                            plus Other Operating
                            Expenses paid during
                            the previous calendar
                            year exceed 2% of the
                            Company's Average
                            Invested Assets for
                            that calendar year or
                            25% of the Company's
                            Net Income for that
                            calendar year; and (ii)
                            to the extent that
                            Stockholders have not
                            received an annual
                            Distribution equal to
                            or greater than the 8%
                            Current Return.

LIQUIDATION STAGE (3):

Incentive Advisory Fee      After the Stockholders    Actual amounts to be
(payable to the Advisor)    have first received:      received depend upon
                            (i) their 8% Cumulative   the sale price of
                            Return; and (ii) a        Company properties and,
                            return of their           therefore, cannot be
                            Invested Capital, an      determined at the
                            Incentive Advisory Fee    present time.
                            equal to 15% of


                                                            ESTIMATED
TYPE OF COMPENSATION        METHOD OF COMPENSATION    MAXIMUM DOLLAR AMOUNT
                            the net
                            proceeds from the sale
                            of a property.  At such
                            time as the Advisory
                            Agreement is terminated
                            due to the listing for
                            trading of the Shares
                            on a national exchange
                            or market, the
                            Incentive Advisory Fee
                            shall also terminate.
                            The Advisor and
                            Management Agent may be
                            merged into the Company
                            at the time of listing
                            and may receive shares
                            in the Company, in an
                            amount which may be
                            determined at that
                            time, based upon the
                            value of all fees given
                            up or waived by the
                            Advisor and Management
                            Agent through the
                            merger.  See
                            "Management--The
                            Advisory Agreement."




     (1) Each Soliciting Dealer Warrant grants the holder a right to purchase one Share at a price of $12 per Share during the period beginning from the date the Soliciting Dealer Warrants are issued and ending on October 13, 2000. No Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. See "Plan of Distribution--Compensation."

     (2) The total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company shall in no event exceed an amount equal to 6% of the Contract Price for the Property (as defined herein), unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in the transaction, approve the transaction as being commercially competitive, fair and reasonable to the Company. Notwithstanding the foregoing, the total of all Acquisition Expenses paid by the Company in connection with the purchase of a property by the Company from an Affiliate shall in no event exceed an amount equal to 6% of the Contract Price for the Property.

     (3) The Advisor and its Affiliates will be involved in determining the types of transactions entered into by the Company. The Advisor benefits from the Company's retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by their sale or disposition or acquisition or hold on an unleveraged basis. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company making investments in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the

Stockholders to earn income on their investment in Shares and may result in the Company entering into transactions which may not be in the best interest of the Stockholders.

      (4)           (i) The Advisor and its Affiliates will be reimbursed for:
            (a) the cost to the Advisor or its Affiliates of goods and services used for and by the Company and obtained from unaffiliated parties; and (b) administrative services related thereto. "Administrative services" include only ministerial services such as typing, recordkeeping, preparation and dissemination of Company reports, preparation and maintenance of records regarding Stockholders, recordkeeping and administration of the Distribution Reinvestment and Share Repurchase Programs, preparation and dissemination of responses to Stockholder inquiries and other communications with Stockholders and any other recordkeeping required for Company purposes.

                    (ii) In extraordinary circumstances fully justified to the official or agency administering the state securities laws, the Advisor and its Affiliates may provide other goods and services to the Company if all of the following criteria are met: (a) the goods or services must be necessary to the prudent operation of the Company; (b) the compensation, price or fee must be equal to the lesser of 90% of the compensation, price or fee the Company would be required to pay to independent parties who are rendering comparable services or selling or leasing comparable goods on competitive terms in the same geographic location, or 90% of the compensation, price or fee charged by the Advisor or its Affiliates for rendering comparable services or selling or leasing comparable goods on competitive terms; or (c) if at least 95% of gross revenues attributable to the business of rendering such services or selling or leasing such goods are derived from persons other than Affiliates, the compensation, price or fee charged by an unaffiliated person who is rendering comparable services or selling or leasing comparable goods must be on competitive terms in the same geographic location. In addition, any such payment will be subject to the further limitation described in paragraph (iii) below. Extraordinary circumstances shall be presumed only when there is an emergency situation requiring immediate action by the Advisor or its Affiliates and the goods or services are not immediately available from unaffiliated parties. Services which may be performed in such extraordinary circumstances include emergency maintenance of Company properties, janitorial and other related services due to strikes or lock-outs, emergency tenant evictions and repair services which require immediate action, as well as operating and re-leasing properties with respect to which the leases are in default or have been terminated.

                    (iii) No reimbursement will be permitted to the Advisor or its Affiliates under clause (i)(b) above for items such as rent, depreciation, utilities, capital equipment and other administrative items and the salaries, fringe benefits, travel expenses and other administrative items of any controlling persons of the Advisor, its Affiliates or any other supervisory personnel except in those instances in which the Company believes it to be in the best interest of the Company that the Advisor or its Affiliates operate or otherwise deal with, for an interim period, a property with respect to which the lease is in default. Permitted reimbursements, except as set forth above, include salaries and related salary expenses for non-supervisory services which could be performed directly for the Company by independent parties such as legal, accounting, transfer agent, data processing and duplication. Controlling persons include, but are not limited to, any person, irrespective of his or her title, who performs functions for the Advisor similar to those of: (a) chairman or member of the board of directors; (b) president or executive vice president; or (c) those entities or individuals holding 5% or more of the stock of the Advisor or a person having the power to direct or cause the direction of the Advisor, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, and subject to the approval of the Board, the Company may reimburse the Advisor for expenses related to the activities of controlling persons undertaken in capacities other than those which cause them to be controlling persons. The Advisor believes that its employees and the employees of its Affiliates and controlling persons who will perform services for the Company for which reimbursement is allowed pursuant to clause (ii)(c) above, have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

                    (iv) The Total Operating Expenses of the Company shall not
            (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. There are certain additional restrictions on expenses that will be borne by the Company.

     (5) The Advisor and its Affiliates shall not be compensated for any services other than those which have been fully disclosed in this Compensation Table.

     (6) The Company shall not pay, directly or indirectly, a commission or fee to the Advisor or its Affiliates in connection with the reinvestment of the proceeds of any resale, exchange, financing or refinancing of a Company property.


                             CONFLICTS OF INTEREST

     The Company is subject to various conflicts of interest arising out of its relationship with the Sponsor, the Advisor or its Affiliates. All agreements and arrangements, including those relating to compensation, between the Company and the Advisor and its Affiliates are not the result of arm's-length negotiations. The limitations on the Advisor described below have been adopted to control when the Company enters into transactions with the Advisor and its Affiliates. With respect to the conflicts of interest described herein, the Advisor and its Affiliates will endeavor to balance the interests of the Company with the interests of the Advisor and its Affiliates in making any determination.

     1. Competition for the Time and Service of the Advisor and Affiliates. The Company relies on the Advisor and its Affiliates for the daily operation of the Company and the management of its assets. Affiliates of the Advisor have conflicts of interest in allocating management time, services and functions among various existing real estate programs and any future real estate programs or other entities which they may organize or serve, as well as other business ventures in which they are involved. The Advisor and its Affiliates believe they have sufficient staff to be fully capable of discharging their responsibilities in connection with various real estate programs and other business ventures.

        The compensation paid to the Advisor or its Affiliates under the Advisory Agreement is on terms no less favorable to the Company than those customary for similar services performed by independent firms in the relevant geographic area, but in no event more than 2% of the Average Invested Assets less Other Operating Expenses. See "Compensation Table." The Advisory Agreement provides that it may be terminated by a majority vote of the Stockholders upon 60 days prior written notice. See "Management--The Advisory Agreement."

   2. Process for Resolution of Conflicting Opportunities. Affiliates of the Advisor have sponsored publicly and privately offered entities and may in the future sponsor publicly and privately offered REITs or other entities which may have investment objectives very similar to those of the Company. The Advisor and its Affiliates could, therefore, be subject to conflicts of interest between the Company and other programs in connection with the acquisition of properties. To the extent possible, the resolution of conflicting investment opportunities between the Company and other investment entities advised or managed by the Advisor and its Affiliates will, as a general rule, be resolved by giving priority to the entity having uninvested funds for the longest period of time. Specifically, the Advisory Agreement gives the Company the first opportunity to buy Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase of such property within 60 days. The Advisory Agreement will also require that any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract by the Advisor or its Affiliates may be purchased by the Company provided that: (i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; (iii) the property meets the Company's acquisition criteria; and (iv) in the event that more than one real estate program sponsored by Affiliates of the Advisor has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time. Other factors which may be considered in connection with the decisions as to the suitability of the property for investment include: (i) the effect of the acquisition on the diversification of each entity's portfolio; (ii) the amount of funds available for investment; (iii) cash flow; and (iv) the estimated income tax effects of the purchase and subsequent disposition. The Independent Directors must, by a majority vote, approve all actions by the Advisor or its Affiliates which present potential conflicts with the Company. See "Management--The Advisory Agreement."

        It is believed that the aforementioned factors, together with the obligations of the Advisor and the Affiliates to present to the Company any investment opportunity which could be suitable for the Company, will help to lessen the competition or conflicts with respect to the purchase of properties by other entities and the Company.

  3. Acquisition from Affiliates. Two of the properties acquired by the Company were acquired from an Affiliate. The purchase prices for such properties were not the subject of arm's-length negotiations. The Articles provide that the purchase price of any property acquired from an Affiliate may not exceed its fair market value as determined by a competent independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers, and a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction must approve the purchase as fair and reasonable to the Company. The Directors (including all of the then Independent Directors) approved these acquisitions, however, there can be no assurance that the prices paid to the Affiliate did not exceed that which would be paid by an unaffiliated purchaser.

  4. The Company may Purchase Properties from Persons with whom Affiliates of the Advisor have Prior Business Relationships. The Company may purchase properties from certain sellers from whom the Advisor or its Affiliates have purchased properties in the past and may purchase properties in the future. In the event the Company purchases properties from such sellers, the Advisor will experience a conflict between the current interests of the Company and its interests in preserving any ongoing business relationship. Nevertheless, the Advisor will not consummate such purchases in a manner which would cause it to breach its fiduciary obligations to the Company. See "Management."

  5. Property Management Services are being Rendered by an Affiliate of the Advisor. An Affiliate of the Advisor, Inland Commercial Property Management, Inc., provides property management services for the Company. The Management Agent renders the management services to the Company on a competitive basis in a manner consistent with customary business practices. See "Compensation Table--Nonsubordinated Payments--Operational Stage." The Advisor and the Management Agent believe that the Management Agent has sufficient personnel and other required resources to discharge all responsibilities to the various properties that it manages and will manage in the future.

  6. Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates. The Advisor and its Affiliates have received and will continue to receive the compensation as described in the "Compensation Table." Certain compensation is payable notwithstanding the lack of cash available to make Distributions to the Stockholders. To that extent, the Advisor benefits from the Company's retaining ownership of its properties and leveraging its properties, while Stockholders may be better served by their sale or disposition or acquisition or hold on an unleveraged basis. Furthermore, the receipt and retention of certain fees and reimbursements is dependent upon the Company making investments in properties. Therefore, the interest of the Advisor in receiving such fees may conflict with the interest of the Stockholders in earning income on their investment in Shares. The Advisor and its Affiliates recognize that they have a fiduciary duty to the Company and the Stockholders, and represent that their actions and decisions will be made in the manner most favorable to the Company and its Stockholders, so as not to breach their fiduciary duty. See also "Risk Factors -- Dilution" regarding issuance of Soliciting Dealer Warrants to the Dealer Manager.

   7. Non-Arm's-Length Agreements. The agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates may not be the result of arm's-length negotiations, but are expected to approximate the terms of arm's-length transactions.

        While the Company will make no loans to the Advisor or its Affiliates, the Company has and may continue to borrow money from the Advisor or its Affiliates for various purposes including working capital requirements, but only on terms as to interest rate, security, fees and other charges at least as favorable to the Company (as determined by a majority of the Directors (including a majority of the Independent Directors)) as those charged by unaffiliated lending institutions in the same locality on comparable loans for the same purpose. See "Real Property Investments."

        The Advisor and its Affiliates are not prohibited from providing services o, and otherwise dealing or doing business with, persons who deal with the Company, although there are no present arrangements with respect to any such services. However, no rebates or "give-ups" may be received by the Advisor or its Affiliates, nor may the Advisor or any such Affiliates participate in any reciprocal business arrangements which would have the effect of circumventing any of the provisions of the Advisory Agreement.

  8. Legal Counsel for the Company and the Advisor is the Same Law Firm. Shefsky Froelich & Devine Ltd. is acting as general counsel to the Company and as special counsel to the Advisor and some of its Affiliates upon all legal matters related to the Offering. Shefsky Froelich & Devine Ltd. is not acting as counsel for the Stockholders or any potential investor.

     There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, such counsel may be precluded from representing any one or all of said parties. If any situation arises in which the interests of the Company appear to be in conflict with those of the Advisor or its Affiliates, additional counsel may be retained by one or more of the parties to assure that their interests are adequately protected. Moreover, should such a conflict not be readily apparent, counsel may inadvertently act in derogation of the interest of certain parties which could affect the Company's and, therefore, the Stockholders' ability to meet their investment objectives.

     9. Inland Securities Corporation is Participating as Dealer Manager in the Sale of the Shares. Inland Securities Corporation, a securities dealer affiliated with the Advisor, is participating as the Dealer Manager in the Offering and is entitled to selling commissions and Soliciting Dealer Warrants which may be retained or reallowed to Soliciting Dealers. See "Risk Factors -- Dilution" and "Plan of Distribution--Compensation" regarding issuance of the Soliciting Dealer Warrants to the Dealer Manager. Any review of the structure, formation or operation of the Company performed by the Dealer Manager will be conducted as if it was an independent review; however, it cannot be considered to represent such an independent review, and such review may not be as meaningful as a review conducted by an unaffiliated broker-dealer. Thus, the Dealer Manager may be subject to a conflict of interest, which may arise out of its participation in the Offering and its affiliation with the Advisor, in performing its "due diligence" obligations which arise under the Securities Act of 1933, as amended (the "Act"). However, the Dealer Manager believes it has properly performed and will properly perform these "due diligence" activities.

     10. The Advisor may have Conflicting Fiduciary Obligations in the Event the Company Acquires Properties with Affiliates. The Advisor may cause the Company to acquire an interest in a property through a joint venture with an Affiliate of the Advisor. In such instance, the Advisor will have a fiduciary duty to both the Company and the Affiliate participating in the joint venture. In order to minimize the likelihood of a conflict between these fiduciary duties, the Advisory Agreement provides guidelines for investments in such joint ventures in various respects. In addition, the Articles provide that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation and is on terms and conditions no less favorable than from unaffiliated third parties. See "Investment Objectives and Policies--Joint Ventures."


                   FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
                          THE ADVISOR; INDEMNIFICATION

GENERAL

     Consistent with the duties and obligations of, and limitations on, the Directors as set forth in the Articles and under the laws of the State of Maryland, the Directors are accountable to the Stockholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of the Company and its Stockholders, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. In addition, the


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


Independent Directors must review at least annually the relationship of the Company with the Advisor and the Advisor's performance of its duties under the Advisory Agreement, and must determine that the compensation paid to the Advisor is reasonable in relation to the nature and quality of the services performed. The Advisor also has a fiduciary duty to the Company and the Stockholders.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     The liability of the Directors and officers of the Company is limited to the fullest extent permitted by the MGCL; accordingly, the Directors and officers shall not be liable to the Company or its Stockholders except that liability shall not be so limited: (a) if it is proved that the person actually received an improper benefit or profit in money, property or services; and (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     The Company's Articles and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with
Section 2-418 of the MGCL, to indemnify and pay or reimburse reasonable expenses to: any Director, the Advisor or its Affiliates (each an "Indemnified Party") provided, that: (i) the Director, Advisor or its Affiliates, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or its Affiliates were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

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

     The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles or the Bylaws.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The parties expressly agree that all of the terms and provisions hereof shall be construed under the MGCL as now adopted or as may be hereafter amended and govern all aspects of the Articles absent contrary terms contained in the Articles.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

DEFENSES AVAILABLE

     There are certain defenses available to the Directors, officers and the Advisor under Maryland law and pursuant to the Articles in the event of a Stockholder action against them. One such defense is the "business judgment rule." A Director, officer or the Advisor can, under the "business judgment rule," argue that he or she performed the action giving rise to the Stockholder's action in good faith and in a manner he or she reasonably believed to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The Directors, officers and the Advisor are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the Directors, officers and the Advisor shall not invoke the "business judgment rule" to further limit the rights of the Stockholders to access records. In the event a Stockholder challenges an amendment to the Articles made by Directors without the Stockholders' approval, the Directors are permitted to contend that the Articles permit amendments to the Articles absent Stockholder vote in certain circumstances. As described above, the Directors, officers and the Advisor are also indemnified by the Company pursuant to the Articles, subject to certain limitations.

                 PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES

PRIOR INVESTMENT PROGRAMS


     The Inland organization, during the past ten years, has sponsored seven public and 70 private real estate programs which have raised in excess in $273,300,000. In excess of 19,500 investors have invested in these Inland-sponsored programs. The investment objectives and policies of the Company are similar to those of several investment programs which have owned and operated retail properties. However, the vast majority of these investment programs were dissimilar from the Company in that the partnerships owned apartment properties or whole or partial interests in mortgage loans.


     The information in this Section and in the Prior Performance Tables included in this Prospectus as Exhibit A shows relevant summary information concerning real estate programs sponsored by the Advisor and its Affiliates, the purpose of which is to provide information on the prior performance of

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

these programs so that potential investors may evaluate the experience of the Advisor and its Affiliates in sponsoring such programs. The following discussion is intended to briefly summarize the objectives and performance of prior programs and to disclose any material adverse business developments sustained by them.

SUMMARY INFORMATION

     The table below provides certain summarized information concerning prior programs through the date of this Prospectus and is qualified in its entirety by reference to the foregoing introductory discussion and the detailed information appearing in the Prior Performance Tables in this Prospectus. Investors should not construe inclusion of the succeeding tables, which cover the period from January 1, 1986 through December 31, 1995, as implying in any manner that the Company will have results comparable to those reflected in the tables; the yield and cash available and other factors could be substantially different for the Company's properties. Investors should note that by acquiring Shares in the Company, they will not be acquiring any interests in any prior programs.


                                                          Prior             Prior
                                                          Public           Private
                                                         Programs         Programs
                                                     ----------------  ---------------
Number of programs sponsored ......................       7                70
Aggregate amount raised from investors ............  $181,700,000      $91,617,000
Aggregate number of investors .....................     16,500            3,000
Number of properties purchased ....................       87                107 (1)
Aggregate cost of properties ......................  $163,913,000 (2)  $342,021,000(3)
Percentage of properties (based on cost) that were:
    Commercial --
        Retail ....................................     2.5%              0.0%
        Single-user retail net-lease ..............     8.7%             23.5%
        Nursing homes .............................     8.7%              0.2%
        Offices ...................................     0.0%              0.0%
        Industrial ................................     0.0%              1.3%
        Health clubs ..............................     4.7%              0.0%
        Mini-storage ..............................     0.0%              0.4%
        Total commercial ..........................    24.6%             28.4%

    Multi-family residential ......................    19.0%             71.5%
    Land ..........................................    56.4%              0.3%



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


Percentage of properties (based on cost) that were:
    Newly constructed (within a year of
        acquisition) ..............................   8.7%             13.9%
    Existing ......................................  91.3%             86.1%
    Construction ..................................   0.0%              0.0%

Number of properties sold .........................    12                14
                                                     22.2% (4)         20.0%

Number of properties exchanged ....................    0                 34
                                                                       49.0%


(1) Includes 37 properties acquired following the disposition of a program's original real estate asset. See "--Loan Modifications and Work-Outs" in this Section.
(2)  Includes purchase price and acquisition fees and expenses.
(3) Represents the aggregate purchase prices paid by the investment programs. Includes $104,768,242 in properties acquired following the disposition of a program's original real estate asset.
(4) Based on costs of property including portions of land parcels sold at December 31, 1995, and costs capitalized subsequent to acquisition.

     During the three years prior to December 31, 1995, publicly registered investment programs sponsored by IREIC purchased a total of 22 parcels of land totalling 4,136 acres, all located in northeast Illinois. The land was purchased on an all-cash basis.

     Upon written request of the Company, any potential investor may obtain, without charge, a copy of Table VI, filed with the Commission in connection with this Offering, which provides more detailed information concerning these acquisitions.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

     INLAND'S MONTHLY INCOME FUND, L.P. ("MONTHLY INCOME FUND I") -- The offering period for Monthly Income Fund I began August 3, 1987 and ended August 3, 1988. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum throughout the life of the partnership and to provide a hedge against inflation through capital appreciation.

     Monthly Income Fund I raised $30,000,000 from over 2,200 investors. Originally, Monthly Income Fund I purchased seven properties, including five in Illinois, one in Ohio and one in Oklahoma, for a total investment of $27,511,692 which includes acquisition costs of $25,831,542 plus an additional $1,487,500 expended for the upgrade of the McHenry Plaza, a neighborhood retail center, in McHenry, Illinois, plus $192,650 for upgrade costs at other properties. The properties owned by Inland Monthly Income Fund I include, in addition to McHenry Plaza, two nursing centers, two retail stores leased on a triple-net basis by Wal-Mart Stores Inc., a health club facility and an apartment complex, which was sold on an installment basis in 1994 and 1995. Through December 31, 1995, cash distributions have been maintained at an 8% level and on an accrual basis have totaled $335.06 per $500 unit or $18,877,468



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

including $15,629,880 from operating cash flow, $305,000 of net sales proceeds from the sale of the apartment complex, $2,095,863 from supplemental capital contributions from IREIC and $541,725 as a partial return of capital from partnership reserves. In the opinion of IREIC, the partnership is substantially meeting its investment objective for cash flow.

     Two of Monthly Income Fund I's properties, which represent 26.3% of its total assets as measured by their original purchase price, are nursing center facilities which are 100% leased by Elite Care Corporation ("Elite"). Monthly Income Fund I's lease with Elite became effective in February 1991, following the termination of a lease with Adventist Living Centers Inc. ("ALC"), the tenant which was in place when Monthly Income Fund I purchased the properties. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund I was a .5% decrease in the effective rent over the term of the leases for the two nursing homes, from $67,270 per month when ALC was the tenant to $66,936 from Elite. Under the terms of the lease agreements for the nursing care facilities the partnership must approve any sublease transaction. The current operator of these facilities has negotiated with a new operator to sublease the facilities. IREIC has reviewed and approved the transaction with no significant changes to the terms of the leases.

     The major tenant at McHenry Plaza is a Walgreens drug store. Other tenants are Don Robert's Beauty School, Midwest Furniture and Family Entertainment Center. These tenants took possession of their spaces at the center from 1990 through 1993, following the July 1989 termination of a lease with Duckwell-Alco Stores, Inc. ("Alco"), the tenant which leased 94% of the space in the center at the time Monthly Income Fund I purchased the property. IREIC embarked on a program to re-lease the center to new tenants, and secured a $1,700,000 line of credit for property upgrades, remodeling and re-leasing expenses. Annual principal and interest payments on this debt total $187,943. Approximately 83% of the property is currently leased. An additional 4,000 square feet of storage area at the rear of the center, representing 7% of the total space, remains to be leased. Additional expenditures for build-out and leasing commissions are anticipated as the remaining rentable space is leased. The 1995 annual net operating income prior to debt service at McHenry Plaza is $234,000, compared to approximately $213,000 when Alco was the tenant. The completion of the redevelopment and lease-up of McHenry Plaza will increase the cash flow available for distribution by Monthly Income Fund I.

     The partnership successfully completed the conversion of the apartment complex to condominiums. Condominium sales began during the first quarter of 1994. As of December 31, 1995, all of the 38 six-unit buildings at the property had been sold.

     The defaults by ALC and Alco, the expense of upgrades and build-out at the McHenry Plaza and lower than expected net rental income from the apartment complex have reduced cash available for distribution by Monthly Income Fund I. Under the terms of a guarantee agreement, IREIC has made supplementary capital contributions totaling $2,095,863 from the inception of the program through December 31, 1995 for the purpose of providing 8% annual cash distributions to investors. These supplementary capital contributions will begin to be repaid from cash flow in the future, but only if excess cash flow exists after payment of an 8% annual distribution to investors. The effect on investors is that cash flow distributions will not exceed 8% per annum for the foreseeable future. In addition, IREIC may be reimbursed for its supplementary capital contributions from the sale or financing of properties, but only after investors have received the return of their capital. The effect on investors is that profits from the sale of the properties will be reduced by the amounts contributed by IREIC under the 8% distribution guarantee agreement.

     INLAND MONTHLY INCOME FUND II, L.P. ("MONTHLY INCOME FUND II") -- The offering period for Monthly Income Fund II began August 4, 1988 and ended August 4, 1990. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on an all-cash basis to provide monthly cash distributions of at least 8% per annum through the first five years of the partnership and to provide a hedge against inflation through capital appreciation.

     Monthly Income Fund II raised $25,323,569 from more than 2,100 investors and purchased five properties, a net-leased Wholesale Club retail property in Indiana, a net-leased health club in Ohio, a net leased nursing center in Illinois, a net-leased retail store in Arizona and the Water Tower Market Plaza (formerly Eagle Plaza), a neighborhood retail center in Illinois, for a total acquisition cost of $21,224,542. Through December 31, 1995, cash distributions have been maintained at or above an 8% level and on an accrual basis have totaled $349.65 per $500 unit or $16,279,471, including $11,883,906 from operations and an additional $4,395,565 which constitutes the net proceeds from the sale of the Wholesale Club.

     One of Monthly Income Fund II's properties, which represents 35.44% of its total assets, as measured by its original purchase price, is a nursing center which is 100% leased to Elite. Monthly Income Fund II's lease with Elite became effective in February 1991, following the termination of a lease with ALC, the tenant which was in place when Monthly Income Fund II purchased the property. After ALC began experiencing financial difficulties, IREIC sought out Elite as a replacement nursing home operator/tenant. The net effect to Monthly Income Fund II was an 8% decrease in the effective rent from the nursing center over the term of the lease, from $77,368 per month when ALC was the tenant to $71,895 from Elite. Under the terms of the lease agreement for the nursing center the partnership must approve any sublease transaction. The current operator of this facility has negotiated with a new operator to sublease the facility. IREIC has reviewed and approved the transaction with no significant changes to the terms of the lease.

     On January 8, 1991, Monthly Income Fund II sold its Wholesale Club property in Indiana for $4,400,000. Net sales proceeds of $4,395,565 were distributed to investors on February 1, 1991. The property was purchased by Monthly Income Fund II in December 1988 for $3,427,278, which included acquisition fees of $275,013 and acquisition costs of $9,265. The gain on sale for financial reporting purposes was $847,467, which is net of selling expenses and commissions.

     On January 21, 1994, the anchor tenant at Eagle Plaza neighborhood retail center, Eagle Foods, closed its store. Under the terms of its lease, Eagle Foods has guaranteed rent payments until May 1997. On February 4, 1994 and with the approval of IREIC, Eagle Foods assigned its lease to Certified Grocers Midwest, Inc. ("Certified"). The shopping center was subsequently renamed Water Tower Market Plaza. During August 1995, Certified vacated the store. Under the original lease, as well as the assignment of the lease, Eagle Foods has guaranteed payments until November 1998. Eagle Foods assigned its lease to Euro-Fresh Markets which began occupancy in May 1996.

     In the opinion of IREIC, the partnership is meeting its investment objective to provide a minimum 8% cash distribution and has, through an early and profitable sale of the Wholesale Club, achieved capital appreciation on 16% of the partnership's investment in properties.

     INLAND REAL ESTATE GROWTH FUND, L.P. ("GROWTH FUND I") -- The offering period for Growth Fund I began December 9, 1985 and ended August 9, 1987. The objectives were to invest in multi-family residential properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

     Growth Fund I raised $9,465,000 from more than 700 investors and purchased four properties which included one multi-family residential property in Arizona and a partial interest in another multi-family residential property in Illinois. The other two properties were repurchased from Growth Fund I by IREIC. The terms of these repurchase transactions placed Growth Fund I in the same cash position it would have been in had the properties never been acquired. Growth Fund I sold the multi-family residential property located in Illinois as condominium units to individual purchasers for $6,685,950. Of the total net sales proceeds of $6,455,375, $1,650,000 was used to pay off the underlying debt on the property, $1,715,198 was distributed to limited partners during 1994, $1,832,785 was used to pay down the debt on the partnership's Arizona property and the remainder was used to fund condominium conversion costs. The property was purchased by Growth Fund I in December 1985 for $3,836,416, which included acquisition fees of $483,500. The gain on sale for financial reporting purposes was $2,236,220, which is net of selling expenses and commissions. Cash distributions to limited partners through December 31, 1995 totaled $509.66 per $1,000 unit or $4,516,868, including $1,281,155 from operations, $1,724,843 from the sale or refinancing of the partnership's properties, $943,224 from the repurchase of partnership properties by IREIC and $567,646 partial return of capital from partnership reserves. The monthly principal and interest payments on the Arizona property were reduced from $27,819 to $12,314 as a result of refinancing the Arizona property in March 1994 and the debt reduction described above.

     In IREIC's opinion, the Arizona real estate market has been improving over the last two years, and a sale of the Arizona property will be evaluated on an ongoing basis with the intent to profitably conclude the partnership. The decline in the Arizona market from 1989 through 1992 reduced net operating income from that property and, therefore, the quarterly cash distributions which might otherwise have been received by limited partners during that period. Similarly, the decline of the Arizona market has extended the holding period for that property. If and when the Arizona property can be sold at a profit, the annual rate of capital appreciation realized by investors will be less than if the Arizona market had not declined.

     INLAND REAL ESTATE GROWTH FUND II, L.P. ("GROWTH FUND II") -- The offering period for Growth Fund II began September 21, 1987 and ended September 21, 1989. The objectives were to invest in improved residential, retail, industrial and other income-producing properties on a moderately leveraged basis for capital appreciation through increases in property values, tax-sheltered quarterly cash distributions and the build-up of equity through reduction of mortgage indebtedness.

     Growth Fund II raised $4,038,250 from 336 investors and purchased two properties, a multi-family residential property in Illinois and a health club in Ohio. These properties were purchased for a total acquisition cost of $5,615,826. The health club is currently approximately 62% financed with 38% equity. Cash distributions to limited partners through December 31, 1995 totaled $1,135.44 per $1,000 unit or $4,509,182, including $862,410 from operations and $3,646,772 return of capital from the sale of the multi-family property in Illinois as 18 individual six-unit apartment buildings. All 18 of the six-unit buildings were sold to third-party buyers on an installment basis for $245,334 to $250,000 per building or a total of $4,261,895 (net of selling expenses). Growth Fund II's cost basis in the buildings was $4,112,195. The partnership extended financing to buyers to allow buyers to make monthly interest payments to Growth Fund II for a period of not more than seven to ten years, at which time the balance of the purchase price would be due. However, as of December 31, 1995, 13 of the installment sale loans had been prepaid in full and five had been substantially pre-paid (the partnership continues to be owed
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


$80,000 on these loans, secured by second mortgages). In the opinion of IREIC, the sale of the multi-family property as individual six-unit apartment buildings has resulted in modest capital appreciation within a short holding period.
IREIC is evaluating strategies to sell the partnership's remaining assets and bring the partnership to a profitable conclusion.

     INLAND LAND APPRECIATION FUND, L.P. ("LAND FUND I") -- The offering period for Land Fund I began October 12, 1988 and ended October 6, 1989. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund I raised $30,001,000 from 3,425 investors and purchased 25 land parcels, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $25,187,069. As of December 31, 1995, Land Fund I has completed 51 sales transactions, involving all or portions of 11 parcels, including three sales of rights-of-way to the Illinois Department of Transportation plus a land option, which generated $4,774,251 in net sales proceeds. Land Fund I's cost basis in the land parcels sold was $2,654,277 resulting in a gain, net of selling expenses and commissions, of $2,119,974 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1995 totaled $4,146,395, all from the sale of land parcels.

     INLAND LAND APPRECIATION FUND II, L.P. ("LAND FUND II") -- The offering period for Land Fund II began October 25, 1989 and ended October 24, 1991. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund II raised $50,476,170 from 5,055 investors and purchased 27 land parcels and two buildings, all in suburban counties surrounding Chicago, Illinois, for an aggregate purchase price of $41,314,301. As of December 31, 1995, Land Fund II has had multiple sales transactions involving all or portions of seven parcels which generated $9,113,875 in net sales proceeds. Land Fund II's cost basis in the land parcels sold was $5,552,092 resulting in a gain, net of selling expenses and commissions, of $3,561,783 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1995 totaled $2,836,752, including $2,115,752 from sales and $721,000 from operations.

     INLAND CAPITAL FUND, L.P. ("LAND FUND III") -- The offering period for Land Fund III began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

     Land Fund III raised $32,399,282 from 2,683 investors and purchased 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,990. Land Fund III has completed two sales transactions, involving the house and portions of two parcels which generated $646,334 in net sales proceeds. Land Fund III's cost basis in the land parcels sold was $417,551 resulting in a gain, net of selling expenses and commissions, of $228,783 for financial reporting purposes. In the opinion of IREIC, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through December 31, 1995 totaled $646,334, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

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     Since inception, Affiliates of the Advisor have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to Affiliates, 275 partnerships have sold their original property investments. Officers and employees of IREIC and its Affiliates invested more than $17,000,000 in these partnerships.

     From 1990 and through the end of 1995, investors in Inland's private partnerships have received total distributions in excess of $82,473,427 consisting of cash flow from partnership operations, sales and refinancing proceeds and cash received during the course of property exchanges. Following a proposal by Inland Real Estate Corporation, the former corporate general partner, investors in 301 private partnerships voted in 1990 to make IREIC the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which IREIC is the general partner received letters from IREIC informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT (the "Apartment REIT") in which Affiliates of IREIC would receive stock and cash and the limited partners would receive cash. In connection therewith, the underwriters for the Apartment REIT subsequently advised IREIC to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the Apartment REIT (approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings). The prospective third-party buyers of IREIC's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a letter from IREIC dated March 30, 1994, investors were informed of IREIC's decision not to go forward with the formation of the Apartment REIT. Following this decision, two investors filed a complaint on April 19, 1994 in the Circuit Court of Cook County, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that IREIC had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the Apartment REIT. The complaint sought an accounting of information regarding the Apartment REIT matter, an unspecified amount of damages and the removal of IREIC as general partner of the partnerships that would have participated in the sale of properties to the Apartment REIT. On August 1, 1994, Judge Thomas O'Brien granted IREIC's motion to dismiss, finding that plaintiffs lacked standing to bring this case individually. Plaintiffs were granted leave to file an amended complaint within 28 days. On August 29, 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which IREIC is the general partner. The derivative counts seek damages from IREIC for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. IREIC filed a motion to dismiss in response to the amended complaint. The suit was dismissed on March 31, 1995 with prejudice, and the plaintiffs were given until May 1, 1996 to file an appeal. An appeal was filed on April 25, 1996 and the parties briefed the issue. It is not expected that oral arguments will be made until Fall 1996.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

     WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of such land upon resale. The offering period for units in this privately offered partnership began October 1992 and ended June 14, 1993 with the maximum amount, $2,275,000,

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raised.  Seven parcels of land in the Madison, Wisconsin, area were purchased with the proceeds of the offering. Limited partners will receive cash distributions as land parcels are sold.

PRIVATE PLACEMENT MORTGAGE AND NOTE PROGRAMS

     During 1992 and in 1993, IREIC or its Affiliates sponsored nine private placement securities offerings, including seven mortgage and note programs, which are described below.

     TRIPLE SECURITY FUND, L.P., an Illinois limited partnership, was formed in May 1992. The principal investment objectives of the partnership were to invest in participations in third-party mortgage loans owned by an Affiliate of IREIC and thereby return investors' capital within five years, and to provide a 10% annual return on invested capital during the life of the partnership. The return of capital and the 10% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in May 1992 and ended in June 1992 with the maximum amount of $3,000,000 raised. All of the offering proceeds were used to invest in participations in 14 wraparound mortgage loans and first mortgage loans, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on July 17, 1992. Cash distributions to limited partners through December 31, 1995 totaled $1,044,218, including $986,185 from operations and $58,033 from a loan from IREIC, pursuant to the guarantee for that program.

     10% INCOME FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in May 1992. The offering period for the purchase of notes began in May 1992 and ended June 1992 with the maximum amount of $2,000,000 raised. Notes with a term of five years and providing a 10% annual return for the first four years and 10.5% in the fifth year were issued by the partnership. The return of capital to noteholders and the specified annual returns are guaranteed by IREIC. 10% Income Fund, L.P. invested in loans made to an Affiliate of IREIC, which were secured by collateral assignments of third-party mortgage loans owned by the Affiliate. Noteholders received their first monthly interest distribution on July 17, 1992. Cash distributions to noteholders through December 31, 1995 totaled $681,223 including $663,939 from interest earnings and $17,284 from working capital reserves.

     9% INCOME JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership, was formed in July 1992. The principal investment objectives of the partnership were to invest in third-party junior mortgage loans owned by an Affiliate of the Advisor and thereby return investors' capital within six years, and to provide a 9% annual return on invested capital during the life of the partnership. The return of capital and the 9% annual return were guaranteed by IREIC. The offering period for interests in this privately offered partnership began in July 1992 and ended September 1992 with the maximum amount of $1,000,000 raised. All of the offering proceeds were used to invest in third-party junior mortgage loans owned by the Affiliate, secured by condominium, multi-family residential and commercial properties located in the Chicago metropolitan area. Limited partners received their first monthly cash distribution on September 17, 1992. Cash distributions through December 31, 1995 totaled $357,116, of which $276,364 was interest earnings, $73,463 was a return of capital resulting from the amortization of mortgage loans and $7,339 was a loan from IREIC, pursuant to the distribution guarantee for that program.

     INLAND EMPLOYEE APPRECIATION FUND, L.P., an Illinois limited partnership offering investments in promissory notes, was formed in December 1992. The offering period for the purchase of Notes began in December 1992 and ended in February 1993 with the maximum amount of $400,000 raised. Notes were offered only to Illinois residents who are employees of IREIC and its Affiliates. Notes with a term

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



of four years and providing 10% annual interest were issued by the partnership. The return of capital to noteholders and the specified annual return are guaranteed by IREIC. Inland Employee Appreciation Fund, L.P. invested in a loan made to an Affiliate of IREIC, which was secured by collateral assignments of third-party investor loans owned by the Affiliate. Noteholders received their first monthly interest distribution on March 17, 1993. Cash distributions through December 31, 1995 totalled $342,060, of which $339,631 was interest earnings and $2,429 was subsidy income from IREIC, pursuant to the guarantee for that program. On May 31, 1996, the promissory notes were paid in full. This partnership will be liquidated in 1996.

     In February 1993, IREIC sponsored 9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors. The offering period for this program began February 1, 1993 and ended on May 17, 1993 when the maximum amount of $4,000,000 raised. Notes maturing August 1, 1999 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund, L.P. invested in loans made to an Affiliate of IREIC secured by collateral assignments of third party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1995 totaled $929,094, of which $924,784 was interest earnings and $4,310 from working capital reserves.

     In April 1993, IREIC sponsored 9% MONTHLY CASH FUND II, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised. Notes maturing February 1, 2000 and providing a 9% annual return were issued by the partnership. 9% Monthly Cash Fund II, L.P. has invested in a loan made to an Affiliate of IREIC, secured by collateral assignments of third-party mortgage loans owned by the Affiliate. The return of capital to noteholders and the 9% annual return are guaranteed by IREIC. Cash distributions through December 31, 1995 totaled $867,945, of which $864,752 was interest earnings and $3,193 from working capital reserves.

     In July 1993, Inland Mortgage Corporation, an Illinois corporation and an Affiliate of IREIC ("IMC"), sponsored IMC NOTE ISSUE #2 1993, offering investments in promissory notes. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Notes maturing December 31, 2003 with 8% per annum interest and 100% return of principal guaranteed by IREIC were issued by IMC. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an Affiliate of IREIC. Investors may also receive additional interest, dependent on the future sale of the property. An initial distribution to investors of escrow interest, totaling $13,685, was made November 17, 1993. Cash distributions through December 31, 1995 totaled $1,068,666 of which $671,865 was interest earnings and $19,456 was subsidy income from IREIC pursuant to the guarantee for that program.

     In December 1993, IREIC sponsored INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in a maximum principal amount of $2,000,000 maturing July 1, 2001 with 10% per annum interest and 100% return of principal guaranteed by IREIC. The proceeds of the offering have been used to make unsecured loans to limited partnerships which are Affiliates of IREIC, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began on March 17, 1994. Distributions through March 31, 1995 totaled $177,893 all of which were interest earnings.


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     An August 1988 private placement securities offering sponsored by an
Affiliate of IREIC was INLAND JUNIOR MORTGAGE FUND, L.P., an Illinois limited partnership. The offering period for this program ended May 1989 with $410,000 raised. All of the proceeds available for investment were used to purchase 82 second mortgages owned by Inland Mortgage Investment Corporation ("IMIC"), secured predominantly by condominium units located in the Chicago metropolitan area. Cash distributions through December 31, 1995 have totaled $404,175, including $124,794 from interest earnings and $279,381 return of capital from loan repayments. In February 1996, 20 limited partners exercised their put option and IMIC bought their interests. As a result, IMIC currently owns 88% of the limited partner units.

LOAN MODIFICATIONS AND WORK-OUTS

     Between 1990 and December 31, 1995, 38 Inland-sponsored partnerships owning 25 properties ceased making debt service payments to unaffiliated lenders which held the underlying financing on the properties. These actions were taken with the objective of reducing or restructuring the debt to levels commensurate with the levels of performance of the operating properties. In the case of six of these partnerships, namely 14 W. Elm Limited Partnership, 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership, 6030 Sheridan Limited Partnership and Oak Brook Commons Limited Partnership, the original asset of each of these partnerships was transferred to a new partnership which was 100% owned by the old partnership. IREIC believed that the new partnerships were better positioned to accomplish a work-out with the lender. In connection with the transfers of three of these properties to the new partnerships discussed above, the lender holding the first mortgages on these properties filed a separate proceeding against the general partner and its Affiliates, claiming contractual interference and other allegations. This complaint was withdrawn as part of a final settlement reached with the lender in February 1993.

     Each of these new partnerships filed for financial reorganization in federal court. In addition, 1036 N. Dearborn Limited Partnership also filed for financial reorganization in federal court. All of these filings for reorganization were an extension of negotiations with the lenders, with the objective of reducing or restructuring the debt on the properties owned by the partnerships. In the case of the filing for reorganization by each of the new partnerships owned by 1445 North State Parkway Limited Partnership, 5600 Sheridan Limited Partnership and 5630 Sheridan Limited Partnership, the reorganization proceedings were dismissed after each lender approved a tax-deferred exchange transaction between the new partnership and an unaffiliated third party. The general partner of the 1036 North Dearborn Limited Partnership was able to purchase the debt encumbering that property at a discount from the lender and the filing for reorganization of that partnership was dismissed. The 1036 North Dearborn property was subsequently refinanced with a third-party lender and then sold to a third party. The new partnerships owned by the 14 W. Elm, 6030 Sheridan and Oak Brook Commons Limited Partnerships participated with the general partner and its affiliates and with 16 other affiliated limited partnerships, all of whose properties were subject to first-mortgage loans from the same third-party lender, in a settlement agreement with that lender. Under the terms of the settlement agreement, the 16 other affiliated limited partnerships--none of which were in default on their mortgage loans--provided additional security to the lender with respect to each of their loans by transferring administration of property tax escrow accounts to the lender. The transfer of the escrow accounts had no financial impact on the 16 partnerships. Five of the 16 other partnerships also obtained favorable loan modifications from the lender. In the case of the new partnership owned by the 14 W. Elm Limited Partnership, the lender cooperated in a tax-deferred exchange of the partnership's real estate asset. The partnership assigned its interest in its property, subject to the existing indebtedness, to an unaffiliated third party in exchange for an assignment of the unaffiliated third party's interest in another property, subject to indebtedness in a principal amount similar to that on the 14 W. Elm

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property. This transaction was accomplished with the objective of avoiding the creation of any current income tax liability to the partnership or its limited partners. As a result of this tax-deferred exchange, the 14 W. Elm Limited Partnership owns a net-lease commercial property secured by a long-term lease with a creditworthy tenant. The debt service on the indebtedness used to
acquire the     exchange property is in the form of fully amortizing payments over the term of the store lease, with the net-lease payments received from the tenant equal to the required debt service payments. The possibility of cash flow distributions to the limited partners is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a distribution to the limited partners upon the disposition of the exchange property. IREIC believes that the limited partners of the 14 W. Elm Limited Partnership are in a better position to realize a return of their capital investment through the ultimate disposition of the exchange property.
In the case of the new partnership owned by the Oak Brook Commons Limited Partnership, the lender acquired the property through foreclosure and the general partner has supplied the Oak Brook Commons Limited Partnership with a new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. In the case of the new partnership owned by the 6030 Sheridan Limited Partnership, the lender agreed to permit a tax-deferred exchange of the partnership's property, similar to that completed by the 14 W. Elm Limited Partnership and subsequently the lender sold its mortgage to an unaffiliated party who then acquired the property. The new partnership acquired a replacement property similar to that acquired by the 14 W. Elm Limited Partnership, which property was then conveyed to the 6030 Sheridan Limited Partnership.

     Of the original partnerships discussed above, Mr. Daniel L. Goodwin, a Director of IREIC, served as individual general partner of all but the Oak Brook Commons Limited Partnership, in which Mr. G. Joseph Cosenza, a Director of IREIC and the Company, served as individual general partner. Prior to the filing for reorganization, and as part of the strategy thereof, Mr. Cosenza relinquished his position as individual general partner of the Oak Brook Commons Limited Partnership and Mr. Goodwin did the same for all except the 1036 N. Dearborn Limited Partnership, for which he continues to serve as individual general partner. These actions were taken upon the advice of counsel to reduce the chances of delay in the reorganization efforts. The corporate general partner of each partnership has elected to continue the business of each of the partnerships in which the individual general partner relinquished his position.

     Four of the 38 Inland-sponsored partnerships described in the first paragraph of this section owned four adjacent office buildings in Park Ridge, Illinois. These four operating partnerships were, in turn, owned by 21 other Inland-sponsored partnerships which had sold their original real estate assets and reinvested a portion of the proceeds from those sales in ownership units in the four operating partnerships. During 1991, the lenders which held the first mortgages encumbering the four office buildings acquired the deeds to the properties in lieu of foreclosure. The four operating partnerships were subsequently liquidated. The general partner of the 21 partnerships which had owned the four operating partnerships arranged for the transfer to each of the 21 partnerships of certain ownership interests in five net-lease commercial properties having long-term leases with creditworthy tenants. The debt service on the indebtedness used to acquire the commercial properties consists of principal and interest payments which fully amortize the indebtedness over the term of the store leases, with the net-lease payments received from the tenants equal to the required debt service payments. The possibility of cash flow distributions to the limited partners in the 21 partnerships is, therefore, precluded. However, the expectation exists for equity accumulation through the amortization of the loan and, therefore, a future distribution to the limited partners upon the disposition of the commercial properties. The 21 partnerships experienced minimal adverse tax consequences from the liquidation of the four operating partnerships and their receipt of the ownership interests in the commercial properties. IREIC believes that the limited partners of the 21

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partnerships are now positioned to realize a return of their capital investment through the ultimate disposition of the commercial properties.

     In the case of the 900 DeWitt and the Hoffman Ridge Limited Partnerships, two of the 38 limited partnerships mentioned in the first paragraph of this section, tax-deferred exchanges of the partnerships' properties were accomplished, in the same manner as described above. The partnerships acquired net-lease commercial properties. Subsequent to the exchanges, the 900 DeWitt and Hoffman Ridge properties were acquired by the first-mortgage lenders whose loans were secured by those properties.

     In the case of the Park Colony Limited Partnership, one of the 38 limited partnerships mentioned in the first paragraph of this section, the partnership defaulted on a loan secured by a second mortgage against the Park Colony property. The lender which owned the second-mortgage loan purchased the position of the lender which had funded the first mortgage loan secured by the property. The lender then sold the debt, at a substantial discount, to an Affiliate of the general partner of Park Colony Limited Partnership, and all legal actions associated with the loan default were dismissed. The partnership then refinanced the debt at the lower principal amount, retiring the debt owned by the Affiliate. In December 1993, a new general partner replaced IREIC. IREIC believes that this debt reduction is of significant benefit to the partnership, which is now better positioned to realize its investment objectives.

     In 1990, the New England Limited Partnership, acting as nominee for 14 Florida limited partnerships which own the Sunset Ridge Apartments in Manchester, New Hampshire, ceased making payments on the bond financing for that property, which bonds were issued by the New Hampshire Housing Finance Authority. In August 1993, an Affiliate of the general partner for those partnerships purchased the bonds and the interests of two savings and loan associations which had acted as bond credit-enhancers, at a substantial discount. The partnerships which own the property are obtaining refinancing funds to pay off the bonds and the amounts due to the Affiliate under the credit-enhancement instruments for approximately the discounted price paid by the Affiliate.

     In April 1993, the West Haven Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. The general partner attempted to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the West Haven property, but no agreement was reached. A tax-deferred exchange was accomplished and the partnership acquired an interest in a net-lease commercial property. The West Haven property will be acquired by the lender whose loan was secured by a first mortgage against the property.

     In the case of the other partnerships referred to in the first paragraph of this section, subsequent to the acquisition of net-leased commercial properties via tax-deferred exchanges, the Townsgate, Riverdale, Northwoods and Bridgeview properties were acquired by the first-mortgage lenders whose loans were secured by the properties. The Covington Associates and Westbrooke Limited Partnerships' tax-deferred exchange property, Townsgate II, was acquired by the first mortgage lender and the two partnerships acquired net-lease commercial properties via second tax-deferred exchanges. In the case of the Bensenville Industrial Limited Partnership, subsequent to the acquisition of a replacement net-lease commercial property, the Bensenville property was acquired by the first-mortgage lender whose loan was secured by the property.

     In addition to the above-described developments, the corporate general partner of the Walton Place Limited Partnership and the Barrington Lakes Limited Partnership settled litigation with the lenders for the properties which resulted in the transfer of the properties and an agreement to make cash settlements

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by the partnerships to the lenders.  In each case, the litigation resulted after the partnership ceased making debt service payments in an effort to bring about a renegotiation of the terms of the financing. The lenders agreed to permit a tax-deferred exchange of the partnerships' respective properties.

     In January 1995, the Timberlake Limited Partnership ceased making payments on the first mortgage loan for that partnership's property. IREIC is attempting to negotiate with the lender to modify the terms of the loan to a level commensurate with the operating performance of the Timberlake property, but to date, no agreement has been reached. It is IREIC's intent to initiate a tax-deferred exchange whereby the partnership will acquire an interest in a net-lease commercial property prior to the Timberlake property being acquired by the lender whose loan is secured by a first mortgage against the property.

EFFECTS OF PROPERTY EXCHANGES ON INVESTORS

     The Inland organization has used a strategy of tax-deferred property exchanges to mitigate the adverse effects of 1986 tax law changes and the weakening of apartment markets in the late 1980s on Inland's tax-shelter private partnerships and investors in those partnerships. The loss of deficit-producing properties to foreclosure would otherwise have resulted in the loss of investors' capital, as well as substantial income tax liability for those investors. Through the exchange program, deficit-producing apartment properties have been disposed of, net-leased retail properties have been acquired, and most tax liability continues to be deferred. Gradually, through the amortization of debt secured by the new, net-leased properties owned by these partnerships, the partnerships and their investors are rebuilding equity which may be realized upon the future sale or refinancing of these properties. One of the primary investment objectives of these tax-shelter partnerships--the deferral of tax liability, continues to be met to a significant degree. However, no cash flow is being received by the investors in these partnerships. In addition, the tax-deferred exchanges have extended the expected term of these tax-shelter partnerships. If and when the net-leased properties are sold or refinanced, there is no assurance that investors will realize any profit or a complete return of capital. Because the duration of these partnerships has been extended, when the net-leased properties are sold or refinanced, the annual rate of appreciation realized by investors, if any, will be less than if the tax law had not been changed and apartment markets had not declined in the late 1980s.

ADDITIONAL INFORMATION

     Through December 31, 1995, 18 private partnerships sponsored by Affiliates of the Advisor which sold properties on an installment basis re-acquired their properties as a result of defaults by the purchasers. Thirteen of the properties that were re-acquired were subsequently sold. One property was returned to the lender and the remaining properties are being operated by the partnerships.

     Through December 31, 1995, seven private partnerships sponsored by Affiliates of the Advisor have agreed to modifications of the original terms of the installment receivables. The impact of these modifications on the installment receivables includes reductions in net interest income during the first year or two following a modification (and corresponding decreases in distributions to limited partners during that period) and increases in interest income thereafter (and corresponding increases in distributions), as well as the deferral of some interest until maturity and, in the case of two partnerships, the extension of a maturity date. The decreases in distributions to limited partners range from 25% to 50% of the originally scheduled distributions for the initial one- or two-year period of the modifications followed by similar increases over the originally scheduled distributions for the year or two following the modifications. Any interest deferred until maturity would result in a lower-than-originally-scheduled

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distribution until the maturity date, when such deferred amounts would be received from the borrowers. The distribution to investors of the principal proceeds due upon maturity would also be received at a later date, i.e., one to two years later, due to a negotiated extension of the original maturity date.

     During 1988, one private partnership sponsored by an Affiliate of IREIC transferred its property to the municipality in which it was located pursuant to an involuntary conversion proceeding. On March 1, 1989, the proceeds of the conversion were reinvested in a new property, a transaction intended to qualify as tax-deferred under the Code.

     Except for re-acquisitions of previously owned properties upon default by the purchaser, the transfer of a defaulted loan, the tax-deferred property exchanges and the disputes with lenders described herein, there have been no further major adverse business developments or conditions experienced by these prior partnerships which would be material to investors in the Company.

     Upon written request to the Company, any potential investor may obtain, without charge, the most recent Annual Report on Form 10-K filed with the Commission by any public program sponsored by Affiliates which has reported to the Commission within the last 24 months. Copies of any exhibits to such Annual Reports shall be provided, upon request, for a reasonable fee.


                                   MANAGEMENT

GENERAL

     The Company operates under the direction of the Board of Directors that is responsible for the overall management and control of the affairs of the Company. However, the Board of Directors has retained the Advisor to manage the Company's day-to-day affairs, subject to the Board's supervision.

     Investment policies of the Company, as well as fees and expenses of the Company, have been established by the Directors and will be reviewed and approved by the Directors (including a majority of the Independent Directors) not less often than annually and with sufficient frequency to determine that the policies being followed are in the best interest of the Stockholders. All Directors are responsible, as a result of their fiduciary duties, for determining the reasonableness of the total fees and expenses of the Company in light of the investment experience of the Company and the fees and expenses of comparable advisor companies in supervising the relationship of the Company with the Advisor and its Affiliates. Each such determination and the basis therefor shall be set forth in the minutes of the Directors.

     The Independent Directors shall determine from time to time, but not less often than annually, that the compensation which the Company contracts to pay to the Advisor is reasonable in relation to the nature and quality of the services performed and that such compensation is within the limits prescribed by applicable state regulatory authorities. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to it by the Company to determine that the provisions of the Advisory Agreement are being carried out. Each such determination shall be based on the factors set forth below and all other factors that the Independent Directors may deem relevant and the findings of the Independent Directors on each such factor shall be recorded in the minutes of the Board. Such factors include: (i) the size of the Advisory Fee in relation to the size, composition and profitability of the portfolio of the Company; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company;
(iii) the rates charged to other REITs and to investors other than

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REITs by advisors performing similar services; (iv) additional revenues realized by the Advisor and any Affiliate through their relationship with the Company, including loan administration, underwriting or brokerage commissions, servicing,
engineering, inspection and other fees, whether paid by the Company     or by
others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and (vii) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. See "Fiduciary Responsibility of Directors and the Advisors; Indemnification" and "--The Advisory Agreement" in this Section.

     The Board is currently comprised of five individuals, a majority of whom are independent (the "Independent Directors"). Each of the Directors serves for a one-year term and will be elected annually. See "Summary of Organizational Documents."

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Directors and the Company's executive officers:


Name                        Age  Position and Office with the Company
--------------------------  ---  -----------------------------------------------
Robert D. Parks             52   President, Chief Executive Officer, Chief
                                 Operating Officer and Affiliated Director
G. Joseph Cosenza           52   Affiliated Director
Roland W. Burris            58   Independent Director
Douglas R. Finlayson, M.D.  56   Independent Director
Heidi N. Lawton             33   Independent Director
Roberta S. Matlin           51   Vice President -- Administration
Cynthia M. Hassett          37   Secretary, Treasurer and Chief Financial
                                 Officer
Patricia A. Challenger      42   Assistant Secretary

     ROBERT D. PARKS. President, Chief Executive Officer, Chief Operating Officer and Affiliated Director of the Company since its formation in 1994.
Mr. Parks joined The Inland Group, Inc. and its Affiliates ("TIGI") in 1968.
He is Director of TIGI and is President, Chairman and Chief Executive Officer of Inland Real Estate Investment Corporation ("IREIC") and is a Director of Inland Securities Corporation. Mr. Parks is responsible for the ongoing administration of existing partnerships, corporate budgeting and administration for IREIC. He oversees and coordinates the marketing of all limited partnership interests nationwide and has overall responsibility for the portfolio management of all partnership investments and investor relations.
Mr. Parks received his B.A. Degree from Northeastern Illinois University and M.A. from the University of Chicago. He is a registered Direct Participation Program Principal with the National Association of Securities Dealers, Inc. and a licensed real estate broker. He is a member of the Real Estate Investment Association and the National Association of Real Estate Investment Trusts.


     G. JOSEPH COSENZA. Affiliated Director of the Company since its formation in 1994. Mr. Cosenza joined TIGI in 1968. Mr. Cosenza is a Director and Vice Chairman of TIGI. Mr. Cosenza oversees, coordinates and directs Inland's many enterprises and, in addition, immediately supervises a staff of three persons who engage in property acquisition. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods. Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his M.S. Degree from Northern Illinois University. From 1967 to 1968, Mr. Cosenza taught at the LaGrange School District in Hodgkins, and from 1968 to 1972, he served as Assistant Principal and teacher in the Wheeling School District. He has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute. Mr. Cosenza has also been Chairman of the Board of American National Bank of DuPage and part owner of American National Bank of DuPage and Burbank State Bank, and has served on the Board of Directors of Continental Bank of Oakbrook Terrace. Mr. Cosenza was the individual general partner of a limited partnership which ceased making debt service payments to an unaffiliated lender with the objective of reducing or restructuring the debt to a level which was commensurate with the level of performance of the property owned by such partnership. The lender acquired the property owned by such partnership through foreclosure and an affiliate of Mr. Cosenza supplied the partnership with the new property, an ownership interest in a retail store in Marshall, Minnesota, leased on a triple-net basis by Wal-Mart Stores, Inc. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

     ROLAND W. BURRIS. Independent Director since January 1996. Mr. Burris has been the Managing Partner of Jones, Ware & Grenard, a Chicago law firm since June 1995, where he practices primarily in the areas of environmental, banking and consumer protection. After obtaining his law degree from Howard University Law School in 1963, Mr. Burris began a career in the banking industry initially as a federal bank examiner and then at Continental Illinois National Bank where he rose to the position of vice president. From 1973 to 1995, Mr. Burris was involved in State of Illinois government including holding the positions of State Comptroller and Attorney General of the State of Illinois. Mr. Burris completed his undergraduate studies at Southern Illinois University and studied international law as an exchange student at the University of Hamburg in Germany. Mr. Burris serves on many boards, including the Illinois Criminal Justice Authority, the Financial Accounting Foundation, the Law Enforcement Foundation of Illinois, the African American Citizens Coalition on Regional Development and the Boy Scouts of America. He currently serves as chair of the Illinois State Justice Commission. He is also serving as an adjunct professor in the Master of Public Administration Program at Southern Illinois University.

     DOUGLAS R. FINLAYSON, M.D. Independent Director of the Company since October 1994. Dr. Finlayson is a full-time family practice and nutritional medicine physician with Partners in Primary Care in Rolling Meadows, Illinois and Westlake Clinic in Ingleside, Illinois. He joined the Clinic in 1992.
From 1968 to 1971, Dr. Finlayson was a battalion surgeon in the United States Army. Dr. Finlayson began private practice in 1971 joining the staff of Northwest Community Hospital, and from 1982 until 1988, Dr. Finlayson served as Medical Director of the Rolling Meadows Alcohol and Drug Dependence Program of Lutheran Welfare Services. From 1988 until joining Westlake Clinic in 1992, Dr. Finlayson practiced medicine on a part-time basis primarily in the area of nutritional medicine. Since 1975, Dr. Finlayson has been involved with buying and selling real estate assets, including vacant land, speculative housing and rental properties, for his own account. In 1978, Dr. Finlayson acquired and developed 100 acres in South Barrington, Illinois, and as a member of the Church Building Committee, led the development of the Willow Creek Community Church Campus. Since 1983, Dr. Finlayson has been designing computer software systems for medical application including projects for the Illinois Hospital Association. Dr. Finlayson holds a B.S. Degree in Chemistry from the University of Illinois and a M.D. Degree from the University of Heidelberg, Germany.

     HEIDI N. LAWTON. Independent Director of the Company since October 1994. Ms. Lawton is managing broker, owner and president of Lawton Realty Group, an Oak Brook, Illinois real estate brokerage firm which she founded in 1989. Lawton Realty Group employs four full-time associates and generates sales volume of approximately $20,000,000 annually. The firm specializes in commercial, industrial and investment real estate brokerage. Ms. Lawton is responsible for all aspects of the operations of the company. She also structures real estate investments for clients -- procuring partner/investors, acquiring land and properties and obtaining financing for development and/or acquisition. Prior to founding Lawton Realty Group and while she was earning her B.S. Degree in business management from the National College of Education, she was managing broker for VCR Realty in Addison, Illinois. While there, she was engaged primarily in brokerage of industrial and commercial property. She also provided property management services, including leasing, for a portfolio of more than 100 properties, including condominium complexes, industrial, apartment and small retail shopping centers. At the beginning of her career in real estate, she acted as a general contractor building and selling single-family homes as well as a retail center in Lombard, Illinois. As a licensed real estate professional since 1982, she has served as a member of the Certified Commercial Investment Members, secretary of the Northern Illinois Association of Commercial Realtors, and is a past board member and commercial director of the DuPage Association of Realtors.

     ROBERTA S. MATLIN. Vice President - Administration of the Company since March 1995. Ms. Matlin joined Inland in 1984 as Director of Investor Administration and currently serves as Senior Vice President - Investments of IREIC directing the day-to-day internal operations. She is also the President and a Director of Inland Securities Corporation. Prior to joining Inland, Ms. Matlin spent 11 years with the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin received her B.A. Degree from the University of Illinois. She is registered with the NASD as a general securities principal.

     CYNTHIA M. HASSETT. Secretary, Treasurer and Chief Financial Officer of the Company since January 1995. Ms. Hassett has been Secretary and Treasurer of the Advisor since its formation in 1994. Ms. Hassett joined Inland in 1983 and is a Vice President of IREIC. Ms. Hassett is responsible for the Investment Accounting Department which includes the accounting for the Company and all public limited partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Hassett was on the audit staff of Altschuler, Melvoin and Glasser since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Hassett is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

     PATRICIA A. CHALLENGER. Assistant Secretary of the Company since March 1995. Ms. Challenger joined Inland in 1985. She is currently a Senior Vice President of IREIC in the area of asset management. As head of the Asset Management Department, she develops operating and disposition strategies for all investment-owned properties. Ms. Challenger received her B.S. Degree from George Washington University and her Master's Degree from Virginia Tech University. Ms. Challenger was selected and served from 1980 to 1984 as Presidential Management Intern, where she was part of a special government-wide task force to eliminate waste, fraud and abuse in government contracting and also served as Senior Contract Specialist responsible for capital improvements in 109 government properties. Ms. Challenger is a licensed real estate salesperson, NASD registered securities sales representative and is a member of the Urban Land Institute.

COMMITTEES OF THE BOARD OF DIRECTORS


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


     Audit Committee. The Board has established an Audit Committee consisting of two Independent Directors, Ms. Lawton and Mr. Burris. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of the Company's internal accounting controls.

     Executive Committee. The Board may establish an Executive Committee consisting of three Directors, including two Independent Directors. The Executive Committee would likely exercise all powers of the Directors except for those which require actions by all of the Directors or the Independent Directors under the Articles or Bylaws or under applicable law.

     Executive Compensation Committee. The Board may establish an Executive Compensation Committee consisting of three Directors, including two Independent Directors, to establish compensation policies and programs for the Company's executive officers. The Executive Compensation Committee will exercise all powers of the Board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS

     The Company pays its Independent Directors an annual fee of $1,000. In addition, Independent Directors receive $250 for attendance (in person or by telephone) at each meeting of the Board or committee thereof. Officers of the Company who are Directors are not paid any directors' fees. Each Independent Director received options to purchase 3,000 Shares at a price of $9.05 per Share under the Company's Independent Director Stock Option Plan. On the date of the annual meeting of the Company's Stockholders, each Independent Director then in office will receive an annual grant of options to purchase 500 Shares. See "--Independent Director Stock Option Plan" in this Section.

THE ADVISOR

     The Advisor is a wholly owned subsidiary of IREIC. The Advisor is an Illinois corporation and the following table sets forth information with respect to the executive officers and directors of the Advisor. The biographies of Robert D. Parks, G. Joseph Cosenza, Roberta S. Matlin, Patricia
A. Challenger and Cynthia M. Hassett are set forth above.

                Name                 Position and Office with the Advisor
             ---------------         ------------------------------------
             Robert D. Parks         Chairman of the Board and President
             G. Joseph Cosenza       Director
             Norbert J. Treonis      Director
             Roberta S. Matlin       Director and Secretary
             Patricia A. Challenger  Vice President -- Asset Management
             Cynthia M. Hassett      Treasurer

     NORBERT J. TREONIS (age 45) has been a director of the Advisor since its formation in 1994. Mr. Treonis joined TIGI and its Affiliates in 1975 and he is currently Chairman and Chief Executive Officer of Inland Property Management Group, Inc., Chairman of the Board of Directors of Inland Commercial Property Management, Inc. and a Director of TIGI. He serves on the Board of Directors of all Inland subsidiaries involved in the property management, acquisitions and maintenance of real estate, including Mid-America Management Corp. and American Building Services, Inc. Mr. Treonis is charged with the responsibility of the overall management and leasing of all apartment units, retail, industrial and commercial properties nationwide. Mr. Treonis is a licensed real estate broker. He is a past member of the Board of Directors of American National Bank of DuPage, the Apartment Builders and Managers Association of Illinois, the National Apartment Association and the Chicago Apartment Association.

     The Advisor is a member of a group of affiliated corporations, The Inland Group, Inc. ("TIGI"), which is engaged in businesses related to many aspects of real estate and mortgage financing. The relevant skills and experience of each of these companies, developed over the course of 30 years in business, primarily in the Chicago metropolitan area, is available to the Company in the conduct of its business.

     The first of the TIGI-affiliated businesses was started by a group of Chicago school teachers in 1967, and incorporated the following year. The founders of TIGI all remain actively involved in overseeing these companies. The businesses of these TIGI-affiliated companies are still centered in the Chicago metropolitan area, since the founders of TIGI believe that sound real estate operations require detailed knowledge of local conditions. Over the past 30 years, TIGI-affiliated companies have experienced significant growth. TIGI-affiliated companies, in the aggregate, in April 1996 were ranked by Crain's Chicago Business as the 32nd largest privately held business group headquartered in the Chicago area. Limited partnerships for which IREIC is the general partner own in excess of 9,800 acres of pre-development land in the Chicago area, as well as 10,500,000 square feet of commercial property in Chicago and nationwide.

     As TIGI-affiliated companies bought and sold properties over the years, necessary expertise in real estate financing was developed. This function was formally recognized in 1977, with the incorporation of IMC. IMC, during its history, has originated more than $1 billion in financing, including loans to third parties and affiliated entities.

     Further delineation of functions and duties associated with financing occurred in 1990, with the separate incorporation of Inland Mortgage Investment Corporation ("IMIC") and Inland Mortgage Servicing Corporation ("IMSC"). IMIC, as of March 1, 1996, owned a $57,000,000 loan portfolio, and IMSC serviced a loan portfolio of 455 loans exceeding $460,000,000.

THE ADVISORY AGREEMENT

     Under the terms of the Advisory Agreement, the Advisor generally has responsibility for the day-to-day operations of the Company, administers the Company's bookkeeping and accounting functions, serves as the Company's consultant in connection with policy decisions to be made by the Directors, manages or causes to be managed the Company's properties and renders other services as the Directors deem appropriate. The Advisor is subject to the supervision of the Directors and has only such functions as are delegated to it.

     The Advisor bears the expenses incurred by it in connection with performance of its duties under the Advisory Agreement, including employment expenses of its personnel, certain travel and other expenses of the directors, officers and employees of the Advisor, rent, telephone, and equipment expenses to the extent such expenses relate to the office maintained by both the Company and the Advisor and miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or other investments of the Company or relating to its performance under the Advisory Agreement. The Advisor receives reimbursement for certain expenses it incurs. The Company bears its own expenses for functions not required to be performed by the Advisor under the Advisory Agreement, which generally include capital raising and financing activities, corporate governance matters and other activities not directly related to the Company's properties.

     The Advisory Agreement, which was entered into by the Company, with the unanimous approval of the Directors, including the Independent Directors, is for a one-year term subject to successive one-year renewals upon the mutual consent of the parties. It may be terminated by either party, or by mutual consent of the parties or by a majority of the Independent Directors of the Company or the Advisor, as the case may be, upon 60 days written notice without cause or penalty. In the event of the termination of the Advisory Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.

     For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year; or (ii) 25% of the Company's Net Income for that calendar year.

     The Advisory Agreement gives the Company the first opportunity to buy any Neighborhood Retail Centers placed under contract by the Advisor or its Affiliates provided the Company is able to close the purchase within 60 days. The Advisory Agreement also provides the Company with the first opportunity to purchase any single-user retail property net leased by a creditworthy tenant located anywhere in the United States which is placed under contract or about to be placed under contract by the Advisor or its Affiliates, provided that:
(i) the Company has funds available to make the purchase; (ii) the Board votes to make the purchase within five days of being offered such property by the Advisor; (iii) the property meets the Company's acquisition criteria; and (iv) in the event that more than one real estate investment program sponsored by the Advisor or its Affiliates has funds available to make the purchase, such property will first be offered to the program which has had funds available for the longest period of time.

     If the Advisor or its Affiliates perform services that are outside of the scope of the Advisory Agreement, compensation is at such rates and in such amounts as are agreed by the Advisor and the Independent Directors. The Directors (including a majority of its Independent Directors) approved the payment to the Advisor of an Acquisition Expense reimbursement equal to approximately 0.5% of Gross Offering Proceeds to cover costs incurred in the Advisor's site selection and acquisition activities (including travel and related items) on behalf of the Company. See "Compensation Table."

     Many REITs which are listed on national stock exchange or included for quotation on a national market system are considered "self-administered," since the employees of the REIT perform all significant management functions. In contrast, REITs that are not self-administered, like the Company, typically engage a third-party to perform management functions on its behalf, such as an advisor. Accordingly, should the Company commence a subsequent public offering after completion of this Offering and apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, it may be in the Company's best interest to become self-administered. In this event, if the Independent Directors determine that the Company should become self-administered, the Advisory Agreement permits the Advisor to merge into the Company and for the Company to allow such merger, with the consideration determined through appropriate means agreed to by the Company and the Advisor.

In the event the Advisor is merged into the Company, certain key employees of the Advisor will become employees of the Company.

         In the event the Advisory Agreement is terminated because Shares are listed for trading on a national stock exchange or market system, provision for payment of fees to the Advisor will be terminated. The Advisor and the Management Agent may be merged into the Company at the time of listing and may receive Shares in the Company in an amount which would be determined at that time, based upon the value of all fees given up or waived by the Advisor and the Management Agent through the merger. In the event the Advisory Agreement is terminated for any reason other than the merger of the Advisor into the Company, all obligations of the Advisor and its Affiliates to offer properties to the Company for purchase shall also terminate.

         The Company has agreed to indemnify the Advisor and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to the Advisor with respect to acts or omissions of the Advisor, provided that: (i) the Advisor determined, in good faith, that the course of conduct which caused a loss or liability was in the best interest of the Company; (ii) the Advisor was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of misconduct on the part of the Advisor; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from the Stockholders.

THE MANAGEMENT AGENT

         Inland Commercial Property Management, Inc. ("ICPM" or the "Management Agent"), an Affiliate of the Advisor, provides property management services to the Company. ICPM, an Illinois corporation, is a wholly owned subsidiary of Mid-America Management Corp. ("Mid- America"), which manages approximately 14,600 multi-family units, including approximately 13,600 in the Chicago metropolitan area more than any other firm in that market. ICPM was incorporated in 1994 to segregate responsibility for Mid-America's growing management portfolio of commercial properties. In August 1988, Mid-America and its Affiliates owned or managed 1.3 million square feet of retail property. This figure had grown to 5.8 million square feet by August 1991 and to 9.6 million square feet in April 1996.

         ICPM is responsible for collections, leasing and maintenance of the commercial properties which it manages. A substantial portion of the portfolio, approximately 7.6 million square feet, consists of properties triple-net leased to creditworthy tenants, whereby the tenant operates and maintains the property and rent is net of property taxes, insurance and operating expenses.

         The following table sets forth information with respect to the executive officers and directors of ICPM. The biography of Mr. Norbert J. Treonis is set forth above.

              Name            Age             Position and Office with ICPM
              ----            ---             -----------------------------
   Norbert J. Treonis         45              Chairman of the Board of Directors
   Robert H. Baum             52              Director
   Daniel L. Goodwin          52              Director
   D. Scott Carr              30              President
   Kristi Wells               30              Vice President
   Robert M. Barg             42              Secretary/Treasurer

         ROBERT H. BAUM has been a Director of ICPM since its formation. Mr. Baum has been with TIGI and its Affiliates since 1967 and is one of the four original principals. Mr. Baum is Executive Vice President-General Counsel and a Director of TIGI. In his capacity as General Counsel, Mr. Baum is responsible for the supervision of the legal activities of TIGI and its Affiliates. This responsibility includes the supervision of the Inland Law Department and serving as liaison with all outside counsel. Mr. Baum is a member of the North American Securities Administrators Association Real Estate Advisory Committee and is a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is also a member of the American Corporation Counsel Association, as well as a member of several bar associations. Mr. Baum has been admitted to practice before the Supreme Courts of the United States and the State of Illinois, as well as the bars of several federal courts of appeals and federal district courts. He received his B.S. Degree from the University of Wisconsin and his J.D. Degree from Northwestern University School of Law.

         DANIEL L. GOODWIN has been a Director of ICPM since its formation.
Mr. Goodwin is Chairman of the Board of Directors of TIGI, a billion-dollar real estate and financial organization located in Oak Brook, Illinois. Mr. Goodwin has been with TIGI and its Affiliates since 1967. Among TIGI's subsidiaries is the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest. Mr. Goodwin has served as Director of the Avenue Bank of Oak Park and as a Director of the Continental Bank of Oakbrook Terrace. He was also Chairman of the Bank Holding Company of American National Bank of DuPage. Currently, he is the Chairman of the Board of Inland Mortgage Investment Corporation.

         Mr. Goodwin has served on the Board of the Illinois State Affordable Housing Trust Fund for the past six years. He is an advisor for the Office of Housing Coordination Services of the State of Illinois, and a member of the Seniors Housing Committee of the National Multi- Housing Council. Illinois Governor James Edgar appointed him Chairman of the Housing Production Committee for the Illinois State Affordable Housing Conference. He has also served as a member of the Cook County Commissioner's Economic Housing Development Committee, and he was the Chairman of the DuPage County Affordable Housing Task Force. The 1992 Catholic Charities Award was presented to Mr. Goodwin for his work in addressing affordable housing needs. The City of Hope designated him as the 1980's Man of the Year for the Illinois construction industry. In 1989, the Chicago Metropolitan Coalition on Aging presented Mr. Goodwin with an award in recognition of his efforts in making housing more affordable to Chicago's senior citizens. On May 4, 1995, PADS, Inc. (Public Action to Deliver Shelter) presented Mr. Goodwin with an award, recognizing TIGI as the leading corporate provider of transitional housing for the homeless people of DuPage County.

         Mr. Goodwin is a product of Chicago-area schools, and obtained his Bachelor's and Master's Degrees from Illinois universities. Following graduation, he taught for five years in the Chicago public schools. In 1990, he received the Northeastern Illinois University President's Meritorious Service Award. Mr. Goodwin holds a Master's Degree in Education from Northern Illinois University and, in 1986, he was awarded an honorary doctorate from Northeastern Illinois University College of Education. He is currently a trustee of Illinois Benedictine College, and a member of the Board of Governors of Illinois State Colleges and Universities. He was elected chairman of the Northeastern Illinois University Board of Trustees in January 1996. Mr. Goodwin served as a member of Governor Edgar's Transition Team. He also served as a member of the Illinois House of Representatives Speaker's Advisory Council.

         Mr. Goodwin was the individual general partner of 14 W. Elm Limited Partnership, 1445 North State Limited Partnership, 5600 Sheridan Limited Partnership, 5630 Sheridan Limited Partnership and

6030 Sheridan Limited Partnership, each of which ceased making debt service payments to unaffiliated lenders with the objective of reducing or restructuring the debt to a level which was commensurate with the level of performance of the property owned by such partnerships. See "Prior Performance of the Company's Affiliates--Loan Modifications and Work-Outs."

         D. SCOTT CARR has been an officer of ICPM since its formation. Mr. Carr was appointed Vice President and Secretary of ICPM in July 1994 and was appointed President in July 1995. Mr. Carr joined TIGI and its Affiliates in 1987. Mr. Carr has responsibility for all the portfolio of commercial properties managed by ICPM, including management and leasing. Mr. Carr is a licensed real estate broker. He is a Certified Property Manager candidate with the Institute of Real Estate Management and a member of the International Council of Shopping Centers.

         KRISTI A. WELLS has been an employee of ICPM since its formation. Ms. Wells was appointed Assistant Vice President in July 1994 and in July 1995 was appointed Vice President. Ms. Wells joined TIGI in 1990. Ms. Wells is a licensed real estate broker and is a member of the International Counsel of Shopping Centers.

         ROBERT M. BARG has been the Secretary and Treasurer of ICPM since January 1995. Mr. Barg joined the Inland Property Management Group in January 1986 and is Vice President and Controller of Mid-America. Prior to joining TIGI, Mr. Barg was an Accounting Manager for the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois - Chicago and a Master's Degree from Western Illinois University. Mr. Barg is a Certified Public Accountant and is a member of the Illinois CPA Society. He holds a real estate sales license and is registered with the NASD as a securities sales representative.

OTHER SERVICES

         In addition to the services described above provided by the Advisor and its Affiliates, Affiliates of the Advisor may provide other property-level services to the Company and may receive compensation for such services, including leasing, development, construction management, loan origination and servicing, property tax reduction and risk managing fees. However, under no circumstances will such compensation exceed 90% of that which will be paid to third parties providing such services and all such compensation must have the prior approval of a majority of the Directors, including a majority of the Independent Directors.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

         The Company adopted the Independent Director Stock Option Plan (the "Independent Director Stock Option Plan") concurrently with the commencement of the Prior Offering. Only non-employee Directors who are "disinterested persons" as defined under Rule 16b-3 of the Exchange Act are eligible to participate in the Independent Director Stock Option Plan.

         A total of 50,000 shares of Common Stock have been authorized and reserved for issuance under the Independent Director Stock Option Plan. If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Company through a reorganization or merger in which the Company is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to options. A corresponding adjustment to the consideration payable with respect to options granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the options not exercised but with a corresponding adjustment in the price for each share.

         The Independent Director Stock Option Plan provides for the grant of non-qualified stock options to purchase 3,000 Shares to each Independent Director as of the date such individuals become Directors (the "Initial Options"), and subsequent grants of options to purchase 500 Shares on the date of each annual stockholders' meeting to each Independent Director then in office (the "Subsequent Options", collectively with the "Initial Options" referred to herein as an "Option" or "Options"). As of the date of this Prospectus, Options to purchase 11,500 Shares at $9.05 per Share had been granted.

         The purchase price of Common Stock (the "Option Price") under each Initial Option granted to Independent Directors who became Directors on or before the date of the Offering is the fair market value of the Common Stock at the date of the commencement of the Offering. The Option Price under each Initial Option granted to Directors who become Directors after the commencement of the Offering will be the fair market value of the Common Stock as of the date of grant. The Option Price under each Subsequent Option granted to Directors shall be the fair market value of the Common Stock on the last business day preceding the annual meeting. The Option Price under Options granted during the period of the Offering is fixed in the Independent Director Stock Option Plan at $9.05 per share.

         The Initial Options are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The Subsequent Options are exercisable on the second anniversary of the date of grant. Options granted under the Independent Director Stock Option Plan continue to be exercisable until the first to occur of the tenth anniversary of the date of grant or three months following the date the Independent Director ceases to be a Director and may be exercised by payment of cash or through the delivery of Common Stock. Notwithstanding any other provisions of the Independent Director Stock Option Plan to the contrary, no Option issued pursuant thereto may be exercised if such exercise would jeopardize the Company's status as a REIT under the Code.

         No Option may be sold, pledged, assigned or transferred by an Independent Director in any manner otherwise than by will or the laws of descent or distribution. Options granted under the Independent Director Stock Option Plan are generally exercisable in the case of death or disability for a period of one year after death or the disabling event or three months after the Independent Director ceases to be a member of the Board for any reason except death or disability.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or upon sale of all or substantially all of the Company's property, the Independent Director Stock Option Plan shall terminate, and any outstanding options shall terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Independent Director Stock Option Plan by such successor corporation in which event the Independent Director Stock Option Plan and the options shall continue in the manner and under





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


the terms so provided; or (iii) for the payment in cash or Shares in lieu of and in complete satisfaction of such options.


                            SELECTED FINANCIAL DATA

         The following table sets forth selected financial information derived from the financial statements of the Company. Balance sheet data at March 31, 1996 and December 31, 1995 and 1994 and income statement data for the three months ended March 31, 1996 and for the years ended December 31, 1995 and 1994 have been derived from the audited financial statements of the Company. In addition, the data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements of the Company and related notes thereto included elsewhere in this Prospectus.


                                                                (Unaudited)
                                                                   Three
                                                                  Months
                                                                  Ended
                                                               March 31,          Year Ended December 31,
                                                               ----------         -----------------------
                                                                  1996               1995             1994
                                                                  ----               ----             ----
Total assets  . . . . . . . . . . . . . . . . . . . . . .         $26,428,081    18,750,877        2,402,373

Mortgage payable  . . . . . . . . . . . . . . . . . . . .             748,011       750,727           --

Total income  . . . . . . . . . . . . . . . . . . . . . .             761,079     1,180,422           --

Net income  . . . . . . . . . . . . . . . . . . . . . . .             235,266       496,514           --

Net income per share (a)  . . . . . . . . . . . . . . . .                .12            .53           --

Distributions declared  . . . . . . . . . . . . . . . . .             476,675       736,627           --

Distributions per share (a) . . . . . . . . . . . . . . .                .20            .78           --

Funds from Operations (a) (b) . . . . . . . . . . . . . .             338,357       666,408           --

Funds available for distributions (b) . . . . . . . . . .             440,406       787,011           --

Cash flows from operating activities  . . . . . . . . . .             596,106       978,350           --

Cash flows used in investing activities . . . . . . . . .          (5,811,430)   (6,577,843)      (1,703,498)

Cash flows from financing activities  . . . . . . . . . .            7,413,866    6,327,490        1,714,432

Weighted average number of common shares

     outstanding  . . . . . . . . . . . . . . . . . . . .            2,394,092      943,156          20,000

(a) The net income and distributions per share are based upon the weighted average number of common shares outstanding. The $.20 per share Distribution for the three months ended March 31, 1996 and the $.78 per share Distribution for the fiscal year ended December 31, 1995, represented 141% and 110.5% of the Company's Funds From Operations ("FFO") and 108% and 93.6% of funds available for distribution for those periods. See Footnote (b) below for information regarding the Company's calculation of FFO. Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes will be taxable to Stockholders as ordinary dividend income. Distributions in excess of earnings and profits generally will be treated as a non-taxable reduction of the stockholder's basis in the Shares to the extent thereof, and thereafter as taxable gain (a return of capital). These Distributions will have the effect of deferring taxation of the amount of the Distribution until the sale of the Stockholder's Shares. The Company cannot calculate the portion of the Distribution for the three months ended March 31, 1996 that represented a return of capital. For 1995, $42,414 (or 5.76%) of the $736,627 Distribution paid for 1995 represented a return of capital. In order to maintain its qualification as a REIT, the Company must make annual distributions to Stockholders of at least 95% of its taxable income (which does not include net capital gains) which was approximately $659,500 (or 89.5%) of the Distribution paid in 1995. Under certain circumstances, the Company may be required to make Distributions in excess of cash available for distribution in order to meet the REIT distribution requirements. Distributions are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute the funds, the Company's capital expenditure, the annual distribution required to maintain REIT status under the Code and other factors the Board of Directors may deem relevant.

(b) "FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation, and after adjustments for unconsolidated partnerships and joint ventures. The Company presently has no interests in unconsolidated partnerships or joint ventures. FFO and funds available for distribution are calculated as follows:

                                                                      3/31/96         1995              1994
                                                                      -------         ----              ----
         Net income . . . . . . . . . . . . . . . . . . . . .     $   235,266        496,514            --
         Depreciation . . . . . . . . . . . . . . . . . . . .         103,091        169,894            --
                                                                      -------        -------        --------

              Funds from operations (1) . . . . . . . . . . .         338,357        666,408            --

         Deferred rent receivable   . . . . . . . . . . . . .         (7,284)        (12,413)(2)        --
         Rental income received under master
              lease agreements (3)  . . . . . . . . . . . . .         109,333        133,016            --
                                                                      -------        -------       ---------

              Funds available for distribution  . . . . . . .       $440,406          787,011           --
                                                                    ========       ==========     ==========

         (1) FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. FFO as reported by the Company may not be comparable to other similarly titled measures of other real estate companies.

         (2) Reference is made to Note (5) of the Notes to Financial Statements of the Company.

         (3) As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to 18 months or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of December 31, 1995, the Company had recorded $133,016 of such payments and for the three months ended March 31, 1996, the Company recorded $109,333 of such payments.


                       INVESTMENT OBJECTIVES AND POLICIES

         1. General. The Company's investment objectives are to: (i) make regular Distributions to the Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.


         2. Distributions. The Company currently pays regular monthly Distributions to its Stockholders. However, the Company reserves the right, prior to the completion of the acquisition process, to pay Distributions on a quarterly basis out of Cash Flow, in an amount determined by the Board. The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly Distribution of 8% per annum on weighted average Shares. The continuation of Distributions and the size of the Distributions depend upon a variety of factors. There can be no assurance that Distributions will be made. Distributions for the year ended December 31, 1995, totaled $736,627, of which $42,414 was a return of capital for federal income tax purposes. In addition, Distributions for the three months ended March 31, 1996 totalled $476,675, a portion of which may be a return of capital.


                 To the extent possible, it will be the policy of the Company to avoid the fluctuations in Distributions which might result if Distributions were based on actual cash received during the Distribution period. To implement this policy, the Company may use cash received during prior periods, or cash received subsequent to the Distribution period and prior to the payment date for such Distribution, in order to pay annualized Distributions consistent with the Distribution level established from time to time by the Board. The Company's ability to maintain this policy will be dependent upon the availability of Cash Flow and applicable REIT rules. Therefore, there can be no assurance that there will be Cash Flow available to pay Distributions, or that Distributions will not fluctuate. Monthly Distributions will be calculated with daily record and Distribution declaration dates. However, the Board could, at any time, elect to pay Distributions quarterly, to reduce administrative costs. It will be the general policy of the

Company, subject to applicable REIT rules, to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties through the purchase of additional properties. See "--Sale or Disposition of Properties" in this Section.

         3. Types of Investments. The Company was formed to acquire existing Neighborhood Retail Centers located primarily within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois, a Chicago suburb, where the Advisor maintains its acquisition and property management headquarters, as well as single-user properties net leased by creditworthy tenants, located throughout the United States. The Company may enter into sale and leaseback transactions, pursuant to which the Company will purchase a property from an entity and lease the property to such entity. It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interests of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. On properties purchased on an all-cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase Cash Flow. Certain of these properties will be subject to "net" leases. "Net" leases typically require that tenants pay all or a majority of the operating expenses including real estate taxes, special assessments and sales and use taxes, utilities, insurance and building repairs related to the property, as well as lease payments. The leases will be long-term (typically 15 to 25 years, but generally not less than ten years) and may provide for a base minimum annual rent with periodic increases. For purposes hereof, a creditworthy tenant shall be defined as a tenant with a minimum net worth equal to ten times one year's rental payments required under the terms of the lease or, alternatively, a tenant for whom payments under the lease are guaranteed by an affiliate having a minimum net worth of $10 million.

                 The Company will elect to purchase properties based on an examination and evaluation by the Advisor of the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In acquiring a property, the Advisor requires a Phase I environmental report and, if necessary, a Phase II environmental report. In a sale-leaseback situation, the seller of the property generally is assuming the operating risk which may increase the price paid for the property. All acquisitions from Affiliates are subject to approval by a majority of the Directors, including a majority of the Independent Directors.

                 The Advisor and its Affiliates may purchase properties in their own name, assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, borrowing money or obtaining financing for the Company, the completion of construction of the property or any other purpose related to the business of the Company. In no event, however, may the Advisor or its Affiliates transfer any property to the Company which it has held in excess of 12 months prior to commencement of the Offering, except those specified in this Prospectus.

         4. Acquisition Standards. Through its experience with the acquisition of approximately 750 properties by Affiliates, the Advisor believes the Company has the ability to identify quality properties capable of meeting the investment objectives of the Offering. In evaluating potential acquisitions, the Company considers a number of factors, including a property's: (a) geographic location and type; (b) construction quality and condition; (c) current and projected cash flow; (d) potential for capital appreciation; (e) lease rent roll, including the potential for rent increases;
(f) potential for economic growth in the tax and regulatory environment of the community in which the property is located; (g) potential for expanding the physical layout of the property and/or the number of sites; (h) occupancy and demand by tenants for properties of a similar type in the same geographic vicinity; (i) prospects for liquidity through sale, financing or refinancing of the property; (j) competition from existing properties and the potential for the construction of new properties in the area; and (k) treatment under applicable federal, state and local tax and other laws and regulations.


                 Statistics in this section are excerpted from Woods & Poole Economics, Inc., 1996 MSA Profile, Metropolitan Area Forecasts to 2020. Woods & Poole Economics, Inc. is a Washington, D.C.-based independent research firm that specializes in long-term county economic and demographic forecasts. Chicago statistics are for the Chicago Metropolitan Statistical Area/Primary Metropolitan Statistical Area, as defined by the Office of Management and Budget. All earnings, personal income and retail sales data are presented in inflation-adjusted 1987 "constant" dollars.


                 In 1993, Chicago had the third largest population among 313 metropolitan areas in the nation with more than 7.6 million people. Chicago today is one of the nation's largest metropolitan areas and retail markets. While the rate of growth of this large market from 1993 through 2020 is forecast to trail that of the nation as a whole, in absolute numbers Chicago will be a leader in increases in population, jobs, per capita income and retail sales. Population is forecast to increase 0.33% per year in the Chicago metropolitan area, compared to 0.83% for the nation as a whole; for jobs, the forecasted annual increase is 0.87% for Chicago, compared to 1.02% for the nation; for retail sales, the total forecasted increase from 1993 to 2020 is 43% for Chicago and 64% for the nation.

                 Woods & Poole Economics, Inc. projects that from 1993 through 2020, the Chicago metropolitan area will add 714,840 persons, the 21st largest increase among the nation's 313 metropolitan areas, with Chicago retaining its current place as third largest metropolitan area in the nation.

                 For the same period it is forecast that the Chicago area will:
(i) see a 50% rise in per capita income, improving the area's ranking from 23rd to 18th among the nation's 313 metropolitan areas; (ii) lead the nation in the number of new jobs, with 1,153,500; and (iii) see a rise in annual retail sales from $49.8 billion to $71.1 billion, the largest increase among any metropolitan area in the nation.

         5. Description of Leases. The Company anticipates that with regard to its properties, lessees will generally be required to pay a share, either pro rata or fixed, of the real estate taxes, insurance, utilities and common area maintenance of the properties. It is the Company's intent that a substantial number of these leases will also contain provisions which increase the amount of base rent payable at certain points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds. The terms of the leases with Anchor Tenants will generally have initial terms of ten to 25 years, with one or more options available to the lessee upon expiration of the initial term. By contrast, smaller tenant leases typically have three to five year terms.

                 During the initial term of a "net" lease, anticipated to be not less than ten years, but typically 15 to 25 years, the tenant will pay the Company, as lessor, a predetermined minimum annual rent generally based upon the Company's cost of purchasing the land and building.

                 Each "net" lease tenant will be required to pay its share of the cost of the liability insurance covering the properties owned by the Company. The third party liability coverage will insure, among others, the Company and the Advisor. Each tenant will be required to obtain, at its own expense, property insurance naming the Company as the insured party for fire and other casualty losses in an amount equal to the full value of such property. All such insurance must be approved by the Advisor. In general, the "net" lease may be assigned or subleased with the Company's prior written consent, but the original tenant will remain fully liable under the lease unless the assignee meets certain income and net worth tests.

         6. Property Acquisition. The Company's acquisitions are anticipated to be acquisitions of fee interests in real property, although other methods of acquiring a property may be utilized if it is deemed to be advantageous to the Company. For example, the Company may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. The Company may also use wholly owned subsidiaries to acquire a property. Such wholly owned subsidiaries will be formed solely for the purpose of acquiring a property or properties. See "--Joint Ventures" in this Section.

                 As of the date of this Prospectus, the Company had acquired nine Neighborhood Retail Centers and two single-user retail properties. Two of the properties acquired to date, the Eagle Crest Shopping Center and the Walgreen/Decatur property, were acquired from an Affiliate. The purchase prices for those properties were not the subject of arm's-length negotiations. The Articles provide that the Company shall not purchase a property from an Affiliate unless a majority of the Directors (including a majority of the Independent Directors) not interested in the transaction approve the purchase as fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Affiliate, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and that such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value. A majority of the Directors (including a majority of the then Independent Directors) approved the purchases of the Eagle Crest Shopping Center and the Walgreen/Decatur property as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to such Affiliate. There can be no assurance, however, that the prices paid to the Affiliate for the Eagle Crest Shopping Center and the Walgreens/Decatur property or for future acquisitions of properties from Affiliates, if any, did not or would not exceed that which would be paid by an unaffiliated buyer. See "Real Property Investments."

                 In some cases, the Company may commit to purchase properties subject to completion of construction in accordance with terms and conditions specified by the Company. In such cases, the Company will be obligated to purchase the property at the completion of construction, provided the construction conforms to definitive plans, specifications and costs approved by the Company and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. The Company will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. The Company will not be permitted to construct or develop properties, or render any services in connection with such development or construction.

                 If remodeling is required prior to the purchase of a property, the Company will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. Such amount will be based on the estimated cost of such remodeling. In such instances, the Company will also have the right to review the lessee's books during and following completion of the remodeling to verify actual costs. In the event of substantial disparity between estimated and actual costs, an adjustment in purchase price may be negotiated. If remodeling is required after the purchase of a property, an Affiliate of the Advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

                 The Advisor and its Affiliates may purchase properties in their own name, and assume loans in connection therewith and temporarily hold title thereto for the purpose of facilitating the acquisition of such property, obtaining financing for the Company, the completion of construction of the property or any other purpose related to the business of the Company, in accordance with the terms set forth in the Bylaws.

         7. Borrowing. It is the Company's intention, whenever possible, to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price of each property in cash or for shares of the Company's stock. However, if it is determined to be in the best interest of the Company, the Company will, in certain instances, utilize borrowing to acquire properties. On properties purchased on an all cash basis, the Company may later incur mortgage indebtedness by obtaining loans secured by selected properties, if favorable financing terms are available. The proceeds from such loans would be used to acquire additional properties and increase Cash Flow. The Company may also incur indebtedness to finance improvements to the properties it acquires. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values, however, the maximum amount of borrowings in relation to Net Assets shall, in the absence of the consent of a majority of the Stockholders, not exceed 300% of Net Assets.

                 If the Company does borrow funds secured by its properties, it intends to incur only non-recourse indebtedness, if available, in connection with such borrowings, meaning that the lenders' rights on default will generally be limited to foreclosure on the property which secured the obligation. The Company will not borrow funds from a program sponsored by the Advisor or its Affiliates which makes or invests in mortgage loans. If the Company incurs mortgage indebtedness, it would endeavor to obtain level payment financing, meaning that the amount of debt service payable would be substantially the same each year, although some mortgages might provide for a so-called "balloon" payment. Any mortgages secured by Company property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California. See "Summary of the Organizational Documents--Restrictions on Borrowing."

         8. Sale or Disposition of Properties. The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving the principal investment objectives of the Company.

                 In general, it will be the Company's policy to hold its properties, prior to sale, for a minimum of four years. See "Federal Income Tax Considerations--Taxation of the Company--Prohibited Transactions." Furthermore, the general policy of the Company will be to reinvest proceeds from the sale, financing, refinancing or other disposition of its properties that represents the initial investment into additional properties or, secondarily, to use such proceeds for the maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting such portion of the sale, financing and refinancing proceeds is to increase the real estate assets owned by the Company, and the Cash Flow derived from such assets, prior to listing the Company's Shares on a national securities exchange or market, with the further objective of maximizing Share prices at the time of listing. Notwithstanding this policy, the Board, in its discretion, may distribute to Stockholders all of the proceeds from the sale, financing, refinancing or other disposition of the Company's properties. In determining whether all of such proceeds should be distributed to Stockholders, the Board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of the Company's shares on a national stock exchange or included for quotation on a national market system and compliance with REIT regulations. Because the Company may reinvest such portion of the proceeds from the sale, financing or refinancing of its properties, the Company could hold Stockholders' capital indefinitely. However, the affirmative vote of the Stockholders controlling a majority of the Shares will force the Company to liquidate its assets and dissolve. See "Summary of the Organizational Documents--Dissolution or Termination of the Company."

                 In connection with a sale of a property owned by the Company, the Company's general policy will be to obtain an all-cash sale price.
However, a purchase money obligation secured by a mortgage on the property sold may be taken as partial payment; there are no limitations or restrictions on the Company taking such purchase money obligations. The terms of payment to the Company will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and other property instead of cash from sales, such proceeds (other than any interest payable thereon) will not be included in net sale proceeds until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed of and, therefore, the distribution of the proceeds of a sale to the Stockholders may be delayed until such time. In such cases, the Company will receive payments (cash and other property) in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

         9. Change in Investment Objectives. The Stockholders have no voting rights with respect to implementing the investment objectives and policies of the Company, all of which are the responsibility of the Board. The Board will not, however, make any material change in the principal investment objectives described herein under the caption "Investment Objectives and Policies" without first obtaining the written consent or approval of the Stockholders controlling a majority of the Shares.

         10. Certain Investment Limitations. The Company will not: (i) invest more than 10% of its total assets in unimproved real property; (ii) invest in commodities or commodity future contracts; (iii) issue redeemable equity securities; (iv) issue shares on a deferred payment basis or other similar arrangement; and (v) operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act of 1940, as amended. See "Summary of the Organizational Documents--Restrictions on Investments."

         11. Appraisals. All real property acquisitions made and to be made by the Company have been or will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the American Institute of Real Estate Appraisers prior to the purchase of the property. The purchase price of each property will not exceed its appraised value. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value. The appraisal will be maintained in the Company's records for at least five years and copies of such appraisals will be available for review by Stockholders upon their request.

         12. Return of Uninvested Proceeds. Any of the proceeds of this Offering allocable to investments in real property which have not been invested in real property or committed for such purpose within the later of: (i) 24 months from the original effective date of this Prospectus; or (ii) 12 months from the termination of the Offering, will be returned by the Company to the Stockholders. All funds received by the Company out of the escrow account will be available for the general use of the Company from the time of such receipt until the expiration of the period discussed above and may be expended to operate the properties which have been acquired and to reimburse the Advisor for certain expenses of the Company, to the extent allowable under the Advisory Agreement. Funds will not be segregated or held separate from other funds of the Company pending investment, and interest will be payable to the Stockholders if uninvested funds are returned to them.

         13. Additional Offerings and Exchange Listing. The Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence a subsequent public offering after completion of this Offering. The Company believes that the completion of a subsequent public offering and/or exchange listing will allow the Company to increase its size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease its operating costs through economies of scale. If listing of the Shares is not feasible by 1999, the Board may decide to: (i) sell the Company's assets individually; or (ii) list the Shares at a future date to provide liquidity for Stockholders.

         14. Joint Ventures. The Company shall be permitted to invest in joint venture arrangements with other public real estate programs formed by the Advisor or any of its Affiliates if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and the investment by each such joint venture partner is substantially on the same terms and conditions as those received by other joint venturers.

                 The Company shall be permitted to invest in general partnerships or joint venture arrangements with Affiliates other than publicly registered Affiliates only under the following conditions: (i) the investment is necessary to relieve the Company from any commitment to purchase a property entered into prior to the closing of the Offering; (ii) there are no duplicate property management or other fees; (iii) the investment of each entity is on substantially the same terms and conditions; and (iv) the Company must have a right of first refusal if the Advisor or its Affiliates wish to sell the property held in such joint venture. In addition, the Company shall be permitted to invest in general partnerships or joint venture arrangements with Affiliates as co-owners of a property. The Company will be able to increase its equity participation in such entity as additional proceeds of the Offering are received by the Company with the result that the Company will end up with up to a 100% equity ownership of the property, provided, however that the affiliated general or joint venture partner will not be entitled to any profit or other benefit on such sale of its equity participation to the Company.

                 It should be noted that there is a potential risk of an impasse on joint venture decisions (i.e., that the Company and its joint venture partner will be unable to agree on a matter material to the joint venture). Furthermore, there can be no assurance that the Company will have sufficient financial resources to exercise its right of first refusal. The Company will not enter into joint venture arrangements with entities unaffiliated with the Advisor and its Affiliates. See "Risk Factors--Investment Risks--Objectives of Joint Venture Partners May Conflict with the Company's Objectives."

         15. Other Policies. In determining whether to purchase a particular property, the Company may first obtain an option to purchase such property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased.

                 The Company will not invest in any multi-family residential properties, leisure home sites, farms, ranches, timberlands, unimproved or mining properties. Assuming the Maximum Offering is sold, the Company does not intend to invest more than approximately 20% of the anticipated proceeds in any one property.

                 The Company holds all funds, pending investment in properties, in assets which will allow the Company to continue to qualify as a REIT. Such investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as GNMA bonds and real estate mortgage investment conduits ("REMICs"). See "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests."

                 The Company will not make distributions-in-kind, except for:
(i) distributions of readily marketable securities; (ii) distributions of beneficial interest in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles; or (iii) distributions of in-kind property which meet all of the following conditions: (a) the Directors advise each Stockholder of the risks associated with direct ownership of the property; (b) the Directors offer each Stockholder the election of receiving in-kind property distributions; and (c) the Directors distribute in-kind property only to those Stockholders who accept the Directors' offer.


                           REAL PROPERTY INVESTMENTS

         The Company currently owns nine Neighborhood Retail Centers and two single-user retail properties. The terms of the Company's leases vary depending upon tenant size, but in many cases contain contractual provisions which automatically increase the amount of base rent payable at certain points during the term of the lease. Such leases may also contain provisions which provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above pre-determined thresholds.

THE WALGREENS/DECATUR PROPERTY

         On January 31, 1995, the Company acquired the Walgreens/Decatur property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482. Although it was originally anticipated that this property would be acquired on an all cash basis, management of the Company made the determination, based on the recommendations of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan are more favorable for the Company than mortgage rates currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of an additional property.

         The Walgreen Company ("Walgreens"), which is the largest drug store chain in the United States based on sales volume and is considered to be creditworthy by the Company, leases 100% of the free-standing building, which has 13,500 square-feet of GLA and was constructed in 1988. IPS purchased the Walgreens/Decatur property in 1990 for a purchase price of $1,152,500, including a cash downpayment of $112,500 and first- mortgage debt of $1,040,000. On June 9, 1994, IPS refinanced the Walgreens/Decatur property. The existing first-mortgage loan was retired in the amount of $1,025,498, including nine days of interest at $2,462. A new first mortgage loan was funded in the principal amount of $1,075,000.

         The following table describes the formulation of the purchase price paid by the Company:

         IPS 1990 cash downpayments for purchase  . . . . . . . . . . . . . . . . .        $       112,500
         1994 excess refinancing proceeds received by IPS . . . . . . . . . . . . .                (24,044)
         Costs of June 9, 1994 refinancing
                 Closing costs paid by IPS to third parties . . . . . . . . . . . .                 34,364
                 Closing costs paid by IPS to Affiliate . . . . . . . . . . . . . .                 10,751
         Initial paydown of first mortgage loan . . . . . . . . . . . . . . . . . .                300,000
         Acquisition costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    482
         Assumption of first mortgage loan  . . . . . . . . . . . . . . . . . . . .                775,000
                                                                                                 ---------

         TOTAL PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . .        $     1,209,053
                                                                                                 =========

         As of June 30, 1996, the balance of the assumed mortgage was approximately $745,242. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. For federal income tax purposes, the Company's basis in the Walgreens/Decatur property is $1,130,723. Real estate taxes and insurance for the Walgreens/Decatur property paid in 1995 were $24,600 and $1,701, respectively.

         Walgreens' lease requires it to pay $127,820 in annual base rent ($9.47 per square foot). The rent does not include any allowances for tenant improvements, leasing commissions or similar amounts. The lease provides for payment of percentage rent equal to the amount by which 2.5% of general sales and 1% of liquor sales exceed the base rent. 2.5% of general merchandise sales and 1% of liquor sales currently equal approximately $80,000; therefore, no percentage rent is currently payable. Walgreens has the option to cancel the lease on September 1, 2008 or it can exercise up to five, five-year extensions. The lease is on a double-net basis. Walgreens guarantees payment of rent, reimbursement of property taxes and payment of all other property expenses, exclusive of the roof and structural elements of the building.

         The table below sets forth certain information with respect to the occupancy rate of the Walgreens/Decatur property as a percentage for the time IPS owned the property and the annual rent per square foot received for that period, as well as since the Company owned the property. The information provided by IPS is unaudited.

                                                             Annual Rents
                     Year Ending         Occupancy             Received
                     December 31,           Rate             Per Sq. Ft.
                     ------------           ----             -----------
                         1995               100%                 $9.47
                         1994               100                   9.47
                         1993               100                   9.47
                         1992               100                   9.47
                         1991               100                   9.47

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of the Walgreens/Decatur property as of May 9, 1994 of $1,550,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE EAGLE CREST SHOPPING CENTER

         On March 1, 1995, the Company acquired the Eagle Crest Shopping Center ("Eagle Crest"), a Neighborhood Retail Center located in Naperville, Illinois, from IPS for a purchase price of $4,816,970, including acquisition costs of $11,059. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company made the determination, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan held by IPS secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings to be distributed to the Stockholders.

         Eagle Crest aggregates 67,650 square feet of GLA and is 100% leased. Its major tenant is Eagle Foods, Inc. ("Eagle"). Eagle, which leases 46,096 square feet (approximately 68%) of Eagle Crest's GLA, is the only tenant at Eagle Crest which leases more than 10% of Eagle Crest's GLA and is considered creditworthy by the Company. IPS purchased Eagle Crest in April 1991 for $3,200,000, including a cash down payment of $457,893, first- and second-mortgage debt of $2,244,139 and a note owed to the seller in the amount of $493,192. In 1992, IPS refinanced the first-mortgage debt in the principal amount of $2,450,000, realizing $76,792 in net refinancing proceeds. Since purchasing Eagle Crest, IPS expended $142,441 for capital improvements at the property. In 1993, Eagle completed extensive improvements to its store at Eagle Crest, converting the store to a "country market" format. On March 1, 1994, IPS again refinanced Eagle Crest, increasing the principal amount of the first mortgage loan from $2,450,000 to $3,600,000, using the additional $1,150,000 in loan proceeds, plus $50,000 of IPS's funds, to reimburse $1,200,000 to Eagle for the improvements made by Eagle to its store. In return for the reimbursement Eagle began paying an additional $157,500 per annum in rent under its lease. Eagle's lease requires it to pay base rent equal to $6.61 per square foot per annum through 1995 and increasing to $6.68 per square foot per annum through February 2014. The lease contains five five-year renewal options at a base rent equal to $6.68 per square foot. Eagle leases its store on a double-net basis and is responsible for paying its pro rata share of property taxes and a fixed amount of the common area maintenance ("CAM") at Eagle Crest, which payments were $48,674 and $19,207, respectively, for 1995.

         The following table describes the formulation of the purchase price paid by the Company:

         IPS 1991 cash downpayment for purchase . . . . . . . . . . . . . . . . . . . . . .       $    457,813
         Cumulative IPS capital improvements to Eagle Crest . . . . . . . . . . . . . . . .            142,441
         1992 excess refinancing proceeds received by IPS . . . . . . . . . . . . . . . . .            (76,792)
         1994 Refinancing:
                 Closing costs paid by IPS to third parties . . . . . . . . . . . . . . . .             59,995
                 Closing costs paid by IPS to Affiliate . . . . . . . . . . . . . . . . . .             36,000
         Loan guarantee fee paid by IPS to Affiliate  . . . . . . . . . . . . . . . . . . .             12,500
         Assumption of first mortgage loan  . . . . . . . . . . . . . . . . . . . . . . . .          3,600,000
         1994 pay-off of note by IPS to original seller . . . . . . . . . . . . . . . . . .            220,000
         Pay-off of unpaid notes owed to original seller  . . . . . . . . . . . . . . . . .            353,954*

         Acquisition costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             11,059
                                                                                                   -----------

         TOTAL PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  4,816,970
                                                                                                     =========

*        Amount of principal and accrued interest due as of July 1, 1994.
         Interest is accruing at the rate of $1,970 per month and this amount will be adjusted at the time of purchase by the Company.

         The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. The total amount paid was $3,551,100, of which $3,533,760 was principal paid from Gross Offering Proceeds and $17,340 was interest paid from Company operations. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full from Gross Offering Proceeds, including accrued interest of $22,009, in May 1995. The interest was paid from Company operations. At December 31, 1995, for federal income tax purposes, the Company's basis in Eagle Crest was $2,938,352.

         None of the rents received from any of the Eagle Crest tenants include allowances for tenant improvements, leasing commissions or similar amounts. Property taxes payable in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) totalled $72,854.

         The table below sets forth certain information with respect to the occupancy rate for the time IPS has owned the property and the annual rent per square foot received for that period, as well as since the Company owned the property. The information supplied by IPS is unaudited. Information for prior years, when Eagle Crest was owned by the third party which sold it to IPS, is unavailable.

                                                                             Annual
                                     Year Ending                              Rents
                                      December         Occupancy            Received
                                         31,              Rate             Per Sq. Ft.
                                    -------------    --------------        -----------
                                        1995              100%               $ 8.70

                                        1994              100                  8.16

                                        1993              100                  6.06

                                        1992              100                  6.11

                                        1991              100                  6.00
                                                                          (nine months
                                                                           annualized)

         At March 31, 1996, Eagle Crest had a total of 13 tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                    Approx.
                                     Gross                                   Average      Percent of    Percent of
                                 Leasable Area                              Base Rent       Total         Annual
                                  ("GLA") of       Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ---------------------------   ----------    -------     ------------ ----------------------------
      1996               1           1,505       $ 15,260      $ 573,357      $10.14          2.22%         2.66%

      1997               4           5,590         86,670        564,540       15.50          8.26         15.35

      1998               4           9,525        130,745        481,127       13.73         14.08         27.17

      1999               1           4,028         42,294        350,382       10.50          5.95         12.07

      2000-2005          --            --            --          308,088         --             --            --


         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market prices.


                          Square Feet                         Renewal      Current Annual      Rent Per
        Lessee               Leased         Lease Ends        Options        Base Rent       Square Foot
        ------            ------------      ----------      -----------   ---------------    -----------
Eagle Foods                   46,096           2/2014        5/5 years       $  308,088        $    6.68

Blue Angel Travel                910           6/1997           None             16,800            18.46

State Farm Insurance             888           7/2000           None             17,746            19.98

Dental Office                    900           7/1997           None             17,158            19.06

Pot Pourri Gifts               4,028           1/1999        1/5 years           40,280            10.00

La Cantina Lounge              2,000          12/1998        1/5 years           30,980            15.49

Pepe's Restaurant              2,000          12/1998        1/5 years           30,980            15.49

Prudential Real Estate         4,250           2/1998           None             42,500            10.00

The Grill                      1,275          11/1998        1/5 years           17,850            14.00

Clothes Clean Center           1,700           6/1997           None             23,800            14.00

Hair Inc.                      1,505           4/1999        3/3 years           15,260            10.14

The Sewing Room                2,080          10/1997           None             27,560            13.25

Coffee Grinder (outlet)           18           6/1996           None              6,000           333.33


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Eagle Crest as of August 1, 1994 of $4,850,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

MONTGOMERY-GOODYEAR SHOPPING CENTER

         On September 14, 1995, the Company acquired the Montgomery-Goodyear Shopping Center ("Montgomery-Goodyear"), a Neighborhood Retail Center located in Montgomery, Illinois, from an unaffiliated third party for a purchase price of $1,145,992, including acquisition costs of $5,992. A portion of the purchase price was evidenced by a promissory note payable to Inland Mortgage Investment Corporation, an affiliate of the Advisor ("IMIC"), in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. The remainder of the purchase price, net of prorations, of approximately $535,000 was funded with proceeds of the Prior Offering. The promissory note was paid in full in October 1995. The total amount paid was $604,260, of which $600,000 was principal paid from Gross Offering Proceeds and $4,260 was interest paid from Company operations. At December 31, 1995, for federal income tax purposes, the Company's basis in the Montgomery-Goodyear building was $827,390. Real estate taxes and insurance for the Montgomery-Goodyear property paid in 1995 were $25,450 and $3,012, respectively.

         Montgomery-Goodyear, built in 1991, aggregates 12,863 square feet of gross leasable area ("GLA") and is 100% occupied. Its major tenant is Goodyear Tire & Rubber Co. which leases 6,293 square feet and is considered creditworthy by the Company. The other tenants are Merlin Corporation, which leases approximately 28% of GLA, and National Carpet Outlet, Inc., which leases the remaining 23% of GLA.

         The table below sets forth certain information with respect to the occupancy rate at the Montgomery-Goodyear property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information was supplied by the seller of Montgomery-Goodyear to the Company. Construction of the Montgomery-Goodyear property was completed in late 1991.

                                                             Annual Rents
             Year Ending               Occupancy               Received
             December 31,                Rate               Per Square Foot
             ------------          ----------------         ---------------
                 1995                    100%                  $  11.39
                 1994                    100                      11.39
                 1993                    100                      11.39
                 1992                    100                      11.39

         At March 31, 1996, Montgomery-Goodyear had a total of three tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ---------------------------   ----------  -----------   ------------ ----------------------------
      1996               1           3,010       $ 36,120      $ 146,520      $12.00        23.40%         24.65%

      1997-2000          --            --            --          115,080         --            --             --

      2001               --            --            --          116,467         --            --             --

      2002-2005          --            --            --          121,428         --            --             --


         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                                                                                  Current
                                    Square Feet       Lease        Renewal        Annual       Rent Per
Lessee                                Leased          Ends         Options       Base Rent   Square  Foot
------                            --------------    --------       -------       ---------   ------------
Goodyear Tire & Rubber Co.             6,293         11/2006      5/5 years      $63,600        $10.10
Merlin Corporation                     3,560         10/2006      3/5 years       46,800         13.15
National Carpet Outlet, Inc.           3,010          9/1996       1/1 year       36,120         12.00

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Montgomery-Goodyear as of May 10, 1995 of $1,260,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE HARTFORD/NAPERVILLE PLAZA PROPERTY

     On September 14, 1995, the Company acquired Hartford/Naperville Plaza ("Hartford/Naperville") located in Naperville, Illinois from an unaffiliated third party for a purchase price of $4,414,015, including acquisition costs of $14,015. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000, bearing interest at a rate of 10.9% per annum and maturing on October 14, 1995. In addition, the Company paid closing costs of $13,915 and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in October 1995. The total amount paid was $605,102, of which $600,000 was principal paid from Gross Offering Proceeds and $5,102 was interest paid from Company operations. At December 31, 1995, for federal income tax purposes, the Company's basis in Hartford/Naperville was $3,325,211. Real estate taxes for Hartford/Naperville paid in 1995 for the tax year ended 1994 were $25,450.

     Hartford/Naperville aggregates 43,862 square feet of GLA and construction was completed in July 1995. Its anchor tenants include nationally recognized tenants such as Sears Hardware with 21,000 square feet and Blockbuster Video with 6,500 square feet, as well as Keller/Williams Realty with 6,160 square feet, and each is considered creditworthy by the Company.

     Hartford/Naperville is currently 100% leased and is anchored by Sears Hardware, Blockbuster Video and Keller/Williams Realty, each of which leases more than 10% of the building's square footage. The lease with Sears Hardware requires a base rent of $9.35 per square foot per annum until August 2005 and contains three renewal options of five years each. Sears Hardware sells hardware supplies and tools. The lease with Blockbuster Video requires a base rent of $15 per square foot per annum until September 30, 2000 and $17.25 per square foot per annum from October 1, 2000 until October 31, 2005, and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products. The lease with Keller/Williams Realty requires a base rent of $15 per square foot per annum until December 2000 and such lease has no renewal options. Keller/Williams Realty is a local real estate brokerage firm.

     At March 31, 1996, Hartford/Naperville had a total of eight tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ---------------------------   ----------  -----------   ------------ ----------------------------
      1996-1999          --             --             --      $ 548,170          --        --             --

      2000               4          11,610       $178,728        551,186      $15.39        26.47%         32.43%

      2001               1           2,992         40,392        384,067       13.50        6.82           10.52%

      2002-2004          --             --             --        343,675          --          --              --

      2005               3          29,260        343,675        343,675       11.75       66.71          100.00%


         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                                                                                      Current
                                    Square Feet        Lease          Renewal         Annual       Rent Per
Lessee                                Leased           Ends           Options        Base Rent    Square Foot
------                             ------------      --------         -------        ---------    -----------
Sears Hardware                        21,000            8/2005       3/5 years       $196,350      $  9.35
Blockbuster Video                      6,500           10/2005       4/5 years         97,500        15.00
Keller/Williams Realty                 6,160           12/2000            None         92,400        15.00
Hair Cuttery                           1,320            3/2000       1/5 years         21,780        16.50
Signature Cleaners                     1,760           12/2005       1/5 years         35,200        20.00
Aspen Bakery                           2,600           11/2000       1/5 years         41,600        16.00
Sound Deluxe                           2,992            2/2001       1/5 years         40,390        13.50
Nancy's Pizza                          1,530           12/2000       3/5 years         22,950        15.00


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a prospective value of Hartford/Naperville of the leased fee interest upon reaching stabilized occupancy as of October 1, 1995 of $4,680,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as true worth or realizable value.

NANTUCKET SQUARE SHOPPING CENTER

         On September 20, 1995, the Company acquired Nantucket Square Shopping Center ("Nantucket Square"), a Neighborhood Retail Center located in Schaumburg, Illinois from an unaffiliated third party for a purchase price of $4,257,918, including acquisition costs of $4,913. A portion of the purchase price was evidenced by a promissory note payable to IMIC in the gross amount of $3,550,000, bearing interest at a rate of 10.5% per annum and maturing on November 19, 1995. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in December 1995. The total amount paid was $3,612,011, of which $3,550,000 was principal paid from Gross Offering Proceeds and $62,011 was interest paid from Company operations. There are two buildings on the property, one of which is a one-story, multi-tenant shopping mall located on approximately 7.75 acres of land containing 53,720 square feet. The other building is a one-story, free-standing building which houses a Burger King restaurant containing approximately 3,260 square feet. Real estate taxes for the shopping mall and the Burger King restaurant outlot were $152,122 and $39,733, respectively, for 1993. Subsequent to the purchase of the property, the Company paid $51,135 for tenant improvements, from Gross Offering Proceeds, for two tenants expanding their space, which sum was added to the cost of the property. At December 31, 1995, for federal income tax purposes, the Company's basis in the Nantucket Square building was $2,372,160

         Nantucket Square is currently 89% leased (100% leased when including the master lease) and has four tenants which lease more than 10% of the building's square footage. The lease with Play It Again Sports requires a current base rent of $10 per square foot per annum until September 30, 1998, $10.50 per square foot per annum from October 1, 1998 to September 30, 1999 and $11 per square foot per annum from October 1, 1999 to September 30, 2000 with no renewal provisions. Play It Again Sports sells sports equipment and related accessories. The lease with Kathy's Hallmark requires a current base rent of $10.50 per square foot per annum until February 28, 1999 and $11.50 per square foot per annum from March 1, 1999 until May 31, 2000, and contains one renewal option of five years. Kathy's Hallmark sells greeting cards and gift items. The lease with Super Trak Corp. requires a current base rent of $7 per square foot per annum until November 30, 1998 and $7.50 per square foot per annum from December 1, 1998 until November 30, 2003, and contains three renewal options of five years each. Super Trak sells auto parts and accessories. The lease with Fashionation requires a base rent of $8.76 per square foot per annum until January 31, 1998 and such lease has one renewal option of five years. Fashionation is a clothing retailer. In October 1995, the Company received notice from one of its tenants at Nantucket Square of its intent to close its store. The tenant, which occupies 6,228 square feet of space, vacated the premises on December 10, 1995. The lease for the space currently expires on January 31, 1998. The tenant is continuing to pay its monthly rent, however, the Company is pursuing a replacement tenant. A second tenant at Nantucket Square, occupying 3,300 square feet of space, filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and pay its monthly rent. The bankruptcy petition filed with the bankruptcy court stated this tenant planned on closing a number of its other stores but did not anticipate closing its store at Nantucket Square.

         The table below sets forth certain information with respect to the occupancy rate at the Nantucket Square property for the time an unaffiliated third party had owned the property and the annual rent per square foot received for the period, as well as since the Company owned the property. The information, supplied by the seller of Nantucket Square to the Company, is unaudited. Information for prior years is not available to the Company.

                                                                       Annual Rents
                    Year Ending                Occupancy               Received Per
                    December 31,                 Rate                  Square Foot
                    ------------           ----------------          ---------------
                        1995                     81%                    $    8.54
                        1994                     83                          8.44

         At March 31, 1996, Nantucket Square had a total of 17 tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   ---------------------------   ----------  -----------   ------------ ----------------------------
      1996               2          4,500        $ 42,750      $ 589,081      $ 9.50        7.90%          7.26%

      1997               --           --             --          554,563         --           --            --

      1998               5         11,106         109,772        559,980        9.88       19.49          19.60

      1999               1          1,050          12,477        467,558       11.88        1.84           2.67

      2000               5         17,218         204,368        459,340       11.87       30.22          44.49

      2001               1          2,403          27,000        255,562       11.24        4.22          10.56

      2002               3          5,661         103,540        229,162       18.29        9.93          45.18

      2003               1         11,743          88,072        126,022        7.50       20.61          69.89

      2004               1          3,300          37,950         37,950       11.50        5.79         100.00

      2005               --            --              --             --          --          --             --


         (1) No assumptions were made regarding the releasing of expired leases. It is management's current opinion that the space will be released at market rates.

                                                                                    Current
                                    Square Feet      Lease           Renewal        Annual        Rent Per
Lessee                                Leased         Ends            Options       Base Rent     Square Foot
------                             ------------    --------          -------       ---------     -----------
Currency Exchange                      1,246        12/2000        1/5 years       $ 18,067       $ 14.50
Baskin-Robbins Ice Cream                 900        11/2000             None         14,769         16.41
Express Services                       1,050         2/1998        1/3 years         11,025         10.50
Travel Agency                          1,050         7/1999             None         11,550         11.00
Vacant*                                2,400                                         22,800          9.50
Mail Works Plus                        1,200        12/1997        1/5 years         13,500         11.25
Imperial Cleaners                      1,200        12/2002       1/10 years         16,800         14.00
Proof Positive Photo                   1,200         4/1998        1/3 years         15,022         12.52
Nancy's Pizza                          1,200         8/1998        2/5 years         12,000         10.00
Vacant*                                2,100                                         19,950          9.50
Fashionation                           6,228         1/1998        1/5 years         54,557          8.76
Super Trak                            11,743        11/2003        3/5 years         82,201          7.00
Kathy's Hallmark                       7,156         5/2000        1/5 years         75,138         10.50
Clothes Time                           3,300         4/2004        2/5 years         34,650         10.50
Great Clips                            1,428         9/1998        1/5 years         14,994         10.50
Radio Shack                            2,403         2/2001             None         24,600         10.24
Once Upon A Child                      2,703         7/2000        1/5 years         25,678          9.50
Play It Again Sports                   5,213         9/2000             None         52,130         10.00

Burger King                            3,261         7/2002        1/5 years         67,900         20.82


---------------
* The vacancies currently total 4,500 square feet, however, the vacant space is being master leased by the seller at $15.00 per square foot for one year, on a gross basis. For purposes of the charts appearing on this and the prior page, the Company presented the vacant space as being master leased at a rate of $9.50 per square foot, on a net basis.

         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Nantucket Square as of September 14, 1995 in the range of $4,400,000 to $4,600,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as true worth or realizable value.

ANTIOCH PLAZA

         On December 28, 1995, the Company purchased the Antioch Plaza property ("Antioch Plaza"), a Neighborhood Retail Center located in Antioch, Illinois from an unaffiliated third party for a purchase price of $1,750,365, including acquisition costs of $365. A portion of the purchase price was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000, which bore interest at a rate of 9.5% per annum. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Prior Offering. The loan to IREIC was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations.
Antioch Plaza, built in 1995, consists of a two-building, free-standing, masonry-constructed strip center aggregating 19,810 square feet of gross leasable area. Its major tenant is Blockbuster Video which leases 6,500 square feet of GLA and is considered creditworthy by the Company. At the time of acquisition, a second lease had been signed by a dry-cleaning establishment and a third lease was under negotiation. At December 31, 1995, for federal income tax purposes, the Company's basis in Antioch Plaza was $1,480,648.

         Antioch Plaza is currently 49% leased (100% leased when including the master lease) and is anchored by Blockbuster Video. Currently 10,160 square feet of the vacant space at Antioch Plaza is being master leased by the seller until June 1997 at $12 per square foot, on a net basis. Blockbuster Video leases more than 10% of the building's square footage. The lease with Blockbuster Video requires a base rent of $10 per square foot per annum until August 31, 2000 and $11 per square foot per annum from September 1, 2000 until August 31, 2005, and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products.

         At March 31, 1996, Antioch Plaza had a total of three tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:

                                                                             Average      Percent of    Percent of
                                    Approx.                                 Base Rent       Total         Annual
                                    GLA of         Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
    Year Ending       Leases        Leases       of Expiring     Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases      Rent(1)        Leases        Leases        Leases
    ------------   -----------   -------------   ----------  -----------   ------------ ------------   -------------
      1996               --            --              --    $   224,720          --          --             --

      1997               1         10,160        $121,920        224,720      $12.00       51.29%         54.25%

      1998               --            --              --        102,800          --          --             --

      1999               2          3,150          37,800        102,800       12.00       15.99          36.77

      2000               --            --              --         67,167          --          --             --

      2001-2004          --            --              --         71,500          --          --             --

      2005               1          6,500          71,500         71,500       11.00       32.99         100.00


         (1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

                                                                                  Current
                               Square Feet        Lease          Renewal          Annual         Rent Per
       Lessee                    Leased           Ends           Options        Base Rent      Square Foot
       ------                 ------------      --------       -----------      ---------      -----------
Blockbuster Video                 6,500           8/2005        4/5 years        $  65,000       $  10.00

Antioch Floral                    1,650          12/1999        1/3 years           19,800          12.00

One Hour Cleaners                 1,500          12/1999        1/3 years           18,000          12.00

Vacant*                          10,160           6/1997        None               121,920          12.00

---------------
* The vacancies currently total 10,160 square feet, however, the vacant space is being master leased by the seller until June 1997 at $12.00 per square foot, on a net basis.


         The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Antioch Plaza as of December 18, 1995 of $1,850,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth or realizable value.

THE MUNDELEIN PLAZA PROPERTY

         On March 29, 1996, the Company purchased the Mundelein Plaza property ("Mundelein Plaza"), a Neighborhood Retail Center located in Mundelein, Illinois from an unaffiliated third party for a purchase price of $5,658,230, including acquisition costs of $8,230, on an all cash basis. Mundelein Plaza, built in 1990, consists of two one-story, multi-tenant brick and block strip centers located on approximately 4.3 acres of land. Mundelein Plaza aggregates 67,896 square feet of GLA and was constructed in 1990. Its anchor tenant is Sears Home Life with 47,000 square feet. Sears Home Life is a nationally recognized home furnishings chain and is considered creditworthy by the Company.

         Mundelein Plaza is currently 100% leased. Sears Home Life is the only tenant occupying 10% or more of the rentable square feet. The lease with Sears Home Life requires a base rent of $8.47 per square foot per annum until October 23, 1996, $8.72 per square foot per annum from October 24, 1996 to October 23, 1997, $9.29 per square foot per annum from October 24, 1997 to October 23, 1998, $9.53 per square foot per annum from October 24, 1998 to October 23, 1999, $9.81 per square foot per annum from October 24, 1999 to October 23, 2000 and contains two renewal options of five years each. Although there currently is no vacant space at Mundelein Plaza, the seller is providing a lease guaranty for 6,181 square feet of space, on a net basis, through December 1997. 4,088 square feet of the space which is subject to the lease guaranty is currently leased by Color Tile, Inc., which recently filed for financial and reorganization protection under the federal bankruptcy laws. This tenant continues to occupy its space and is anticipated to pay its monthly rent. The bankruptcy petition filed with the Bankruptcy Court stated that this tenant planned on closing a number of its other stores. The Company has been advised that Color Tile, Inc. considers the store at Mundelein Plaza to be one of its best performing stores and the Company does not anticipate the closing of the Color Tile store at Mundelein Plaza. The other space, 2,093 square feet, is leased to Tile World, Ltd., on a month-to-month lease. For federal income tax purposes, the Company's basis in Mundelein Plaza will be approximately $3,847,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years. Property taxes paid in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) were $84,768.

         The table below sets forth certain information with respect to the occupancy rate at Mundelein Plaza expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.

                                  Average Effective
         Year Ending                  Occupancy                Annual Rent Per
         December 31,                    Rate                    Square Foot
         -------------             ---------------            -----------------
             1995                       100%                      $    9.41
             1994                        97                            9.22
             1993                        97                            9.03
             1992                        97                            8.93
             1991                        97                            8.90

         At March 31, 1996, Mundelein Plaza had a total of eight tenants. The following tables set forth certain information with respect to the amounts of and expiration of leases at this Neighborhood Retail Center:

                                    Approx.
                                     Gross                                   Average      Percent of    Percent of
                                 Leasable Area                              Base Rent       Total         Annual
                                  ("GLA") of       Annual       Total       Per Square   Building GLA    Base Rent
                     Number of     Expiring       Base Rent     Annual      Foot Under   Represented    Represented
     Year Ending      Leases        Leases        Expiring       Base        Expiring    By Expiring    By Expiring
    December 31,      Expiring   (square feet)     Leases        Rent       Leases(1)       Leases        Leases
    ------------   -----------  --------------   ----------    --------   ------------- ----------------------------
      1996               1          3,100        $ 46,800      $ 685,209      $15.10          4.57%         6.83%

      1997               2          7,628          97,506        654,902       12.78         11.23         14.89

      1998               1          1,620          28,172        583,236       17.39          2.39          4.83

      1999               --            --              --        567,888          --           --             --

      2000               3         51,460         524,605        582,389       10.19         75.79         90.08

      2001-2004          --            --              --         59,280          --           --             --

      2005               --            --              --         61,871          --           --             --


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                             Square             Current                           Annual        Base Rent
                              Feet               Term            Renewal           Base         Per Square
     Lessee                  Leased              Ends           Options            Rent            Foot
     -------                 ------          ------------      ---------         --------     -------------
Color Tile, Inc. (1)         4,088             12/2009             None           $55,188         $13.50

R R B Cycles, Ltd.           2,460             12/2000             None            37,259          15.15

Cartel, Inc.                 1,620             12/1998             None            26,555          16.51

C M C Music, Inc.            5,535             06/1997        1/5 years            66,420          12.00

Esterquest (Pet store)       3,100             12/1996             None            46,800          15.10

Sears Roebuck & Co.
   (Sears Home Life)        47,000             10/2000        2/5 years           400,301           8.52

Tile World, Ltd. (1) (2)     2,093            Month to             None            31,086          14.85
                                              Month

Minnesota Fats               2,000             08/2000        3/5 years            21,600          10.80


(1) Although currently leased, these spaces are subject to a lease guaranty from the seller through December 1997.

(2)      This space is currently leased on a month-to-month basis.

         The Company received a letter appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Mundelein Plaza as of March 28, 1996 of not less than $5,650,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as measures of true worth of realizable value.

REGENCY POINT SHOPPING CENTER

     On April 5, 1996, the Company acquired Regency Point Shopping Center located in Lockport, Illinois ("Regency Point") from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of the Prior Offering. For federal income tax purposes, the Company's basis in the Regency Point building will be approximately $4,700,000. Property taxes paid in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) were $16,867. Regency Point is located in the Des Plaines River Valley Enterprise Zone, therefore, the assessed value of the property will remain fixed until the year 2003.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The interest rate swap agreement expires concurrently therewith.

     Regency Point, built in 1993 and 1994, consists of a one-story, multi-tenant brick and block strip center aggregating 54,875 of rentable square feet. Its anchor tenants include nationally recognized tenants such as Walgreens with 13,000 square feet, Ace Hardware with 15,505 square feet and the United States Postal Service with 2,503 square feet and are considered creditworthy by the Company.

     Regency Point is currently 95% leased and is anchored by Walgreens and Ace Hardware. The vacant space at Regency Point is being master leased by the seller for a one-year period at $14 per square foot for 1,600 square feet, on a net basis, and $10 per square foot for 1,450 square feet, on a gross basis. Regency Point was 88% occupied at December 31, 1995, 100% occupied at December
31, 1994 and 36% occupied at December 31, 1993.   Walgreens and Ace Hardware
both lease more than 10% of the building's square footage. The lease with Walgreens requires Walgreens to pay base rent equal to $10.98 per square foot per annum until December 31, 2013 and contains six renewal options of five years. Walgreens is a national pharmacy chain providing prescriptive and over-the-counter medications, sundries and household items. The lease with Ace Hardware requires Ace Hardware to pay base rent equal to $7.49 per square foot per annum until October 31, 2008 and contains one renewal option for five years. Ace Hardware is a national retail hardware chain.

     The table below sets forth certain information with respect to the occupancy rate at Regency Point expressed as a percentage of total gross leasable area for each of the last three years (since the opening of Regency Point) and the average effective annual base rent per square foot for each of the last three years.


                                                 Average
                                                Effective
                                               Annual Rent
                      Year Ending   Occupancy  Per Square
                      December 31,    Rate        Foot
                      ------------  ---------  -----------

                      1995(1)             93%       $ 9.83
                      1994               100         10.09
                      1993(2)             36          3.57

(1) During 1995, an additional 5,000 square feet of space was added to Regency Point, of which 1,950 square feet is leased with rent beginning in February 1996.

(2) Regency Point was built in 1993 and 1994. The occupancy rate and average effective annual rent per square foot represent the initial rent-up phase of this property.

     At March 31, 1996, Regency Point had a total of 17 tenants. The following table sets forth information with respect to the amount of and expiration of leases at this Neighborhood Retail Center:


                                                                   Average     Percent of         Percent of
                            Approx.                                Base Rent     Total              Annual
                            GLA of       Annual        Total       Per Square  Building GLA        Base Rent
              Number of    Expiring     Base Rent     Annual       Foot Under  Represented        Represented
Year Ending    Leases       Leases      Expiring       Base         Expiring   By Expiring        By Expiring
December 31,  Expiring   (square feet)   Leases        Rent         Leases       Leases             Leases
------------  ---------  -------------  ---------  -------------  -----------  -------------      -----------

  1996          --             --          --          $613,655         --          --                 --

  1997          3           5,690       $ 74,882        620,670      $13.16        10.37%            12.06%

  1998          5           9,945        142,378        553,623       14.32        18.12             25.72

  1999          3           3,900         53,560        415,775       13.73         7.11             12.88

  2000          1             985         15,240        362,821       15.47         1.79              4.20

  2001          --             --          --           348,670         --            --               --

  2002          --             --          --           349,869         --            --               --

  2003          1           1,398         19,572        350,615       14.00          2.55             5.58

  2004          1           2,503         31,913        339,432       12.75          4.56             9.40

  2005          --             --          --           307,728         --            --               --


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.


                     Square                              Current      Rent
                      Feet    Lease       Renewal        Annual    Per Square
       Lessee        Leased   Ends        Options       Base Rent     Foot
  -----------------  ------  -------  ----------------  ---------  ----------

  Walgreens          13,000  12/2013            6/5yr.   $142,740      $10.98
  Cellular Center     1,820     8/99            1/5yr.     24,570       13.50
  Body Basters        1,600     4/97            1/3yr.     23,138       14.46
  Personal Finance      985   1/2000            1/5yr.     13,950       14.16
  J.C. Flick          5,265    11/98   1/3 yr & 1/2yr.     64,556       12.26
  Ace Hardware       15,505  10/2008            1/5yr.    116,280        7.49
  Vet                 1,300    10/98            1/5yr.     18,937       14.56
  Subway              1,105    12/98            1/5yr.     16,515       14.94
  Cost Cutters          975    12/98            1/5yr.     13,481       13.82
  Little Ceasars      1,040     1/99            2/5yr.     13,520       13.00
  Just $1             1,040     1/99            1/5yr.     13,520       13.00
  Optometrist         1,040     4/97            1/5yr.     14,548       13.98
  Brown's Chicken     1,398  12/2003            1/5yr.     18,174       13.00
  Cleaners            1,300    12/98            1/5yr.     19,751       15.19
  U.S. Post Office    2,503   3/2004            2/5yr.     30,036       12.00
  Currency Exchange     550   1/2006           1/10yr.     12,000       21.81
  Vacant*             1,600   4/1997              None     22,400       14.00
                      1,450   4/1997              None     14,500       10.00
  Dunkin Donuts       1,400   1/2006            2/5yr.     21,700       15.49

* The vacancies currently total 3,050 square feet, however, the vacant space will be master leased by the seller at $14.00 per square foot, on a net basis, for 1,600 square feet and $10.00 per square foot, on a gross basis, for 1,450 square feet, for a one-year period.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a fair market value of Regency Point as of March 7, 1996 of $5,710,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

PROSPECT HEIGHTS PLAZA

     On June 17, 1996, the Company acquired Prospect Heights Plaza ("Prospect Heights"), a Neighborhood Retail Center located in Prospect Heights, Illinois from an unaffiliated third party for a purchase price of $2,165,000 on an all cash basis.

     Prospect Heights, built in 1985, consists of two one-story, multi-tenant brick buildings aggregating 28,080 rentable square feet.

     The table below sets forth certain information with respect to the occupancy rate at Prospect Heights expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.


                 Year Ending   Occupancy  Annual Rents Received
                 December 31,    Rate       Per Square Foot
                 ------------  ---------  ---------------------
                    1991         100%            $7.53
                    1992         100              7.53
                    1993         100              7.53
                    1994         100              7.53
                    1995          78              5.85

     As of June 17, 1996, Prospect Heights was 100% leased and 78% occupied. Tenants leasing more than 10% of the total square footage currently include Walgreens with 12,600 square feet, United Farm Stands Corp. with 4,680 square feet and Blockbuster Video with 6,250 square feet.

     The lease with Walgreens requires a base rent of $5.50 per square foot per annum until July 31, 2005, $6.00 per square foot per annum from August 1, 2005 to July 31, 2015 and $6.50 per square foot per annum from August 1, 2015 to July 31, 2025. The lease also requires the payment of percentage rent annually based on 1% of food item sales, 1.5% of liquor sales and 2% of other sales in excess of monthly rent paid including their portion of CAM, real estate taxes and insurance. In 1995, net percentage rent was $23,000. Walgreens has the option to terminate the lease in 2005, 2010, 2015, and 2020 with a one year notice.

     The lease with United Farm Stands Corp. requires a base rent of $12.00 per square foot per annum until January 31, 1998 and contains three renewal options of two years each. United Farm Stands Corp. sells fruits and vegetables.

     The lease with Blockbuster Video requires a base rent of $12.00 per square foot per annum for three years and contains four renewal options of five years each. Blockbuster Video sells and rents prerecorded audio and video products. Blockbuster Video will begin paying rent three months after occupancy which is anticipated to be in July 1996. The seller will master lease this space at $12.00 per square foot per annum until Blockbuster Video begins paying rent.

     For federal income tax purposes, the Company's depreciable basis in the Prospect Heights buildings will be approximately $1,407,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

     Real estate taxes paid in 1995 for the tax year ended 1994 (the most recent tax year for which information is available) were $127,033.

     At June 1, 1996, Prospect Heights had five tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                                          Square                                          Current
                                           Foot       Lease    Renewal       Annual      Rent Per
   Lessee                                 Leased      Ends     Options        Rent      Square Foot
------------                            -----------  -------  ----------  ------------  -----------
Walgreens                                12,600       07/2025    None        $72,450       $ 5.75
Blockbuster                               6,250       07/1999     4/5         75,000        12.00
Power Motion                              2,550       07/1998     1/3         27,600        10.82
Dr. W. Beck                               2,000       12/1997     1/5         22,000        11.00
United Farm Stands                        4,680       01/1998     3/2         56,160        12.00




                                                               Average     Percent of    Percent of
                            Approx.                           Base Rent      Total         Annual
                            GLA of        Annual      Total   Per Square  Building GLA    Base Rent
              Number of    Expiring      Base Rent   Annual   Foot Under   Represented  Represented
Year Ending    Leases       Leases      of Expiring   Base     Expiring    By Expiring  By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)    Leases       Leases        Leases
------------  ---------  -------------  -----------  -------  ----------  ------------  -----------
     1996        --             --            --    $253,710        --          --             --
     1997        1           2,000       $22,000     254,910    $11.00        7.12%          8.63%
     1998        2           7,230        86,160     233,610     11.92       25.75          36.88
     1999        1           6,250        75,000     147,450     12.00       22.26          50.86
2000-2004        --             --            --      72,450        --          --             --
     2005        --             --            --      73,763        --          --             --


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of Prospect Heights as of June 17, 1996, of $2,190,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

MONTGOMERY-SEARS SHOPPING CENTER

     On June 17, 1996, the Company acquired the Montgomery-Sears Shopping Center ("Montgomery-Sears"), a Neighborhood Retail Center located in Montgomery, Illinois, from an unaffiliated third party for a purchase price of $3,419,000 on an all cash basis.

     Montgomery-Sears, built in 1990, is a one-story, multi tenant concrete masonry building aggregating 34,600 rentable square feet.

     The table below sets forth certain information with respect to the occupancy rate at Montgomery-Sears expressed as a percentage of total gross leasable area for each of the last five years and the average effective annual base rent per square foot for each of the last five years.


                 Year Ending   Occupancy  Annual Rents Received
                 December 31,    Rate        Per Square Foot
                 ------------  ---------  ---------------------

                    1991           95%             $ 8.88
                    1992           95                9.50
                    1993           95                9.84
                    1994           95               10.48
                    1995           95                9.47


     As of June 14, 1996, Montgomery-Sears was 85% leased. Tenants leasing more than 10% of the building's square footage include Sears Hardware with 20,000 square feet and Blockbuster Video with 7,000 square feet.

     The lease with Sears requires a base rent of $10.50 per square foot per annum until September 1, 1996, $11.44 per square foot per annum from October 1, 1996 to September 30, 1999 and $12.47 per square foot per annum from October 1, 1999 to July 30, 2000 and contains two renewal options of five years each. Sears has the right to terminate the lease at any time after July 15, 1997 with 180 days notice and payment of one year's rent. Sears Hardware sells hardware supplies and tools. The lease with Blockbuster requires a base rent of $13.20 per square foot per annum until August 31, 2000 and contains a renewal option for an additional five years. Blockbuster Video sells and rents prerecorded audio and video products.

     The vacant space, totaling 5,100 square feet, at Montgomery-Sears will be master leased by the seller for a period of 24 months or until such time as a tenant begins paying rent at $12.00 per square foot per annum, on a net basis, for 3600 square feet and $10.20 per square foot, on a net basis, for 1500 square feet.

     For federal income tax purposes, the Company's depreciable basis in the Montgomery-Sears building will be approximately $2,675,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

     Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) are $65,310.

     At June 1, 1996, Montgomery-Sears had three tenants. The following tables set forth certain information with respect to the amount of and expiration of leases at this Neighborhood Retail Center.


                        Square                      Current
                         Foot    Lease   Renewal     Annual    Rent Per
            Lessee      Leased   Ends    Options      Rent    Square Foot
        --------------  ------  -------  -------    --------  -----------

        Sears Hardware  20,000  07/2000    2/5      $210,000    $10.50
        Blockbuster      7,000  08/2000    1/5        92,400     13.20
        Radio Shack      2,500  09/2000    1/5        25,000     10.00
        Vacant*          3,600  06/1998     --        43,200     12.00
        Vacant*          1,500  06/1998     --        15,300     10.20


* The vacancies currently total 5,100 square feet, however, the vacant space will be master leased by the seller for a two-year period at $12.00 per square foot, on a net basis, for 3,600 square feet and $10.20 per square foot, on a net basis, for 1,500 square feet.


                                                                Average     Percent of   Percent of
                            Approx.                            Base Rent      Total        Annual
                            GLA of        Annual      Total    Per Square  Building GLA   Base Rent
              Number of    Expiring      Base Rent    Annual   Foot Under  Represented   Represented
Year Ending    Leases       Leases      of Expiring    Base     Expiring   By Expiring   By Expiring
December 31,  Expiring   (square feet)    Leases     Rent(1)     Leases       Leases       Leases
------------  ---------  -------------  -----------  --------  ----------  ------------  -----------

   1996       --                --            --     $396,380          --          --           --
   1997       --                --            --      416,640          --          --           --
   1998       1              5,100      $ 61,200      416,640      $12.00       14.74%       14.69%
   1999       --                --            --      362,178          --          --           --
   2000       3             29,500       379,004      379,004       12.85       85.26       100.00
2001-2005     --                --            --           --          --          --           --


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

     The Company received an appraisal prepared by an independent appraiser who is a member in good standing of the American Institute of Real Estate Appraisers reflecting a market value of Montgomery-Sears as of June 17, 1996 of $3,450,000. It should be noted, however, that appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.

THE ZANY BRAINY STORE

     On July 1, 1996, the Company acquired fee simple title to a single-user retail property in Wheaton, Illinois from an unaffiliated third party for a purchase price of $2,455,000 on an all cash basis (the "Zany Brainy Store"). This facility has been leased 100% to Children's Concepts, Inc. which does business as Zany Brainy ("Zany Brainy") and sells children's books, computer software, toys, and related items.

     The Zany Brainy Store, built in 1995, is a single tenant retail facility aggregating 12,499 rentable square feet.

     The lease with Zany Brainy requires a base rent of $22.00 per square foot per annum until November 2000, which increases for the period December 2000 to November 2006 to the lesser of $24 per square foot per annum or a calculated amount using the consumer price index. The lease with Zany Brainy contains two renewal options of five years each.

     For federal income tax purposes, the Company's depreciable basis in the Zany Brainy Store will be approximately $1,617,000. Depreciation expense, for tax purposes, will be computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 40 years.

     Real estate taxes to be paid in 1996 for the tax year ended 1995 (the most recent tax year for which information is available) are $1,292 for vacant land. Real estate taxes to be paid in 1997 for the tax year ended 1996 are expected to be $35,000 for improved land.

     The following tables set forth certain information with respect to the amount of and expiration of the Zany Brainy lease.


                            Square                                              Current
                             Foot           Lease       Renewal                  Annual       Rent Per
   Lessee                   Leased          Ends        Options                   Rent       Square Foot
------------               --------        -------     ----------               -------      ------------
Zany Brainy                 12,499         11/2005         2/5                 $274,978         $22.00





                                                                   Average       Percent of    Percent of
                         Approx.                                   Base Rent     Total         Annual
                         GLA of         Annual         Total       Per Square    Building GLA  Base Rent
              Number of  Expiring       Base Rent      Annual      Foot Under    Represented   Represented
Year Ending   Leases     Leases         of Expiring    Base        Expiring      By Expiring   By Expiring
December 31,  Expiring   (square feet)  Leases         Rent(1)     Leases        Leases        Leases
------------  ---------  -------------  -------------  ----------  ------------  ------------  -----------
1996-1999        --               --             --     $274,978            --           --           --
   2000          --               --             --      289,560(2)         --           --           --
2001-2004        --               --             --      299,976            --           --           --
   2005          1            12,499       $299,976      299,976      $  24.00          100%         100%


(1) No assumptions were made regarding the releasing of expired leases. It is management of the Company's current opinion that the space will be released at market rates.

(2) The base rent will increase in December 2000 to the lesser of $24.00 per square foot per annum or $274,978* (1.0 plus the sum of CPI for the first five years plus .025). For presentation purposes, $24.00 per square foot per annum was used.


     The Directors, including the Independent Directors, approved each of these acquisitions as being fair and reasonable to the Company.

                                 CAPITALIZATION

     The following table sets forth the historical capitalization of the Company as of March 31, 1996 and the pro forma capitalization of the Company as of that date as adjusted to give effect to the sale of all Shares in the Prior Offering and in this Offering (as if all 11,000,000 Shares including 1,000,000 Shares to be sold pursuant to the DRP are sold excluding those sold by the Advisor), and the application of the estimated Net Proceeds as described in "Estimated Use of Proceeds." The information set forth in the following table should be read in conjunction with the historical financial statements of the Company included elsewhere in this Prospectus and the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


                                                                         MARCH 31, 1996
                                                                 -------------------------------
                                                                 HISTORICAL            PRO FORMA
                                                                 ----------            ---------
                                                                          (IN THOUSANDS)
DEBT:
   Mortgage notes payable .....................................    $   748              $  5,221

STOCKHOLDER'S EQUITY:
   Preferred Stock, $.01 par value, 6,000,000 authorized,
      none outstanding ........................................         --                    --
   Common Stock, $.01 par value, 24,000,000 authorized,
      2,909,912 shares issued and outstanding historical;
      17,000,000 shares issued and outstanding pro forma (1) ..         29                   170
   Paid-in capital ............................................     29,954               148,637
   Accumulated Distributions in Excess of Net Income ..........       (482)                 (482)
      Total stockholders' equity ..............................     24,501               148,325
      Total capitalization ....................................     25,249               153,546

----------------------

     (1) Does not include Shares issuable upon the exercise of outstanding options granted under the Company's Stock Option Plan for Independent Directors.

     (2) The Company was originally capitalized in 1994 through the cash contribution of $200,000 by the Advisor, for which the Advisor received 20,000 shares of Common Stock.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of the date of this Prospectus: (i) each stockholder known by the Company to own beneficially in excess of 5% of the outstanding shares of Common Stock; (ii) each Director; (iii) each executive officer; and (iv) all Directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares of Common Stock beneficially owned by such person.



                                                                           SHARES TO BE
                                                                         BENEFICIALLY OWNED
                                                                          AFTER COMPLETION
                                                                          OF THE OFFERING
                                           SHARES BENEFICIALLY             (ASSUMING THE
                                         OWNED AS OF THE DATE OF          MAXIMUM OFFERING
                                            THIS PROSPECTUS                   IS SOLD)
                                      -----------------------------  ---------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER      NUMBER         PERCENT        NUMBER       PERCENT
------------------------------------  -----------------------------  ---------------------------
Robert D. Parks (a)(b)                     8,945.6107           *       8,945.6107           *
G. Joseph Cosenza (a)(b)                       22,500           *           22,500           *
Roland W. Burris (c)(f)                            --           *               --           *
Douglas R. Finlayson, M.D. (d)(f)                  --           *               --           *
Heidi N. Lawton (e)(f)                             --           *               --           *
Cynthia M. Hassett (a)                             --           *               --           *
Roberta S. Matlin (a)                        116.8974           *         116.8974           *
Directors and Executive Officers
   as a Group (seven persons)


---------------

(a) The business address of each of Messrs. Parks and Cosenza, Ms. Hassett and Ms. Matlin is c/o The Inland Group, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60521.

(b) Includes 20,000 Shares owned by the Advisor, of which Messrs. Parks and Cosenza disclaim beneficial ownership. The Advisor is a wholly-owned subsidiary of IREIC, which is an affiliate of TIGI. Messrs. Parks and Cosenza are control persons with respect to TIGI. See, generally, "Management -- the Advisor."

(c) The business address of Mr. Burris is c/o Jones, Ware & Grenard, 180 North LaSalle Street, Suite 3800, Chicago, Illinois 60601.

(d) The business address of Dr. Finlayson is c/o Westlake Clinic, 214 Washington Street, Ingleside, Illinois 60041.

(e) The business address of Ms. Lawton is c/o Lawton Realty Group, 2100 Clearwater Drive, Suite 106, Oak Brook, Illinois 60521.

(f) Does not include 3,500, 4,000 and 4,000 Shares issuable upon exercise of options granted to Mr. Burris, Dr. Finlayson and Ms. Lawton, respectively, pursuant to the Company's Independent Director Stock Option Plan.

* Less than 1% of the Company's outstanding shares of Common Stock, as of the date of this Prospectus.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

     As of December 31, 1995 and March 31, 1996, the Company had a total of 2,000,073 Shares ($19,976,354) and 2,909,912 Shares ($29,060,946) outstanding, in each case including 20,000 Shares held by the Advisor. At December 31, 1994, only the 20,000 Shares held by the Advisor were outstanding; however, subscriptions for 189,938.145 Shares had been received as of that date. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995 when subscriptions for those Shares were accepted and the Shares were issued by the Company. The Stockholders share in their portion of benefits of ownership of the Company's real property investments according to the number of Shares held.

     The Company's capital needs and resources are expected to undergo changes through completion of this Offering as additional Shares are sold in this Offering and additional properties are acquired. Operating cash flow is expected to increase as these additional properties are added to the portfolio. Distributions to Stockholders are determined by the Company's Board of Directors and are dependent on a number of factors, including the amount of funds available for distribution, the Company's financial condition, capital expenditures and the annual distribution required to maintain REIT status under the Code.

     As of March 31, 1996, the Company had acquired seven properties, utilizing approximately $22,700,000 and had cash and cash equivalents of $2,937,473 compared to two properties, utilizing approximately $6,026,023 and cash and cash equivalents of $338,430 at March 31, 1995. The Company intends to use these funds and funds from sales of additional Shares to purchase additional properties, to make distributions and to pay offering costs. See "Subsequent Events," below. To the extent that these sources are insufficient to meet the Company's short- and long-term liquidity requirements, the Company may rely on financing of one or more of the properties.

     The properties owned by the Company are currently generating sufficient cash flow to cover operating expenses of the Company plus pay a monthly distribution of 8% per annum on weighted average shares. For the three months ended March 31, 1996, cash provided by operations amounted to $596,106. Distributions declared for the period were $476,675, a portion of which represents a return of capital for federal income tax purposes. The return of capital portion of the distributions can be determined only at year end.

     Management monitors the various qualification tests the Company must meet to maintain its status as a real estate investment trust. Large ownership of the Company's stock is tested upon purchase to determine that no more than 50% in value of the outstanding stock is owned directly, or indirectly, by five or fewer persons or entities at any time. Management of the Company also determines, on a quarterly basis, that the Gross Income, Asset and Distribution Tests as described in the section of the Prospectus entitled "Federal Income Tax Considerations--Taxation of the Company--REIT Qualification Tests" are met. On an ongoing basis, as due diligence is performed by management of both the Company and the Advisor on potential real estate purchases or temporary investment of uninvested capital, management of both entities determines that the income from the new asset will qualify for REIT purposes. For the year ended December 31, 1995, the Company qualified as a REIT.

     The Advisor has guaranteed payment of all public offering expenses (excluding selling commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the Gross Offering Proceeds of the Offering (the Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of the Gross Offering Proceeds.

     The Company provides the following programs to facilitate investment in the Shares and to provide limited liquidity for Stockholders until such time as a market for the Shares develops:

     The Distribution Reinvestment Program allows Stockholders who purchase Shares pursuant to the Offering to automatically reinvest distributions by purchasing additional Shares from the Company. Such purchases will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee and will be sold at a price of $9.05 per Share. As of March 31, 1996, the Company had received $371,596 from the sale of approximately 41,060 Shares through the DRP.

     The Share Repurchase Program will, subject to certain restrictions, provide existing Stockholders with limited, interim liquidity by enabling them to sell shares back to the Company at a price of $9.05 per share. Shares purchased by the Company will not be available for resale. As of March 31, 1996, the Company has repurchased 3,000 shares from Stockholders for an aggregate price of $26,838, pursuant to the terms of the Share Repurchase Program. The remaining $344,758 of DRP proceeds is available to the Company for investment in additional properties, maintenance of existing properties or the repurchase of additional shares pursuant to the terms of the Share Repurchase Program.

RESULTS OF OPERATIONS

     As of March 31, 1996, subscriptions for a total of 2,909,912 shares were outstanding, including 20,000 Shares held by the Advisor. At March 31, 1996, the Company owned six Neighborhood Retail Centers and one single user-retail property. See also "-Subsequent Events," below.

     PURCHASE OF WALGREENS/DECATUR, DECATUR, ILLINOIS

     On January 31, 1995, the Company acquired this single-user retail property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the purchase price of $1,209,053, including acquisition costs of $482. Although it was originally anticipated that this property would be acquired on an all-cash basis, management of the Company made the determination, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the mortgage loan secured by such property, since: (i) the terms of the current first mortgage loan were more favorable for the Company than mortgage rates then currently available from unaffiliated third parties; and (ii) the Company was able to apply its available cash towards the acquisition of a second property. The balance of the assumed mortgage at December 31, 1995 was $750,727, and was $748,011 at March 31, 1996. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period. The Company is responsible for monthly payments of principal and interest of $5,689.

     PURCHASE OF THE EAGLE CREST SHOPPING CENTER, NAPERVILLE, ILLINOIS

     On March 1, 1995, the Company acquired this Neighborhood Retail Center ("Eagle Crest") from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059. Although it was originally anticipated that Eagle Crest would be acquired on an all-cash basis, management of the Company made the determination, based on the recommendation of the Advisor, that the investment objectives of the Company would be better met by assuming a portion of the first mortgage loan secured by such property, as well as entering into a loan agreement with IPS for the balance of the purchase price. By utilizing seller financing to purchase Eagle Crest, the Company was able to begin receiving the net income, after debt service payments, from Eagle Crest on an expedited basis, thus increasing the Company's earnings to be distributed to the Stockholders. The balance of the assumed mortgage was paid in full in April 1995 with interest at 9.5% per annum. In May 1995, the deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in full from gross offering proceeds from the Prior Offering. In addition, accrued interest of $22,009 was paid from Company operations.

     PURCHASE OF THE MONTGOMERY-GOODYEAR SHOPPING CENTER, MONTGOMERY, ILLINOIS

     On September 14, 1995, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $1,145,992, including acquisition costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from gross offering proceeds from the Prior Offering and interest of $4,260 was paid from Company operations.

     PURCHASE OF THE HARTFORD/NAPERVILLE PLAZA, NAPERVILLE, ILLINOIS

     On September 14, 1995, the Company acquired this newly constructed Neighborhood Retail Center from an unaffiliated third party for a purchase price of $4,414,015, including acquisition costs of $14,015 and deposited $150,000 in an escrow account to be paid to Blockbuster, Inc. to cover the cost of its leasehold improvements. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in October 1995, with interest at a rate of

10.9% per annum. The principal amount paid was $600,000 from gross offering proceeds from the Prior Offering and interest of $5,102 was paid from Company operations.

     PURCHASE OF NANTUCKET SQUARE SHOPPING CENTER, SCHAUMBURG, ILLINOIS

     On September 20, 1995, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $4,257,918, including acquisition costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Prior Offering. The promissory note was paid in full in December 1995, with interest at a rate of 10.5% per annum. In addition, as part of the purchase, the Company agreed to and has paid $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property.

     In October 1995, the Company received notice from one of its tenants at Nantucket Square of its intent to close its store, which it did on December 10, 1995. The lease for the 6,228 square feet of space currently expires January 31, 1998. The Company is pursuing a replacement tenant, however, in the interim, the tenant continues to pay its monthly rent. A second tenant at Nantucket Square, occupying 3,300 square feet, filed for financial and reorganization protection under the federal bankruptcy laws. The tenant continues to occupy the space and pay its monthly rent. The petition filed with the bankruptcy court by the tenant stated that it is planning on closing a number of its other stores but did not anticipate closing its store at Nantucket Square.

     PURCHASE OF ANTIOCH PLAZA, ANTIOCH, ILLINOIS

     On December 28, 1995, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $1,750,365, including acquisition costs of $365, a portion of which was evidenced by a promissory note payable to IREC, an affiliate of the Advisor, in the gross amount of $660,000. The remainder of the purchase price, net of prorations, of approximately $1,100,000 was funded with proceeds of the Prior Offering. As of December 31, 1995, the unpaid balance of this note was $360,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996. The total amount repaid was $661,163, of which $660,000 was principal paid from gross offering proceeds from the Prior Offering and $1,163 was interest paid from Company operations.

     PURCHASE OF THE MUNDELEIN PLAZA, MUNDELEIN, ILLINOIS

     On March 29, 1996, the Company acquired this Neighborhood Retail Center from an unaffiliated third party for a purchase price of $5,658,230, including acquisition costs of $8,230 on an all cash basis.

     The following is a list of approximate physical occupancy levels for the Company's properties held as of the end of each quarter during 1995 and the first quarter of 1996 (N/A indicates the property was not owned by the Company at the end of the quarter):

                                                           1995                        1996
                                          -------------------------------------------------
                                           at          at          at         at       at
          Properties                      03/31       06/30       09/30      12/31    03/31
-----------------------------------       -----       -----       -----      -----    -----
     Walgreens                            100%         100%       100%       100%     100%
         Decatur, Illinois

     Eagle Crest                          100%         100%       100%       100%     100%
         Naperville, Illinois

     Montgomery-Goodyear                  N/A          N/A        100%       100%     100%
         Montgomery, Illinois

     Hartford/Naperville Plaza            N/A          N/A         48%        90%     100%
         Naperville, Illinois

     Nantucket Square                     N/A          N/A         92%        81%      81%
         Schaumburg, Illinois

     Antioch Plaza                        N/A          N/A         N/A        33%      49%
         Antioch, Illinois

     Mundelein Plaza                      N/A          N/A         N/A        N/A     100%
         Mundelein, Illinois

     Regency Point(1)
         Lockport, Illinois               N/A          N/A         N/A        N/A      N/A

     Prospect Heights Plaza(1)
         Prospect Heights, Illinois       N/A          N/A         N/A        N/A      N/A

     Montgomery-Sears(1)
         Montgomery, Illinois             N/A          N/A         N/A        N/A      N/A

     Zany Brainy(1)
         Wheaton,  Illinois               N/A          N/A         N/A        N/A      N/A


--------------------------------------

(1) These properties were purchased after March 31, 1996. See "-- Subsequent Events," below.

     The increases in rental income, additional rental income, property operating expenses to Affiliates and non-affiliates and depreciation for the three months ended March 31, 1996, as compared to the three months ended March 31, 1995, is due to the acquisition of properties during 1995. Rental income is expected to increase as additional properties are added to the portfolio.

     The decrease in mortgage interest expense to affiliates and non-affiliates for the three months ended March 31, 1996, as compared to the three months ended March 31, 1995, is due to the payoff of the financing relating to the acquisitions of the properties. The Company continues to have mortgage indebtedness of $747,094 collateralized by the Walgreens/Decatur Property. See also "-Subsequent Events" regarding mortgage indebtedness secured by Regency Point.

     During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Prior Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995.

     Interest income is the result of working capital being invested in short-term investments until properties are purchased.

     The increases in professional services to affiliates and non-affiliates and general and administrative expenses to affiliates and non-affiliates for the three months ended March 31, 1996, as compared to the three months ended March 31, 1995, is due to the Company entering the operational stage.

SUBSEQUENT EVENTS

     On April 5, 1996, the Company acquired the Regency Point Shopping Center located in Lockport, Illinois from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company assumed an existing first mortgage loan of approximately $4,473,200 along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 was funded, after prorations, with proceeds of the Prior Offering. On June 17, 1996, the Company acquired Prospect Heights Plaza located in Prospect Heights, Illinois for $2,165,000 on an all cash basis. The Company also purchased, on June 17, 1996, the Montgomery-Sears Shopping Center located in Montgomery, Illinois for $3,419,000 on an all cash basis. On July 1, 1996, the Company acquired the Zany Brainy Store located in Wheaton, Illinois for $2,455,000 on an all cash basis. See "Real Property Investments."

     The Advisor is continuing to explore the purchase of additional properties from unaffiliated third parties for the Company.

INFLATION

     For the Company's Neighborhood Retail Centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Continued inflation may cause capital appreciation of these properties over time as rental rates and the replacement cost of the properties rise.

     The Company's rental income and operating expenses for those properties owned or to be owned and operated under triple-net leases, like the Walgreens/Decatur property, are not likely to be directly affected by future inflation, since property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties.

IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     The Company has adopted the Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" which was issued in March 1995 and is effective for fiscal years beginning after December 15, 1995.

     The Company has adopted the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation Plans" which was issued in October 1995. The Statement is effective for fiscal years beginning after December 15, 1995. As allowed by the new Statement, the Company plans to continue to use Accounting Principles Board Option No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock options.

     Neither of these accounting pronouncements are expected to have a material effect on the financial position or results of operations of the Company.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The Company has been organized and intends to operate in a manner that will permit it to continue to qualify as a REIT under the applicable provisions of the Code and Regulations (the "REIT Requirements") and receive the beneficial tax treatment described below. However, no assurance can be given that the activities and operations of the Company will allow it to continue to meet the REIT Requirements, which are highly technical and complex. The following discusses the rules the Company must comply with to receive REIT treatment, the federal income tax consequences to the Company and its Stockholders from the Company maintaining REIT status and all material federal income tax consequences to an investor in the Offering. The discussion is qualified in its entirety by the applicable REIT qualification provisions contained in the Code, the rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Shefsky Froelich & Devine Ltd. has acted and will act as tax counsel to the Company in connection with the organization of the Company and its election to be taxed as a REIT for federal income tax purposes and has rendered the opinion set forth below. The tax implications of an investment in the Company's Shares is set forth in "--Taxation of Stockholders" in this Section. Each prospective purchaser of Shares, however, is urged to consult his tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of Shares which may be particular to his tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the detailed REIT provisions in Code Sections 856-860, qualify as a REIT and therefore claim tax deductions for the dividends it pays to its stockholders. Such a corporation is, therefore, generally not taxed on its "REIT taxable income" to the extent such income is currently distributed to stockholders, thereby substantially eliminating the "double taxation" that a corporation generally bears. However, as discussed in greater detail below, such an entity could be subject to tax in certain circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. See "--Taxation of the Company--Failure to Qualify" in this Section. The Company represents that it filed the election to be recognized as a real estate investment trust with its tax return for the year ending December 31, 1995, which tax return was filed on a timely basis. The Company intends to continue operating in a manner that permitted it to elect REIT status beginning with its taxable year ending December 31, 1995 and to continue to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous to the Company and the Stockholders.


     Shefsky Froelich & Devine, Ltd. is of the opinion that as of July 17, 1996, and based on the assumptions and representations described in this Section and throughout the Prospectus, that the Company has been organized in conformity with the requirements for qualification as a REIT, beginning with its taxable year ending December 31, 1995 and that its prior, current and anticipated methods of operation (as described in this Prospectus and represented by the Company and its management) has enabled and will enable it to continue to satisfy the REIT Requirements. This opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and is based in condition on various assumptions and certain representations made to Shefsky Froelich & Devine, Ltd. by the Company and the Advisor as to certain factual matters. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet, through the operation of its current properties and those properties it acquires in the future. Shefsky Froelich & Devine, Ltd. will not review compliance with these tests on a continuing basis after the initial effectiveness date of the Registration Statement or issue additional opinions unless expressly requested to do so. Accordingly, no assurance can be given that the actual operating results of the Company will allow the Company to satisfy the REIT Requirements in each tax year. In addition, this opinion represents counsel's legal judgment and is not binding on the Service.

     Management of the Company and the Advisor currently expects that the Company has operated and will continue to operate in a manner that permits the Company to elect, and that it has elected, REIT status for its taxable year ending December 31, 1995, and each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company's ability to continue to satisfy numerous asset, income and distribution tests described below, which in turn will be dependant on part on the Company's operating results.

TAXATION OF THE COMPANY

     General. In any year in which the Company qualifies as a REIT and has a valid election in place, it will claim deductions for the dividends it pays to the Stockholders, and therefore will not be subject to federal income tax on that portion of its "REIT taxable income" or capital gain which is, in effect, distributed to the Stockholders. The Company will, however, be subject to tax at normal corporate rates on any taxable income or capital gain not distributed.

     Although the Company, if it maintains REIT status, can eliminate (or substantially reduce) its federal income tax liability by maintaining its REIT status and paying sufficient dividends, the Company could be subject to tax on certain items of income. If the Company fails to satisfy either the 95% Test or the 75% Test (as defined below), yet maintains its REIT status by meeting other requirements, it will be subject to a 100% tax on the greater of the amount by which the Company fails either test. The Company will also be subject to a 100% tax on the net income from any "prohibited transaction," as described below. In addition, if the Company fails to annually distribute at least the sum of: (i) 85% of its REIT ordinary income for such year; (ii) 95% of its REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior years, it would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under such formula and the amount actually distributed. The Company may also be subject to the corporate alternative minimum tax. Additionally, the Company will be subject to tax at the highest corporate rate on any non-qualifying income from "foreclosure property," although the Company will not own any "foreclosure property" unless it makes loans secured by interests in real property and forecloses on the property following a default on the loan.

     If the Company acquires any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the assets in the Company's hands are determined by reference to the basis of the assets (or any other property) in the hands of the transferor corporation (or if a REIT such as the Company holds such an asset beginning on the first day of the first taxable year for which the Company qualifies as a
REIT), and the Company recognizes gain on the disposition of such an asset during the 10-year period beginning on the date on which such asset was acquired by the Company (or the date that the Company first qualified as a REIT) (the "Recognition Period"), then, pursuant to guidelines to be issued by the Service, the excess of the fair market value as of the beginning of the applicable Recognition Period over the Company's adjusted basis in such asset at the beginning of such Recognition Period will be subject to tax at the highest regular corporate tax rates.

     REIT Qualification Tests. The Code defines a REIT as a corporation, trust or association:

          (i) that is managed by one or more trustees or directors;

         (ii) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

        (iii) that would be taxable as a domestic corporation but for its status as a REIT;

         (iv) that is neither a financial institution nor an insurance company;

          (v) the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

         (vi) at all times during the second half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer persons or entities; and

        (vii) the Gross Income, Asset and Distribution Tests, described in greater detail below, are met.

     Conditions (i) through (iv) and (vii) must be met during each taxable year for which REIT status is sought while conditions (v) and (vi) do not have to be met until after the first taxable year for which a REIT election is made.

     Although the Voting Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity, the Code provides an exception for ownership of voting stock in a qualified REIT subsidiary (a "QRS"), a corporation that is wholly-owned by a REIT throughout the subsidiary's existence. For purposes of the Asset and Gross Income Tests described below, all assets, liabilities and tax attributes of a QRS are treated as belonging to the REIT. A QRS is not subject to federal income tax, but may be subject to state or local tax. The Company may in the future hold direct or indirect interests in one or more partnerships or joint ventures. In general, a partnership is not subject to federal income tax and instead, allocates its tax attributes to its partners. The partners are subject to tax on their allocable share of the income and gain, without regard to whether they receive distributions from the partnership. Each partner's share of a partnership's tax attributes is determined in accordance with the partnership agreement. In addition, for purposes of the Asset and Income Tests, the Company will be deemed to own and earn (based on its capital interest) an undivided interest in each asset and a share of each item of gross income.

     The Company, in satisfying the general tests described above, must meet, among others, the following requirements:

     A. Share Ownership Tests. The Shares and any other capital stock the Company issues (with the Shares, "Capital Stock") must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning Capital Stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of the Capital Stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning Capital Stock).

However, these two requirements do not apply until after the first taxable year an entity seeks REIT status. The Company represents that is has issued sufficient Capital Stock pursuant to the Offering to allow the Company to satisfy these requirements, did not admit investors as Stockholders until the admission allowed there to be sufficient Stockholders to meet these requirements and has thereafter admitted only those Stockholders that allow the Company to continue to meet these requirements. In addition, the Company's Articles contain provisions restricting the transfer of Capital Stock, which provisions are intended to assist the Company in satisfying these requirements and the Company utilizes computerized systems designed to prevent violations of these requirements. Furthermore, the Distribution Reinvestment Program contains provisions that prevent its operations from causing a violation of these tests as do the terms of the options granted to the Independent Directors and the terms of the Soliciting Dealer Warrants. Moreover, the Company maintains records which disclose the actual ownership of the outstanding Capital Stock, and the Company has demanded and will demand written statements each year from the record holders of 5% or more of the Capital Stock disclosing the beneficial owners thereof. Those Stockholders failing or refusing to comply with the Company's written demand are required by the Code and the Articles to submit, with their tax returns, a similar statement disclosing the actual ownership of Capital Stock and certain other information. See "Description of Securities--Restrictions on Transfer."

     B. Asset Tests. The Company must satisfy, on the last day of each calendar quarter, two tests based on the composition of its assets. After initially meeting the Asset Tests at the close of any quarter, the Company will not lose its status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. The Company intends to maintain adequate records of the value of its assets to insure compliance with the Asset Tests, and will take such other actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

          1. 75% Asset Test. At least 75% of the value of the Company's total assets must be represented by "real estate assets," cash, cash items (including receivables from the operations of the Company) and government securities (the "75% Asset Test"). Real estate assets include interests in real property (including undivided interests in real property, leaseholds of land and options to acquire land), interests in mortgages on real property, shares in other qualifying REITs and property attributable to certain temporary investments of new capital for a one year period beginning on the date the REIT received the new capital. Property will qualify as attributable to the temporary investment of new capital if the property is stock or a debt instrument and the money used to purchase such stock or debt instrument is received by the REIT in exchange for stock in the REIT (other than amounts received pursuant to a dividend reinvestment plan) or in a public offering of debt obligations which have a maturity of at least five years. The Company owns the properties, and the Company represents that the purchase contracts apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, the Company represents that it does not and will not rent personal property to any tenant at any property, and has maintained and will maintain depreciation schedules which corroborate this representation. In addition, the Company has and will invest funds not used to acquire properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow it to qualify under the 75% Asset Test. Therefore, the Company's investment in the properties will constitute "real estate assets" and should allow the Company to meet the 75% Asset Test.

          2. Limitation Tests. The remaining 25% of the Company's assets generally may be invested without restriction, although if invested in securities, such securities may not exceed either: (i)

5% of the value of the Company's total assets as to any one non-government issuer; or (ii) 10% of the outstanding voting securities of any one issuer. A partnership interest held by a REIT is not considered a "security" for purposes of these tests. The Company represents that as of the date hereof, it does not own any stock or securities of any other company, and will not acquire securities which could cause the Company to violate these limitation tests.

     C. Gross Income Tests. The Company must satisfy for each calendar year three separate tests based on the composition of its gross income, as determined under its method of accounting. For purposes of these tests, if the Company invests in a partnership, it will be treated as receiving its share of the income and loss of the partnership, and the gross income of the partnership will retain the same character in the hands of the Company as it has in the hands of the partnership.

          1. The 75% Gross Income Test (the "75% Test"). At least 75% of the Company's gross income for the taxable year must result from "rents from real property" (as defined below), interest on obligations secured by real property mortgages, gains from the sale of interests in real property and real estate mortgages (other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business), dividends from other qualifying REITs, certain other investments relating to real property or mortgages thereon, and, for a limited time, income from the investment of new capital. Income will qualify as attributable to the temporary investment of "new capital" if the income is attributable to the ownership of a stock or debt instrument, but only during the one year period beginning on the date the REIT receives such "new capital." New capital is defined as amounts received in exchange for the issuance of stock (other than amounts received pursuant to a dividend reinvestment plan) or a public offering of debt obligations which have a maturity of at least five years. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 75% Test.

     Income attributable to a lease of real property will generally qualify as "rent from real property" under the 75% Test (and the 95% Test described below) subject to the rules discussed below:

               (i) Rent from a particular tenant will not qualify if the Company, or an owner of 10% or more of the stock of the Company, directly or indirectly owns 10% or more of the stock, assets or net profits of the tenant.

               (ii) The portion of rent attributable to personal property rented with real property will not qualify unless the portion attributable to personal property is 15% or less of the total rent received under the lease.

               (iii) Rent will not qualify if it is based in whole, or in part, on the income or profits of any person. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

               (iv) Rental income will not qualify if the Company furnishes or renders services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the

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     extent that the services provided by the Company are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     The Company represents that:

          (i) The leases provided to Counsel represent the only arrangements between the Company and tenants with regard to the rental of the properties or any portion thereof;

          (ii) It has not and will not directly or indirectly own 10% or more of any tenant that leases space in the properties;

          (iii) The portion of any payments received under each lease which are attributable to personal property constitutes less than 15% of the total rent received under such lease, and the depreciation schedules maintained for each property corroborate this representation;

          (iv) Has not and will not charge rent that is based on the income or profits of any person in certain properties and that the percentage rent clauses, if any, in its current leases are not intended to provide the Company with a prohibited share of income or profits; and

          (v) Services received by tenants in connection with their leases to the properties are usually or customarily rendered in connection with the rental of space, and therefore the provision of these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% and 95% Tests. The Company intends to hire "independent contractors" to render services which it believes are not "usually or customarily rendered" in connection with the rental of space, including physical development or redevelopment activities.

          2. The 95% Gross Income Test (the "95% Test"). In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above-described qualifying income, or from dividends, interest or gains from the sale or disposition of stock or other securities that are not Dealer Property (as defined below). Dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Test, but not under the 75% Test. The Company will invest funds not otherwise invested in properties in cash sources, GNMA certificates, REMIC interests, "new capital" investments or other liquid investments which will allow the Company to qualify under the 95% Test. For purposes of determining whether the Company complies with the 75% and 95% Tests, gross income does not include income from prohibited transactions.

     The Company's share of income from the properties will primarily give rise to rental income qualifying under the 75% and 95% Tests, and gains on sales of the properties, substantially all of which will generally qualify under the 75% and 95% Tests. The Company's anticipated operating results indicate that it is unlikely that the Company will have sufficient, if any, non-qualifying income to
cause adverse consequences.   The Company represents that the only income it has
received has been from the leases entered into with tenants at the properties, and interest income from the investment of amounts not otherwise invested in properties.

     If the Company fails to satisfy either the 75% or 95% Tests for any taxable year, it may retain its status as a REIT for such year if the failure was due to reasonable cause and not due to willful neglect,

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the Company attached to its return a schedule of the sources of its income, and any incorrect information on the schedules was not due to fraud. If this relief provision was available, the Company would remain subject to tax with respect to the excess net income.


          3. The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of: (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities held for less than one year; and (iii) property in a prohibited transaction. The Company currently intends to hold the properties for more than four years and not to own any property that will cause a prohibited transaction and will structure its activities to comply with this test. In addition, the Company will invest amounts not invested in properties in investments that will allow it to comply with this test, and therefore may maintain increased cash reserves or make relatively low earning liquid investments in order to prevent violations of this test.



     D. Annual Distribution Requirements (the "Distribution Test"). In addition to the other tests described above, the Company is required to distribute dividends (other than capital gain dividends) to the Stockholders each year in an amount at least equal to the difference between: (i) the sum of: (a) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain); and (b) 95% of the net income (after tax), if any, from foreclosure property; and (ii) the sum of certain items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if the Company files an election before it timely files its tax return for such year and if paid on or before the first regular Distribution payment after such declaration. If the Company fails to meet the Distribution Test as a result of an adjustment to the Company's tax return by the Service, the Company may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Service) within a specified period. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100% of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed portion.

     The Company intends to pay sufficient dividends each year to satisfy the Distribution Test. See "Investment Objectives and Policies--Distributions." It is possible that the Company may not have sufficient cash or other liquid assets to meet the Distribution Test due to tax accounting rules and other timing differences. The Company will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary to comply with the Distribution Test, will borrow funds to provide cash flow needed to satisfy the distribution requirement. The Company represents that to date, it has distributed dividends in excess of its real estate investment trust taxable income, which thereby has allowed it to meet the Distribution Test.

     Failure to Qualify. If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions are not available or cannot be met, the Company will not be able to deduct its dividends and will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, thereby reducing cash available for Distributions. In such event, all Distributions to Stockholders (to the extent of current and accumulated earnings and profits), will be taxable as ordinary income. Unless entitled to relief under specific statutory provisions, the Company will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

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


     Prohibited Transactions. As discussed above, the Company will be subject to a 100% tax on any net income from "prohibited transactions". Net income from a prohibited transaction arises from the sale or exchange of property held for sale to customers in the ordinary course of its trade or business ("Dealer Property") unless such property is foreclosure property. In addition, there is an exception for certain sales of Dealer Property so long as the property sold:
(i) is a real estate asset under the 75% Asset Test; (ii) has been held for at least four years; (iii) has capitalized expenditures not in excess of 30% of the net sales price; (iv) was held for production of rental income for at least four years; and (v) when combined with other sales in the year, does not cause the REIT to have made more than seven sales of Dealer Property during the taxable year. Although the Company will eventually sell each of the properties, its primary intention in acquiring and operating the properties is the production of rental income and it does not expect to hold any property for sale to customers in the ordinary course of its trade or business.


TAXATION OF STOCKHOLDERS


     Taxation of Taxable Domestic Stockholders. As long as the Company qualifies as a REIT, Distributions paid to the Company's taxable domestic Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a Stockholder's current or suspended passive losses. Corporate Stockholders cannot claim the dividends received deduction for such dividends unless the Company loses its REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year). However, corporate Stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the Stockholder, reducing the Stockholder's tax basis in its Shares by the amount of such distribution. Because earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each Distribution will constitute a tax-deferred return of capital. Distributions in excess of the Stockholder's tax basis are taxable as capital gains.
Although Stockholders generally recognize taxable income in the year that a Distribution is received, any Distribution declared by the Company in October, November or December of any year and payable to a Stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the Stockholder on December 31 of the year it was declared even if paid by the Company during January of the following calendar year. Because the Company is not a pass-through entity for tax purposes, Stockholders may not use any operating or capital losses of the Company to reduce their tax liabilities.

     In general, the sale of Shares held for more than 12 months will produce long-term capital gain or loss, while all other sales will produce short-term gain or loss, in each case with the gain or loss equal to the difference between the amount of cash received form the sale and the Stockholder's basis in the Shares sold. However, any loss from a sale or exchange of Shares by a Stockholder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company that the Stockholder treated as long-term capital gains. In addition, please note that Distributions in excess of earnings and profits that reduce a Stockholder's basis will tend to increase the gain or sale.

     Backup Withholding. The Company will report to its domestic Stockholders and to the Service the amount of dividends paid during each calendar year, and the amount (if any) of tax it withheld. A Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such
Stockholder:  (a) is a corporation or comes within other exempt categories; or
(b) provides a taxpayer




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identification number, certifies as to no loss of exemption, and  otherwise complies with applicable requirements. A Stockholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding can be credited against the Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Foreign Stockholders" in this Section.

     Taxation of Tax-Exempt Stockholders. Distributions by the Company to a Stockholder that is a tax-exempt entity should not constitute UBTI unless the tax-exempt entity borrows funds to acquire its Shares (or otherwise incurs acquisition indebtedness within the meaning of the Code with respect to its acquisition of the Shares), or the Shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Notwithstanding the foregoing, if the Company constitutes a "Pension-Held REIT", certain Qualified Plans that are Stockholders could recognize UBTI even without incurring debt to acquire their Shares. The Company will constitute a
Pension-Held REIT if either:   (i) at least one Qualified Plan holds more than
25% (by value) of the Shares; or (ii) one or more Qualified Plans (each of which owns more than 10% by value of the Shares) hold an aggregate of more than 50% (by value) of the Shares. If the Company constitutes a Pension-Held REIT, then a portion of the dividends received by any Qualified Plan that holds 10% or more of the Shares will constitute UBTI based on the ratio of the Company's gross income (less allowable deductions) which is considered UBTI itself, bears to the Company's total gross income (less allowable deductions). Notwithstanding the foregoing, the Ownership Limit contained in the Articles should prevent the Company from unintentionally constituting a Pension-Held REIT because no Stockholder, whether a Qualified Plan or otherwise, is permitted to own more than 9.8% (by value) of the Shares without requesting and obtaining prior Board approval.

     Taxation of Foreign Stockholders. The following discussion is intended only as a summary of the rules governing income taxation of non-resident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates (collectively, "Foreign Stockholders"). Prospective Foreign Stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws on an investment in the Company, including any reporting requirements.

     In general, Foreign Stockholders will be subject to regular U.S. income tax with respect to their investment in the Company if the investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate Foreign Stockholder that receives income that is treated as effectively connected with a U.S. trade or business may also be subject to the "branch profits tax" under Code Section 884. The following discussion applies to Foreign Stockholders whose investment in the Company is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the dividend or the rate in an applicable tax treaty. A Distribution in excess of the Company's earnings and profits is treated first as a return of capital that will reduce a Foreign Stockholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, subject to the rules discussed below for dispositions.

     Distributions by the Company that are attributable to gain from the sale or exchange of a U.S. real property interest are taxed to a Foreign Stockholder as if the Distributions were gains "effectively connected" with a United States trade or business. Accordingly, a Foreign Stockholder will be taxed at





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the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate Foreign Stockholder that is not entitled to treaty exemptions.

     Although tax treaties may reduce the Company's withholding obligations, the Company will generally be required to withhold from dividends to Foreign Stockholders, and remit to the Service, 34% of designated capital gain dividends and 30% of ordinary dividends paid out of earnings and profits. In addition, if the Company designates prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for purposes of withholding. If the amount of tax withheld by the Company with respect to a distribution to a Foreign Stockholder exceeds its U.S. tax liability with respect to such distribution, the Foreign Stockholder may file for a refund of such excess from the Service. The 34% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 28% maximum rate on capital gains of individuals.

     Unless the Shares constitute a U.S. real property interest under Code
Section 897, a sale of Shares by a Foreign Stockholder generally will not be subject to U.S. income taxation. The Shares will not constitute a U.S. real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Foreign Stockholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to such taxation. However, because the Shares may be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. Notwithstanding the foregoing, capital gain not subject to such rules will be taxable to a Foreign Stockholder if the Foreign Stockholder is a non-resident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains. If the Company did not constitute a domestically-controlled REIT, whether a Foreign Stockholder's sale of stock would be subject to tax as a sale of a U.S. real property interest would depend on whether the Shares were "regularly traded" on an established securities market and on the size of the selling Stockholder's interest in the Company. If the gain on the sale of Shares was subject to taxation under these rules, the Foreign Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, Distributions that are treated as gain from the disposition of stock and are subject to tax under Code Section 897 may also be subject to a 30% branch profits tax when made to a foreign corporate stockholder that is not entitled to treaty exemptions. In any event, a purchaser of Shares from a Foreign Stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if the Company is a domestically-controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Service.

     If the proceeds of a disposition of Shares are paid by or through a U.S. office of a broker-dealer, the payment is subject to information reporting and to backup withholding unless the disposing Foreign Stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a non-U.S. office of a non-U.S. broker-dealer. U.S. information reporting requirements (but not backup withholding) will apply, however, to a payment



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of disposition proceeds outside the U.S. if (i) the payment is made through an office outside the U.S. of a broker-dealer that is either (a) a U.S. person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S. or (c) a "controlled foreign corporation" for U.S. federal income tax purposes, and (ii) the broker-dealer fails to initiate documentary evidence that the Stockholder is a Foreign Stockholder and that certain conditions are met or that the Foreign Stockholder otherwise is entitled to an exemption.

OTHER TAX CONSIDERATIONS

     Distribution Reinvestment Program. Stockholders who purchased Shares pursuant to the Company's Prior Offering as well as Stockholders who purchase shares in the Offering and participate in the Distribution Reinvestment Program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. See "--Taxation of Stockholders" in this Section. Capital Stock received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution.

     State and Local Taxes. The Company and its Stockholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective Stockholders should consult their own tax advisors regarding the effect of state and local tax laws on a investment in the Shares of the Company.


                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances.

     In considering whether to invest a portion of the assets of a pension, profit-sharing, retirement or other employee benefit plan ("Plan"), fiduciaries of the Plan should consider, among other things whether the investment: (i) will be in accordance with the documents and instruments covering the investments by such Plan; (ii) will allow the Plan to satisfy the diversification requirements of ERISA, if applicable; (iii) will result in UBTI to the Plan (see "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Tax-Exempt Stockholders"); (iv) will provide sufficient liquidity; and (v) is prudent under the general ERISA standards. In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA, "disqualified persons" within the meaning of the Code). Thus, a designated Plan fiduciary considering an investment in the Shares should also consider whether the acquisition or the continued holding of the Shares might constitute or give rise to a direct or indirect prohibited transaction.


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     The fiduciary of an IRA or of an employee benefit plan not subject to Title
I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents, not prohibited under Code Section 4975 and permitted under applicable state law.

     The Department of Labor (the "DOL") has issued final regulations (the "DOL Regulations") which provide guidance on the definition of Plan assets under ERISA. Under the DOL Regulations, if a Plan acquires an equity interest in an entity, which is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets would include, for ERISA purposes, both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly-offered security as a security that is "widely-held", "freely-transferable," and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Act (provided the securities are registered under the Exchange Act within 190 days after the end of the fiscal year of the issuer during which the offering occurred). The Shares are being sold in an offering registered under the Act and will be registered under the Exchange Act.

     The DOL Regulations provide that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. The Company represents that the Shares are held by over 100 independent investors and therefore are currently considered "widely-held."

     The DOL Regulations provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this Offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are freely-transferable. One type of restriction that will not affect a finding that securities are freely transferable is a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes. The Company believes that the Ownership Limit imposed under the Articles on the transfer of the Shares are designed to prevent violations of the five-or-fewer rule (which would cause a termination of REIT status for tax purposes) or which are otherwise permitted under the DOL Regulations and, therefore, will not cause the Shares to not be "freely-transferable." The DOL Regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the Shares are not freely-transferable.

     Assuming that the Shares are "widely-held," the Company believes that the Shares will be "publicly offered securities" for purposes of the Regulations and that the assets of the Company will not be deemed to be "plan assets" of any Plan that invests in the Shares.


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                           DESCRIPTION OF SECURITIES

GENERAL

     The total number of Shares of stock which the Company has authorized is 30,000,000 of which 24,000,000 shares are common stock, $.01 par value per share (the "Common Stock"), and 6,000,000 shares are preferred stock, $.01 par value per share (the "Preferred Stock"). The Shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable.

     Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Common Stock is not convertible or subject to redemption at the option of the Company. The Common Stock is entitled to one vote per share and Shares do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the Stockholders are entitled to Distributions in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding Preferred Stock.

     The Company may, at the discretion of the Board, authorize the listing, issuance and sale of Shares on a national securities exchange or market. It is not the present intention of the Company to list the Shares prior to the termination of this Offering. However, the Company anticipates that by 1999 it will apply to have the Shares listed, provided the Company meets the applicable listing requirements and the Board determines such action to be in the best interests of the Company.

     Generally, the Directors, without further action by the Stockholders, are authorized to issue up to 6,000,000 shares of Preferred Stock in one or more series and to determine and fix, as to any series, all the relative rights and preferences of shares including, without limitation, preferences, limitations or relative rights with respect to redemption rights, conversion rights, if any, voting rights, if any, dividend rights and preferences on liquidation.

     It is the current intention of the Company to issue only the Shares and Soliciting Dealer Warrants as described below, although it may from time to time issue other securities through public offerings or private placements. The Company may also issue shares of either Common Stock or Preferred Stock in whole or partial payment for a property if, in the judgment of the Board, such a transaction would be advantageous to the Company.

     All Shares are fully transferable, subject only to restrictions which would cause loss of REIT status. See "--Restrictions on Transfer" in this Section. However, each person acquiring Shares must notify the Company of any such transfer and provide his name, address, taxpayer identification number, number of Shares acquired, Service Form W-9 and the name of the transferor Stockholder prior to any Share transfer being recorded on the books and records of the Company. Additionally, the transferee Stockholder must present the stock certificate representing such Shares or an affidavit of lost certificate. Such properly executed documentation must be presented one calendar month prior to the last date of the current quarter to be effective as of the first day of the next quarter. Failure to provide such information could result in a transfer not being recognized by the Company on a timely basis.



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SOLICITING DEALER WARRANTS

     The Company has agreed to issue and sell, and the Dealer Manager has agreed to purchase, for the price of $.0008 per warrant, warrants (the "Soliciting Dealer Warrants") to purchase one Share per Soliciting Dealer Warrant in the Company equal to 2.5% of the total number of Shares sold by the Dealer Manager (and/or the Soliciting Dealers) up to a maximum of 250,000 Soliciting Dealer Warrants. The Soliciting Dealer Warrants will be issued on a quarterly basis commencing 60 days after the date on which the Shares are first sold pursuant to this Offering. The Dealer Manager may retain or reallow all Soliciting Dealer Warrants to the Soliciting Dealers, unless such issuance of the Soliciting Dealer Warrants is prohibited by either federal or state securities laws. The Soliciting Dealer Warrants which were to be but have not been issued to the Dealer Manager in connection with the Prior Offering and the Soliciting Dealer Warrants to be issued in connection with this Offering, as well as the Shares issuable upon exercise of the Soliciting Dealer Warrants, are being registered as part of this Offering.

     Each Soliciting Dealer will receive from the Dealer Manager one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during this Offering. All Shares sold by the Company other than through the Distribution Reinvestment Program will be included in the computation of the number of Shares sold to determine the number of Soliciting Dealer Warrants to be issued. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 (120% of the public offering price per Share) during the time period beginning from the date the Soliciting Dealer Warrants are issued and ending upon October 13, 2000 (the "Exercise Period"). A Soliciting Dealer Warrant may not be exercised unless the Shares to be issued upon the exercise of the Soliciting Dealer Warrant have been registered or are exempt from registration in the state of residence of the holder of the Soliciting Dealer Warrant or if a prospectus required under the laws of such state cannot be delivered to the buyer on behalf of the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. In addition, holders of Soliciting Dealer Warrants may not exercise the Soliciting Dealer Warrants to the extent such exercise would jeopardize the Company's status as a REIT under the Code.

     The terms of the Soliciting Dealer Warrants, including the exercise price and the number and type of securities issuable upon exercise of a Soliciting Dealer Warrant and the number of such Warrants may be adjusted in the event of stock dividends, certain subdivisions, combinations and reclassification of Shares or the issuance to Stockholders of rights, options or warrants entitling them to purchase Shares or securities convertible into Shares. The terms of the Soliciting Dealer Warrants also may be adjusted if the Company engages in certain merger or consolidation transactions or if all or substantially all of the Company's assets are sold. Soliciting Dealer Warrants are not transferable or assignable except by the Dealer Manager, the Soliciting Dealers, their successors in interest, or to individuals who are both officers and directors of such a person. Exercise of these Soliciting Dealer Warrants will be under the terms and conditions detailed in this Prospectus and in the Warrant Purchase Agreement, which is an exhibit to the Registration Statement.

     As holders of Soliciting Dealer Warrants, persons do not have the rights of Stockholders, may not vote on Company matters and are not entitled to receive Distributions.



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ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     The Directors are authorized to issue additional shares or convertible securities for cash, property or other consideration on such terms as they may deem advisable and to classify or reclassify any unissued shares of capital stock of the Company without approval of the holders of such outstanding securities. The Directors may cause the Company to issue debt obligations with conversion privileges on more than one class of capital stock. The Directors may issue debt obligations with conversion privileges on such terms and conditions as the Directors may determine whereby the holders thereof may acquire Shares. Subject to certain restrictions, the Directors may also cause the Company to issue warrants, options and rights to buy Shares on such terms as they deem advisable (notwithstanding the possible dilution in the value of the outstanding Shares which may result from the exercise of such warrants, options or rights to buy Shares) as part of a ratable issue to Stockholders, as part of a public or private offering or as part of a financial arrangement with parties other than the Advisor or Directors, officers or employees of the Company or the Advisor.

RESTRICTIONS ON TRANSFER

     For the Company to qualify as a REIT under the Code, Shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Further, not more than 50% of the value of the issued and outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year (other than the first year) or during a proportionate part of a shorter taxable year.

        Since the Board believes it is essential for the Company to continue to
qualify as a REIT, the Articles provide that no person may own, or be   deemed
to own by virtue of the attribution provisions of the Code, more than 9.8% (the "Ownership Limit") of the number or value of any class of the issued and outstanding stock of the Company. The Directors, upon receipt of a ruling from the Service, an opinion of counsel or other evidence satisfactory to the Directors and upon other conditions as the Directors may direct, may also exempt a proposed transferee from the Ownership Limit. As a condition of this exemption, the intended transferee must give written notice to the Company of the proposed transfer no later than 15 days prior to any transfer which, if effected, would result in the intended transferee owning shares in excess of the Ownership Limit. The Directors may require opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT. Any transfer of Shares that would: (i) create a direct or indirect ownership of Shares in excess of the Ownership Limit; (ii) result in the Shares being owned by fewer than 100 persons; or (iii) result in the Company being "closely-held" within the meaning of Code Section 856(b), shall be null and void, and the intended transferee will acquire no right to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Directors determine that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Company to become "closely-held" under Code Section 856(b) that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"). Upon the Company determining the existence of Excess Shares, it shall make a demand upon such Stockholders to sell such Excess Shares. Within 30 days after the Company requests such holder to sell such Excess Shares, the Excess Shares shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of: (a) the price per Share in the transaction that created such Excess Shares


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(or, in the case of a devise or gift, the market price at the time of such devise or gift); and (b) the market price of the equity shares to which such Excess Shares relates on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of 30 days after the later of: (i) the date of Transfer which resulted in such Excess Shares; and (ii) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Company does not receive a notice of such Transfer pursuant to the terms of the Articles but in no event later than a permitted Transfer pursuant to and in compliance with the terms of the Articles. If the Company accepts such offer, it shall be required to pay the full purchase price for such Shares within such 30 day period.

     All persons who own, directly or by virtue of the attribution provisions of the Code, more than 9.8% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give the Company written notice by January 31st of each year. In addition, each Stockholder shall, upon demand, be required to disclose to the Company in writing all information regarding the direct, indirect and constructive ownership of Shares as the Directors deem reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or a price which such holders might believe to be otherwise in their best interest.

                    SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

     Each Stockholder shall be bound by and deemed to have agreed to the terms of the Organizational Documents by his, her or its election to become a Stockholder. The Organizational Documents, consisting of the Articles and Bylaws, were reviewed and ratified by a majority of the Directors (including a majority of the Independent Directors) at the first meeting of such Directors. The following is a summary of certain provisions of the Organizational Documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the Organizational Documents filed as Exhibits to the Company's Registration Statement.

CERTAIN ARTICLE AND BYLAW PROVISIONS

     Stockholders' rights and related matters are governed by the Maryland General Corporation Law ("MGCL"), the Articles and Bylaws. Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

STOCKHOLDERS' MEETINGS

     An annual meeting of the Stockholders will be held not less than 30 days after the delivery of the Company's annual report, but within six months after the end of each fiscal year, for the purpose of electing Directors and for the transaction of such other business as may become before the meeting. A special meeting of the Stockholders may be called by the chief executive officer, a majority of the Directors or a majority of the Independent Directors, and shall be called by an officer of the Company


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

upon written request of the Stockholders holding in the aggregate not less than 10% of the outstanding Shares. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the Company shall provide all Stockholders, within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders.
At any meeting of the Stockholders, each Stockholder is entitled to one vote for each Share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding Shares shall constitute a quorum, and the majority vote of the Stockholders will be binding on all Stockholders of the Company.

BOARD OF DIRECTORS

     The Articles and Bylaws provide that the number of directors of the Company may not be fewer than three nor more than nine, a majority of which will be independent. This provision may only be amended by a vote of a majority of the Board. A vacancy in the Board caused by the death, resignation or incapacity of a Director or by an increase in the number of Directors (within the limits described above) may be filled by the vote of a majority of the remaining Directors. With respect to a vacancy created by the death, resignation or incapacity of an Independent Director, the remaining Independent Directors shall nominate a replacement. Vacancies occurring as a result of the removal of a Director by Stockholders shall be filled by a majority vote of the Stockholders. Any Director may resign at any time and may be removed with or without cause by the Stockholders owning at least a majority of the outstanding Shares.

     A Director shall have had at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Except as otherwise provided, all Shares shall have equal voting rights. Stockholders are entitled to vote by written consent and do not have cumulative voting rights. The voting rights per share of equity securities of the Company (other than the Shares) sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of the Shares of the Company as the consideration paid to the Company for each privately offered Company share bears to the book value of each Share.

     All elections for Directors shall be decided by the affirmative vote of a majority of votes cast at a meeting or without a meeting, provided that a quorum is present (defined as a majority of the aggregate number of votes entitled to be cast thereon). Any or all Directors may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the outstanding Shares entitled to vote at an annual or special meeting. All other questions shall be decided by a majority of the votes cast at a meeting. If no meeting is held, 100% of the Stockholders must consent in writing.

     Without concurrence of a majority of the outstanding Shares, the Directors may not: (a) amend the Articles, except for amendments which do not adversely affect the rights, preferences and privileges of the Stockholders, including amendments to provisions relating to Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (b) sell all or substantially all of the Company's assets other than in the ordinary course of the Company's business

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

or in connection with liquidation and dissolution; (c) cause a merger or other reorganization of the Company; or (d) dissolve or liquidate the Company, other than before the initial investment in a property by the Company. For purposes of the above provision, a sale of all or substantially all of the Company's assets shall mean the sale of two-thirds or more of the Company's assets based on the total number of properties or the current fair market value of these assets.

     With respect to Shares owned by the Advisor, the Sponsor, the Directors or any Affiliate, neither the Advisor, the Sponsor, the Directors, nor any Affiliate may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, the Sponsor, the Directors or any Affiliate or any transaction between the Company and any of them. In determining the requisite percentage and interest of Shares necessary to approve a matter on which the Advisor, the Sponsor, the Directors and any Affiliate may not vote or consent, any Shares owned by them shall not be included.

     Each Stockholder entitled to vote may do so: (i) at a meeting in person, by written proxy or by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast (which must be received by the Directors prior to such meeting); or (ii) without a meeting by a signed writing or consent directing the manner in which he or she desires that his or her vote be cast (which must be received by the Directors prior to the date the votes of the Stockholders are to be counted).

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     An alphabetical list of names, record addresses and business telephone numbers (if any) of all Stockholders with the number of Shares held by each, shall be maintained as part of the books and records of the Company at the Company's principal office. Such list shall be updated at least quarterly and shall be open for inspection by a Stockholder or his designated agent upon such Stockholder's request. Such list shall also be mailed to any Stockholder requesting the list within ten days of receipt of a request. The Company may impose a reasonable charge for expenses incurred in reproducing such list and may require the Stockholder requesting such Stockholder's list to represent that the list is requested with respect to matters relating to Stockholders' voting rights under the Articles and the exercise of Stockholders' rights under federal proxy laws.

     Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times and may inspect and copy any of them. In addition, the books and records of the Company shall be open for inspection by state securities administrators upon reasonable notice and during normal business hours at the principal place of business of the Company.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     The Articles may be amended by the affirmative vote of a majority of the then outstanding Shares, without the necessity for concurrence by the Directors. Unless otherwise stated in the Articles, the Bylaws may be amended in a manner not inconsistent with the Articles by a majority vote of the Directors, except that an amendment of any matter which requires greater than a majority vote of the Directors must be amended by the requisite vote and no Bylaw adopted by the Stockholders may be amended by the Directors if the provision of such Bylaw provides that it may not be amended without a Stockholder vote.

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DISSOLUTION OR TERMINATION OF THE COMPANY

     The Company is an infinite-life REIT which may be dissolved pursuant to the procedures set forth in the MGCL at any time by the affirmative vote of a majority of the Stockholders. However, the Company anticipates that, by 1999, the Board of Directors will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or
(ii) commence a subsequent public offering after completion of this Offering. If listing of the Shares is not feasible by 1999, the Board may decide to:
(i) sell the Company's assets individually; (ii) list the Shares at a future date to provide liquidity for Stockholders; or (iii) liquidate the Company within ten years of the date thereof.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     The Bylaws provide that: (a) with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws; and (b) with respect to special meetings of Stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of Stockholders, and nominations of persons for election to the Board may be made only: (i) pursuant to the Company's notice of the meeting; (ii) by the Board; or (iii) provided that the Board has determined that directors shall be elected at such meeting, by a Stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     The Articles require that 66 2/3% in interest of the Stockholders and all the Independent Directors approve certain exchange offers, mergers, consolidations or similar transactions involving the Company in which the Stockholders receive securities in a surviving entity having a substantially longer duration or materially different investment objectives and policies, or that provides significantly greater compensation to management from that which is described in this Prospectus, except for any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of the Stockholders. In should be noted that standards such as "substantially longer life," "materially different investment objectives and policies" or "provides significantly greater compensation to management" are not defined and are by their nature potentially ambiguous. Any ambiguities will be resolved by the Directors.

     In connection with a proposed Roll-Up, as defined below, an appraisal of all of the Company's assets shall be obtained from a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company (an "Independent Expert"). The appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, as defined below, and shall be filed with the Commission and the state regulatory commissions as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of Section 11 of the Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. The Company's assets shall be appraised in a consistent manner. The appraisal shall be based on an evaluation of all relevant information, and shall



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indicate the value of the Company's assets as of a date immediately prior to the announcement of the proposed Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Company's assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Stockholders in connection with a proposed Roll-Up. A Roll-Up is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity, as defined below. A Roll-Up does not include: (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the Nasdaq National Market; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) Stockholders' voting rights; (b) the term and existence of the Company; (c) Sponsor or Advisor compensation; or (d) the Company's investment objectives. A Roll-Up Entity is a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

     Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

       (i) result in the Stockholders having rights to meetings less frequently or which are more restrictive to Stockholders than those provided in the Articles;

      (ii) result in the Stockholders having voting rights that are less than those provided in the Articles;

     (iii) result in the Stockholders having greater liability than as provided in the Articles;

      (iv) result in the Stockholders having rights to receive reports that are less than those provided in the Articles;

       (v) result in the Stockholders having access to records that are more limited than those provided in the Articles;

      (vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

     (vii) limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

    (viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Articles; or

      (ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Stockholders;



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provided, however, that nothing herein shall be construed to prevent participation in any proposed Roll-Up which would result in Stockholders having rights and restrictions comparable to those contained in the Articles, with the prior approval of a majority of the Stockholders.

     Stockholders who vote "no" on the proposed Roll-Up shall have the choice of:

       (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or

      (ii)  one of either:

            (a) remaining as Stockholders of the Company and preserving their interests therein on the same terms and conditions as previously existed; or

            (b) receiving cash in an amount equal to the Stockholders' pro rata share of the appraised value of the net assets of the Company.

     The foregoing provisions in the Articles, Bylaws and the MGCL could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which these holders might believe to be otherwise in their best interests.

LIMITATION ON TOTAL OPERATING EXPENSES

     The Articles provide that, subject to the conditions described in the following paragraph, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the foregoing limitations. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Stockholders a written report of such fact, together with an explanation of the facts the Independent Directors considered in arriving at the conclusion that such higher operating expenses were justified. In the event the Total Operating Expenses exceed the limitations described above and if the Directors are unable to conclude that such excess was justified then, within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.

TRANSACTIONS WITH AFFILIATES

     The Articles impose certain restrictions upon dealings between the Company and the Advisor, the Sponsor, any Director or Affiliates thereof. In particular, the Company may not:

       (i) borrow money from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that such transaction is fair and



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                 reasonable and no less favorable to the Company than from
                 unaffiliated parties under the same or similar circumstances;

            (ii) invest in joint ventures with an Affiliated program except in compliance with the requirements set forth in the Articles. See "Investment Objectives and Policies--Joint Ventures";

           (iii) enter into any other transaction with the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction determines that the transaction is fair and reasonable to the Company and is on terms and conditions no less favorable than from unaffiliated third parties, except for advisory arrangements with the Advisor. Notwithstanding the above, the Company was allowed to acquire the Eagle Crest Shopping Center and the Walgreens/Decatur property from IPS. See "Conflicts of Interest--Acquisitions from Affiliates" and "--Non-Arm's-Length Agreements" and "Real Property Investments"; or

            (iv) sell property to or loan money to the Advisor, the Sponsor, any
                 Director or Affiliates thereof (except as provided in the Articles).

RESTRICTIONS ON BORROWING

     The Company may not incur indebtedness to enable it to make Distributions except as necessary to satisfy the requirement that the Company distribute at least 95% of its REIT Taxable Income, or otherwise as necessary or advisable to assure that the Company maintains its qualification as a REIT for federal income tax purposes. The aggregate borrowing of the Company, secured and unsecured, shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Board at least quarterly. The Company anticipates that aggregate borrowings related to all of the Company's properties will not exceed 50% of their combined fair market values, however, the maximum amount of borrowings in relation to Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of Net Assets. Any borrowings in excess of such 300% level shall only occur with the consent of a majority of the Stockholders. See "Investment Objectives and Policies--Borrowing." The Company shall not borrow funds from the Advisor, the Sponsor, any Director or Affiliates thereof, unless a majority of the Directors (including a majority of the Independent Directors), not otherwise interested in such transaction, determines that such transaction is fair and reasonable and no less favorable to the Company than from unaffiliated parties under the same or similar circumstances.

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in the Articles shall be approved by a majority of Independent Directors. The Articles prohibit investments in: (i) any foreign currency or bullion; (ii) short sales; and (iii) any security in any entity holding investments or engaging in activities prohibited by the Articles.

     In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following restrictions on its investments set forth in its Articles:



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            (i)  not more than 10% of the Company's total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real properties" does not include properties under construction, under contract for development or plan for development within one year;

           (ii) the Company may not invest in commodities or commodity future contracts. Such limitation is not intended to apply to interest rate futures, when used solely for hedging purposes;

          (iii) the Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which the majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, the Sponsor, the Directors or any Affiliates, such appraisal must be obtained from an Independent Expert concerning the underlying property. The appraisal shall be maintained in the Company's records for at least five years, and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. The Company may not invest in real estate contracts of sale otherwise known as land sale contracts;

           (iv) the Company may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria provided that such loans would in no event exceed the appraised value of the property at the date of the loans;

            (v) the Company may not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, the Sponsor, any Director or Affiliates thereof;

           (vi) the Company shall not invest in equity securities unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with the Advisor, the Sponsor, any Director or Affiliates thereof are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, the Company may purchase its own securities, when traded on a secondary market or on a national securities exchange or market, if a majority of the Directors (including a majority of the Independent Directors) determine such purchase to be in the best interests of the Company;

          (vii)  the Company shall not issue:  (a) redeemable equity securities;
                 (b) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service the higher level of debt; (c) options or warrants to purchase Shares to the Advisor, the Sponsor, any Director or Affiliates thereof except on the same terms as sold to the general public, provided that the Company may issue options or warrants to persons not affiliated with the Company at exercise prices not less than the fair market value of such securities on the date of grant and for consideration (which may include securities) that in the judgment of the Independent Directors have a market value not less than the value of such option on the date of grant); options or warrants issuable to the Advisor, the Sponsor, any Director or Affiliates thereof shall not exceed an amount equal to ten percent (10%) of the outstanding Shares on the date of grant of any options or warrants; or (d) issue Shares on a deferred payment basis or similar arrangement;

         (viii) to the extent the Company invests in real property acquired from an Affiliate, a majority of the Directors (including a majority of the Independent Directors) shall determine the consideration paid for such real property, based on the fair market value of the property; in such event, an appraisal by a qualified independent real estate appraiser selected by the Independent Directors shall be obtained;

           (ix) the Company may not invest in indebtedness (herein called "Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness (herein called "Senior Debt"), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such investments of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's tangible assets.
                 The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements would be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation);

            (x)  engage in trading, as compared with investment activities; and

           (xi) engage in underwriting or the agency distribution of securities issued by others.

Subject to the above restrictions, a majority of the Independent Directors may alter the investment policies if they determine that such change is in the best interests of the Company.


                              PLAN OF DISTRIBUTION

GENERAL


     Of the 11,375,000 Shares offered by this Prospectus, the Company is offering 10,000,000 Shares on a "best efforts" basis at a purchase price of $10.00 per Share with a minimum initial investment of $3,000 ($1,000 in the case of Tax-Exempt Entities, except for Iowa where the minimum investment for IRAs will be $3,000 and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be $2,000); 1,000,000 Shares at a purchase price of $9.05 per Share are being offered through the Distribution Reinvestment Program; and 375,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager. The warrants are also offered by means of this Prospectus. See "Description of Securities - - Soliciting Dealer Warrants." "Best efforts" means that no one is guaranteeing that any specified amount of capital will be raised. The Offering will




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

commence as of the date of this Prospectus and will terminate not later than July 23, 1998. The Company reserves the right to terminate the Offering at any time.

ESCROW CONDITIONS

     Subscription proceeds for qualified subscriptions will be deposited in a segregated escrow account with the LaSalle National Bank, N.A., 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for the benefit of the subscribers pending release to the Company, and will not be commingled. Subscription proceeds are expected to be released to the Company as subscriptions are accepted. All subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after receipt by the Company.

ADVISOR CAPITAL CONTRIBUTION

     The Advisor made a capital contribution to the Company in the amount of $200,000 prior to the commencement of the Prior Offering, for which the Advisor received 20,000 Shares. The Advisor may not sell this initial investment while it remains the Advisor but may transfer the Shares to an Affiliate. The Advisor and its Affiliates may purchase additional Shares for their own accounts. However, at no time will the Advisor own 9.8% or more of the total number of the Company's Shares outstanding. Any purchases of Shares by the Advisor during the Offering will be for investment purposes only and not with a view toward immediate resale.

SUBSCRIPTION PROCESS

     The Shares are being offered to the public through the Dealer Manager and the Soliciting Dealers. The form of Soliciting Dealers Agreement between the Dealer Manager and the Soliciting Dealers requires the broker-dealers to make diligent inquiries, as required by law, of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for such person and transmit promptly to the Company the completed subscription documentation and any supporting documentation reasonably required by the Company.

     The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. Subscriptions will be accepted or rejected within ten days (and generally within 24 hours) after its receipt of a copy of the Subscription Agreement, fully completed, and payment in good funds for the number of subscribed Shares. If the subscription is accepted, a confirmation will be mailed not more than five days after acceptance of the investor as a Stockholder. A sale of the Shares may not be completed until at least five business days after the date the subscriber receives a Prospectus and, as may be required by certain state regulatory authorities, a copy of the Organizational Documents. If for any reason the subscription is rejected, the check and subscription agreement will be returned to the subscriber, without interest or deduction, within ten days after receipt.


     Shares will only be sold to persons who initially purchase a minimum of 300 Shares ($3,000) or Tax-Exempt Entities which purchase a minimum of 100 Shares ($1,000), except for Iowa where the minimum investment for IRAs will be 300 Shares ($3,000) and for Minnesota where the minimum investment for IRAs and qualified plan accounts will be 200 Shares ($2,000). Subscriptions will be accepted for fractional Shares only in the discretion of the Company.

DETERMINATION OF INVESTOR SUITABILITY

     The Company, the Dealer Manager and each Soliciting Dealer shall make every reasonable effort to determine that those persons being offered or sold the Shares are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The Soliciting Dealers shall ascertain that the investors can reasonably benefit from the Company, and the following shall be relevant to such determination: (i) the investor has the capability of understanding the fundamental aspects of the Company, which capacity may be evidenced by the following: (a) the nature of employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with investments of a similar nature; (ii) the investor has apparent understanding of: (a) the fundamental risks and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the Advisor's role in directing or managing the investment; and (d) the tax consequences of the investment; and
(iii) the investor has the financial capability to invest in the Company.

     By executing the subscription agreement, each Soliciting Dealer acknowledges his determination that the Shares are a suitable investment for the investor, and will be required to represent and warrant his compliance with the applicable laws requiring the determination of the suitability of the Shares as an investment for the subscriber. The Company and its Affiliates will, in addition to the foregoing, coordinate the processes and procedures utilized by the Dealer Manager and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Dealer Manager and/or the Soliciting Dealers shall maintain for at least six years a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of Shares and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

COMPENSATION


     The Company will pay the Dealer Manager selling commissions equal to up to seven percent (7%) on all Shares sold for serving as a dealer manager of the Offering and for the sale of Shares through its efforts, of which such compensation may be retained or reallowed to Soliciting Dealers, as compensation for their services in soliciting and obtaining subscribers for the purchase of Shares, further described below. Up to an additional 2.0% of the Gross Offering Proceeds, a portion of which may be reallowed to Soliciting Dealers, may be paid as a Marketing Contribution for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds. The Dealer Manager may award sales incentive items to Soliciting Dealers in connection with their sales activities. The value of each item will be less than $50 per annum per participating salesperson. The Dealer Manager may pay incentive compensation to its regional marketing representatives for their activities as wholesalers in connection with the distribution of the Shares, subject to the overall restrictions on commissions described herein. The Dealer Manager will reallow commissions to Soliciting Dealers who sell 100,000 or more Shares during the Offering, as an incentive. This incentive commission, equal to 1% of the price of the Shares initially will be paid following the sale of 100,000 Shares by a Soliciting Dealer and, thereafter, will be paid quarterly in the event additional Shares are sold. The incentive compensation will be reduced by the amount of any marketing costs paid by the Dealer Manager on behalf of, or to, the Soliciting Dealers. Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to federal and state securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending on October 13, 2000 (the "Exercise Period"). Subject to certain limitations, the Soliciting Dealer Warrants may not be transferred, assigned, pledged or hypothecated for a period of one year following issuance thereof. In addition, no Soliciting Dealer Warrants will be exercisable until one year from the date of issuance. The Soliciting Dealer Warrants which were to be but have not been issued to the Dealer Manager in connection with the Prior Offering and the Soliciting Dealer Warrants to be issued in connection with the Offering, as well as the Shares issuable upon exercise of the Soliciting Dealer Warrants, are being registered as part of this Offering. For the life of the Soliciting Dealer Warrants, the holders are given, at nominal cost, the opportunity to profit from a rise in the market price for the Common Stock without assuming the risk of ownership, with a resulting dilution in the interest of other security holders. Moreover, the holders of the Soliciting Dealer Warrants might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain needed capital by a new offering of its securities on terms more favorable than those provided by the Soliciting Dealer Warrants. See "Description of Securities--Soliciting Dealer Warrants." The maximum compensation to be paid in connection with the Offering will not exceed: (i) a total of 7% of the Gross Offering Proceeds for selling commissions; and (ii) a total of 2% of the Gross Offering Proceeds for marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts. The aggregate of these commissions and expenses plus the value attributable to the warrants that may be issued to the Dealer Manager and the Soliciting Dealers will not exceed 10% of the Gross Offering Proceeds. In addition, the Dealer Manager and the Soliciting Dealers may be reimbursed for bona fide due diligence expenses not to exceed a maximum of 0.5% of the Gross Offering Proceeds.


     The Company shall not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares, provided, however, that this provision shall not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling the Shares.

VOLUME DISCOUNTS

     Commissions will be reduced below 7% for obtaining subscriptions from Stockholders in accordance with the following:

                         Amount of
                   Purchaser's Investment   Maximum Commission
                     From           To          per Share
                  -----------  -----------  ------------------
                   $  250,000      499,999          5.5%
                      500,000      999,999          4.0%
                    1,000,000     and over          2.5%

Any reduction from the up to 7% commission otherwise payable to the Dealer Manager, some or all of which may be reallowable to a Soliciting Dealer in respect of a purchaser's subscription will be credited to such purchaser in the form of additional whole Shares or fractional Shares purchased net of commissions.

     Subscriptions may be combined for the purpose of crediting a purchaser with additional Shares and determining commissions payable to the Dealer Manager and reallowable to Soliciting Dealers so long as all such purchases are made through the same Soliciting Dealer. Tax-Exempt Entities may be combined in computing amounts invested if they each have the same person who exercises investment discretion. If the Subscription Agreement/Signature Page fails to indicate by marking the "Additional Purchase" space that subscriptions are to be combined, the Company cannot be held responsible for failing to properly combine subscriptions.

     Employees and associates of the Company and its Affiliates will be permitted to purchase Shares net of sales commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee ($9.05 per Share).

TRANSFER OF SHARES


     A Stockholder may assign all or some of his Shares, subject to the Ownership Limit contained in the Articles. This assignment shall confer upon the assignee the right to become a Stockholder in the following manner and subject to certain conditions, including the following: (i) an instrument of assignment executed by both the assignor and assignee of the Shares satisfactory in form to the Company shall be delivered to the Company; (ii) reimbursement of the Company for reasonable expenses and filing costs incurred in connection with such transfer, which amount shall not exceed $100; (iii) no assignment shall be effective until the first day of the month following the month in which the Company actually receives the instrument of assignment which complies with the requirements of (i) and (ii) above; (iv) no assignment shall be effective if such assignment would, in the opinion of counsel to the Company, result in the termination of the Company's status as a REIT under the Code; (v) an assignment may be rejected if such assignment would cause 25% or more of the issued and outstanding Shares to be held by Tax-Exempt Entities that are considered "benefit plan investors" under ERISA or otherwise cause the assets of the Company to be Plan assets; and (vi) no assignment shall be effected if the assignment would, to the knowledge of the Company, violate the provisions of any applicable federal or state securities laws.


     The Shares will not initially be listed on a national stock exchange or included for quotation on a national market system. The Company anticipates that by 1999 the Board will determine whether it is in the best interests of the Company to: (i) apply to have the Shares listed for trading on a national stock exchange or included for quotation on a national market system, provided the Company meets the then applicable listing requirements; and/or (ii) commence a subsequent public offering.

INDEMNIFICATION

     The Company will indemnify the Dealer Manager and the Soliciting Dealers against certain liabilities, including liabilities under the Act; provided, however, that the Company shall not indemnify the Dealer Manager or any Soliciting Dealer from any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court has approved indemnification of the settlement and related costs and the court considering the request has been advised of the position of the Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations. The Soliciting Dealer will be required to indemnify the Company and the Advisor against certain such liabilities. In the opinion of the Commission, indemnification for liabilities arising under the Act is against public policy and, therefore, unenforceable. The Dealer Manager and each of the Soliciting Dealers may be deemed to be an "underwriter" as that term is defined in the Act. See "Distribution Reinvestment and Share Repurchase Programs."


                                HOW TO SUBSCRIBE

     Shares may be purchased by an investor who meets the suitability standards described above under "Plan of Distribution--Suitability of the Investment" by proceeding as follows:

     1. Read the entire Prospectus and the current supplement(s), if any, accompanying the Prospectus.

     2. Complete the execution copy of the Subscription Agreement. A specimen copy of the Subscription Agreement, including instructions for completing the Subscription Agreement, is included in the Prospectus as Exhibit I.

     3. Deliver a check for the full purchase price of the Shares being subscribed for, payable to "LNB/Escrow Agent for IREC," along with the completed Subscription Agreement to the Soliciting Dealer whose name appears on the Subscription Agreement.

     4. By executing the Subscription Agreement and by paying the full purchase price for the Shares subscribed for, each investor attests that he meets the suitability standards as stated in the Subscription Agreement and will be bound by all of the terms of the Subscription Agreement.

     Within ten days (and generally within 24 hours) of the Company's receipt of each completed Subscription Agreement, the Company will accept or reject the subscription. If the subscription is accepted, a confirmation will be mailed within five days. If for any reason the subscription is rejected, the check and Subscription Agreement will be promptly returned to the subscriber, without interest or deduction, within ten days after receipt.

     Subscriptions on behalf of IRAs, Keogh plans and 401(k) plans must be processed through and forwarded to the Company by an approved trustee. In the case of IRA, Keogh plans and 401(k) plan Stockholders, the confirmation will be sent to the trustee.

                                SALES LITERATURE

     In addition to and apart from this Prospectus, the Company may use certain supplemental sales material in connection with the Offering. This material, prepared by the Advisor may consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company. It would contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company as well as a brochure, audiovisual materials and taped presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than: (i) that described herein; and (ii) newspaper advertisements or solicitations of interest limited to identifying the Offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the Offering or the adequacy or accuracy of the materials.

     This Offering is made only by means of this Prospectus. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering. Although it is believed that the information contained in such literature does not conflict with any of the information set forth in this Prospectus, such material does not purport to be complete, and should not be considered as a part of this Prospectus, or as incorporated in this Prospectus by reference, or as forming the basis of the Offering described herein.


            DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     The Distribution Reinvestment Program (the "DRP") allows Stockholders who purchased Shares pursuant either to the Prior Offering or to this Offering ("Participants") to automatically reinvest Distributions in the Company by permitting purchase of additional Shares. Stockholders who purchased Shares pursuant to the Prior Offering or who purchase Shares pursuant to this Offering and elect to take part in the DRP will authorize the Company to use Distributions payable to them to purchase additional Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

     Purchases under the DRP will not be subject to selling commissions or the Marketing Contribution and Due Diligence Expense Allowance Fee. Participants in the DRP may also purchase fractional Shares, so that 100% of Distributions will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

     Commencing with the first Distribution paid after the effective date of the Offering of Shares pursuant to the Prospectus and continuing until the termination of the Offering, Participants will acquire Shares from the Company at a fixed price of $9.05 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the $9.05 per Share price which will be paid under the DRP. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP. The Company does not warrant or guarantee that Participants will be acquiring Shares at the lowest possible price. A Participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company. Prior to listing of the Shares on a national stock exchange or including the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination, Distributions will be distributed to the Stockholder instead of being used to purchase Shares under the DRP. Within 90 days after the end of the Company's fiscal year, the Company will: (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of said Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Participants will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto. The Directors by majority vote (including a majority of Independent Directors) may amend or terminate the DRP upon 30 days' notice to Participants. It is anticipated that the Directors will amend or terminate the DRP upon completion of this Offering.

     Stockholders who participate in the Distribution Reinvestment Program will recognize taxable dividend income in the amount they would have received had they not elected to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from the Company to the participating Stockholders and will retain the character and tax effects applicable to all dividends. Shares received under the program will have a holding period beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed Distribution. See "Federal Income Tax Considerations--Taxation of Stockholders--Taxation of Taxable Domestic Stockholders" for a full discussion of the tax effects of dividend distributions.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be cancelled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Commission under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

SHARE REPURCHASE PROGRAM

     The Share Repurchase Program ("SRP") may, subject to certain restrictions, provide eligible Stockholders with limited, interim liquidity by enabling them to sell Shares back to the Company at a price of $9.05 per Share (a reduction of $.95 from the $10 Offering price, reflecting selling commissions and the Marketing Contribution and Due Diligence Expense Allowance Fee).

     Repurchases under the SRP will be made quarterly by the Company on a first-come, first-served basis, and will be limited in the following ways: (i) not more than $500,000 worth of the outstanding Shares will be repurchased in any given year; and (ii) the funds available for repurchase will be limited to available proceeds received by the Company from the sale of Shares under the DRP. The determination of available funds from sales under the DRP will be at the sole discretion of the Board. In making this determination, the Board will consider the need to use proceeds from the Share sales under the DRP for investment in additional properties, or for maintenance or repair of existing properties. Such property-related uses will have priority over the need to allocate funds to the SRP. To be eligible to offer Shares for purchase to the SRP, the Stockholder must have beneficially held the Shares for at least one year.

     The Company cannot guarantee that funds will be available for repurchase. If no funds are available for the SRP at the time when repurchase is requested, the Stockholder could: (i) withdraw his request for repurchase; or (ii) ask that the Company honor the request at such time, if any, when funds are available. Such pending requests will be honored on a first come, first served basis. There is no requirement that Stockholders sell their Shares to the Company. The SRP is only intended to provide interim liquidity for Stockholders until a secondary market develops for the Shares. No such market presently exists and no assurance can be given that one will develop. The SRP will exist during the Offering period and will be terminated following the close of the Offering period upon: (i) the development of a secondary market for the Shares (i.e., at such time as a secondary market-maker quotes a bid and ask price for at least 30 continuous trading days); or (ii) the listing of the Shares on a national securities exchange or inclusion for quotation on a national market system.

     Shares purchased by the Company under the SRP will be cancelled, and will have the status of authorized but unissued Shares. Shares acquired by the Company through the SRP will not be reissued unless they are first registered with the Commission under the Act and under appropriate state securities laws or otherwise issued in compliance with such laws.

     In the event that the Company begins selling its properties, the purchase price paid by the SRP for Shares will be adjusted accordingly. Because the availability of purchase funds for the SRP cannot be predetermined, and because the demand for repurchase by Stockholders cannot be predetermined, there can be no assurance that the Company will be able to establish and maintain the SRP.


                            REPORTS TO STOCKHOLDERS

     The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Stockholders or their agents.

     The Advisor will submit to each Stockholder audited annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised;
(iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, the Directors, the Advisor and any Affiliate thereof occurring in the year for which the Annual Report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each Stockholder within 60 days after the end of the first three fiscal quarters of each fiscal year.

     Concurrently with any Distribution, the Company shall provide Stockholders with a statement disclosing the source of the funds distributed. If such information is not available concurrently with the making of a Distribution, a statement setting forth the reasons why such information is not available shall be provided concurrently. In no event shall such information be provided to Stockholders more than 60 days of making such Distribution.

     Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed an acquisition of a property, a report will be submitted to each Stockholder containing: (i) the location and a description of the general character of the property acquired during the quarter; (ii) the present or proposed use of such property and its suitability and adequacy for such use; (iii) the terms of any material lease affecting the property; (iv) the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and (v) a statement that title insurance has been or will be obtained on the property acquired. In addition, a report will be sent to each Stockholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a property will be acquired: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

     After the completion of the last acquisition, the Advisor shall, upon request, send to the Commissioner of Corporations of the State of California a schedule, verified under the penalty of perjury, reflecting: (i) each acquisition made; (ii) the purchase price paid; (iii) the aggregate of all Acquisition Fees paid on each transaction; and (iv) a computation showing compliance with the Articles. The Company shall, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators any report or statement required to be distributed to Stockholders pursuant to the Articles or any applicable law or regulation.

     The Company's federal tax return (and any applicable state income tax returns) will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Stockholders within 30 days following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Stockholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Stockholder. Concurrent with the dissemination of appropriate tax information to Stockholders, the Company will annually provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include any purchases of Shares under the DRP. Stockholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge which will be paid:
(i) directly by the Stockholder; or (ii) through pre-authorized deductions from Distributions payable to the Stockholder making the request.

                                 LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company by Shapiro and Olander, Baltimore, Maryland. Legal matters in connection with the Company's status as REIT for federal income tax purposes have been passed upon, on behalf of the Company, by Shefsky Froelich & Devine Ltd. (counsel to the Company). Shefsky Froelich & Devine Ltd. does not purport to represent Stockholders or potential investors who should consult their own counsel. See "Conflicts of Interest--Legal Counsel for the Company and the Advisor is the Same Law Firm."

     The statements in the section in the Prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the Prospectus titled "ERISA Considerations" have been reviewed by Shefsky Froelich & Devine Ltd.

                                    EXPERTS

     The financial statements of the Company as of DecemberE31, 1995, and 1994, and for the year ended December 31, 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994, the historical summaries of gross income and direct operating expenses of the Walgreens/Decatur Property for each of the years in the three-year period ended June 30, 1994, the historical summaries of gross income and direct operating expenses of Eagle Crest/Naperville for each of the years in the three-year period ended June 30, 1994 and the historical summary of gross income and direct operating expenses of the Regency Point Shopping Center for the year ended December 31, 1995, have been included herein in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The statement of gross income and direct operating expenses for the year ended December 31, 1994 for Nantucket Square Shopping Center included in this Prospectus has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and is included herein in reliance upon the authority of said firm as experts in giving said report.

     The statement of gross income and direct operating expenses for the year ended December 31, 1995 for Mundelein Plaza, Prospect Heights Plaza and Montgomery-Sears Shopping Center have been included herein in reliance upon the report of Bruce Gorlick, C.P.A., Ltd., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto with respect to the offer and sale of Shares which the Company has filed with the Commission and which may be inspected and copied at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, http://www.sec.gov, and at the Regional Offices of the Commission at 500 West Madison Street, Fourteenth Floor, Chicago, Illinois 60661 and 75 Park Place, Suite 1400, New York, New York 10007. This material, as well as copies of all other documents filed with the Commission, may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the fee prescribed by the Commission.

                                    GLOSSARY


The definitions used in the Prospectus are set forth below:

"ACQUISITION EXPENSES" means expenses related to the Company's selection, evaluation and acquisition of, and investment in, properties, whether or not acquired or made, including but not limited to legal fees and expenses, travel and communications expenses, cost of appraisals and surveys, non-refundable option payments on property not acquired, accounting fees and expenses, computer use related expenses, architectural and engineering reports, environmental and asbestos audits, title insurance and escrow fees, and personnel and miscellaneous expenses related to the selection and acquisition of properties.

"ADA" means the Americans with Disabilities Act of 1990.

"ADVISOR" means the person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a person or entity to which an Advisor subcontracts substantially all such functions. The Advisor is Inland Real Estate Advisory Services, Inc. or anyone which succeeds it in such capacity.

"ADVISOR ASSET MANAGEMENT FEE" means an amount equal to 1% of the Average Invested Assets.

"ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the Sponsor of the Company.

"AFFILIATE" means: (i) any Person directly or indirectly owning, controlling or holding, with the power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

"AFFILIATED DIRECTORS" means those Directors affiliated with the Company or its Affiliates.

"ANCHOR TENANT" means tenants generally occupying approximately 30% or more of the GLA of a Neighborhood Retail Center, or the tenant of any single-user property.

"ARTICLES" means the Company's Articles of Incorporation, as amended and restated to date.

"AVERAGE INVESTED ASSETS" shall mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests and in loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

"BOARD" means the Board of Directors of the Company.

"BYLAWS" means the Amended and Restated Bylaws of the Company.

"CASH FLOW" means, with respect to any period: (i) all cash receipts derived from investments made by the Company; plus (ii) cash receipts from operations (including any interest from temporary investments of the Company) without deduction for depreciation or amortization; less (iii) cash receipts used to pay operating expenses (including the Advisor Asset Management Fee).

"CODE" means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

"COMMISSION" means the Securities and Exchange Commission.

"COMPANY" means Inland Real Estate Corporation f/k/a Inland Monthly Income Fund III, Inc., a Maryland corporation.

"COMPETITIVE REAL ESTATE COMMISSION" means the real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

"COMPANY FIXED ASSETS" means the real estate, together with the buildings, leasehold interests, improvements, equipment, furniture, fixtures and personal property associated therewith, used by the Company in the conduct of its business.

"CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Expenses.

"CONTROL SHARES" means voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of irrevocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 1/5 or more but less than 1/3; (ii) 1/3 or more but less than a majority; or (iii) a majority of all voting power.

"CONTROL SHARE ACQUISITION" means the acquisition of Control Shares subject to certain exceptions.

"COUNSEL" means Shefsky Froelich & Devine Ltd.

"CUMULATIVE RETURN" means a cumulative, non-compounded return, equal to 8% per annum on Invested Capital commencing upon acceptance of the investor's subscription.

"CURRENT RETURN" means a non-cumulative, non-compounded return, equal to 8% per annum on Invested Capital.

"DEALER MANAGER" means Inland Securities Corporation.

"DEVELOPMENT FEE" means a fee for the packaging of a property of the Company, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

"DIRECTORS" means the members of the Board of Directors of the Company (including the Independent Directors).

"DISTRIBUTIONS" means any cash distributed to Stockholders arising from their interest in the Company.


"DUE DILIGENCE EXPENSE ALLOWANCE FEE" means an amount up to 0.5% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers, to reimburse the Dealer Manager or Soliciting Dealers for bona fide due diligence expenses.


"EQUITY STOCK" shall mean stock that is either Common Stock and/or Preferred Stock.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"EXCESS SHARES" means shares held by a Stockholder in excess of 9.8% of the outstanding Shares entitled to vote.

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"EXERCISE PERIOD" means the period commencing upon the issuance of the Soliciting Dealer Warrants and ending upon October 13, 2000.

"FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

"FUNDS FROM OPERATIONS OR FFO" means net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

"GAAP" means generally accepted accounting principles.

"GLA" means gross leasable area.

"GROSS DOLLARS INVESTED IN PROPERTIES" means the amount actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Company.

"GROSS OFFERING PROCEEDS" means the total proceeds from the sale of Shares during the initial public offering period (and from sales under the Distribution Reinvestment Program during such period) before deductions for Organization and Offering Expenses. For purposes of calculating Gross Offering Proceeds, the purchase price for all Shares, including those for which volume discounts apply, shall be deemed to be $10 per Share, except for Shares purchased under the Distribution Reinvestment Program in which case the purchase price for such Shares shall be $9.05 per Share.

"GROSS REVENUES FROM PROPERTIES" means all cash receipts derived from the operation of Company Fixed Assets.

"INCENTIVE ADVISORY FEE" means an amount equal to 15% of the net proceeds from the sale of a property after the Stockholders have first received: (i) their Cumulative Return; and (ii) a return of their Invested Capital.

"INDEPENDENT DIRECTORS" means the Directors who: (i) are not affiliated, directly or indirectly, with the Company or the Advisor, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or as an officer or director of the Company, the Advisor or its Affiliates; (ii) do not serve as a director for more than two other REITs organized by the Company or the Advisor; and (iii) perform no other services for the Company, except as Directors. For this purpose, an indirect relationship shall include circumstances in which a member of the immediate family of a Director has one of the foregoing relationships with the Company or the Advisor. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds five percent of the prospective Independent Directors: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis.

"INDEPENDENT EXPERT" shall mean a person with no current or prior business or personal relationship with the Advisor or the Directors and who is engaged, to a substantial extent, in the business of rendering opinions regarding the value of assets of the type held by the Company.

"INTERESTED STOCKHOLDER" means for purposes of the MGCL, any person who owns 10% or more of the voting power of the then outstanding voting stock of the Company.

"INVESTED CAPITAL" means the original issue price of the Shares reduced by prior distributions from the sale or financing of Company fixed assets.

"IRA" means an individual retirement account established pursuant to Code
Section 408.

"LEVERAGE" shall mean the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

"MANAGEMENT AGENT" means an entity which provides property management services to the Company. The Management Agent is Inland Commercial Property Management, Inc., an Affiliate of the Advisor, or anyone which succeeds it in such capacity.


"MARKETING CONTRIBUTION" means an amount up to 2.0% of the Gross Offering Proceeds paid to the Dealer Manager, a portion of which may be reallowed to Soliciting Dealers to pay expenses associated with marketing fees, wholesaling fees, expense reimbursements, bonuses and incentive compensation and volume discounts.


"MINIMUM INITIAL PURCHASE" means the minimum amount which must be purchased by a person who is not a Stockholder at the time of purchase.

"MAXIMUM OFFERING" means 11,375,000 Shares (which includes 1,000,000 Shares available under the Distribution Reinvestment Program and 375,000 Shares which may be issued upon the exercise of warrants granted to the Dealer Manager).

"MGCL" means the Maryland General Corporation Law, as amended from time to time.

"NASD" shall mean the National Association of Securities Dealers, Inc.

"NEIGHBORHOOD RETAIL CENTER" shall mean any property located primarily within an approximate 150-mile radius of the Oak Brook, Illinois headquarters of the Advisor leased primarily to one or more retail tenants providing for the sale of household goods (food, drugs, apparel, etc.) and personal services (laundry, dry cleaning, etc.) for the day-to-day living needs of the immediate neighborhood with GLA ranging from approximately 5,000 to 150,000 square feet.

"NET ASSETS" or "NET ASSET VALUE" means the total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities of the Company, calculated at least quarterly on a basis consistently applied.

"NET INCOME" means, for any period, total revenues applicable to such period, less the expenses applicable to such period other than additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserves; provided, however, that Net Income shall not include the gain from the sale of the Company's assets.

"NET PROCEEDS" means the proceeds received by the Company with respect to the sale of Shares less Organization and Offering Expenses.

"NON-U.S. STOCKHOLDER" means a Stockholder which is a foreign corporation or a nonresident alien of the United States.


"OFFERING" means the offering of 10,000,000 Shares of the Company pursuant to this Prospectus.


"ORGANIZATION AND OFFERING EXPENSES" means those expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for registration and subsequently offering and distributing Shares to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees, and accountants' and attorneys' fees.

"OTHER OPERATING EXPENSES" means Total Operating Expenses less the Advisor Asset Management Fee.

"OWNERSHIP LIMIT" means the beneficial ownership of no more than 9.8% of the outstanding Shares of the Company.

"PARTICIPANT" means a Stockholder who purchased Shares pursuant to the Prior Offering or purchases Shares pursuant to this Offering and elects to participate in the DRP.

"PERSON" means any natural person, partnership, corporation, association, trust, limited liability company or other legal entity.


"PRIOR OFFERING" means the Company's public offering of 6,000,000 Shares (which includes 1,000,000 Shares available under the Company's distribution reinvestment program) which commenced October 14, 1994 and was completed July 22, 1996.


"PROPERTY DISPOSITION FEE" means a real estate disposition fee, payable (under certain conditions) to the Advisor and its Affiliates upon the sale of the Company's property in an amount equal to the lesser of:

(i) 3% of the contracted for sales price of the property; or (ii) 50% of the commission paid to third parties which is reasonable, customary and competitive in light of the size, type and location of such property.

"PROPERTY MANAGEMENT FEE" shall mean any fee paid to an Affiliate or third party as compensation for management of the Company's properties. The Property Management Fee shall be a percentage of the aggregate gross revenues from the properties, not to exceed 5.0% if paid to a third party or 4.5% if paid to an Affiliate of the Advisor.

"PROSPECTUS" means the final prospectus of the Company as may be supplemented in connection with the initial registration of Shares filed with the Commission on Form S-11, as amended.

"QUALIFIED PLAN" means any qualified pension, profit-sharing or other retirement plan (including a Keogh plan) and any trust, bank commingled trust fund for such a plan.

"REGISTRATION STATEMENT" means the initial registration of Shares on Form S-11 and related exhibits, as amended, filed by the Company with the Commission.

"REIMBURSABLE EXPENSES" means those certain expenses of the Advisor and its Affiliates which will be reimbursed by the Company.

"REIT" means a corporation, trust, association or other legal entity (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both.

"REIT PROVISIONS" means Code Sections 856 through 860.

"REIT TAXABLE INCOME" means the taxable income as computed for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to: (a) the net income from foreclosure property; and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to: (x) any net loss derived from prohibited transactions; and (y) the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.

"REMICS" means real estate mortgage investment conduits.

"ROLL-UP" means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

      (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through The Nasdaq Stock Market - Nasdaq National Market; or

      (ii) a transaction involving the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

            (a)  Stockholders' voting rights;

            (b)  the term and existence of the Company;

            (c)  Sponsor or Advisor compensation; or

            (d)  the Company's investment objectives.

"ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

"SELLING COMMISSION" means an amount equal to up to 7% of the Gross Offering Proceeds payable to the Dealer Manager which may be retained, or reallowed to Soliciting Dealers for each Share sold.

"SERVICE" means the Internal Revenue Service of the United States of America.

"SHARES" means the common stock, par value $.01 per share, of the Company.

"SOLICITING DEALERS" means the dealer members of the National Association of Securities Dealers, Inc. designated by the Dealer Manager.

"SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of the Company's assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

       i. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

      ii. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

     iii. having a substantial number of relationships and contacts with the Company;

      iv.  possessing significant rights to control Company properties;

       v. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

      vi. providing goods or services to the Company on a basis which was not negotiated at arm's-length with the Company.

"STOCKHOLDERS" means holders of shares of Common Stock.

"TAX-EXEMPT ENTITIES" means any investor that is exempt from federal income taxation, including without limitation a Qualified Plan, an endowment fund or a charitable, religious, scientific or education organization.


"TERMINATION DATE" means July 23, 1998.


"TOTAL OPERATING EXPENSES" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, including Advisor Asset Management Fees, but excluding:

      a. the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Shares;

      b.   interest payments;

      c.   taxes;

      d. non-cash expenditures such as depreciation, amortization and bad debt reserves;

      e.   incentive fees payable to the Advisor; and

      f. Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

"UBTI" means unrelated business taxable income as described in the Code.

"USRPI" means a United States real property interest described in Code Section
897. Generally, such an interest would be a direct interest in real property located in the United States or an interest in a domestic corporation which owns other USRPI's with a fair market value equal to at least 50% of the sum of the fair market value of its USRPI's, foreign real property and assets used in a trade or business.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                                Balance Sheets

                     March 31, 1996 and December 31, 1995
                                  (unaudited)


                                    Assets



                                                      1996           1995
                                                      ----           ----
Investment properties (Notes 1, 4 and 5):
  Land............................................ $ 7,240,948     5,437,948
  Building and improvements.......................  15,982,166    12,074,484
                                                   -----------    ----------
                                                    23,223,114    17,512,432
  Less accumulated depreciation...................     272,985       169,894
                                                   -----------    ----------

  Net investment properties.......................  22,950,129    17,342,538
                                                   -----------    ----------

Cash and cash equivalents including amounts
  held by property manager (Note 1)...............   2,937,473       738,931
Restricted cash (Note 1)..........................        -          150,000
Accounts and rents receivable (Note 5)............     492,081       333,823
Deposits and other assets.........................      22,309       158,123
Deferred organization costs (Note 1)..............      26,089        27,462
                                                   -----------    ----------

    Total assets.................................. $26,428,081    18,750,877
                                                   ===========   ===========








                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                                Balance Sheets
                                  (continued)

                     March 31, 1996 and December 31, 1995
                                  (unaudited)



                     Liabilities and Stockholders' Equity


                                                       1996          1995
                                                       ----          ----
Liabilities:
  Accounts payable................................ $    43,544         6,875
  Accrued offering costs to Affiliates............     269,570       222,353
  Accrued offering costs to non-affiliates........      31,000         6,444
  Accrued interest payable to Affiliates..........       4,771         5,242
  Accrued real estate taxes.......................     463,751       374,180
  Distributions payable (Note 7)..................     183,457       129,532
  Security deposits...............................      71,133        54,483
  Note payable to Affiliates (Note 6).............        -          360,000
  Mortgage payable (Note 6).......................     748,011       750,727
  Unearned income.................................      13,268        39,846
  Other liabilities...............................      28,852       178,852
  Due to Affiliates (Note 2)......................      69,508         7,277
                                                   -----------    ----------

    Total liabilities.............................   1,926,865     2,135,811
                                                   -----------    ----------


Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 2,909,912 and 2,000,073, issued and
    outstanding at March 31, 1996 and
    December 31, 1995, respectively...............      29,103        19,996
  Additional paid-in capital (net of offering
    costs of $4,078,208 at March 31, 1996, of
    which $2,896,271 was paid to Affiliates)......  24,953,635    16,835,183
  Accumulated distributions in excess
    of net income.................................    (481,522)     (240,113)
                                                   -----------    ----------

    Total stockholders' equity....................  24,501,216    16,615,066
                                                   -----------    ----------

Total liabilities and stockholders' equity........ $26,428,081    18,750,877
                                                   ===========   ===========







                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                           Statements of Operations

              For the three months ended March 31, 1996 and 1995
                                  (unaudited)


                                                        1996          1995
                                                        ----          ----
Income:
  Rental income (Notes 1 and 5)................... $   475,038        70,733
  Additional rental income........................     242,290         8,790
  Interest income.................................      43,751        21,598
                                                   -----------    ----------

                                                       761,079       101,121
                                                   -----------    ----------

Expenses:
  Professional services to Affiliates.............       2,000          -
  Professional services to non-affiliates.........      26,068          -
  General and administrative expenses
    to Affiliates.................................       7,903          -
  General and administrative expenses
    to non-affiliates.............................       2,197           415
  Advisor asset management fee....................      48,540          -
  Property operating expenses to Affiliates.......      29,136         2,882
  Property operating expenses to non-affiliates...     281,477         8,825
  Mortgage interest to Affiliates.................      15,043        20,398
  Mortgage interest to non-affiliates.............        -           14,499
  Depreciation....................................     103,091        14,444
  Amortization....................................       1,373          -
  Acquisition costs expensed......................       8,985           162
                                                   -----------    ----------

                                                       525,813        61,625
                                                   -----------    ----------

    Net income.................................... $   235,266        39,496
                                                   ===========   ===========

Net income per weighted average common stock shares
  outstanding (2,394,092 and 343,119 for the
  three months ended March 31, 1996 and 1995,
  respectively.................................... $       .12           .12
                                                   ===========   ===========







                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                      Statements of Stockholders' Equity

                     March 31, 1996 and December 31, 1995



                                                     Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income     Total
                               ------     ---------- -------------   -----
Balance January 1, 1995..... $      200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)...............     19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------  ----------  -----------  ----------

Balance December 31, 1995...     19,996  16,835,183    (240,113)  16,615,066

Net income..................       -           -        235,266      235,266

Distributions declared
  ($.20 per weighted average
  common stock shares
  outstanding)..............       -           -       (476,675)    (476,675)

Proceeds from Offering (net
  of Offering costs of
  $957,033).................      9,107   8,118,452        -       8,127,559
                             ----------  ----------  -----------  ----------



Balance March 31, 1996...... $   29,103  24,953,635    (481,522)  24,501,216
                             ==========  ==========  ===========  ==========






                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                            Statement of Cash Flows

              For the three months ended March 31, 1996 and 1995
                                  (unaudited)



                                                        1996           1995
                                                        ----           ----
Cash flows from operating activities:
  Net income....................................   $   235,266         39,496
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation................................       103,091         14,444
    Amortization................................         1,373           -
    Rental income under master lease agreements.       109,333           -
    Changes in assets and liabilities:
      Accounts and rents receivable...............    (158,258)       (74,855)
      Other assets................................     135,814          1,075
      Accrued interest payable....................        (471)        30,052
      Accrued real estate taxes...................      89,571         95,225
      Accounts payable............................      36,669           -
      Unearned income.............................     (26,578)          -
      Due to Affiliates...........................      53,646           -
      Security deposits...........................      16,650         13,853
                                                   -----------    -----------
Net cash provided by operating activities.........     596,106        119,290
                                                   -----------    -----------

Cash flows from investing activities:
  Additions to investment properties..............    (153,450)          -
  Purchase of investment properties...............  (5,657,980)      (218,418)
                                                   -----------    -----------

Net cash used in investing activities.............  (5,811,430)      (218,418)
                                                   -----------    -----------

Cash flows from financing activities:
  Repayment of note to Affiliate..................    (360,000)          -
  Repayment of loan from Advisor..................        -          (193,300)
  Proceeds from offering..........................   9,084,592      4,842,205
  Payments of offering costs......................    (885,260)      (613,424)
  Distributions paid..............................    (422,750)          -
  Principal payments of debt......................      (2,716)    (2,508,857)
                                                   -----------    -----------

Net cash provided by financing activities.........   7,413,866      1,526,624
                                                   -----------    -----------

Net increase in cash and cash equivalents.........   2,198,542      1,427,496

Cash and cash equivalents at beginning of period..     738,931         10,934
                                                   -----------    -----------

Cash and cash equivalents at end of period........ $ 2,937,473      1,438,430
                                                   ===========    ===========

Distributions payable............................. $   183,457        (58,495)
                                                   ===========    ===========


                See accompanying notes to financial statements.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements

                                March 31, 1996
                                  (unaudited)



Readers of this Quarterly Report should refer to the Company's audited financial statements for the fiscal year ended December 31, 1995, which are included in the Company's 1995 Annual Report, as certain footnote disclosures which would substantially duplicate those contained in such audited financial statements have been omitted from this Report.


(1) Organization and Basis of Accounting

Inland Monthly Income Fund III, Inc. (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On October 14, 1994, the Company commenced an initial public offering (the "Offering") of 5,000,000 shares of common stock (the "Shares") at a price of $10 per Share and the issuance of 1,000,000 Shares at a price of $9.05 per Share which may be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995. Offering proceeds were released from escrow on January 3, 1995 when subscriptions were accepted and Shares issued by the Company. Subscribers received their pro rata share of interest income earned on their subscriptions while in escrow. As of March 31, 1996, the Company has repurchased 3,000 Shares. At March 31, 1996, subscriptions for a total of 2,909,912 Shares have been received, resulting in $29,088,408 in Gross Offering Proceeds.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)



The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates fair value. Included in cash and equivalents is $249,890 held by the Company's affiliated property manager which is unrestricted and held in the Company's name.

Deferred organization costs are amortized over a 60-month period.

Offering costs were offset against the Stockholders' equity accounts once the Shares sold exceeded the Minimum Number of Shares and Gross Offering Proceeds were released from escrow. Offering costs consist principally of printing, selling and registration costs.

The investment properties are carried at the lower of aggregate cost or net realizable value. Periodically, the Company will review its real estate portfolio and if investment properties suffer an impairment in value which is deemed to be other than temporary, the investment in properties would be reduced to the net realizable value of the properties. As of March 31, 1996, there have been no such impairments. Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rate associated with the mortgage payable approximates the market interest rates for this type of debt instrument, and as such, the carrying amount of the mortgage payable approximates its fair value.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)


The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relative short maturity of these instruments.

In the opinion of management, the financial statements contain all the adjustments necessary, which are of a normal recurring nature, to present fairly the financial position and results of operations for the periods presented herein. Results of interim periods are not necessarily indicative of the results to be expected for the year.


(2) Transactions with Affiliates

As of March 31, 1996, the Company had incurred $4,105,670 of organization and offering costs. Pursuant to the terms of the Offering, the Advisor is required to pay organization and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including such selling expenses) which together exceed 15% of Gross Offering Proceeds. As of March 31, 1996, organizational and offering costs did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering and to the administration of the Company. In addition, an Affiliate of the Advisor serves as dealer manager of the Offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the Offering. Such commissions incurred were $2,526,845 and $1,719,406 as of March 31, 1996 and December 31, 1995, respectively, of which $192,632 and $102,084 were unpaid as of March 31, 1996 and December 31, 1995, respectively. Other costs to Affiliates incurred relating to the Offering were $369,426 and $409,858 as of March 31, 1996 and December 31, 1995, respectively, of which $76,938 and $120,269 were unpaid as of March 31, 1996 and December 31, 1995, respectively.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)



As of March 31, 1996, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid with a market rate of interest to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for that calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. As of March 31, 1996, the Company has incurred $48,540 of such fees, all of which remains unpaid at March 31, 1996. (Defined terms in this paragraph have the same definitions from the prospectus.)

An Affiliate of the Advisor is entitled to receive Property Management Fees for management and leasing services. The Company incurred and paid property management fees of $29,136 and $2,882 for the three months ended March 31, 1996 and 1995, respectively.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)



(3) Commitments and Contingencies

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 14, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Share grant are exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. No options have been exercised.

In addition to sales commissions, Soliciting Dealers will also receive one Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999; or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing, no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

On the behalf of the Company, the Advisor is currently exploring the purchase of additional shopping centers from unaffiliated third parties.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                        Notes to Financial Statements
                                 (continued)

                                March 31, 1996
                                 (unaudited)

(4) Investment Properties

                                                                               Gross amount at which carried
                                          Initial Cost (A)                            at end of period
                                        ---------------------                ----------------------------------
                                                    Buildings   Adjustments      Land        Buildings
                              Date                     and           to           and           and
                               Acq       Land     improvements   Basis (B)   improvements  improvements      Total
                             ------     ------    ------------  -----------  ------------  ------------      -----
Single-user Retail

  Walgreens/Decatur
    Decatur, IL.............  01/95  $    78,330    1,130,723         -           78,330     1,130,723     1,209,053

Neighborhood Retail Centers

  Eagle Crest Shopping Center
    Naperville, IL..........  03/95    1,878,618    2,938,352         -        1,878,618     2,938,352     4,816,970

  Montgomery-Goodyear
    Montgomery, IL..........  09/95      315,000      832,909       (6,632)      315,000       826,277     1,141,277

  Hartford/Naperville Plaza
    Naperville, IL..........  09/95      990,000    3,426,211       22,082       990,000     3,448,293     4,438,293

  Nantucket Square
    Schaumburg, IL..........  09/95    1,908,000    2,352,833      (15,026)    1,908,000     2,337,807     4,245,807

  Antioch Plaza
    Antioch, IL.............  12/95      268,000    1,487,372      (41,638)      268,000     1,445,734     1,713,734

  Mundelein Plaza
    Mundelein, IL...........  03/96    1,803,000    3,854,980         -        1,803,000     3,854,980     5,657,980
                                     -----------  -----------   -----------  ------------  -----------   -----------

                                     $ 7,240,948   16,023,380      (41,214)    7,240,948    15,982,166    23,223,114
                                     ===========  ===========   ===========  ===========   ===========   ===========


(A) The initial cost to the Company, represents the original purchase price of the property, including amounts incurred subsequent to acquisition, which were contemplated at the time the property was acquired.

(B) Adjustments to basis includes additions to investment properties and payments received under master lease agreements. As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally accepted accounting principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. As of March 31, 1996, the Company has recorded $242,349 of such payments.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)


(5) Operating Leases

Master Lease Agreements

As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally Accepted Accounting Principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. Hartford/Naperville Plaza is fully leased and tenant improvements are substantially completed. Master lease payments amounted to $29,114 for the three months ended March 31, 1996.

The seller of Nantucket Square entered into a master lease agreement with the Company for 4,500 square feet at $15 per square foot for 12 months or until the space is leased. In addition, the Company received a credit at closing for rent abatement agreements under current leases. Master lease payments amounted to $37,268 for the three months ended March 31, 1996.

At March 31, 1996, Antioch Plaza was 49% leased and tenant improvements are being completed. Certain tenants have begun paying rent. The master lease payments amounted to $39,921 for the three months ended March 31, 1996. The master lease agreement on this property expires June 1997.

Master lease payments at Montgomery-Goodyear amounted to $3,030 for the three months ended March 31, 1996.

Certain tenant leases contain provisions providing for stepped rent increases. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include $7,284 and $740 for the three months ended March 31, 1996 and 1995, respectively, of rental income for the period of occupancy for which stepped rent increases apply and $19,697 and $740 in related accounts receivable as of March 31, 1996 and December 31, 1995, respectively. These amounts will be collected over the terms of the related leases as scheduled rent payments are made.

                     INLAND MONTHLY INCOME FUND III, INC.
                           (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)

                                March 31, 1996
                                  (unaudited)


(6) Mortgage Payable and Note Payable to Affiliates

Mortgage payable and note payable to Affiliates consist of the following at March 31, 1996 and December 31, 1995:

                                                  1996          1995
                                                  ----          ----
7.655% first mortgage secured by Walgreens,
  Decatur, Illinois, monthly principal and
  interest payments of $5,689, with the
  remaining balance due May 2004............ $   748,011       750,727
                                             -----------   -----------

Mortgage payable............................ $   748,011       750,727
                                             ===========   ===========


9.5% promissory note payable to Inland
  Real Estate Investment Corporation, paid
  in full on January 9, 1996................        -          360,000
                                             -----------   -----------

Note payable to Affiliates.................. $      -          360,000
                                             ===========   ===========



(7) Subsequent Events

During April 1996, the Company paid distributions of $183,457 to the Stockholders of record at March 31, 1996 on a weighted average basis for the month.

On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from a third party unaffiliated with the Company, for a purchase price of $5,700,000. In connection with the acquisition of Regency Point, the Company assumed the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement which has the effect of fixing the interest rate on the mortgage loan at 7.91% per annum. The remainder of the purchase price was funded, after prorations, with proceeds of the Offering. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. As a result, the first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly (currently 7.2375%), amortizes over 25 years and matures August 2000.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Monthly Income Fund III, Inc.:

We have audited the financial statements of Inland Monthly Income Fund III, Inc. (the Company) as listed in the accompanying index. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Inland Monthly Income Fund III, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and for the period from May 12, 1994 (formation date) to December 31, 1994 in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP


Chicago, Illinois
January 19, 1996

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                                 Balance Sheets

                           December 31, 1995 and 1994


                                     Assets


                                                      1995           1994
                                                      ----           ----
Investment properties (Notes 1 and 4):
  Land............................................ $ 5,437,948          -
  Building and improvements.......................  12,074,484          -
                                                   -----------     ---------

                                                    17,512,432          -
  Less accumulated depreciation...................     169,894          -
                                                   -----------     ---------

  Net investment properties.......................  17,342,538          -
                                                   -----------     ---------

Cash and cash equivalents including amounts
  held by property manager (Note 1)...............     738,931        10,934
Restricted cash (Note 1)..........................     150,000          -
Escrowed funds (Note 1)...........................        -        1,699,381
Accounts and rents receivable (Note 5)............     333,823          -
Deposits and other assets (Note 4)................     158,123         4,117
Offering costs (Note 1)...........................        -          687,941
Deferred organization costs (Note 1)..............      27,462          -
                                                   -----------     ---------


    Total assets.................................. $18,750,877     2,402,373
                                                   ===========     =========





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                                 Balance Sheets
                                  (continued)

                           December 31, 1995 and 1994



                      Liabilities and Stockholders' Equity


                                                       1995          1994
                                                       ----          ----
Liabilities:
  Liability for subscriptions received (Note 1)... $      -        1,699,381
  Accounts payable................................       6,875          -
  Accrued offering costs to Affiliates (Note 2)...     222,353        54,981
  Accrued offering costs to non-affiliates........       6,444       254,711
  Accrued interest payable to Affiliates..........       5,242          -
  Accrued real estate taxes.......................     374,180          -
  Distributions payable (Note 7)..................     129,532          -
  Security deposits...............................      54,483          -
  Notes payable to Affiliates (Notes 4 and 7).....     360,000          -
  Mortgage payable (Notes 4 and 6)................     750,727          -
  Unearned income.................................      39,846          -
  Other liabilities...............................     178,852          -
  Due to Affiliates (Note 2)......................       7,277       193,300
                                                   -----------     ---------

    Total liabilities.............................   2,135,811     2,202,373
                                                   -----------     ---------

Stockholders' Equity (Notes 1 and 2):
  Common stock, $.01 par value, 24,000,000 Shares
    authorized; 2,000,073 and 20,000 issued and
    outstanding at December 31, 1994 and
    December 31, 1995, respectively..............       19,996           200
  Additional paid-in capital (net of offering
    costs of $3,121,175 at December 31, 1995, of
    which $2,129,264 was paid to Affiliates)......  16,835,183       199,800
  Accumulated distributions in excess
    of net income.................................    (240,113)         -
                                                   -----------     ---------

    Total stockholders' equity....................  16,615,066       200,000
                                                   -----------     ---------

Commitments and contingencies (Notes 3, 5 and 7)..
                                                   -----------     ---------

Total liabilities and stockholders' equity........ $18,750,877     2,402,373
                                                   ===========     =========





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                            Statement of Operations

                      For the year ended December 31, 1995





       Income:
         Rental income (Notes 1 and 5).................... $   869,485
         Additional rental income.........................     228,024
         Interest income..................................      82,913
                                                           -----------
                                                             1,180,422
                                                           -----------

       Expenses:
         Professional services to Affiliates..............       7,277
         Professional services to non-affiliates..........       1,615
         General and administrative expenses
           to non-affiliates..............................      13,880
         Property operating expenses to Affiliates........      46,791
         Property operating expenses to non-affiliates....     279,930
         Mortgage interest to Affiliates..................     146,821
         Mortgage interest to non-affiliates..............      17,340
         Depreciation.....................................     169,894
         Acquisition costs expensed.......................         360
                                                           -----------

                                                               683,908
                                                           -----------

           Net income..................................... $   496,514
                                                           ===========

       Net income per weighted average
         common stock shares outstanding
         (943,156 for the year ended
         December 31, 1995)............................... $       .53
                                                           ============





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                       Statement of Stockholders' Equity

                    For the year ended December 31, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                              to December 31, 1994



                                                      Accumulated
                                          Additional Distributions
                               Common       Paid-in  in excess of
                                Stock      Capital    net income     Total
                             ----------   ---------- -------------  --------
Proceeds from initial
  offering.................. $      200     199,800        -         200,000
                             ----------  ----------    --------   ----------
Balance December 31, 1994...        200     199,800        -         200,000

Net income..................       -           -        496,514      496,514

Distributions declared
  ($.78 per weighted average
  common stock shares
  outstanding)..............       -           -       (736,627)    (736,627)

Proceeds from Offering (net
  of Offering costs of
  $3,121,175)..............      19,826  16,662,162        -      16,681,988

Repurchases of Shares.......        (30)    (26,779)       -         (26,809)
                             ----------  ----------    --------   ----------

Balance December 31, 1995... $   19,996  16,835,183    (240,113)  16,615,066
                             ==========  ==========    ========   ==========





                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                            Statement of Cash Flows

                      For the year ended December 31, 1995
        and for the period from May 12, 1994 (formation of the Company)
                              to December 31, 1994

                                                       1995           1994
                                                       ----           ----
Cash flows from operating activities:
  Net income...................................... $    496,514
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation..................................      169,894          -
    Rental income under master lease agreements...      133,016          -
    Changes in assets and liabilities:
      Accounts and rents receivable...............     (333,823)         -
      Deposits and other assets...................       (4,006)         -
      Accounts payable............................        6,875          -
      Accrued interest payable....................        5,242          -
      Accrued real estate taxes...................      374,180          -
      Security deposits...........................       54,483          -
      Other liabilities...........................       28,852          -
      Due to Affiliates...........................        7,277          -
      Unearned income.............................       39,846          -
                                                   ------------     ---------
Net cash provided by operating activities.........      978,350          -
                                                   ------------     ---------

Cash flows from investing activities:
  Escrowed funds..................................         -       (1,699,381)
  Payments for acquisition expenses...............         -           (4,117)
  Purchase of investment properties...............   (6,376,708)         -
  Tenant improvements.............................      (51,135)         -
  Deposit for tenant improvements.................     (150,000)         -
                                                   ------------     ---------

Net cash used in investing activities.............   (6,577,843)   (1,703,498)
                                                   ------------     ---------

Cash flows from financing activities:
  Repayment of loan from Advisor..................     (193,300)      193,300
  Proceeds from offering..........................   19,803,163       200,000
  Repurchase of Shares............................      (26,809)         -
  Subscriptions received..........................         -        1,699,381
  Payments of offering costs......................   (2,514,129)     (378,249)
  Distributions paid..............................     (607,095)         -
  Principal payments of debt......................  (10,106,878)         -
  Payment of deferred organization costs..........      (27,462)         -
                                                   ------------     ---------

Net cash provided by financing activities.........    6,327,490     1,714,432
                                                   ------------     ---------

Net increase in cash and cash equivalents.........      727,997        10,934
Cash and cash equivalents at beginning of period..       10,934          -
                                                   ------------     ---------

Cash and cash equivalents at end of period........ $    738,931        10,934
                                                   ============     =========

                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                            Statement of Cash Flows
                                  (continued)

                      For the year ended December 31, 1995

Supplemental schedule of noncash investing and financing activities:

Purchase of Walgreens, Decatur, Illinois:
  Purchase price of investment property......................... $ (1,209,053)
  Assumption of debt (Note 4)...................................    1,061,409
                                                                 ------------
                                                                     (147,644)
                                                                 ------------

Purchase of the Eagle Crest Shopping Center, Naperville, Illinois:
  Purchase price of investment property.........................   (4,816,970)
  Assumption of debt............................................    3,533,769
  Note payable (Note 4).........................................    1,212,427
                                                                 ------------

                                                                      (70,774)
                                                                 ------------

Purchase of Montgomery-Goodyear, Montgomery, Illinois:
  Purchase price of investment property.........................   (1,145,992)
  Note payable (Note 4).........................................      600,000
                                                                 ------------

                                                                     (545,992)
                                                                 ------------

Purchase of Hartford/Naperville Plaza, Naperville, Illinois:
  Purchase price of investment property.........................   (4,414,015)
  Note payable (Note 4).........................................      600,000
                                                                 ------------

                                                                   (3,814,015)
                                                                 ------------

Purchase of Nantucket Square, Schaumburg, Illinois:
  Purchase price of investment property.........................   (4,257,918)
  Note payable (Note 4).........................................    3,550,000
                                                                 ------------

                                                                     (707,918)
                                                                 ------------

Purchase of Antioch Plaza, Antioch, Illinois:
  Purchase price of investment property.........................   (1,750,365)
  Note payable (Note 4).........................................      660,000
                                                                 ------------

                                                                   (1,090,365)
                                                                 ------------

Purchase of investment properties............................... $ (6,376,708)
                                                                 ============

Distributions payable........................................... $    129,532
                                                                 ============

Cash paid for interest.......................................... $    158,919
                                                                 ============

                See accompanying notes to financial statements.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements

                    For the year ended December 31, 1995 and
          for the period from May 12, 1994 (formation of the Company)
                              to December 31, 1994


(1) Organization and Basis of Accounting

Inland Monthly Income Fund III, Inc. (the "Company") was formed on May 12, 1994 to invest in neighborhood retail centers located within an approximate 150-mile radius of its headquarters in Oak Brook, Illinois. The Company may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. On October 14, 1994, the Company commenced an initial public offering ("Offering") of 5,000,000 shares of common stock ("Shares") at a price of $10 per Share and the issuance of 1,000,000 Shares at a price of $9.05 per Share which may be distributed pursuant to the Company's distribution reinvestment program (the "DRP"). Inland Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, is the advisor to the Company. At December 31, 1994, subscriptions for a total of 189,938.145 Shares had been received from the public resulting in $1,899,381 in Gross Offering Proceeds, which includes $200,000 received from the Advisor for 20,000 Shares. Subscriber funds were held in an interest-bearing escrow account with the Company's unaffiliated escrow agent until January 3, 1995. At December 31, 1994, escrowed funds of $1,699,381 were reflected as escrowed deposits, along with the corresponding liability for subscriptions received, in the accompanying financial statements. Offering proceeds were released from escrow on January 3, 1995 when subscriptions were accepted and Shares issued by the Company. Subscribers received their pro rata share of interest income earned on their subscriptions while in escrow. At December 31, 1995, subscriptions for a total of 2,000,073 Shares have been received, resulting in $19,976,354 in Gross Offering Proceeds. As of December 31, 1995, the Company has repurchased 30 Shares.

The Company qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 1995. Since the Company qualified for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Company considers all highly liquid investments purchased with a maturity of three months of less to be cash equivalents and are carried at cost, which approximates fair value. Included in cash and equivalents is $142,720 held by the Company's affiliated property manager which is unrestricted and held in the Company's name.

Restricted cash represents amounts held in escrow for tenant improvements at Naperville/Hartford Plaza. The Company has recorded a corresponding payable as a component of other liabilities.

Deferred organization costs will be amortized over a 60-month period.

Offering costs were offset against the Stockholders' equity accounts once the Shares sold exceeded the Minimum Number of Shares and Gross Offering Proceeds were released from escrow. Offering costs consist principally of printing, selling and registration costs.

The investment properties are carried at the lower of aggregate cost or net realizable value. Periodically, the Company will review its real estate portfolio and if investment properties suffer an impairment in value which is deemed to be other than temporary, the investment in properties would be reduced to the net realizable value of the properties. As of December 31, 1995, there have been no such impairments. Depreciation expense is computed using the straight-line method. Buildings and improvements are based upon estimated useful lives of 30 years. Tenant improvements will be depreciated over the related lease period.

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable.

The Company believes that the interest rates associated with the mortgage payable and notes payable to Affiliates approximate the market interest rates for these types of debt instruments, and as such, the carrying amount of the mortgage payable and notes payable to Affiliates approximate their fair value.

The carrying amount of cash and cash equivalents, restricted cash, accounts and rents receivable, accounts payable and other liabilities, accrued offering costs to Affiliates, accrued offering costs to non-Affiliates, accrued interest payable to Affiliates, accrued real estate taxes, and distributions payable approximate fair value because of the relative short maturity of these instruments.

Certain amounts in  the  1994  financial  statements  have been reclassified to
conform with the 1995 presentation.   Such reclassifications did not change the
1994 reported results.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" was issued in March 1995 and is effective for fiscal years beginning after December 15, 1995.

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation Plans" was issued in October 1995. The Statement is effective for fiscal years beginning after December 15, 1995. As allowed by the new Statement, the Company plans to continue to use Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" in accounting for its stock options.

Neither of these accounting pronouncements are expected to have a material effect on the financial position or results of operations of the Company. Inflation


(2) Transactions with Affiliates

Pursuant to the terms of the Offering, the Advisor is required to pay organizational and offering expenses (excluding sales commissions, the marketing contribution and the due diligence expense allowance fee) in excess of 5.5% of the gross proceeds of the Offering (the "Gross Offering Proceeds") or all organization and offering expenses (including selling commissions) which together exceed 15% of Gross Offering Proceeds. As of December 31, 1995, organizational and offering costs did exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the Offering, however, any excess amounts will be reimbursed by the Advisor.

The Advisor and its Affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its Affiliates relating to the Offering and to the administration of the Company. In addition, an Affiliate of the Advisor serves as dealer manager of the Offering and is entitled to receive selling commissions, a marketing contribution and a due diligence expense allowance fee from the Company in connection with the Offering. Such commissions incurred were $1,719,406 for the year ended December 31, 1995, of which $102,084 was unpaid as of December 31, 1995. Other costs to Affiliates incurred relating to the Offering were $409,858 for the year ended December 31, 1995, of which $120,269 was unpaid as of December 31, 1995. Other costs to Affiliates incurred relating to the administration of the Company were $7,277, all of which was unpaid at December 31, 1995.

As of December 31, 1995, the Advisor has contributed $200,000 to the capital of the Company for which it received 20,000 Shares.

During 1994, the Advisor advanced $193,300 to the Company for costs incurred with the Offering. These advances were repaid to the Advisor in January 1995 with interest ranging from 7.75% to 9.50%. The principal of $193,300 and interest totaling $3,162 were paid from Gross Offering Proceeds.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


The Advisor may receive an annual Advisor Asset Management Fee of not more than 1% of the Average Invested Assets, paid quarterly. For any year in which the Company qualifies as a REIT, the Advisor must reimburse the Company: (i) to the extent that the Advisor Asset Management Fee plus Other Operating Expenses paid during the previous calendar year exceed 2% of the Company's Average Invested Assets for the calendar year or 25% of the Company's Net Income for that calendar year; and (ii) to the extent that Stockholders have not received an annual Distribution equal to or greater than the 8% Current Return. As of December 31, 1995, the Company has not incurred or paid any of such fees.

An Affiliate of the Advisor is entitled to receive Property Management Fees for
management and  leasing  services.    The  Company  incurred  and paid Property
Management Fees of $46,791 for the year ended December 31, 1995.


(3) Commitments and Contingencies

The Company adopted an Independent Director Stock Option Plan which granted each Independent Director an option to acquire 3,000 Shares as of October 19, 1994 and an additional 500 Shares on the date of each annual stockholders' meeting commencing with the annual meeting in 1995 if the Independent Director is a member of the Board on such date. The options for the initial 3,000 Shares granted shall be exercisable as follows: 1,000 Shares on the date of grant and 1,000 Shares on each of the first and second anniversaries of the date of grant. The succeeding options are exercisable on the second anniversary of the date of grant. No options have been exercised.

In addition to  sales  commissions,  Soliciting  Dealers  will also receive one
Soliciting Dealer Warrant for each 40 Shares sold by such Soliciting Dealer during the Offering, subject to state and federal securities laws. The holder of a Soliciting Dealer Warrant will be entitled to purchase one Share from the Company at a price of $12 during the period commencing with the first date upon which the Soliciting Dealer Warrants are issued and ending upon the first to occur of: (i) October 14, 1999 or (ii) the closing date of a secondary offering of the Shares by the Company. Notwithstanding the foregoing no Soliciting Dealer Warrant will be exercisable until one year from the date of issuance.

On behalf of the Company, the Advisor is currently exploring the purchase of additional Neighborhood Retail Centers and single-user retail properties from unaffiliated third parties.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(4) Investment Properties

Purchase of Walgreens, Decatur, Illinois

On January 31, 1995, the Company acquired this property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the total purchase price of $1,209,053, including acquisition costs of $482, and the assumption of the first mortgage loan with a balance of $750,727 at December 31, 1995, which is secured by the property. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689.

Purchase of Eagle Crest Shopping Center, Naperville, Illinois

On March 1, 1995, the Company acquired this property from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059, and the assumption of the first mortgage loan which was secured by the property. The Company made monthly principal payments of $500,000 on the first mortgage loan. The balance of the purchase price as funded through a loan from IPS, totaling $1,212,427, with interest accruing at 10.5%. On April 20, 1995, the Company paid off the first mortgage totaling approximately $1,328,000 secured by this property. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in May 1995 from Gross Offering Proceeds. In addition, accrued interest of $22,009 was paid from Company operations.

Purchase of Montgomery-Goodyear Shopping Center, Montgomery, Illinois

On September 14, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $1,145,992, including closing costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from Gross Offering Proceeds and interest of $4,260 was paid from Company operations.

Purchase of Hartford Plaza, Naperville, Illinois

On September 14, 1995, the Company acquired this newly constructed property from an unaffiliated third party for a purchase price of $4,414,015 including closing costs of $14,015, and deposited $150,000 in an escrow account for future tenant buildout. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The principal amount paid was $600,000 from Gross Offering Proceeds and interest of $5,102 was paid from Company operations.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Purchase of Nantucket Square Shopping Center, Schaumburg, Illinois

On September 20, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $4,257,918, including closing costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Offering. In addition, as part of the purchase, the Company agreed to and has paid $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property. The promissory note was paid in full in December 1995, with interest at a rate of 10.5% per annum. The principal amount paid was $3,550,000 from Gross Offering Proceeds and interest of $62,011 was paid from Company operations.

Purchase of Antioch Plaza, Antioch, Illinois

On December 28, 1995, the Company acquired Antioch Plaza from an unaffiliated third party for a purchase price of $1,750,365, including closing costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000. As of December 31, 1995, the unpaid balance of this note was $360,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Offering. Its major tenant is Blockbuster Video which leases 6,500 square feet of gross leasable area and is considered creditworthy by the Company.


Cost and accumulated depreciation of the above properties are summarized as follows:

                                                  1995
      Single-user retail:
        Cost................................ $   1,209,053
        Less accumulated depreciation.......        34,550
                                             -------------
                                                 1,174,503

      Neighborhood Shopping Centers:
        Cost................................    16,303,379
        Less accumulated depreciation.......       135,344
                                             -------------

                                                16,168,635

      Total................................. $  17,342,538
                                             =============

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


(5) Operating Leases

Master Lease Agreements

As part of the Montgomery-Goodyear, Hartford/Naperville Plaza, Nantucket Square and Antioch Plaza purchases, the Company will receive rent under master lease agreements on the spaces currently vacant for periods ranging from one year to eighteen months or until the spaces are leased. Generally Accepted Accounting Principles require that as these payments are received, they be recorded as a reduction in the purchase price of the properties rather than as rental income. Hartford/Naperville Plaza is fully leased and tenant improvements are substantially completed. Master lease payments amounted to $98,804 and were received through December 31, 1995, at which time the majority of tenants began paying rent.

The seller of Nantucket Square entered into a master lease agreement with the Company for 4,500 square feet at $15 per square foot for 12 months or until the space is leased. In addition, the Company received a credit at closing of approximately $48,000 for rent abatement agreements under current leases, $28,893 of which is included as a component of master lease payments recorded at December 31, 1995 and the balance is recorded as prepaid rent.

At December 31, 1995, Antioch Plaza was 33% leased and tenant improvements are being completed. Certain tenants have begun paying rent. The master lease payments amounted to $1,717 through December 31, 1995. The master lease agreement on this property expires June 1997.

Minimum lease payments to be received, excluding master lease payments, in the future from the operating leases are as follows:

                                                  1995
                                                  ----
      1996.................................. $ 2,024,010
      1997..................................   2,002,852
      1998..................................   1,851,929
      1999..................................   1,692,580
      2000..................................   1,546,352
      Thereafter............................  10,837,583
                                             -----------

      Total................................. $19,955,306
                                             ===========

Remaining lease terms range from one year to thirty-three years. Pursuant to the lease agreements, tenants of the properties are required to reimburse the
Company for some or all of their  pro  rata  share of the real estate taxes and operating expenses of the property. Such amounts are included in additional rent income.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


Certain tenant leases contain provisions providing for stepped rent increases. Generally Accepted Accounting Principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occupancy during the term of the lease. The accompanying financial statements include an increase of $12,413 of rental income for the period of occupancy for which stepped rent increases apply and $12,413 in related accounts receivable as of December 31, 1995. These amounts will be collected over the terms of the related leases as scheduled rent payments are made.


(6) Mortgage Payable

As of December 31, 1995, the required principal payments on the Company's mortgage payable over the next five years are as follows:

                                                  1995
                                                  ----
      1996.................................. $   11,185
      1997..................................     12,072
      1998..................................     13,029
      1999..................................     14,062
      2000..................................     15,177
      Thereafter............................    685,202


(7) Subsequent Events

As of March 28, 1996, subscriptions for a total of 2,869,084 Shares were received, bringing total Gross Offering Proceeds to $28,679,020.

The Company, through the Advisor, is currently completing its due diligence on Regency Point and anticipates purchasing the property in March 1996 from a third party unaffiliated with the Company for a purchase price of $5,700,000. As part of the acquisition, it is anticipated the Company will assume the existing first mortgage loan of approximately $4,473,200, along with a related interest rate swap agreement. The remainder of the purchase price of approximately $1,226,800 will be funded, after prorations, with proceeds of the Offering.

The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly and amortizes over 25 years. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective fixed rate of 7.91% per annum. The first mortgage loan matures in August 2000. The interest rate swap agreement expires concurrently therewith.

                      INLAND MONTHLY INCOME FUND III, INC.
                            (a Maryland corporation)

                         Notes to Financial Statements
                                  (continued)


In  January  1996,  the  Company  paid   a  distribution  of  $129,532  to  the
Stockholders of which approximately $7,460 was a return of capital.

In January 1996, the balance of $360,000 on the note payable to Affiliates of relating to the purchase of Antioch Plaza, was paid in full along with interest of $1,163.

Regency Point, built in 1993 and 1994, consists of a one-story, multi-tenant brick and block strip center aggregating 54,875 of rentable square feet. Its anchor tenants include nationally recognized tenants such as Walgreens with 13,000 square feet, Ace Hardware with 15,505 square feet and the United States Postal Service with 2,503 square feet and are considered creditworthy by the Company.

The Company, through the Advisor, is currently completing its due diligence on Mundelein Plaza, located in Mundelein, Illinois and anticipates purchasing the property in March 1996 from a third party unaffiliated with the Company for a purchase price of $5,650,000, on an all cash basis. Mundelein Plaza, built in 1990, consists of two one-story, multi-tenant brick and block strip centers aggregating approximately 68,000 rentable square feet. Mundelein Plaza is currently 100% leased and is anchored by Sears Home Life with 47,000 square feet and is considered creditworthy by the Company.

The Directors, including the Independent Directors approved the acquisitions of Regency Point and Mundelein Plaza on February 8, 1996 and March 28, 1996, respectively, as being fair and reasonable to the Company, subject to the satisfactory completion of the due diligence process.

                           Walgreens/Decatur Property
        Historical Summary of Gross Income and Direct Operating Expenses
                    Six Month Period Ended December 31, 1994

                                   Unaudited


       Gross Income:
         Base Rental Income............................... $  63,910
         Real Estate Tax Recovery.........................    12,080
                                                           ---------
                                                              75,990
                                                           ---------

       Direct Operating Expenses:
         Real Estate Taxes................................    12,080
         Management Fees..................................     1,917
         Operating Expenses...............................       295
         Insurance Expense................................       810
                                                           ---------

                                                              15,102
                                                           ---------

       Excess of Gross Income over
         Direct Operating Expenses........................ $  60,888
                                                           =========

                          Independent Auditor's Report



The Board of Directors
Inland Property Sales, Inc.:

We have audited the accompanying Historical Summaries of Gross Income and Direct Operating Expenses (Historical Summaries) of the Walgreens/Decatur Property for each of the years in the three-year period ended June 30, 1994. These Historical Summaries are the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement of Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Walgreens/Decatur Property revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the gross income and direct operating expenses described in Note 2 for each of the years in the three-year period ended June 30, 1994 in conformity with generally accepted accounting principles.


                                       KPMG Peat Marwick LLP


Chicago, Illinois
July 29, 1994

                           Walgreens/Decatur Property
       Historical Summaries of Gross Income and Direct Operating Expense
                    Years ended June 30, 1994, 1993 and 1992


                                          1994        1993         1992
                                          ----        ----         ----
Gross Income:
  Base rental income.................. $  127,820     127,820     127,820
  Real estate tax recovery............     24,733      23,732      23,479
                                       ----------     -------     -------
                                          152,533     151,552     151,299
                                       ----------     -------     -------

Direct Operating Expenses:
  Real estate taxes...................     24,733      23,732      23,479
  Management fees.....................      3,811       3,820       3,809
  Operating expenses..................        933         338         496
  Insurance expense...................      1,537       1,636       1,577
                                       ----------     -------     -------

                                           31,014      29,526      29,361
                                       ----------     -------     -------

Excess of gross income over direct
  operating expenses                   $  121,539     122,026     121,938
                                       ==========     =======     =======


See accompanying notes to Historical Summaries

                           Walgreens/Decatur Property
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992

1.  Business

    The Walgreens/Decatur Property (the Property) is a free-standing, single-tenant retail property located in Decatur, Illinois. The Property consists of 13,500 square feet of gross leasable area, and is leased to the Walgreens Company (Walgreens). The Property is owned by Inland Property Sales, Inc. (IPS).

2.  Basis of Presentation

    The Historical Summaries have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulations S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and are not intended to be a complete presentation of the Walgreens/Decatur Property revenues and expenses. The Historical Summaries have been prepared on the accrual basis of accounting.

3.  Gross Income

    Walgreens leases the property under an operating lease agreement whereby Walgreens is responsible for all operating expenses of the property except for expenses related to the exterior and structural portions of the building, roof and entryways. In addition, Walgreens reimburses the Property for real estate taxes and is responsible for insurance on the Property. The lease provides for payment of contingent rent based on a percentage applied to the amount by which Walgreens' sales, as defined, exceed predetermined levels. No such contingent rent was due for the years ended June 30, 1994, 1993 and 1992. The lease expires on April 30, 2028, and Walgreens has the option to exercise up to five, five-year extensions.

    Minimum rents to be received from Walgreens under the operating lease in effect at June 30, 1994 are approximately as follows:


                                Year               Amount
                                1995             $  128,000
                                1996                128,000
                                1997                128,000
                                1998                128,000
                                1999                128,000
                              Thereafter          3,691,000
                                                 ----------

                                                 $4,331,000
                                                 ==========

                           Walgreens/Decatur Property
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summaries.

    The Property was managed by Mid-America Corp., an affiliate of Inland Monthly Income Fund III, Inc., under an agreement in principle through December 31, 1993, for a fee of 2.5% of gross revenues, as defined. Effective January 1, 1994, Mid-America Corp. assigned the agreement to Inland Commercial Property Management, Inc., also an affiliate of Inland Monthly Income Fund III, Inc.

5.  Commitments and Contingencies

    It is anticipated that Inland Monthly Income Fund III, Inc. will purchase the Property from IPS at a price expected to be no greater than its historical cost. In no event will the purchase price exceed the current appraised value of the Property. There can be no assurance that the purchase price will not exceed that which would be paid by an unaffiliated buyer.

                          Eagle Crest Shopping Center
        Historical Summary of Gross Income and Direct Operating Expenses
                    Six Month Period Ended December 31, 1994

                                   Unaudited

       Gross Income:
         Base Rental Income...............................    $283,338
         Real Estate Tax Recovery.........................      50,870
         Other tenant income..............................       1,785
                                                              --------
                                                               335,993
                                                              --------

       Direct Operating Expenses:
         Real Estate Taxes................................      37,343
         Management Fees..................................      15,792
         Operating Expenses...............................      26,024
         Utilities........................................       6,717
         Insurance Expense................................       2,109
                                                              --------

                                                                87,985
                                                              --------

       Excess of Gross Income over
         Direct Operating Expenses........................    $248,008
                                                              ========

                          Independent Auditor's Report


The Board of Directors
Inland Property Sales, Inc.


We have audited the accompanying Historical Summaries of Gross Income and Direct Operating Expenses (Historical Summaries) of the Eaglecrest/Naperville Property for each of the years in the three-year period ended June 30, 1994. These Historical Summaries are the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summaries based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Eaglecrest/Naperville Property revenues and expenses.

In our opinion, the Historical Summaries referred to above present fairly, in all material respects, the gross income and direct operating expenses described in Note 2 for each of the years in the three-year period ended June 30, 1994 in conformity with generally accepted accounting principles.



                                       KPMG Peat Marwick LLP

Chicago, Illinois
July 29, 1994

                          Eagle Crest Shopping Center
       Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992



                                          1994        1993        1992
                                          ----        ----        ----
Gross income:
  Base rental income.................. $  442,077     367,367     373,609
  Operating expense and real estate
    tax recoveries....................    112,031     106,865     100,683
  Other tenant income.................     15,881       1,361         839
                                       ----------     -------     -------
                                          569,989     475,593     475,131
                                       ----------     -------     -------

Direct operating expenses:
  Real estate taxes...................     72,908      71,119      71,640
  Management fees.....................     25,226      21,769      21,976
  Operating expenses..................     90,263      79,843      50,532
  Utilities...........................     15,586      15,235      13,554
  Insurance expense...................      3,220       3,283       6,944
                                       ----------     -------     -------

                                          207,203     191,249     164,646
                                       ----------     -------     -------

Excess of gross income over direct
  operating expenses.................. $  362,786     284,344     310,485
                                       ==========     =======     =======




See accompanying notes to Historical Summaries

                          Eagle Crest Shopping Center
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992

1.  Business

    Eagle Crest Shopping Center (Eagle Crest) is a shopping center located in Naperville, Illinois. It consists of approximately 68,000 square feet of gross leasable area and was 100% occupied at June 30, 1994. Its major tenant is Eagle Foods, Inc. (Eagle) which leases 46,096 square feet of the shopping center. Eagle Crest is owned by Inland Property Sales, Inc.
    (IPS).

2.  Basis of Presentation

    The Historical Summaries have been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and are not intended to be a complete presentation of Eagle Crest's revenues and expenses. The Historical Summaries have been prepared on the accrual basis of accounting.

3.  Gross Income

    Eagle Crest leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Eagle Crest is reimbursed for certain common area, real estate tax, and insurance costs. In addition, certain leases provides for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. No such contingent rent was due for the years ended June 30, 1994, 1993 and 1992. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provision of the leases. However, when rental vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $123,394 and $67,079 for the years ended June 30, 1994 and 1992, respectively, and decreased base rental income by $5,100 for the year ended June 30, 1993.

    Minimum rents to be received from tenants under operating leases in effect at June 30, 1994 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1995        $   582,000
                                1996            568,000
                                1997            560,000
                                1998            476,000
                                1999            374,000
                              Thereafter      4,518,000
                                            -----------
                                            $ 7,078,000
                                            ===========

                          Eagle Crest Shopping Center
  Notes to Historical Summaries of Gross Income and Direct Operating Expenses
                    Years ended June 30, 1994, 1993 and 1992


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Eagle Crest. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Historical Summaries.

    Eagle Crest was managed by Mid-America Corp., an affiliate of Inland Monthly Income Fund III, Inc., through December 31, 1993 for a fee of 4.5% of gross revenues,, as defined. The management agreement, which expires on March 31, 1995, is renewable annually. Effective January 1, 1994, Mid-America Corp. assigned the management contract to Inland Commercial Property Management, Inc., also an affiliate of Inland Monthly Income Fund III, Inc.

5.  Commitments and Contingencies

    It is anticipated that Inland Monthly Income Fund III, Inc. will purchase Eagle Crest from IPS at a price expected to be no greater than its historical cost. In no event will the purchase price exceed the current appraised value of the Property. There can be no assurance that the purchase price will not exceed that which would be paid by an unaffiliated buyer.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



TO THE GENERAL PARTNERS OF
  SCHAUMBEACH ASSOCIATES, INC.

We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the NANTUCKET SQUARE SHOPPING CENTER for the year ended December 31, 1994. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Nantucket Square Shopping Center revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses of Nantucket Square Shopping Center as described in Note 2 for the year ended December 31, 1994, in conformity with generally accepted accounting principles.


                                       ARTHUR ANDERSEN LLP


Chicago, Illinois
September 7, 1995

                        NANTUCKET SQUARE SHOPPING CENTER
            STATEMENT OF GROSS INCOME AND DIRECT OPERATING EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1994



Gross Income:
  Base Rental Income......................................      $ 480,770
  Operating Expense and Real Estate Tax Recoveries........        193,753
  Other Tenant Income.....................................          4,533
                                                                ---------
     Total Gross Income...................................      $ 679,056
                                                                ---------

Direct Operating Expenses:
  Real Estate Taxes.......................................        156,122
  Management Fees.........................................         35,002
  Operating Expenses......................................         74,954
  Utilities...............................................         10,355
  Insurance...............................................         14,254
                                                                ---------

     Total Direct Operating Expenses......................      $ 290,687
                                                                ---------

Excess of Gross Income over Direct Operating Expenses.....      $ 388,369
                                                                =========

                        Nantucket Square Shopping Center
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1994


1.  Business

    Nantucket Square Shopping Center (Nantucket Square) is located in Schaumburg, Illinois. It consists of approximately 57,263 square feet of gross leasable area and was 82.9 percent occupied at December 31, 1994. Nantucket Square is owned by Schaumbeach Associates, LTD. Schaumbeach Associates, LTD. has signed a sale and purchase agreement for the sale of Nantucket Square to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Nantucket Square's revenues and expenses. The statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    Nantucket Square leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Nantucket Square is reimbursed for certain common area, real estate and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1994 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceeds predetermined levels. Contingent rent for the year ended December 31, 1994 was not material to base rental income. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provision of the leases. However, rentals from tenants with rent abatements or escalating rents during the lease term should be recognized as revenue on a straight-line basis over the respective lease term. An adjustment to recognize rents on a straight-line basis increased base rental income by $22,337 for the year ended December 31, 1994.

                        Nantucket Square Shopping Center
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1994


3.  Gross Income (continued)

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1994, are approximately as follows:

                            Year          Amount
                            ----          ------
                            1995       $   495,242
                            1996           487,846
                            1997           493,751
                            1998           405,826
                            1999           383,787
                         Thereafter        909,056
                                       -----------
                                       $ 3,175,508
                                       ===========


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Nantucket Square. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the statement.

    Nantucket Square has not received its final real estate tax bill for 1994. Real Estate tax expense is estimated upon bills for 1993. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses. Subsequent to the sale of Nantucket Square (see Note 1), property value may be reassessed. Such reassessment may cause future real estate tax expense to be incomparable to that reflected in 1994.

    Nantucket Square is managed by Mid-America Asset Management Company. Subsequent to the sale of Nantucket Square (see Note 1), the current management agreement ceases. Any new management agreement may cause future management fees to be incomparable to that reflected in 1994.

The following unaudited Statement of Gross Income and Direct Operating Expenses for Nantucket Square is for the seven months ended July 31, 1995 and is included as additional information subsequent to the audited financial statements for the period ended December 31, 1994.


                        Nantucket Square Shopping Center
            Statement of Gross Income and Direct Operating Expenses
                 For the Seven Month Period Ended July 31, 1995
                                  (unaudited)

    Gross Income:
      Base Rental Income................................   $ 274,572
      Operating Expense and
        Real Estate Tax Recoveries......................     121,123
      Other Tenant Income...............................       4,878
                                                           ---------

        Total Gross Income..............................     400,573
                                                           ---------

    Direct Operating Expenses:
      Real Estate Taxes.................................     100,061
      Management Fees...................................      20,417
      Operating Expenses................................      34,456
      Utilities.........................................       4,927
      Insurance.........................................      11,910
                                                           ---------

        Total Direct Operating Expenses.................     171,771
                                                           ---------
    Excess of Gross Income over
      Direct Operating Expenses.........................   $ 228,802
                                                           =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
NATIONAL SHOPPING PLAZAS, INC.


We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the Mundelein Plaza for the year ended December 31, 1995. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Mundelein Plaza revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses of Mundelein Plaza as described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION


BUFFALO GROVE, ILLINOIS
MARCH 14, 1996

                                Mundelein Plaza
            Statement of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  639,124
  Operating expense and real estate
    tax recoveries................................     66,518
  Other tenant income.............................        151
                                                   ----------

  Total Gross Income..............................    705,793
                                                   ----------

Direct operating expenses:
  Real estate taxes...............................     84,768
  Management fees.................................     26,300
  Operating expenses..............................     15,277
  Utilities.......................................      4,966
  Insurance expense...............................     10,171
                                                   ----------

  Total Direct Operating Expenses.................    141,482
                                                   ----------
Excess of Gross over Direct Operating............. $  564,311
                                                   ==========

                                Mundelein Plaza
         Notes to the Statement of Income and Direct Operating Expenses
                               December 31, 1995


1.  Business

    Mundelein  Plaza  is  located  in  Mundelein,  Illinois.    It  consists of
    approximately 67,896 square feet of gross leasable area and was 100% occupied at December 31, 1995. Mundelein Plaza is owned by Amalgamated Bank of Chicago, Trust No. 5457. Amalgamated Bank of Chicago, Trust No. 5457 has signed a sale and purchase agreement for the sale of Mundelein Plaza to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of revenues and expenses. The Statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    National Shopping Plazas, Inc. leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Mundelein Plaza is reimbursed for certain common area, real estate, and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases have rent due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. The adjusted increase in base rental income is $1,944 for the year ended December 31, 1995, which we consider immaterial.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996        $   684,649
                                1997            570,844
                                1998            552,623
                                1999            565,086
                                2000            554,840
                              Thereafter        937,770
                                            -----------
                                            $ 3,865,812
                                            ===========

                                Mundelein Plaza
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1995


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Mundelein Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Statement.

    Mundelein Plaza has not received its final real estate bill for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses.

    Mundelein Plaza is managed by National Shopping Plazas, Inc. For the year ended December 31, 1995, Mundelein Plaza paid approximately $26,000 for management fees, as per the management agreement.

[KMPG PEAT MARWICK LLP LOGO]


                          INDEPENDENT AUDITORS' REPORT


  The Board of Directors
  Inland Monthly Income Fund III, Inc.:


  We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses (Historical Summary) of the Regency Point Shopping Center for the year ended December 31, 1995. This Historical Summary is the responsibility of the management of the Company. Our responsibility is to express an opinion on the Historical Summary based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.
       The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc., as described in note
  2. It is not intended to be a complete presentation of the Regency Point Shopping Center's revenues and expenses.

  In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP


  Chicago, Illinois
  March 8, 1996

REGENCY POINT SHOPPING CENTER

Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 1995


-----------------------------------------------------------------------
        Gross income:
           Base rental income                                  $541,085
           Operating expense and real estate tax recoveries      63,294
-----------------------------------------------------------------------

        Total gross income                                     $604,379
-----------------------------------------------------------------------
        Direct operating expenses:
           Real estate taxes                                     16,867
           Management fees                                       23,660
           Operating expenses                                    17,645
           Utilities                                              4,013
           Insurance                                              9,430
-----------------------------------------------------------------------
        Total direct operating expenses                         $71,615
-----------------------------------------------------------------------
        Excess of gross income over direct operating expenses  $532,764
-----------------------------------------------------------------------



See accompanying notes to historical summary of gross income and direct operating expenses.

REGENCY POINT SHOPPING CENTER

Historical Summary of Gross Income and Direct Operating Expenses

Year ended December 31, 1995

--------------------------------------------------------------------------------

(1) BUSINESS

    Regency Point Shopping Center (Regency Point) is located in Lockport, Illinois. It consists of approximately 53,480 square feet of gross leasable area and was 93 percent occupied at December 31, 1995. Regency Point is owned by Metropolitan Real Estate Co. (Metropolitan). Metropolitan has signed a sale and purchase agreement for the sale of Regency Point to Inland Monthly Income Fund III, Inc., an unaffiliated third party.


(2) BASIS OF PRESENTATION

    The Historical Summary has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of Regency Point's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting.


(3) GROSS INCOME

    Regency Point leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Regency Point is reimbursed for certain common area, real estate, and insurance costs. Operating expense and real estate tax recoveries reflected on the Historical Summary include amounts due for 1995 expenses for which the tenants have not yet been billed. In addition, certain leases provide for payment of contingent rentals based on a percentage applied to the amount by which the tenant's sales, as defined, exceed predetermined levels. No such contingent rent was due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. Related adjustments increased base rental income by $15,289 for the year ended December 31, 1995.

REGENCY POINT SHOPPING CENTER

Historical Summary of Gross Income and Direct Operating Expenses

--------------------------------------------------------------------------------

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995, are approximately as follows:



    Year                                 Amount
---------------------------------------------------
    1996                                   $584,000
    1997                                    568,000
    1998                                    552,000
    1999                                    399,000
    2000                                    352,000
    Thereafter                            3,203,000
---------------------------------------------------
                                         $5,658,000
---------------------------------------------------



(4) DIRECT OPERATING EXPENSES

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Regency Point. Costs such as mortgage interest, depreciation, amortization and professional fees are excluded from the Historical Summary.

    Regency Point has not received its final real estate tax bill for 1995. Real estate tax expense is estimated based upon bills for 1994. The difference between this estimate and the final bill is not expected to have a material impact on the Historical Summary. Regency Point is located in a tax enterprise zone and, as such, the assessed value of the property is anticipated to remain constant through 2003.

    Regency Point is managed by Philip's Management, Inc., for a fee of 4.5% of gross revenues, as defined. Subsequent to the sale of Regency Point (note
    1), the current management agreement ceases. Any new management agreement may cause future management fees to differ from the amounts reflected in 1995.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
NATIONAL SHOPPING PLAZAS, INC.


We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the Prospect Heights Plaza for the year ended December 31, 1995. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Prospect Heights Plaza revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the gross income and direct operating expenses of Prospect Heights Plaza as described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION


BUFFALO GROVE, ILLINOIS
MAY 24, 1996

                             Prospect Heights Plaza
            Statement of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  164,152
  Operating expense and real estate
    tax recoveries................................    116,075
  Other tenant income.............................        100
                                                   ----------
  Total Gross Income..............................    280,327
                                                   ----------
Direct operating expenses:
  Real estate taxes...............................    127,033
  Management fees.................................     16,600
  Operating expenses..............................     29,678
  Utilities.......................................      3,339
  Insurance expense...............................      4,169
                                                   ----------

  Total Direct Operating Expenses.................    180,819
                                                   ----------

Excess of Gross over Direct Operating............. $   99,508
                                                   ==========

                             Prospect Heights Plaza
         Notes to the Statement of Income and Direct Operating Expenses
                               December 31, 1995

1.  Business

    Prospect Heights Plaza is located in Prospect Heights, Illinois. It consists of approximately 27,830 square feet of gross leasable area and was 78% occupied at December 31, 1995. Prospect Heights Plaza is owned by Amalgamated Bank of Chicago, Trust No. 5073. Amalgamated Bank of Chicago, Trust No. 5073 has signed a sale and purchase agreement for the sale of Prospect Heights Plaza to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of revenues and expenses. The Statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    National Shopping Plazas, Inc. leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Prospect
    Heights Plaza is reimbursed for certain common area, real estate, and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases have rent due for the year ended December 31, 1995. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. The adjusted increase in base rental income is $11 for the year ended December 31, 1995, which we consider immaterial.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996           $178,710
                                1997            179,910
                                1998            116,630
                                1999             94,450
                                2000             94,450
                              Thereafter        332,062
                                               --------
                                               $996,212
                                               ========

                             Prospect Heights Plaza
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1995


4.  Direct Operating Expenses

    Direct  operating  expenses  include  only   those  costs  expected  to  be
    comparable to the proposed future operations of Prospect Heights Plaza. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Statement.

    Prospect Heights Plaza has not received its final real estate bill for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses.

    Prospect Heights Plaza is managed by National Shopping Plazas, Inc. For the year ended December 31, 1995, Prospect Heights Plaza paid approximately $17,000 for management fees, as per the management agreement.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


TO THE BOARD OF DIRECTORS OF
NATIONAL SHOPPING PLAZAS, INC.


We have audited the accompanying Statement of Gross Income and Direct Operating Expenses of the Montgomery-Sears Shopping Center ("Montgomery-Sears") for the year ended December 31, 1995. This Statement is the responsibility of the management of the Company. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. as described in Note 2. The presentation is not intended to be a complete presentation of the Montgomery-Sears revenues and expenses.

In our  opinion,  the  Statement  referred  to  above  presents  fairly, in all material respects, the gross income and direct operating expenses of Montgomery-Sears as described in Note 2 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                       BRUCE GORLICK, C.P.A., LTD.
                                       A PROFESSIONAL CORPORATION


BUFFALO GROVE, ILLINOIS
MAY 29, 1996

                        Montgomery-Sears Shopping Center
            Statement of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 1995




Gross income:
  Base rental income.............................. $  327,610
  Operating expense and real estate
    tax recoveries................................     75,642
                                                   ----------
  Other tenant income.............................        540
                                                   ----------

  Total Gross Income..............................    403,792
                                                   ----------

Direct operating expenses:
  Real estate taxes...............................     60,996
  Management fees.................................     14,800
  Operating expenses..............................     12,596
  Utilities.......................................      5,311
  Insurance expense...............................      8,364
                                                   ----------

  Total Direct Operating Expenses.................    102,067
                                                   ----------

Excess of Gross over Direct Operating............. $  301,725
                                                   ==========

]

                        Montgomery-Sears Shopping Center
         Notes to the Statement of Income and Direct Operating Expenses
                               December 31, 1995


1.  Business

    Montgomery-Sears is  located  in  Montgomery,  Illinois.    It  consists of
    approximately 34,600 square feet of gross leasable area and was 85% occupied at December 31, 1995. Montgomery-Sears is owned by Amalgamated Bank of Chicago, Trust No. 5435. Amalgamated Bank of Chicago, Trust No. 5435 has signed a sale and purchase agreement for the sale of Montgomery-Sears to Inland Monthly Income Fund III, Inc.

2.  Basis of Presentation

    The Statement has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of Inland Monthly Income Fund III, Inc. and is not intended to be a complete presentation of revenues and expenses. The Statement has been prepared on the accrual basis of accounting.

3.  Gross Income

    National Shopping Plazas, Inc. leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. Certain of the leases include provisions under which Montgomery-Sears is reimbursed for certain common area, real estate, and insurance costs. Operating Expense and Real Estate Tax Recoveries reflected on the Statement of Gross Income and Direct Operating Expenses includes amounts due for 1995 expenses for which the tenants have not yet been billed. Certain leases contain renewal options for various periods at various rental rates.

    Base rentals are reported as income over the lease term as they become receivable under the provisions of the leases. However, when rentals vary from a straight-line basis due to short-term rent abatements or escalating rents during the lease term, the income is recognized based on effective rental rates. The adjusted increase in base rental income is $56 for the year ended December 31, 1995, which we consider immaterial.

    Minimum rents to be received from tenants under operating leases in effect at December 31, 1995 are approximately as follows:

                                 Year         Amount
                                 ----         ------
                                1996        $   335,180
                                1997            355,440
                                1998            321,560
                                1999            258,950
                                2000            205,800
                              Thereafter           -
                                            -----------
                                            $ 1,476,930
                                            ===========

                        Montgomery-Sears Shopping Center
      Notes to the Statement of Gross Income and Direct Operating Expenses
                               December 31, 1995


4.  Direct Operating Expenses

    Direct operating expenses include only those costs expected to be comparable to the proposed future operations of Montgomery-Sears. Costs such as mortgage interest, depreciation, amortization, and professional fees are excluded from the Statement.

    Montgomery-Sears has not received its final real estate bill for 1995. The difference between this estimate and the final bill is not expected to have a material impact on the Statement of Gross Income and Direct Operating Expenses.

    Montgomery-Sears is managed by National Shopping Plazas, Inc. For the year ended December 31, 1995, Montgomery-Sears paid approximately $15,000 for management fees, as per the management agreement.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect (1) the acquisitions of Mundelein Plaza, the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center and the Zany Brainy store and (2) the completion of the Company's Offering of 6,000,000 Shares that commenced on October 14, 1994 and the completion of the Company's Offering of an additional 11,000,000 Shares, as though these transactions occurred on December 31,1995. This unaudited Pro Forma Balance Sheet should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at December 31, 1995, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


                                                                           December 31,
                               December 31,    Pro Forma      Pro Forma        1995
                                   1995       Adjustments    Adjustments    Pro Forma
                               Historical(A)      (B)            (C)      Balance Sheet
                               ------------   -----------    -----------  -------------
Assets
Net investment in
  properties.................. $ 17,342,538    19,397,230           -      36,739,768
Cash and cash equivalents.....      738,931          -       117,121,706  117,860,637
Restricted cash...............      150,000          -              -         150,000
Accounts and rents
  receivable..................      333,823       167,855           -         501,678
Other assets..................      185,585          -              -         185,585
                               -------------   ----------    -----------  -----------
Total assets.................. $ 18,750,877    19,565,085    117,121,706  155,437,668
                               ============    ==========    ===========  ===========


Liabilities and Stockholders' Equity

Accounts payable and accrued
  expenses.................... $    288,037         7,500           -         295,537
Accrued real estate taxes.....      374,180       202,049           -         576,229
Distributions payable (D).....      129,532          -              -         129,532
Security deposits.............       54,483        52,221           -         106,704
Mortgage payable..............      750,727     4,473,200           -       5,223,927
Notes payable to Affiliate....      360,000          -              -         360,000
Other liabilities.............      178,852          -              -         178,852
                               -------------   ----------    -----------  -----------

Total liabilities.............    2,135,811     4,734,970           -       6,870,781
                               -------------   ----------    -----------  -----------

Common Stock..................       19,996        17,245        132,759      170,000
Additional paid in capital
  (net of Offering costs).....   16,835,183    14,812,870    116,988,947  148,637,000
Accumulated distributions in
  excess of net income........     (240,113)         -              -        (240,113)
                               -------------   ----------    -----------  -----------

Total Stockholders' equity....   16,615,066    14,830,115    117,121,706  148,566,887
                               -------------   ----------    -----------  -----------

Total liabilities and
  Stockholders' equity........ $ 18,750,877    19,565,085    117,121,706  155,437,668
                               ============    ==========    ===========  ===========





               See accompanying notes to pro forma balance sheet.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical balance sheet as presented in the December 31, 1995 10-K as filed with the SEC and includes the following properties acquired by the Company as of December 31, 1995.

    Walgreens, Decatur, Illinois

    On January 31, 1995, the Company acquired this property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the total purchase price of $1,209,053, including acquisition costs of $482, and the assumption of the first mortgage loan with a balance of $750,727 at December 31, 1995, which is secured by the property. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period. The Company is responsible for monthly payments of principal and interest of $5,689.

    Eagle Crest Shopping Center, Naperville, Illinois

    On March 1, 1995, the Company acquired this property from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059, and the assumption of the first mortgage loan of approximately $3,534,000, which was secured by the property. The balance of the purchase price was funded through a loan from IPS, totaling $1,212,427, with interest accruing at 10.5%. On April 20, 1995, the Company paid off the first mortgage secured by this property. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in May 1995 from Gross Offering Proceeds. In addition, accrued interest of $22,009 was paid from Company operations.

    Montgomery-Goodyear Shopping Center, Montgomery, Illinois

    On September 14, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $1,145,992, including closing costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price net of prorations, of approximately $535,000 was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The total amount paid was $604,260, of which $600,000 was principal paid from Gross Offering Proceeds and $4,260 was interest paid from Company operations.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Hartford Plaza, Naperville, Illinois

    On September 14, 1995, the Company acquired this newly constructed property from an unaffiliated third party for a purchase price of $4,414,015 including closing costs of $14,015, and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995 with interest at a rate of 10.9% per annum. The total amount paid was $605,102, of which $600,000 was principal paid from Gross Offering Proceeds and $5,102 was interest paid from Company operations.

    Nantucket Square Shopping Center, Schaumburg, Illinois

    On September 20, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $4,257,918, including closing costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Offering. In addition, as part of the purchase, the Company agreed to pay $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property. The promissory note was paid in full in December 1995 with interest at a rate of 10.5% per annum. The principal amount paid was $3,550,000 from Gross Offering Proceeds and interest of $62,011 was paid from Company operations.

    Antioch Plaza, Antioch, Illinois

    On  December  28,  1995,  the   Company  acquired  Antioch  Plaza  from  an
    unaffiliated third party for a purchase price of $1,750,365, including closing costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000. As of December 31, 1995, the unpaid balance of this note was $360,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Offering.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                               December 31, 1995
                                  (unaudited)

(B) The following pro forma adjustment relates to the acquisition or probable acquisition of the subject properties as though they were acquired on December 31, 1995. The terms are described in the notes that follow.

                                                         Pro Forma  Adjustments
                               -------------------------------------------------------------------       Total
                                 Mundelein      Regency       Prospect    Montgomery-      Zany        Pro Forma
                                   Plaza         Point        Heights        Sears        Brainy      Adjustment
                               -----------     ---------     ---------     ---------     ---------    ----------
Assets

Net investment in
  properties.................. $ 5,658,230     5,700,000     2,165,000     3,419,000     2,455,000    19,397,230
Cash and cash equivalents.....        -             -             -             -             -             -
Restricted cash...............        -             -             -             -             -             -
Accounts and rent
  receivable..................      84,375        16,867        38,771        27,842          -          167,855
Other assets..................        -             -             -             -             -             -
                               -----------     ---------     ---------     ---------     ---------    ----------
Total assets.................. $ 5,742,605     5,716,867     2,203,771     3,446,842     2,455,000    19,565,085
                               ===========     =========     =========     =========     =========    ==========

Liabilities and Stockholders' Equity

Accounts payable and accrued
  expenses.................... $     7,500          -             -             -             -            7,500
Accrued real estate taxes.....      89,010        16,867        63,517        32,655          -          202,049
Distributions payable (D).....        -             -             -             -             -             -
Security deposits.............      15,000        28,621         8,600          -             -           52,221
Mortgage payable..............        -        4,473,200          -             -             -        4,473,200
Notes payable to Affiliate....        -             -             -             -             -             -
Other liabilities.............        -             -             -             -             -             -
                               -----------     ---------     ---------     ---------     ---------    ----------
Total liabilities.............     111,510     4,518,688        72,117        32,655          -        4,734,970
                               -----------     ---------     ---------     ---------     ---------    ----------

Common Stock..................       6,548         1,393         2,479         3,970         2,855        17,245
Additional paid in capital
  (net of Offering costs).....   5,624,547     1,196,786     2,129,175     3,410,217     2,452,145    14,812,870
Accumulated distributions in
  excess of net income........        -             -             -             -             -             -
                               -----------     ---------     ---------     ---------     ---------    ----------
Total Stockholders' equity....   5,631,095     1,198,179     2,131,654     3,414,187     2,455,000    14,830,115
                               -----------     ---------     ---------     ---------     ---------    ----------
Total liabilities and
  Stockholders' equity........ $ 5,742,605     5,716,867     2,203,771     3,446,842     2,455,000    19,565,085
                               ===========     =========     =========     =========     =========    ==========

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Acquisition of Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property located in Mundelein, Illinois ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from offering proceeds.

    Acquisition of Regency Point Shopping Center, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point Shopping Center located in Lockport, Illinois ("Regency Point"), from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with Offering proceeds.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired Prospect Heights Plaza located in Prospect Heights, Illinois ("Prospect Heights") from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company, through the Advisor, acquired
    Montgomery-Sears Shopping Center located in Montgomery, Illinois ("Montgomery-Sears") from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of Zany Brainy, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, funded from Offering proceeds.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                               December 31, 1995
                                  (unaudited)


    Additional Offering Proceeds

    Additional Offering Proceeds of $17,244,320, net of additional Offering costs of $2,414,205, are reflected as received as of December 31, 1995, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(C) This pro forma adjustment reflects the completion of the Company's Offering of 6,000,000 Shares that commenced on October 14, 1994, net of additional Offering costs of $986,120, as though this occurred on December 31, 1995. In addition, this pro forma adjustment reflects the completion of the Company's Offering of an additional 11,000,000 Shares, net of Offering costs of $12,771,500, as though this also occurred on December 31, 1995.

(D) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of the Walgreens/Decatur property, Eagle Crest Shopping Center, Montgomery-Goodyear property, Nantucket Square Shopping Center, Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza and Montgomery-Sears Shopping Center as of January 1, 1995. The remaining three properties acquired or proposed to be acquired by the Company were constructed in 1995 and acquired shortly after construction was completed. Therefore, the unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisition of Hartford/Naperville Plaza, Antioch Plaza and the Zany Brainy store, as of August 17, 1995, September 1, 1995 and November 22, 1995, respectively, the date occupancy commenced at these properties. This unaudited Pro Forma Statement of Operations should be read in conjunction with the December 31, 1995 Financial Statements and the notes thereto as filed on Form 10-K.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1995, nor does it purport to represent the future results of operations of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                      for the year ended December 31, 1995
                                  (unaudited)


                                          Pro Forma Adjustments

                               1995        1995         1996
                            Historical  Acquisitions Acquisitions    1995
                               (A)          (B)          (C)       Pro Forma
                           ----------      -------    ---------    ---------
Rental
  income..........         $  869,485      585,614    1,700,614    3,155,713
Additional
  Rental income...            228,024      162,536      327,350      717,910
Interest
  income (D)......             82,913         -            -          82,913
                           ----------      -------    ---------    ---------
  Total income....          1,180,422      748,150    2,027,964    3,956,536
                           ----------      -------    ---------    ---------

Professional
  services and
  general and
  administrative               23,132         -            -          23,132
Property operating
  expenses........            326,721      275,218      501,485    1,103,424
Interest expense..            164,161      429,997      351,900      946,058
Depreciation (E)..            169,894      111,767      425,255      706,916
                           ----------      -------    ---------    ---------
Total expenses....            683,908      816,982    1,278,640    2,779,530
                           ----------      -------    ---------    ---------

  Net income(loss)         $  496,514      (68,832)     749,324    1,177,006
                           ==========      =======    =========    =========

Weighted average
  common stock shares
  outstanding (F).            943,156                             15,755,521
                           ==========                             ==========


Net income per weighted
  average common stock
  outstanding (F).         $      .53                                    .07
                           ==========                             ==========





          See accompanying notes to pro forma statement of operations.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                      For the year ended December 31, 1995
                                  (unaudited)


(A) The December 31, 1995 Historical column represents the historical statement of operations of the Company for the year ended December 31, 1995, as filed with the SEC on Form 10-K.

(B) Total pro forma adjustments for 1995 acquisitions as though they were acquired the earlier of January 1, 1995 or date that operations commenced.



                                             Pro Forma Adjustments
                    ----------------------------------------------------------------------------
                                                            Hartford                                   Total
                                              Montgomery-   Naperville   Nantucket       Antioch        1995
                    Walgreens   Eagle Crest    Goodyear       Plaza        Square         Plaza       Pro Forma
                    ---------   -----------   ----------    ----------   ---------        ------      ---------
Rental
  income..........     10,651       95,232       101,359       15,077       340,545        22,750       585,614
Additional
  Rental income...       -           2,218        19,203          662       140,453          -          162,536
Interest
  income (D)......       -            -             -            -              -            -             -
                       ------      -------       -------       ------       -------        ------       -------
  Total income....     10,651       97,450       120,562       15,739       480,998        22,750       748,150
                       ------      -------       -------       ------       -------        ------       -------
Professional
  services and
  general and
  administrative         -            -             -            -              -            -             -
Property operating
  expenses........        533       17,376        47,758        3,436       205,903           212       275,218
Interest expense..      4,840       77,170        46,325       13,625       267,137        20,900       429,997
Depreciation (E)..      3,141       16,324        20,682        8,867        57,357         5,396       111,767
                       ------      -------       -------       ------       -------        ------       -------
Total expenses....      8,514      110,870       114,765       25,928       530,397        26,508       816,982
                       ------      -------       -------       ------       -------        ------       -------

  Net income(loss)      2,137      (13,420)        5,797      (10,189)      (49,399)       (3,758)      (68,832)
                       ======      =======       =======       ======       =======        ======       =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Walgreens/Decatur, Decatur, Illinois

     In conjunction with the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $775,000. This mortgage has an interest rate of 7.655%, amortizes over a 25-year period and matures May 31, 2004. The Company is responsible for monthly payments of principal and interest of $5,689. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Eagle Crest Shopping Center, Naperville, Illinois

     As part of the acquisition, the Company assumed a portion of the first mortgage loan with a balance of $3,534,000, as well as entering into a loan agreement with Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the balance of the purchase price for $1,212,427. The first mortgage bears interest at 9.5% per annum and the loan to IPS bears interest at 10.5%. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Montgomery-Goodyear, Montgomery, Illinois

     As part of the acquisition, the Company entered into a loan agreement with Inland Mortgage Investment Corporation ("IMIC"), an affiliate of the Advisor, for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

     Acquisition of Hartford/Naperville Plaza, Naperville, Illinois


     In conjunction with the acquisition, the Company entered into a loan agreement with IMIC for $600,000 which bears interest of 10.9% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

     Acquisition of Nantucket Square Shopping Center, Schaumburg, Illinois

     As part of the acquisition, the Company entered into a loan agreement with IMIC for $3,550,000 which bears interest of 10.5% per annum. The pro forma adjustment for interest expense for the period prior to acquisition was estimated using the described loan terms.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Antioch Plaza, Antioch, Illinois

     This pro forma adjustment reflects the purchase of the Antioch Plaza property as if the Company had purchased the property as of September 1, 1995, the date the first tenant occupied this newly constructed property. The pro forma adjustment for operations for the period September 1, 1995 to December 28, 1995 (date of acquisition) was estimated using applicable lease information. Blockbuster Video was the only tenant occupying the property during that period. No pro forma adjustment was made for real estate tax expense and the related recovery income since the property was vacant land for most of 1995 and the amount would be difficult to estimate and have an immaterial effect.

     As part of the acquisition, the Company entered into a loan agreement with Inland Real Estate Investment Corporation, an affiliate of the Advisor, for $660,000 which bears interest of 9.5% per annum. The pro forma adjustment for interest expense was estimated using the described loan terms.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      for the year ended December 31, 1995
                                  (unaudited)


(C) Total pro forma adjustments for 1996 Acquisitions as though they were acquired the earlier of January 1, 1995 or date that operations commenced.


                                     Pro Forma Adjustments
                    ------------------------------------------------------------
                                                                                        Total
                    Mundelein     Regency     Prospect    Montgomery-      Zany         1995
                      Plaza        Point       Heights       Sears        Brainy      Pro Forma
                    ---------     -------      -------      -------       ------      ---------
Rental
  income..........    639,124      541,085      164,152      327,610        28,643    1,700,614
Additional
  Rental income...     66,669       63,294      116,175       76,182         5,030      327,350
Interest
  income (D)......       -            -            -            -             -            -
                      -------      -------      -------      -------        ------    ---------
  Total income....    705,793      604,379      280,327      403,792        33,673    2,027,964
                      -------      -------      -------      -------        ------    ---------
Professional
  services and
  general and
  administrative         -            -            -            -             -            -
Property operating
  expenses........    141,482       71,615      180,819      102,067         5,502      501,485
Interest expense..       -         351,900         -            -             -         351,900
Depreciation (E)..    128,233      162,500       46,900       83,200         4,422      425,255
                      -------      -------      -------      -------        ------    ---------
Total expenses....    269,715      586,015      227,719      185,267         9,924    1,278,640
                      -------      -------      -------      -------        ------    ---------
  Net income......    436,078       18,364       52,608      218,525        23,749      749,324
                      =======      =======      =======      =======        ======    =========

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Mundelein Plaza, Mundelein, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                    Mundelein Plaza
                          ----------------------------------
                             *As       Pro Forma
                           Reported   Adjustments     Total
                          ----------  -----------    -------
     Rental income....... $  639,124        -        639,124
     Additional rental
       income............     66,669        -         66,669
     Interest income.....       -           -           -
                          ----------     -------     -------
     Total income........    705,793        -        705,793
                          ----------     -------     -------

     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........    141,482        -        141,482
     Interest expense....       -           -           -
     Depreciation (E)....       -        128,233     128,233
                          ----------     -------     -------

     Total expenses......    141,482     128,233     269,715
                          ----------     -------     -------

     Net income.......... $  564,311    (128,233)    436,078
                          ==========     =======     =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Regency Point, Lockport, Illinois

     As part of the acquisition, the Company will assume the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

     The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1995 was estimated using the described loan terms.

     The related interest rate swap agreement  was terminated on April 18, 1996
     resulting in $48,419 proceeds to  the  Company.   The pro forma adjustment
     does not give effect to the termination of this agreement.

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                      Regency Point
                          ----------------------------------
                             *As       Pro Forma
                            Reported  Adjustments    Total
                          ----------     -------     -------
     Rental income....... $  541,085        -        541,085
     Additional rental
       income............     63,294        -         63,294
     Interest income.....       -           -           -
                          ----------     -------     -------

     Total income........    604,379        -        604,379
                          ----------     -------     -------
     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........     71,615        -         71,615
     Interest expense....       -        351,900     351,900
     Depreciation (E)....       -        162,500     162,500
                          ----------     -------     -------

     Total expenses......     71,615     514,400     586,015
                          ----------     -------     -------

     Net income.......... $  532,764    (514,400)     18,364
                          ==========     =======     =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)


     Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:


                                     Prospect Heights
                            --------------------------------
                             *As       Pro Forma
                            Reported  Adjustments     Total
                            --------  -----------    -------
     Rental income....... $  164,152        -        164,152
     Additional rental
       income............    116,175        -        116,175
     Interest income.....       -           -           -
                          ----------      ------     -------
     Total income........    280,327        -        280,327
                          ----------      ------     -------

     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........    180,819        -        180,819
     Interest expense....       -           -           -
     Depreciation (E)....       -         46,900      46,900
                          ----------      ------     -------
     Total expenses......    180,819      46,900     227,719
                          ----------      ------     -------

     Net income.......... $   99,508     (46,900)     52,608
                          ==========      ======     ========

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                                  (continued)
                      For the year ended December 31, 1995
                                  (unaudited)

     Acquisition of Montgomery-Sears, Montgomery, Illinois

     Reconciliation of Gross Income and Direct Operating Expenses for the year ended December 31, 1995 prepared in accordance with Rule 3.14 of Regulation S-X (*) to the Pro Forma Adjustments:

                                   Montgomery-Sears
                          ----------------------------------
                             *As       Pro Forma
                           Reported    Adjustments    Total
                          ----------   -----------   -------
     Rental income....... $  327,610        -        327,610
     Additional rental
       income............     76,182        -         76,182
     Interest income.....       -           -           -
                          ----------      ------     -------
     Total income........    403,792        -        403,792
                          ----------      ------     -------

     Professional services
       and general and
       administrative....       -           -           -
     Property operating
       expenses..........    102,067        -        102,067
     Interest expense....       -           -           -
     Depreciation (E)....       -         83,200      83,200
                          ----------      ------     -------

     Total expenses......    102,067      83,200     185,267
                          ----------      ------     -------

     Net income.......... $  301,725     (83,200)    218,525
                          ==========      ======     =======

     Acquisition of Zany Brainy, Wheaton, Illinois

     This pro forma adjustment reflects the purchase of Zany Brainy as if the Company had purchased the property as of January 1, 1995. Operations for this property for the period from November 22, 1995 (date of occupancy) to December 31, 1995 were estimated using the lease and operating expense information supplied by the seller. This property was purchased on an all cash basis.

(D) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(E) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(F)  The pro forma weighted  average  common  stock  shares  for the year ended
     December 31, 1995 was calculated by adding to the historical weighted average number of shares at December 31, 1995, the number of shares to complete the Company's Offerings of 17,000,000 Shares.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                                 March 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Balance Sheet of the Company is presented to effect (1) the acquisition of the Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center and the Zany Brainy store and
(2) the completion of the Company's Offering of 6,000,000 shares that commenced on October 14, 1994 and the completion of the Company's Offering of an additional 11,000,000 Shares, as though these transactions occurred on March 31, 1996. This unaudited Pro Forma Balance Sheet should be read in conjunction with the March 31, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Balance Sheet is not necessarily indicative of what the actual financial position would have been at March 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                            Pro Forma Balance Sheet
                                 March 31, 1996
                                  (unaudited)


                                                                           March 31,
                                 March 31,     Pro Forma     Pro Forma        1996
                                   1996       Adjustments   Adjustments     Pro Forma
                               Historical(A)      (B)           (C)        Balance Sheet
                               ------------    ----------   -----------   --------------
Assets

Net investment in
  properties.................. $ 22,950,129    13,739,000          -       36,689,129
Cash and cash equivalents.....    2,937,473          -      114,647,690   117,585,163
Accounts and rents
  receivable..................      492,081       155,731          -          647,812
Other assets..................       48,398          -             -           48,398
                               ------------    ----------   -----------   -----------
Total assets.................. $ 26,428,081    13,894,731   114,647,690   154,970,502
                               ============    ==========   ===========   ===========


Liabilities and Stockholders' Equity

Accounts payable and accrued
  expenses.................... $    418,393          -             -          418,393
Accrued real estate taxes.....      463,751       207,738          -          671,489
Distributions payable (D)....       183,457          -             -          183,457
Security deposits.............       71,133        37,221          -          108,354
Mortgage payable..............      748,011     4,473,200          -        5,221,211
Other liabilities.............       42,120          -             -           42,120
                               ------------    ----------   -----------   -----------

Total liabilities.............    1,926,865     4,718,159          -        6,645,024
                               ------------    ----------   -----------   -----------

Common Stock .................       29,103        10,671       130,226       170,000
Additional paid in capital
  (net of Offering costs).....   24,953,635     9,165,901   114,517,464   148,637,000
Accumulated distributions in
  excess of net income........     (481,522)         -             -         (481,522)
                               ------------    ----------   -----------   -----------

Total Stockholders' equity....   24,501,216     9,176,572   114,647,690   148,325,478
                               ------------    ----------   -----------   -----------
Total liabilities and
  Stockholders' equity........ $ 26,428,081    13,894,731   114,647,690   154,970,502
                               ============    ==========   ===========   ===========




               See accompanying notes to pro forma balance sheet.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                 March 31, 1996
                                  (unaudited)


(A) The March 31, 1996 Historical column represents the historical balance sheet as presented in the March 31, 1996 10-Q as filed with the SEC and includes the following properties acquired by the Company as of March 31, 1996.

    Walgreens, Decatur, Illinois

    On January 31, 1995, the Company acquired this property from Inland Property Sales, Inc. ("IPS"), an Affiliate of the Advisor, for the total purchase price of $1,209,053, including acquisition costs of $482, and the assumption of the first mortgage loan with a balance of $748,011 at March 31, 1996, which is secured by the property. This mortgage has an interest rate of 7.655% and amortizes over a 25-year period. The Company is responsible for monthly payments of principal and interest of $5,689.

    Eagle Crest Shopping Center, Naperville, Illinois

    On March 1, 1995, the Company acquired this property from IPS for the purchase price of $4,816,970, including acquisition costs of $11,059, and the assumption of the first mortgage loan of approximately $3,534,000, which was secured by the property. The balance of the purchase price was funded through a loan from IPS, totaling $1,212,427, with interest accruing at 10.5%. On April 20, 1995, the Company paid off the first mortgage secured by this property. The deferred portion of the purchase price, totaling $1,212,427, was paid to IPS in May 1995 from Gross Offering Proceeds. In addition, accrued interest of $22,009 was paid from Company operations.

    Montgomery-Goodyear Shopping Center, Montgomery, Illinois

    On September 14, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $1,145,992, including closing costs of $5,992, a portion of which was evidenced by a promissory note payable to Inland Mortgage Investment Corporation ("IMIC"), an Affiliate of the Advisor, in the gross amount of $600,000. The remainder of the purchase price net of prorations, of approximately $535,000 was funded with proceeds of the Offering. The promissory note was paid in full in October 1995, with interest at a rate of 10.9% per annum. The total amount paid was $604,260, of which $600,000 was principal paid from Gross Offering Proceeds and $4,260 was interest paid from Company operations.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 March 31, 1996
                                  (unaudited)


    Hartford Plaza, Naperville, Illinois

    On September 14, 1995, the Company acquired this newly constructed property from an unaffiliated third party for a purchase price of $4,414,015 including closing costs of $14,015, and deposited $150,000 in an escrow account for leasehold improvements to the Blockbuster, Inc. space. The leasehold improvements were completed in January, 1996 and were added to the cost of the property. A portion of the purchase price was evidenced by a promissory note payable to IMIC, in the gross amount of $600,000. The remainder of the purchase price was funded with proceeds of the Offering. The promissory note was paid in full in October 1995 with interest at a rate of 10.9% per annum. The total amount paid was $605,102, of which $600,000 was principal paid from Gross Offering Proceeds and $5,102 was interest paid from Company operations.

    Nantucket Square Shopping Center, Schaumburg, Illinois

    On September 20, 1995, the Company acquired this property from an unaffiliated third party for a purchase price of $4,257,918, including closing costs of $4,913, a portion of which was evidenced by a promissory note payable to IMIC, in the gross amount of $3,550,000. The remainder of the purchase price was funded with proceeds of the Offering. In addition, as part of the purchase, the Company agreed to pay $51,135 for tenant improvements for two tenants expanding their space, which was added to the cost of the property. The promissory note was paid in full in December 1995 with interest at a rate of 10.5% per annum. The principal amount paid was $3,550,000 from Gross Offering Proceeds and interest of $62,011 was paid from Company operations.

    Antioch Plaza, Antioch, Illinois

    On  December  28,  1995,  the   Company  acquired  Antioch  Plaza  from  an
    unaffiliated third party for a purchase price of $1,750,365, including closing costs of $365, a portion of which was evidenced by a promissory note payable to Inland Real Estate Investment Corporation, an affiliate of the Advisor ("IREIC"), in the gross amount of $660,000. The note which bore interest at a rate of 9.5% per annum was repaid in full on January 9, 1996 and the total amount paid was $661,163, of which $660,000 was principal paid from Gross Offering Proceeds and $1,163 was interest paid from Company operations. The remainder of the purchase price, net of prorations of approximately $1,100,000 was funded with proceeds of the Offering.

    Mundelein Plaza, Mundelein, Illinois

    On March 29, 1996, the Company acquired the Mundelein Plaza property ("Mundelein Plaza") from an unaffiliated third party for a purchase price of $5,658,230, including closing costs of $8,230, on an all cash basis, funded from offering proceeds.

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 March 31, 1996
                                  (unaudited)

(B) The following pro forma adjustment relates to the acquisition or probable acquisition of the subject properties as though they were acquired on March 31, 1996. The terms are described in the notes that follow.

                                  Pro Forma Adjustments
                   ----------------------------------------------    Total
                     Regency    Prospect   Montgomery-    Zany      Pro Forma
                      Point     Heights       Sears      Brainy    Adjustments
                   ----------   ---------   ---------   ---------  -----------
Assets
Net investment in
  properties...... $5,700,000   2,165,000   3,419,000   2,455,000  13,739,000
Cash and cash
  equivalents.....       -           -           -           -           -
Accounts and rents
  receivable......     21,072      80,632      54,027        -        155,731
Other assets......       -           -           -           -           -
                   ----------   ---------   ---------   ---------  ----------
Total assets...... $5,721,072   2,245,632   3,473,027   2,455,000  13,894,731
                   ==========   =========   =========   =========  ==========

<Captio>
Liabilities and Stockholders' Equity
Accounts payable
  and accrued
  expenses........ $     -           -           -           -           -
Accrued real estate
  taxes...........     21,072     123,284      63,382        -        207,738
Distributions
  payable(D)......       -           -           -           -           -
Security Deposits.     28,621       8,600        -           -         37,221
Mortgage payable..  4,473,200                                       4,473,200
Other liabilities.       -           -           -           -           -
                   ----------   ---------   ---------   ---------  ----------

Total liabilities.  4,522,893     131,884      63,382        -      4,718,159
                   ----------   ---------   ---------   ---------  ----------

Common Stock...... $    1,393       2,458       3,965       2,855      10,671
Additional paid in
  capital (net of
  Offering
  Costs)..........  1,196,786   2,111,290   3,405,680   2,452,145   9,165,901
Accumulated
  distributions in
  excess of net
  income..........       -           -           -           -           -
                   ----------   ---------   ---------   ---------  ----------
Total Stockholders'
  equity..........  1,198,179   2,113,748   3,409,645   2,455,000   9,176,572
                   ----------   ---------   ---------   ---------  ----------

Total liabilities
  and Stockholders'
  equity.......... $5,721,072   2,245,632   3,473,027   2,455,000  13,894,731
                   ==========   =========   =========   =========  ==========

                      Inland Monthly Income Fund III, Inc.
                        Notes to Pro Forma Balance Sheet
                                  (continued)
                                 March 31, 1996
                                  (unaudited)

    Acquisition of Regency Point, Lockport, Illinois

    On April 5, 1996, the Company completed the acquisition of the Regency Point from an unaffiliated third party for a purchase price of $5,700,000. As part of the acquisition, the Company assumed the existing first mortgage loan of $4,473,200 along with a related interest rate swap agreement, with the balance funded with Offering Proceeds.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The first mortgage loan matures in August 2000. The interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. No pro forma adjustment has been made as a result of this termination.

    Acquisition of Prospect Heights Plaza, Prospect Heights, Illinois

    On June 17, 1996, the Company acquired Prospect Heights located in Prospect Heights, Illinois ("Prospect Heights") from an unaffiliated third party for the purchase price of $2,165,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of Montgomery-Sears, Montgomery, Illinois

    On June 17, 1996, the Company acquired Montgomery-Sears Shopping Center located in Montgomery, Illinois ("Montgomery-Sears") from an unaffiliated third party for the purchase price of $3,419,000 on an all cash basis, funded from Offering proceeds.

    Acquisition of the Zany Brainy Store, Wheaton, Illinois

    On July 1, 1996, the Company acquired this property from an unaffiliated third party for the purchase price of $2,455,000 on an all cash basis, from Offering proceeds.

    Additional Offering Proceeds

    Additional Offering Proceeds of $10,670,432, net of additional Offering costs of $1,493,860 are reflected as received as of March 31, 1996, prior to the purchase of the properties. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(C) This pro forma adjustment reflects the completion of the Company's Offering of 6,000,000 Shares that commenced on October 14, 1994, net of additional Offering costs of $949,432, as though this occurred on of March 31, 1996. In addition, this pro forma adjustment reflects the completion of the Company's Offering and sale of an additional 11,000,000 Shares, net of Offering costs of $12,771,500, as though this also occurred on March 31, 1996.

(D) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                   For the three months ended March 31, 1996
                                  (unaudited)


The following unaudited Pro Forma Statement of Operations of the Company is presented to effect the acquisitions of Mundelein Plaza, Regency Point Shopping Center, Prospect Heights Plaza, Montgomery-Sears Shopping Center and the Zany Brainy store as of January 1, 1996. This unaudited Pro Forma Statement of Operations should be read in conjunction with the March 31, 1996 Financial Statements and the notes thereto as filed on Form 10-Q.

This unaudited Pro Forma Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 1996, nor does it purport to represent the future financial position of the Company. Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Prospectus.

                      Inland Monthly Income Fund III, Inc.
                       Pro Forma Statement of Operations
                   for the three months ended March 31, 1996
                                  (unaudited)



                                 1996          Total
                               Historical     Pro Forma         1996
                                  (A)       Adjustments(B)    Pro Forma
                               ----------   -------------     ---------
Rental income...............   $  475,038         505,299       980,337
Additional rental income....      242,290         120,227       362,517
Interest income (C).........       43,751            -           43,751
                               ----------         -------       -------

  Total income..............      761,079         625,526     1,386,605
                               ----------         -------       -------

Professional services and
  general and
  administrative fees.......       38,168            -           38,168
Advisor asset management
  fee.......................       48,540          34,348        82,888
Property operating expenses.      310,613         166,660       477,273
Interest expense............       15,043          88,455       103,498
Depreciation (D)............      103,091         117,108       220,199
Amortization................        1,373            -            1,373
Acquisition costs expensed..        8,985            -            8,985
                               ----------         -------       -------

Total expenses..............      525,813         406,571       932,384
                               ----------         -------       -------

  Net income................   $  235,266         218,955       454,221
                               ==========         =======       =======

Weighted average
  common stock shares
  outstanding (E)...........    2,394,092                    16,297,997
                               ==========                    ==========

Net income per weighted
  average common stock
  outstanding (E)........... $        .12                           .03
                               ==========                    ==========




          See accompanying notes to pro forma statement of operations.

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1996
                                  (unaudited)

(A) The March 31, 1996 Historical column represents the historical statement of operations of the Company for the three months ended March 31, 1996, as filed with the SEC on Form 10-Q.

(B) Total pro forma adjustments as though the acquisitions of the following properties occurred on January 1, 1996 on an all cash basis except for Regency Point where the Company assumed the existing first mortgage loan of $4,473,200, along with a related interest rate swap agreement.

    The first mortgage loan has a floating interest rate of 180 basis points over the 30-day LIBOR rate, which rate is adjusted monthly. The interest rate swap agreement, in conjunction with the first mortgage, provides for Bank One, Chicago, to receive from or pay to the Company the difference between 6.11% and the 30-day LIBOR rate, so that the first mortgage loan has an effective rate of 7.91% per annum. The pro forma adjustment for interest expense for 1996 was estimated using the described loan terms.
    The related interest rate swap agreement was terminated on April 18, 1996 resulting in $48,419 proceeds to the Company. The pro forma adjustment does not give effect to the termination of this agreement.


                        Mundelein     Regency    Prospect   Montgomery-    Zany      Pro Forma
                          Plaza        Point     Heights      Sears       Brainy    Adjustments    Total
                        ----------     -------    -------     -------      ------    -----------   -------
Rental income.....      $  163,381     139,271      44,552      89,350      68,745        -        505,299
Additional rental
  income..........          32,975      16,034      33,410      25,736      12,072        -        120,227
Interest income...            -           -           -           -           -           -           -
                        ----------     -------      ------     -------      ------     -------     -------
Total income......         196,356     155,305      77,962     115,086      80,817        -        625,526
                        ----------     -------      ------     -------      ------     -------     -------
Professional services
  and general and
  administrative..           -           -           -           -           -           -           -
Advisor asset
  management fee..           -           -           -           -           -         34,348      34,348
Property operating
  expenses........          53,986      19,046      44,325      33,348      15,955        -        166,660
Interest expense..           -           -           -           -           -         88,455      88,455
Depreciation (D)..           -           -           -           -           -        117,108     117,108
                         ----------     -------      ------     -------      ------     -------     -------

Total expenses....          53,986      19,046      44,325      33,348      15,955     239,911     406,571
                        ----------     -------      ------     -------      ------     -------     -------

Net income........      $  142,370     136,259      33,637      81,738      64,862    (239,911)    218,955
                        ==========     =======      ======      ======      ======     =======     =======

                      Inland Monthly Income Fund III, Inc.
                   Notes to Pro Forma Statement of Operations
                   For the three months ended March 31, 1996
                                  (unaudited)


(C) No pro forma adjustment has been made relating to interest income which would have been earned on the additional Offering Proceeds raised.

(D) Depreciation expense is computed using the straight-line method, based upon an estimated useful life of thirty years.

(E) The pro forma weighted average common stock shares for the three months ended March 31, 1996 was calculated by adding to the historical weighted average number of shares at March 31, 1996, the number of shares to complete the Company's Offerings of 17,000,000 Shares.

                                                                       EXHIBIT A
                            PRIOR PERFORMANCE TABLES


     The prior performance tables contain information concerning public real estate limited partnerships sponsored by Affiliates of the Advisor. This information has been summarized, in part, in narrative form under "Prior Performance of the Company's Affiliates." The purpose of the tables is to provide information on the performance of those partnerships in evaluating the experience of the Affiliates of the Advisor as sponsors of such programs. However, the inclusion of these tables does not imply that the Company will make investments comparable to those reflected in the tables or that investors in the Company will experience returns comparable to those experienced in the programs referred to in these tables. Persons who purchase Shares in the Company will not thereby acquire any ownership in any of the partnerships to which these tables relate. The tables consist of:


     Table I    Experience in Raising and Investing Funds
     Table II   Compensation to IREIC and Affiliates
     Table III  Operating Results of Prior Programs
     Table IV   Results of Completed Programs
     Table V    Sales or Disposals of Properties
     Table VI   Acquisition of Properties by Programs*

* Prospective investors in the Company may obtain copies of Table VI by contacting the Advisor.

     Except with respect to Inland Land Appreciation Fund, L.P., Inland Land Appreciation Fund II, L.P., and Inland Capital Fund, L.P. the partnerships presented in the tables are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Generally, the investment objectives of those partnerships were as follows:

     (1) Capital appreciation; and

     (2) Cash distributions for limited partners.

     In addition, with respect to private limited partnerships, an objective was the generation of tax loss deductions which generally will be used to offset taxable income from other sources.

     The Company's investment objectives are to: (i) provide regular Distributions to Stockholders in amounts which may exceed the Company's taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 95% of the Company's taxable income, pursuant to the REIT qualification requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting the Company to increase Distributions and provide capital appreciation; and (iii) preserve Stockholders' capital.

                                   TABLE I
                  EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I presents information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation (IREIC), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior partnerships where the offering closed in the three years prior to December 31, 1995. The Table particularly focuses upon the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

     Since 1986, Inland Real Estate Investment Corporation has organized and completed the offerings of four public partnerships which have primarily invested in existing residential real property and three public partnerships which have invested in undeveloped land.

                EXPERIENCE IN RAISING AND INVESTING FUNDS (A)
                               (000'S OMITTED)

                                                              Inland Capital
                                                                Fund, L.P.
                                                            -------------------
Dollar amount offered ....................................  $60,000
Dollar amount raised .....................................   32,399    100.00%
Less offering expenses:
Selling Commissions:
 Affiliated parties ......................................    3,239     10.00
 Unaffiliated parties ....................................        0      0.00
Organizational expenses ..................................       15      0.05
Other offering expenses (B) ..............................    1,227      3.79
Reserves (C) .............................................    1,972      6.08
                                                            -------  --------
Available for investment .................................  $25,946     80.08%
                                                            -------  --------

Acquisition costs:
Cash down payments (D) ...................................  $24,286     74.96%
Acquisition fees .........................................    1,444      4.46
Other cash expenditures capitalized (E) ..................      821      2.53
                                                            -------  --------

Acquisition costs related to the purchase of properties ..  $26,551     81.95%
                                                            -------  --------

Percent leverage .........................................               0.00%
Date offering began ......................................           12-13-91
Length of offering (in months) ...........................                 20
Months to invest 90% of amount available for
investment (measured from beginning of offering) .........                 36

                  EXPERIENCE IN RAISING AND INVESTING FUNDS
                               (000'S OMITTED)
                               NOTES TO TABLE I

     (A) The figures in this table are cumulative and are as of December 31, 1995. The dollar amount raised represents the cash proceeds collected by the partnerships. The Table reflects payments made from investor capital contributions upon receipt.

     (B) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the IREIC for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

     (C) Includes 1% of the offering proceeds committed to the Unit Repurchase Program of each partnership. Partnership expenses, including operating expenses during the offering period or thereafter not related to the offering, may be paid from these reserves.

     (D) Cash down payments include amounts paid and mortgage financing at closing.

     (E) Consists of acquisition expenses and improvements to the property subsequent to acquisition which are capitalized and paid or to be paid from the proceeds of the offering.

                                   TABLE II
                   COMPENSATION TO IREIC AND AFFILIATES(A)

     Table II summarizes the amount and type of compensation paid to IREIC in connection with prior partnerships.

     Some partnerships acquired their properties from Affiliates of the Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II
                    COMPENSATION TO IREIC AND AFFILIATES(A)
                                (000'S OMITTED)




                                                                                 Other
                                                                                 Public
                                                                    Inland      Programs
                                                                   Capital     ----------
                                                                  Fund, L.P.   6 Programs
                                                                  ----------   ----------
Date offering commenced .......................................    12-13-91          -
Dollar amount raised ..........................................     $32,399   $149,306
                                                                    =======   ========
Amounts paid or payable to general partner or affiliates
from proceeds of offerings:
 Selling commissions and underwriting fees (B) ................     $ 3,239   $  2,819
 Other offering expenses (C) ..................................         249      2,225
 Acquisition cost and expense (D) .............................       1,444      9,591

Dollar amount of cash available (deficiency) from operations before deducting (adding) payments to (from) general partner
or affiliates (E) .............................................     $ 1,559   $ 13,615
                                                                    =======   ========
Amounts paid to (received from) general partner or affiliates related to operations:
 Property management fees (F) .................................     $    94   $    952
 Partnership subsidies received (G) ...........................           0       (582)
 Accounting services ..........................................          60        285
 Data processing service ......................................          39        228
 Legal services ...............................................          48        121
 Other administrative services ................................          96        652
 Property upgrades ............................................          19        186
 Property operating expenses ..................................           1          6

Dollar amount of property sales and refinancings before
payments to general partner and affiliates (H):
 Cash .........................................................     $   647   $ 19,534
 Equity in notes and undistributed sales proceeds .............           0      9,686

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings (I):
 Sales commissions ............................................     $     0   $    467
 Property upgrade .............................................           0        172
 Mortgage brokerage fee .......................................           0         15
 Participation in cash distributions ..........................           0         93

                      COMPENSATION TO IREIC AND AFFILIATES
                                (000'S OMITTED)
                               NOTES TO TABLE II

     (A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 1995 and the figures relating to cash available from operations are for the three years ending December 31, 1995. The dollar amount raised represents the cash proceeds collected by the partnerships. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

     (B) Inland Capital Fund paid all commissions to an affiliate of the general partner, who in turn paid $2,711,791 to third party soliciting dealers.

     (C) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

     (D) Represents initial cash down payments and future principal payments and prepaid items and fees paid to IREIC and its affiliates in connection with the acquisition of properties less amounts paid to unaffiliated third parties to acquire such properties. Cash down payments include amounts received at closing.


                                                    Inland      Public
                                                   Capital     Programs
                                                  Fund, L.P.  6 Programs
                                                  ----------  ----------

        Acquisition fees .......................    $  1,444    $  9,478
        Reimbursement (at cost) for upgrades and
        acquisition due diligence ..............           0         113
        Partnership down payments ..............           0      44,585
        Inland down payments ...................           0     (44,585)
                                                    --------    --------
        Acquisition cost and expense ...........    $  1,444    $  9,591
                                                    ========    ========


     (E) See Note (G) to Table III.

     (F) An Affiliate of the Advisor provides property management services for all properties acquired by the partnerships. Management fees have not exceeded 6% of the gross receipts from the properties managed. With respect to Inland Capital Fund, L.P., Inland Land Appreciation Fund II, L.P. and Inland Land Appreciation Fund, L.P. (included in "Other Public Programs"), IREIC receives an asset management fee equal to 1/4% of total partnership capital limited to a cumulative total over the life of the partnership of 2% of the land's original cost to the partnership.

     (G) The amounts shown in the table for Other Public Programs represent supplemental capital contributions from IREIC in accordance with the terms of the partnership agreements.

     (H) See Table V and Notes thereto regarding sales and disposals of properties.

     (I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

                                   TABLE III
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III presents operating results for limited partnerships the offerings of which closed during each of the five years ended prior to December 31, 1995. The operating results consist of:

    -The components of taxable income (loss);
    -Taxable income or loss from operations and property sales;
    -Cash available and source, before and after cash distributions to investors; and
    -Tax and distribution data per $1,000 invested.

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

                                                                    Inland Capital
                                                                      Fund, L.P.
                                                            1995  1994   1993   1992   1991
Gross revenues ...........................................  $457   $744   $564   $104    $0
Profit on sale of properties .............................   229      0      0      0     0
Less:
Operating expenses .......................................   146     64      4      1     0
Interest expense .........................................     0      0      0      0     0
Partnership expenses .....................................   167    175     86      1     0
Depreciation and amortization ............................     5      4      3      3     1
                                                            ----  -----  -----  -----  ----
Net income (loss)-GAAP basis .............................  $368   $501   $471    $99  $ (1)
Taxable income (loss) (A):
Allocated to investors from operations ...................   137    495    466    100    (1)
Allocated to general partner from operations .............     1      5      5      1     0
                                                            ----  -----  -----  -----  ----
Total from operations ....................................   138    500    471    101    (1)
 From gain on sale:
 Capital (allocated to investors) ........................   231      0      0      0     0
 Capital (allocated to general partner) ..................     0      0      0      0     0
 Ordinary (recapture) ....................................     0      0      0      0     0
                                                            ----  -----  -----  -----  ----
                                                            $369   $500   $471   $101  $ (1)

Cash available (deficiency) from operations (G) ..........   172    633    397     94     0
Cash available from sales (B) ............................   646      0      0      0     0
Cash (deficiency) from refinancings ......................     0      0      0      0     0
                                                            ----  -----  -----  -----  ----
Total cash available (deficiency) before
distributions and special items ..........................   818    633    397     94     0
Less distributions to investors:
From operations ..........................................     0      0      0      0     0
From sales and refinancings ..............................   645      0      0      0     0
From return of capital ...................................     0      0      0      0     0
From supplemental capital
contribution (return on capital) (E) (H) .................     0      0      0      0     0
Less distributions to general partner:
From operations ..........................................     0      0      0      0     0
From sales and refinancings ..............................     0      0      0      0     0
                                                            ----  -----  -----  -----  ----
Cash available after distributions before special items ..   173    633    397     94     0




                                                                                    Inland Land
                                                                            Appreciation Fund II, L.P.
                                                             1995   1994    1993       1992       1991     1990  1989
Gross revenues ...........................................    $508  $494       $545       $841     $1,386  $896    $0
Profit on sale of properties .............................   2,858   219        485          0          0     0     0
Less:
Operating expenses .......................................     248   263        266        132         67    13     0
Interest expense .........................................       0     0          0          0          0     0     0
Partnership expenses .....................................     230   191        180        254        181    80     0
Depreciation and amortization ............................       3     4          5          2          2     2     1
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Net income (loss)-GAAP basis .............................  $2,885  $255       $579       $453     $1,136  $801  $ (1)
Taxable income (loss) (A):
Allocated to investors from operations ...................     315   227        144        477      1,141   800    (1)
Allocated to general partner from operations .............       3     2          1          5         12     8     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Total from operations ....................................     318   229        145        482      1,153   808    (1)
 From gain on sale:
 Capital (allocated to investors) ........................   2,333   219        351          0          0     0     0
 Capital (allocated to general partner) ..................     329     0         93          0          0     0     0
 Ordinary (recapture) ....................................       0     0          0          0          0     0     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
                                                            $2,980  $448       $589       $482     $1,153  $808  $ (1)

Cash available (deficiency) from operations (G) ..........       5     9        164        511      1,253   694     0
Cash available from sales (B) ............................   7,488   450      1,176          0          0     0     0
Cash (deficiency) from refinancings ......................       0     0          0          0          0     0     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Total cash available (deficiency) before
distributions and special items ..........................   7,493   459      1,340        511      1,253   694     0
Less distributions to investors:
From operations ..........................................       0     0          0        454        267     0     0
From sales and refinancings ..............................   1,000     0      1,116          0          0     0     0
From return of capital ...................................       0     0          0         00          0     0     0
From supplemental capital
contribution (return on capital) (E) (H) .................       0     0          0          0          0     0     0
Less distributions to general partner:
From operations ..........................................       0     0          0          0          0     0     0
From sales and refinancings ..............................       0     0          0          0         93     0     0
                                                            ------  ----  ---------  ---------  ---------  ----  ----
Cash available after distributions before special items ..   6,493   459        131         57        986   694     0

                      OPERATING RESULTS OF PRIOR PROGRAMS
       (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)




                                                                   Inland Capital
                                                                     Fund, L.P.
                                                        ------------------------------------
                                                        1995    1994    1993    1992    1991
                                                        ----    ----    ----    ----    ----
Special items:
Fixed asset additions (C) .........................     $  0    $  0    $  0    $  0    $  0
Advances (repayments) from (to)
general partner or affiliates .....................       23       2       1     (85)     85
Repurchase of units (I) ...........................        0      (2)      0       0       0
Use of partnership reserves .......................        0       2       0       0       0
Use of cash available for offering purposes .......        0       0       0       0       0
                                                        ----    ----    ----    ----    ----
Cash available (deficiency) after distributions and
special items (J) .................................     $196    $635    $398    $  9    $ 85
                                                        ====    ====    ====    ====    ====

Tax and distribution data per $1,000 invested (D):
Federal income tax results:
Ordinary income (loss):
From operations (E) ...............................     $  4    $ 15    $ 14    $  3    $  0
                                                        ====    ====    ====    ====    ====
From recapture ....................................        0       0       0       0       0
Capital gain ......................................        7       0       0       0       0
Cash distributions to investors:
Source (on GAAP basis):
Investment income .................................        0       0       0       0       0
Return of capital .................................       20       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................        0       0       0       0       0
Source (on cash basis):
Sales .............................................       20       0       0       0       0
Refinancings ......................................        0       0       0       0       0
Operations ........................................        0       0       0       0       0
Return of capital .................................        0       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................        0       0       0       0       0
Percent of properties remaining unsold (F) ........       98.43%
                                                          =======



                                                                             Inland Land
                                                                      Appreciation Fund II, L.P.
                                                        ------------------------------------------------------
                                                          1995    1994    1993    1992    1991    1990    1989
                                                          ----    ----    ----    ----    ----    ----    ----
Special items:
Fixed asset additions (C) .........................     $    0    $  0    $  0    $  0    $  0    $  0    $  0
Advances (repayments) from (to)
general partner or affiliates .....................         31     (19)     10      (5)   (272)    287
Repurchase of units (I) ...........................        (36)    (52)   (143)    (47)      0       0       0
Use of partnership reserves .......................         36      52     143      47       0       0       0
Use of cash available for offering purposes .......          0       0       0     (50)      0       0       0
                                                          ----    ----    ----    ----    ----    ----    ----
Cash available (deficiency) after distributions and
special items (J) .................................     $6,496    $460    $112    $ 17    $981    $422    $287
                                                        =======   ====    ====    ====    ====    ====    ====
Tax and distribution data per $1,000 invested (D):
Federal income tax results:
Ordinary income (loss):
From operations (E) ...............................     $    6    $  5    $  3    $  9    $ 23    $ 16    $  0
From recapture ....................................          0       0       0       0       0       0       0
Capital gain ......................................         46       4       7       0       0       0       0
Cash distributions to investors:
Source (on GAAP basis):
Investment income .................................          0       0       0       9       5       0       0
Return of capital .................................         20       0      22       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................          0       0       0       0       0       0       0
Source (on cash basis):
Sales .............................................         20       0      22       0       0       0       0
Refinancings ......................................          0       0       0       0       0       0       0
Operations ........................................          0       0       0       9       5       0       0
Return of capital .................................          0       0       0       0       0       0       0
Supplemental capital contributions (return on
capital) (E) (H) ..................................          0       0       0       0       0       0       0
Percent of properties remaining unsold (F) ........         89.13%
                                                            ======

                     OPERATING RESULTS OF PRIOR PROGRAMS
                               (000'S INCLUDED)
                              NOTES TO TABLE III

     (A) "Taxable income (loss)" represents the aggregate amounts shown on the partnerships' tax returns for such years. One of the principal differences between the tax basis of reporting and generally accepted accounting principles
(GAAP) is that depreciation is based upon the rates established by the Accelerated Cost Recovery System (ACRS) for property placed in service after January 1, 1981. Use of ACRS usually results in a higher charge against operations than would be the result if the depreciation rate was based upon the economic useful life as required by GAAP. Further, under GAAP, to the extent that interest rates on notes received in connection with the sale of a property are deemed to be below market interest rates at the date of sale, such notes would be required to be discounted based upon market interest rates.

     (B) See Table V and Notes thereto regarding sales and disposals of properties.

     (C) Fixed asset additions represent betterments and improvements to properties which have been paid for from the operations of the respective properties.

     (D) Tax data per $1,000 is based on the income (loss) allocated to investors for federal income tax purposes. Tax and distribution data per $1,000 invested is based on total capital raised.

     (E) Taxable ordinary income from operations relating to Inland Monthly Income Fund II, L.P. include taxable income at the limited partner level due to taxable guaranteed payments relating to the IREIC's supplemental capital contributions. A limited partner's basis in his partnership interest will be increased by the amount of supplemental capital contributions allocated to him and reduced by distributions from supplemental capital contributions. The amount of supplemental capital contributions per $1,000 invested are $0 for 1989 through 1995 and $1 for 1988 for Inland Monthly Income Fund, II, L.P.

     (F) Percent of properties remaining unsold represents original total acquisition cost of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any).

                     OPERATING RESULTS OF PRIOR PROGRAMS
                               (000'S INCLUDED)
                              NOTES TO TABLE III

     (G) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the partnerships, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the partnerships from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:



                                                    Inland Capital
                                                      Fund, L.P.
                                           --------------------------------
                                           1995   1994   1993   1992   1991
                                           ----   ----   ----   ----   ----
Net cash provided by operating activities
per the Form 10-K annual report or 10-Q
quarterly report ........................   195    635    398      9     85

Payments to (from) general partner and
affiliates ..............................   (23)    (2)    (1)    85    (85)

Principal payments on long-term debt ....     0      0      0      0      0

Payments for deferred loan fees               0      0      0      0      0
                                            ---    ---    ---     --    ---

                                            172    633    397     94      0
                                            ===    ===    ===     ==    ===

                                                          Inland Land
                                                          Appreciation
                                                          Fund II, L.P.
                                           -------------------------------------------
                                           1995   1994   1993   1992     1991     1990
                                           ----   ----   ----   ----     ----     ----
Net cash provided by operating activities
per the Form 10-K annual report or 10-Q
quarterly report ........................     8     10    145    521    1,248      422

Payments to (from) general partner and
affiliates ..............................    (3)    (1)    19    (10)       5      272

Principal payments on long-term debt ....     0      0      0      0        0        0

Payments for deferred loan fees               0      0      0      0        0        0
                                            ---    ---    ---    ---    -----      ---

                                              5      9    164    511    1,253      694
                                            ===    ===    ===    ===    =====      ===




     (H) IREIC was required to make supplemental capital contributions if necessary, in sufficient amounts to allow the partnerships to make distributions to limited partners equal to an 8% per annum non-compounded return on their invested capital through August 4, 1993. The cumulative amounts of such supplemental capital contributions for Monthly Income Fund II was $30,155, which was repaid in 1993.

     (I) Each entity established a unit repurchase program which provides limited liquidity to eligible investors who have suffered severe adverse financial conditions or who have died or become legally incapacitated. These funds were utilized by the partnerships to repurchase units, on a limited basis, for pre-determined amounts pursuant to the terms of the prospectus.

     (J) Cash deficiencies for certain years are the result of (1) current year distributions from operations that include a portion of accumulated cash flows from operations of prior years or; (2) current year distributions from sales which include proceeds relating to prior year property sales.

                                   TABLE IV
                        RESULTS OF COMPLETED PROGRAMS

     Table IV is a summary of operating and disposition results of prior public partnerships sponsored by Affiliates of the Advisor, which during the five years ended prior to December 31, 1995 have sold their properties and either hold notes with respect to such sales or have liquidated. No public partnership has disposed of all its properties.

                                   TABLE V
                       SALES OR DISPOSALS OF PROPERTIES

     Table V presents information on the results of the sale or disposals of public partnership properties during the three years ended prior to December 31, 1995. Since 1993, partnerships sponsored by Affiliates of the Advisor have sold 14 properties in whole or in part. The table provides certain information to evaluate property performance over the holding period such as:

    - Sale proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -Cash invested in properties;

     -Cash flow (deficiency) generated by the property;

     -Taxable gain (ordinary and total); and

     -Terms of notes received at sale.
                                     A-14

                      SALES OR DISPOSALS OF PROPERTIES(A)
                                (000'S OMITTED)

                                                                                     Selling Price, net of closing costs
                                                                  -----------------------------------------------------------------
                                                                     Cash          Selling
                                                                   Received,   commissions                     Secured
                                                                    net of       paid or                        Notes       Net
                                               Date      Date of   Closing      payable to     Mortgage at    Received at  Selling
          Property                           Acquired     Sale     Costs(B)       Inland       Time of Sale     Sale(C)     Price
------------------------------------------   --------    -------   -------      ----------     ------------   -----------  -------
LAND I .52 ACRE OF PARCEL #18 .............   1/29/90     3/11/93        33         0             0               0           33
LAND I 4.41 ACRES OF PARCEL #23 ...........    5/8/90      Var 93       170         0             0               0          170
LAND II PARCEL #23A .......................  10/30/92     3/16/93       183         0             0               0          183
LAND II PARCELS #11 & #13 .................   8/20/91      5/3/93        70         0             0             828(F)       898
                                                 &
                                              9/23/92
LAND II 5 ACRES OF PARCEL #15 .............    9/4/91      9/1/93        95         0             0               0           95
GROWTH FUND I - COUNTRY CLUB, 55 UNITS ....  12/30/85      Var 93     5,673         0         1,650               0        4,023
LAND II 10 ACRES OF PARCEL #22 ............  10/30/92      1/6/94       166         0             0               0          166
LAND II .258 ACRES OF PARCEL #6 ...........   4/16/91     10/1/94        10         0             0               0           10
LAND II 11 ACRES OF PARCEL #15 ............    9/4/91     12/1/94       274         0             0               0          274
GROWTH FUND I - COUNTRY CLUB, 31 UNITS ....  12/30/85      Var 94     2,432         0             0               0        2,432
LAND I 35.88 ACRES OF PARCEL #23 ..........    5/8/90      Var 94     1,149         0             0             156        1,305
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 22 BUILDINGS .........   6/24/88      Var 94       701         0             0           4,912(G)     5,613
LAND I 3.44 ACRES OF PARCEL #23 ...........    5/8/90      Var 95       139         0             0               0          139
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 16 BUILDINGS .........   6/24/88      Var 95       409         0             0           3,790(G)     4,199
LAND II 60 ACRES OF PARCEL #23 ............  10/30/92      Var 95     4,196         0             0               0        4,196
LAND II PARCEL #25 ........................   1/28/93    10/31/95     3,292         0             0               0        3,292
CAPITAL FUND PARCEL #10A ..................   9/16/94     4/21/95       286         0             0               0          286
CAPITAL FUND 17.742 ACRES OF PARCEL #2 ....   11/9/93      8/2/95       361         0             0               0          361
LAND I 27.575 ACRES OF PARCEL #4 ..........   4/18/89     8/25/95       542         0             0               0          542


                                               Cost of Properties including closing
                                                costs and other cash expenditures
                                              -------------------------------------
                                                Original     Partnership
                                                Mortgage       Capital
          Property                             Financing     Invested(D)     Total
------------------------------------------     ---------     -----------     -----
LAND I .52 ACRE OF PARCEL #18 .............         0            4              4
LAND I 4.41 ACRES OF PARCEL #23 ...........         0          128            128
LAND II PARCEL #23A .......................         0          183            183
LAND II PARCELS #11 & #13 .................         0          453            453


LAND II 5 ACRES OF PARCEL #15 .............         0           55             55
GROWTH FUND I - COUNTRY CLUB, 55 UNITS ....     1,168        1,495          2,663
LAND II 10 ACRES OF PARCEL #22 ............         0          105            105
LAND II .258 ACRES OF PARCEL #6 ...........         0            4              4
LAND II 11 ACRES OF PARCEL #15 ............         0          122            122
GROWTH FUND I - COUNTRY CLUB, 31 UNITS ....       658          843          1,501
LAND I 35.88 ACRES OF PARCEL #23 ..........         0          971            971
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 22 BUILDINGS .........         0        5,019          5,019
LAND I 3.44 ACRES OF PARCEL #23 ...........         0           98             98
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 16 BUILDINGS .........         0        3,683          3,683
LAND II 60 ACRES OF PARCEL #23 ............         0        2,900          2,900
LAND II PARCEL #25 ........................         0        1,730          1,730
CAPITAL FUND PARCEL #10A ..................         0          221            221
CAPITAL FUND 17.742 ACRES OF PARCEL #2 ....         0          196            196
LAND I 27.575 ACRES OF PARCEL #4 ..........         0          231            231

                      SALES OR DISPOSALS OF PROPERTIES(A)
                                (000'S OMITTED)

                                                     Excess
                                                   (deficiency)
                                                   of property          Amount of
                                                    operating           subsidies          Total
                                                   cash receipts       included in        Taxable        Ordinary
                                                    over cash            operating          Gain          Income        Capital
        Property                                  expenditures(E)      cash receipts      from Sale      from Sale       Gain
LAND I .52 ACRE OF PARCEL #18 ............                0                0                 29              0             29
LAND I 4.41 ACRES OF PARCEL #23 ..........                0                0                 42              0             42
LAND II PARCEL #23A ......................               (6)               0                  0              0              0
LAND II PARCELS #11 & #13 ................                9                0                445              0            445
LAND II 5 ACRES OF PARCEL #15 ............                1                0                 40              0             40
GROWTH FUND I - COUNTRY CLUB, 55 UNITS ...            1,375                0              1,592              0          1,592
LAND II 10 ACRES OF PARCEL #22 ...........                0                0                 61              0             61
LAND II .258 ACRES OF PARCEL #6 ..........                0                0                  6              0              6
LAND II 11 ACRES OF PARCEL #15 ...........                1                0                152              0            152
GROWTH FUND I - COUNTRY CLUB, 31 UNITS ...              775                0              1,223              0          1,223
LAND I 35.88 ACRES OF PARCEL #23 .........                4                0                360            360              0
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 22 BUILDINGS ........            1,556                0              1,609              0          1,609
LAND I 3.44 ACRES OF PARCEL #23 ..........                0                0                 33             33              0
MONTHLY INCOME FUND I -
 SCHAUMBURG TERRACE, 16 BUILDINGS ........            1,152                0              1,398              0          1,398
LAND II 60 ACRES OF PARCEL #23 ...........              (80)               0              1,100          1,100              0
LAND II PARCEL #25 .......................               60                0              1,562              0          1,562
CAPITAL FUND PARCEL #10A .................               (9)               0                 67             67              0
CAPITAL FUND 17.742 ACRES OF PARCEL #2 ...                1                0                164              0            164
LAND I 27.575 ACRESOF PARCEL #4 ..........               14                0                311              0            311

                        SALES OR DISPOSALS OF PROPERTIES
                                (000'S OMITTED)
                                NOTES TO TABLE V

     (A) The table includes all sales of properties by the partnerships during the three years ended December 31, 1995. All sales have been made to parties unaffiliated with the partnership.

     (B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

     (C) The stated principal amount of the notes is shown in the table under "Secured Notes Received at Sale." All sales with notes received at sale are being reported for tax purposes on the installment basis.

     (D) Amounts represent the dollar amount raised from the offerings of limited partnership units, less sales commissions and other offering expenses.

     (E) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for appli-cable "Fixed Asset Additions" through the year of sale.

     (F) The partnership provided financing in the amount of $828,000. The amount financed earned interest at 8% annually, paid monthly, until maturity and was paid off on October 27, 1993.

     (G) As of December 31, 1995, the Partnership has sold all of the thirty-eight six-unit condominium buildings comprising the Schaumburg Terrace condominium complex to unaffiliated third parties. The Partnership received $249,596 from one all cash sale in 1994. In addition, the Partnership received $823,518 in down payment proceeds, and provided mortgage loans totaling $8,701,439 to the purchasers for the thirty-seven additional sales. The principal balances of these loans range from approximately $211,000 to $256,000. These loans require monthly principal and interest payments totaling $67,763 with an interest rate of 8.625% per annum for ten years (based on a thirty year amortization) and payment of all remaining principal at the end of that period.

                        INLAND REAL ESTATE CORPORATION
                       DISTRIBUTION REINVESTMENT PROGRAM


         Inland Real Estate Corporation, a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation, as amended and restated to date (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Articles unless otherwise defined herein.

         1. As agent for the Stockholders who purchased Shares pursuant to the Company's prior public offering which commenced October 14, 1994 and was completed July 22, 1996 (the "Prior Offering") and the current offering of Shares by the Company pursuant to the prospectus dated July 24, 1996 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer-Manager or Participating Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

         2. Procedure for Participation. Any Stockholder who purchased Shares pursuant to the Company's Prior Offering or this Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer-Manager or Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP are currently paid monthly and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

         3. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $9.05 per Share until the termination of the Offering. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit.

         It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $9.05 per Share price which will be paid under the DRP.

         The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

         If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The reservation of any Shares from this Offering remaining for issuance under the DRP will be cancelled. The Shares will continue to have the status of authorized but unissued Shares. These Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

         It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

         4. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

         5. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

         6. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. IF a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

         7. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

         8. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities act of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

         9. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   EXHIBIT I

                        INLAND REAL ESTATE CORPORATION

                             SUBSCRIPTION AGREEMENT


                                [INLAND LOGO]



                  PLEASE MAIL THE WHITE COPY, THE YELLOW COPY, AND YOUR
                  CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" TO: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60521, Attn: Investor Services. Please use ballpoint pen or type the information.

           INLAND REAL ESTATE CORPORATION INSTRUCTIONS TO PURCHASERS

INSTRUCTIONS      Any Person desiring to subscribe for Shares should carefully read and review the Prospectus and, if he/she desires to subscribe for Shares, complete the Subscription
                  Agreement/Signature Page which follows these instructions.
                  Follow the appropriate instruction listed below for the items indicated. Please print in ink or type the information.

INVESTMENT        Item 1--Enter the number of Shares to be purchased and the
     A            dollars and cents amount of the purchase. Minimum purchase 300
                  Shares ($3,000). Qualified Plans 100 Shares ($1,000).
                  (Iowa requires 300 Shares ($3,000) for IRA accounts.) Item
                  2--Check if you desire to participate in Distribution
                  Reinvestment Program.

REGISTRATION      Item 3--Enter the exact name in which the Shares are to be
INFORMATION       held.  For co-owners enter the names of all owners. For
     B            investments by qualified plans, include the exact name of the plan. If this is an additional purchase by a qualified plan, please use the same exact plan name as previously used.
                  Item 4--Enter mailing address, state of residence and telephone number of owner.
                  Item 5--Check the appropriate box. If the owner is a non-resident alien, he must apply to the United States
                  Internal Revenue Service for an identification number via Form
                  SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.
                  Item 6-- Check this box if the owner is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor. Item 7--Enter birth date(s) or date of incorporation. Item 8--Enter the Social
                  Security number or Taxpayer I.D. number. The owner is certifying that this number is correct.

     C            Item 9--The residence address if different.

     D Item 10--Check the appropriate box to indicate the type of entity which is subscribing. If additional purchase, this should be exactly the same as previous investment.

 SIGNATURE        Item 11--The Subscription Agreement/Signature Page must be
     E            executed and initialed by the owner(s), or if applicable, the trustee or custodian.


ALTERNATE ADDRESS Item 12--If owners desire direct deposit of his/her/their cash FOR DISTRIBUTIONS distributions to an account or address other than as
   (OPTIONAL)     set forth in the Subscription Agreement/Signature Page,
       F          please complete. Please make sure account has been opened and account number is provided, as well as informing recipient that distribution will be forthcoming and is an asset transfer.

 BROKER/DEALER    Item 13--Enter the name of the Broker/Dealer and the
  REGISTERED      name of the Registered Representative, along with the street
 REPRESENTATIVE   address, city, state, zip code and telephone number of the
      G           Registered Representative. By executing the Subscription
                  Agreement/Signature Page, the Registered Representative substantiates compliance with the Conduct Rules of the NASD by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
                  Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
                  The Registered Representative (authorized signature) should sign and date.

 SUBMISSION OF    The properly completed and executed White and Yellow
 SUBSCRIPTION     copies of the Subscription Agreement/ Signature Page together with a CHECK MADE PAYABLE TO "LNB/ESCROW AGENT FOR IREC" should be returned to the owner's Registered Representative or the offices of Inland Securities Corporation, 2901 Butterfield
                  Road, Oak Brook, Illinois 60521.

NOTE: If a Person other than the Person in whose name the Shares will be held is reporting the income received from the Company, you must notify the Company in writing of that Person's name, address and Social Security number.

      This Specimen Copy of the Subscription Agreement/Signature Page (Exhibit I of the Prospectus) should not be executed.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS
All Certificates representing Shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                                                                     01-94-100-2

                                 [INLAND LOGO]

                      INLAND REAL ESTATE CORPORATION
                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE

PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE TERMS AND CONDITIONS BEFORE SIGNING.
              SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.


A
(1) INVESTMENT               MAKE CHECK PAYABLE TO LNB/ESCROW AGENT FOR IREC
    This subscription is in the amount of $_________________ for the purchase of ______________ Shares of Inland Real Estate Corporation at $10 per Share. Minimum initial investment: 300 Shares (100 Shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts) This is an: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT
(2) DISTRIBUTION REINVESTMENT PROGRAM:   / /  YES  Subscriber elects to
    participate in the Distribution Reinvestment Program described in the Prospectus.
    Distributions will be made by check unless box is marked.


B

(3) REGISTERED OWNER

     / / Mr.    / / Mrs.    / / Ms.                                                                              -        -
----
     CO-OWNER                           ----------------------------------------------------------      --------------------------
     / / Mr.    / / Mrs.    / / Ms.                                                                     (AREA CODE) HOME TELEPHONE
----                                    ----------------------------------------------------------

(4) MAILING ADDRESS                     ----------------------------------------------------------
----                                                                                                          -         -
                                                                                                      -----------------------------
     CITY, STATE & ZIP CODE              ----------------------------------------------------------   (AREA CODE) BUSINESS TELEPHONE
----
     STATE OF RESIDENCE                        (7) BIRTH DATE
----                      ------------------                  -----  ----  ----    -----  ---  ----
                                                              MONTH  DAY   YEAR    MONTH  DAY  YEAR
----
(5) PLEASE INDICATE
     CITIZENSHIP STATUS
     / /  U.S. CITIZEN
     / /  RESIDENT ALIEN
     / /  NON-RESIDENT ALIEN

(6)  / /   EMPLOYEE OR AFFILIATE

(8) SOCIAL SECURITY #

-----------------------------------------

      CO-OWNER
---- SOCIAL SECURITY #

CORPORATE OR CUSTODIAL
TAX IDENTIFICATION NUMBER

-----------------------------------------



(9)
                                             RESIDENCE ADDRESS IF DIFFERENT FROM ABOVE


------------------------------------------------------------------------------------------------------------------------------------
     STREET                                               CITY                                 STATE                 ZIP CODE

(10)  CHECK ONE--IMPORTANT--REFER TO REGISTRATION REQUIREMENTS ON BACK
A / / INDIVIDUAL OWNERSHIP         H/ / IRA                                         L/ / PENSION OR PROFIT SHARING PLAN
B / / JOINT TENANTS WITH RIGHT                                                      M/ / TRUST/DATE TRUST ESTABLISHED
      OF SURVIVORSHIP              I/ / QUALIFIED PLAN (KEOGH)                                                        ------------
C / / COMMUNITY PROPERTY                                                                 NAME OF TRUSTEE OR OTHER ADMINISTRATOR
D / / TENANTS IN COMMON            J/ /SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.)
E / / TENANTS BY THE ENTIRETY      K/ / UNIFORM GIFTS TO MINORS ACT                      ----------------------------------------
F / / CORPORATE OWNERSHIP               STATE OF                A CUSTODIAN               / /   TAXABLE      / /   GRANTOR A OR B
G/ /  PARTNERSHIP OWNERSHIP                     ---------------                     N/ /  ESTATE
                                        FOR                                         O/ /  OTHER (SPECIFY)
                                            -----------------------------                                 ------------------------
                                                                                        / /   TAXABLE       / /    NON-TAXABLE




E
(11) The undersigned certifies, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
The undersigned futher acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:

 (a) acknowledges receipt of the Prospectus of the Company relating to the Shares, wherein the terms and conditions of the offering of the Shares are described.
 (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set
      forth on page   I-3 herein; In the case of sales to fiduciary accounts,
      the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the Shares.
 (c) represents that the investors purchasing the Shares for his or her own account and if I am (we are) purchasing Shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
 (d) acknowledges that the Shares are not liquid; (not required for Minnesota residents)
 (e) if an Affiliate of the Company, represents that the Shares are being purchased for investment purposes only and not with a view toward immediate resale.


AGREEMENT DATED                          19
               --------------------------    -----

X                                                            X
-----------------------------------------------------------  ----------------------------
     SIGNATURE--REGISTERED OWNER                                SIGNATURE--CO-OWNER


-----------------------------------------------------------
(PRINT NAME OF CUSTODIAN OF TRUSTEE)


-----------------------------------------------------------
AUTHORIZED SIGNATURE (CUSTODIAN OR TRUSTEE)


     A sale of the Shares may not be completed by the Soliciting Dealers until at least five business days after receipt of the Prospectus.


F

(12)  (OPTIONAL) DIRECTLY DEPOSIT CASH DISTRIBUTIONS TO:
                                                         --------------------------------
                                                         ACCOUNT NUMBER MUST BE FILLED IN

NAME OF BANK,
BROKERAGE FIRM
OR INDIVIDUAL                                                                          X
              -------------------------------------------------------------------      ---------------------------------------
                                                                                            SIGNATURE--REGISTERED OWNER
MAILING ADDRESS
              -------------------------------------------------------------------
CITY, STATE &
ZIP CODE                                                                               X
              -------------------------------------------------------------------      ---------------------------------------
                                                                                        SIGNATURE--CO-OWNER


(13) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HEADQUARTERS)

NAME OF
SALESPERSON                                             -     -
            ------------------------------------  ---------------------
/ / Mr.  / / Mrs.  / / Ms.                        SALESPERSON'S TELEPHONE

                                                  IS THIS A NEW BROKER/DEALER?
MAILING ADDRESS
                --------------------------------   / /   YES        / /   NO
CITY, STATE &
ZIP CODE
                --------------------------------
BROKER/DEALER
NAME                                              X
MAILING ADDRESS --------------------------------  ----------------------------
                                                  SIGNATURE--REGISTERED
CITY, STATE &                                        REPRESENTATIVE
ZIP CODE
               ---------------------------------


                        INLAND REAL ESTATE CORPORATION

                     SUBSCRIPTION AGREEMENT/SIGNATURE PAGE


     CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR INVESTORS WHO PURCHASE SHARES.
     IF THE INVESTOR IS A RESIDENT OF CALIFORNIA, THE INVESTOR MUST HAVE
EITHER: (I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.
     IF THE INVESTOR IS A RESIDENT OF MAINE, THE INVESTOR MUST HAVE EITHER: (I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $200,000; OR
(II) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $50,000.
     IF THE INVESTOR IS A RESIDENT OF MASSACHUSETTS, THE INVESTOR MUST HAVE
EITHER: (I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.
     IF THE INVESTOR IS A RESIDENT OF TENNESSEE, THE INVESTOR MUST HAVE EITHER:
(I) A NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.
     THE COMPANY INTENDS TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. THE COMPANY SHALL HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS AGREEMENT, "INLAND" REFERS TO THE INLAND COMPANIES AND ITS AFFILIATES. THIS AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

OFFICE USE ONLY          Investor Check Date _______________
                         Investor Check # ________________
                         Check Amount $ ________________

BROKER/DEALER
NUMBER ________________________________


OWNER ACCOUNT
NUMBER _________________

CO-OWNER _______________
ACCOUNT NUMBER

     No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in the Prospectus and supplemental literature authorized by the Company and referred to in this Prospectus, and, if given or made, such information and representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates at which information is given herein, or the date hereof. However, if any material change in the affairs of the Company shall occur during the time when a copy of this Prospectus is required to be delivered, the Company will amend or supplement this Prospectus to reflect such change.




                               TABLE OF CONTENTS

                                                             Page


           PROSPECTUS SUMMARY .............................    1
           ORGANIZATIONAL CHART ...........................   15
           RISK FACTORS ...................................   16
           ESTIMATED USE OF PROCEEDS OF OFFERING ..........   26
           WHO MAY INVEST .................................   28
           COMPENSATION TABLE .............................   29
           CONFLICTS OF INTEREST ..........................   37
           FIDUCIARY RESPONSIBILITY OF DIRECTORS AND
           THE ADVISOR; INDEMNIFICATION ...................   40
           PRIOR PERFORMANCE OF THE COMPANY'S AFFILIATES ..   42
           MANAGEMENT .....................................   56
           SELECTED FINANCIAL DATA ........................   67
           INVESTMENT OBJECTIVES AND POLICIES .............   69
           REAL PROPERTY INVESTMENTS ......................   76
           CAPITALIZATION .................................   96
           PRINCIPAL STOCKHOLDERS .........................   97
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           THE FINANCIAL CONDITION OF THE COMPANY .........   98
           FEDERAL INCOME TAX CONSIDERATIONS ..............  104
           ERISA CONSIDERATIONS ...........................  114
           DESCRIPTION OF SECURITIES ......................  116
           SUMMARY OF THE ORGANIZATIONAL DOCUMENTS ........  119
           PLAN OF DISTRIBUTION ...........................  127
           HOW TO SUBSCRIBE ...............................  132
           SALES LITERATURE ...............................  133
           DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE
           PROGRAMS .......................................  133
           REPORTS TO STOCKHOLDERS ........................  135
           LEGAL MATTERS ..................................  137
           EXPERTS ........................................  137
           ADDITIONAL INFORMATION .........................  138
           GLOSSARY .......................................  139
           INDEX TO FINANCIAL STATEMENTS ..................  F-i
           PRIOR PERFORMANCE TABLES .......................  A-1
           DISTRIBUTION REINVESTMENT PROGRAM ..............  B-1
           SUBSCRIPTION AGREEMENT .........................  I-1








     Until October 21, 1996, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver prospectuses when acting as Soliciting Dealers with respect to their unsold allotments or subscriptions.











                                     INLAND
                                  REAL ESTATE
                                  CORPORATION



                               11,375,000 Shares




                               _________________

                                   PROSPECTUS

                                 July 24, 1996

                               _________________





                               Inland Securities
                                  Corporation
                               _________________

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.



       Securities and Exchange Commission Registration Fee $    39,155
       NASD Filing Fee                                          23,655
       Printing and Mailing Expenses                           383,000
       Blue Sky Fees and Expenses (including counsel fees)     125,000
       Legal Fees and Expenses                                 200,000
       Accounting Fees and Expenses                             40,000
       Advertising and Sales Literature                        400,000
       Due Diligence                                           250,000
       Miscellaneous                                           310,690

       Total                                               $ 1,771,500
                                                           ============


ITEM 31.  SALES TO SPECIAL PARTIES.

      Employees and associates of the company and its affiliates will be permitted to purchase shares net of sales commissions. Prior to the time that the minimum number of shares is sold, such persons may be required to pay $10 per share and will receive a return of the commission amount promptly upon the receipt of subscriptions for the minimum number of shares.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.

      On May 12, 1994, Inland Real Estate Advisory Services, Inc. (the "advisor") acquired 100 shares at a price of $10 per share, paid in cash. No sales commission or other consideration was paid in connection with such sale, which was effective without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemption from registration in
Section 4(2) of the Act as a transaction not involving any public offering. On May 25, 1994 the Advisor purchased an additional 19,900 shares at a price of $10 per share, paid in cash. No sales commission or other consideration was paid in connection with such sale, and the sale was made in reliance upon the exemption from registration in Section 4(2) of the Act.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Second Articles of Amendment and Restatement and Bylaws authorize it, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, to indemnify and pay or reimburse reasonable expenses to: any Director, Advisor or Affiliate (each an "Indemnified Party"), provided, that:
(i) the Director, Advisor or Affiliate have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or Affiliate were acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party, except that in the event the Indemnified Party is or was an Independent

Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders. The Company shall not indemnify a Director, the Advisor or Affiliate for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of the Tennessee Securities Division and any other state securities regulatory authority in which securities of the Company were offered and sold as to indemnification for securities law violations.

     The Company may advance amounts to persons entitled to indemnification hereunder for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the indemnified party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the indemnified party receiving such advances undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     The Company shall have the power to purchase and maintain insurance on behalf of an indemnified party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles.

     Neither the amendment nor the adoption of any other provision of the Articles or the Bylaws shall apply to or affect in any respect the applicability of indemnification with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, the Company has been advised that, in the opinion of the Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

     Inapplicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

     (See Exhibit Index)

ITEM 36.  UNDERTAKINGS.

     A. The Registrant undertakes:

        (a) to file any prospectuses required by Section 10(a)(3) of the Act as post-effective amendments to this Registration Statement;

        (b) that for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

        (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (a) include any prospectus required by Section 10(a)(3) of the Act; (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (c) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     C. The Registrant undertakes to send to each Stockholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     D. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

     E. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission.

     F. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 % or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

     G. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 31st day of January, 1997.


                                INLAND REAL ESTATE CORPORATION



                                By:    /s/ Robert D. Parks
                                       ------------------------------
                                Title: President, Chief Executive Officer,
                                       Chief Operating Officer and Chairman of
                                       the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





/s/ Robert D.  Parks                  President, Chief Executive Officer,            January 31, 1997
--------------------                  Chief Operating Officer and
Robert D. Parks                       Chairman of the Board of Directors


/s/ G. Joseph Cosenza                 Director                                       January 31, 1997
---------------------
G. Joseph Cosenza


/s/ Kelly Tucek                       Secretary, Treasurer and Chief                 January 31, 1997
---------------------                 Financial Officer (Principal
Kelly Tucek                           Accounting Officer)


/s/ Douglas R. Finlayso               Director                                       January 31, 1997
-----------------------
Douglas R. Finlayson, M.D.

/s/ Heidi N. Lawton                   Director                                       January 31, 1997
-------------------
Heidi N. Lawton

/s/ Roland W. Burris                  Director                                       January 31, 1997
--------------------
Roland W. Burris



                                EXHIBIT INDEX


(a)(1)    FINANCIAL STATEMENTS INCLUDED IN THE PROSPECTUS:

          INLAND REAL ESTATE CORPORATION

          Balance Sheets at March 31, 1996 and December 31, 1995 (unaudited).


          Statements of Operations for the three months ended March 31, 1996 and 1995 (unaudited).

          Statements of Stockholders' Equity at March 31, 1996 and December 31, 1995.

          Statement of Cash Flows for the three months ended March 31, 1996 and 1995 (unaudited).

          Notes to Financial Statements March 31, 1996 (unaudited).

          Independent Auditors' Report.

          Balance Sheets as of December 31, 1995 and 1994.

          Statement of Operations for the year ended December 31, 1995.

          Statement of Stockholders' Equity for the year ended December 31, 1995 and for the period from May 12, 1994 (formation of the Company) to December 31, 1994.

          Statement of Cash Flows for the year ended December 31, 1995 and for the period May 12, 1994 (formation of the Company) to December 31, 1994.

          Notes to Financial Statements for the year ended December 31, 1995 and for the period from May 12, 1994 (formation of the Company) to December 31, 1994.

          Walgreens/Decatur Property Historical Summary of Gross Income and Direct Operating Expenses for the six-month period ended December 31, 1994 (unaudited).

          Independent Auditor's Report.

          Walgreens/Decatur Property Historical Summaries of Gross Income and Direct Operating Expenses. Years ended June 30, 1994, 1993 and 1992.

          Walgreens/Decatur Property Notes to Historical Summaries of Gross Income and Direct Operating Expenses. Years ended June 30, 1994, 1993 and 1992.

          Eagle Crest Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the six-month period ended December 31, 1994 (unaudited).

          Independent Auditor's Report.

           Eagle Crest Shopping Center Historical Summaries of Gross
           Income and Direct Operating Expenses for the years ended June 30, 1994, 1993 and 1992.

           Eagle Crest Shopping Center Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the years ended June 30, 1994, 1993 and 1992.

           Report of Independent Public Accountants.

           Nantucket Square Shopping Center Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1994.

           Nantucket Square Shopping Center Notes to the Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1994.

           Nantucket Square Shopping Center Statement of Gross Income and Direct Operating Expenses for the seven-month period ended July 31, 1995.

           Report of Independent Public Accountants.

           Mundelein Plaza Statement of Gross Income and Direct Operating Expenses for the Year Ended December 31, 1995.

           Mundelein Plaza Notes to the Statement of Income and Direct Operating Expenses for the year ended December 31, 1995.

           Independent Auditors' Report.

           Regency Point Shopping Center Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1995.

           Regency Point Shopping Center Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1995.

           Report of Independent Public Accountants.

           Prospect Heights Plaza Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995.

           Prospect Heights Plaza Notes to the Statement of Income and Direct Operating Expenses for the year ended December 31, 1995.

           Report of Independent Public Accountants.

           Montgomery-Sears Shopping Center Statement of Gross Income and Direct Operating Expenses for the year ended December 31, 1995.

           Montgomery-Sears Shopping Center Notes to the Statement of Income and Direct Operating Expenses for the year ended December 31, 1995.

           Inland Monthly Income Fund III Pro Forma Balance Sheet at December 31, 1995 (unaudited).

           Inland Monthly Income Fund III Notes to Pro Forma Balance Sheet at December 31, 1995 (unaudited).

           Inland Monthly Income Fund III Pro Forma Statement of Operations for the year ended December 31, 1995 (unaudited).

           Inland Monthly Income Fund III Notes to Pro Forma Statement of Operations of the Company for the year ended December 31, 1995 (unaudited).

           Inland Monthly Income Fund III Pro Forma Balance Sheet at March 31, 1996 (unaudited).

           Inland Monthly Income Fund III Notes to Pro Forma Balance Sheet at March 31, 1996 (unaudited).

           Inland Monthly Income Fund III Pro Forma Statement of Operations for the three months ended March 31, 1996 (unaudited).

           Inland Monthly Income Fund III Notes to Pro Forma Statement of Operations for the three months ended March 31, 1996 (unaudited).

(a) (2) FINANCIAL STATEMENTS INCLUDED IN THE REGISTRATION STATEMENT AS PART OF SUPPLEMENT NUMBER 10.

           (See exhibit index to Supplement No. 10)

(b)        EXHIBITS

           1.1 Dealer Manager Agreement, dated July 16, 1996, by and between Inland Real Estate Corporation and Inland Securities Corporation(2)

           1.1(a) Amendment No. 1 to the Dealer Manager Agreement dated October
                  15, 1996(3)

           1.2 Form of Soliciting Dealers Agreement between Inland Securities Corporation and Soliciting Dealers(2)

           1.2(a) Form of Amendment No. 1 to the Soliciting Dealers Agreement(3)

           1.3    Form of Warrant Purchase Agreement(2)

           3.1    Inland Monthly Income Fund III, Inc. Second
                  Articles of Amendment and Restatement(1)

           3.2      Amended and Restated Bylaws of Inland Real Estate
                    Corporation(2)

           3.3      Articles of Amendment of Inland Monthly Income Fund III,
                    Inc.(2)

           4.1      Specimen Stock Certificate(2)

           5 Opinion of Shapiro and Olander as to the legality of the securities being registered(2)

           8 Opinion of Shefsky Froelich & Devine Ltd. as to tax matters(2)

           10.1 Escrow Agreement between Inland Monthly Income Fund III, Inc. and LaSalle National Bank, N.A.2

           10.2 Advisory Agreement between Inland Monthly Income Fund III and Inland Real Estate Advisory Services dated October 14, 1994.(1)

           10.2(a) Amendment No. 1 to the Advisory Agreement dated October 13, 1995(3)

           10.2(b) Amendment No. 2 to the Advisory Agreement dated October 13, 1996(3)

           10.3 Form of Management Agreement between the Company and Inland Commercial Property Management, Inc.(2)

           10.4     Amended and Restated Independent Director Stock Option
                    Plan(1)

           10.5 Real Estate Purchase and Sale Agreement by and between Salem Square, Ltd. and American National Bank and Trust Company of Chicago, as trustee dated July 11, 1996(3)

           10.6 Agreement of Purchase and Sale by and between LaSalle National Trust, N.A., as trustee and Endowment and Foundation Realty Partnership -- JMB I and Inland Monthly Income Fund III, Inc. dated July 18, 1996(3)

           10.7 Agreement to Purchase by and between JMB/Spring Hill Associates and Inland Real Estate Corporation dated October 14, 1996(4)

           10.8 Agreement of Sale by and between Lansing Square RPF II Limited Partnership and Inland Real Estate Corporation dated December 19, 1996

           10.9 Agreement of Purchase and Sale by and between KBS Retail Limited Partnership and Inland Real Estate Corporation dated December 20, 1996(5)

           10.10 Letter Agreement between Aurora Commons Limited Partnership and Northpoint Two Limited Partnership, as seller, and Inland Real Estate Corporation, dated November 7, 1996, as amended November 15, 1996, December 16, 1996, December 20, 1996 and January 10, 1997.

           23.1     Consent of KPMG Peat Marwick LLP dated January 31, 1997

           23.2     Consent of Arthur Anderson, LLP dated October 1, 1996(3)

           23.3     Consent of Bruce Gorlick, CPA, Ltd. dated January 31, 1997

           23.4     Consent of Warady & Davis, dated January 31, 1997

           23.5     Consent of Shefsky Froelich & Devine Ltd. dated July 17,
                    1996(2)

           23.6     Consent of Shapiro and Olander1 (filed as part of Exhibit 5)

           24 Power of Attorney(1) (included on signature page of Registration Statement)

           27       Financial Data Schedule(1)

           99.1 Consent of Douglas R. Finlayson, M.D. to be named as an Independent Director(1)

           99.2 Consent of Heidi N. Lawton to be named as an Independent Director(1)


---------------
(1)  Previously filed by Registrant on June 20, 1996
(2)  Previously filed by Registrant on July 18, 1996
(3)  Previously filed by Registrant on November 1, 1996
(4) Previously filed by Registrant as Exhibit 10.1 to Current Report on Form 8-K dated November 13, 1996 as filed on November 27, 1996
(5) Previously filed by Registrant as Exhibit 10.1 to Current Report on Form 8-K dated January 9, 1997 as filed on January 24, 1997